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As filed with the Securities and Exchange Commission on October 10, 2003

Registration No. 333-108592

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFORMATION RESOURCES, INC. LITIGATION
CONTINGENT PAYMENT RIGHTS TRUST
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6733 (Primary Standard Industrial Classification Code Number)	20-0271216 (I.R.S. Employer Identification No.)

Information Resources, Inc. Litigation
Contingent Payment Rights Trust
c/o Information Resources, Inc.
150 North Clinton Street
Chicago, Illinois 60661
Telephone: (312) 726-1221
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Monica M. Weed
Executive Vice President and General Counsel
Information Resources, Inc.
150 North Clinton Street
Chicago, Illinois 60661
Telephone: (312) 726-1221
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jeffrey D. Berman John D. Amorosi Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000	Terrence R. Brady Leland E. Hutchinson Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Telephone: (312) 558-5600

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee(3)

Contingent Value Rights Certificate	31,020,939	N/A	$119,430,616	N/A

(1)
This registration statement relates to contingent value rights certificates of the registrant that are to be issued to holders of shares of common stock, par value $0.01 per share, of Information Resources, Inc., pursuant to the offer by Gingko Acquisition Corp. to purchase all outstanding shares of Information Resources, Inc. common stock (and associated preferred share purchase rights) for $3.30 net per share in cash, plus one contingent value rights certificate per share, and in the subsequent second-step merger of Gingko Acquisition Corp. with and into Information Resources, Inc., pursuant to the Agreement and Plan of Merger dated as of September 7, 2003, by and among Information Resources, Inc., Gingko Corporation and Gingko Acquisition Corp.
(2)
The number of contingent value rights certificates to be registered pursuant to this registration statement is equal to the number (30,280,639) of shares of Information Resources common stock presently outstanding, plus the number (740,300) of shares issuable in respect of options having an exercise price below $3.30 per share.
(3)
Previously paid in connection with the initial filing of this registration statement on September 8, 2003. Pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, the registration fee in the amount of $9,662 was calculated based on the average of the high and low sales prices of Information Resources common stock, as reported by the NASDAQ National Market on August 29, 2003 ($3.85), and computed based on the number shares of Information Resources common stock outstanding on a fully diluted basis as of September 4, 2003.

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        We are filing this registration statement on Form S-4 in order to register the issuance of contingent value rights certificates of Information Resources, Inc. Litigation Contingent Payment Rights Trust, a Delaware statutory trust. In this document, we refer to contingent value rights certificates being registered under this document as "rights certificates". We are distributing the rights certificates to holders of common stock of Information Resources, Inc. who tender their shares in the offer by Gingko Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Gingko Corporation, as well as those stockholders of Information Resources, Inc. who will receive rights certificates pursuant to the second-step merger described below. Gingko Corporation is a corporation formed by Symphony Technology II-A, L.P., a Delaware limited partnership, Symphony Technology II GP, LLC, a Delaware limited liability company, Romesh Wadhwani and affiliates of Tennenbaum & Co., LLC, a Delaware limited liability company. Gingko Acquisition Corp. is offering to purchase all outstanding shares of common stock, par value $0.01 per share (and associated preferred share purchase rights), of Information Resources, Inc., for $3.30 net per share in cash, without interest, plus one rights certificate per share. It is making this offer upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal of Gingko Acquisition Corp., as well as pursuant to the Agreement and Plan of Merger dated as of September 7, 2003 by and among Information Resources, Inc., Gingko Corporation and Gingko Acquisition Corp. Additionally, if the tender offer is successfully completed, Gingko Acquisition Corp. will thereafter merge with and into Information Resources, Inc. upon the terms and subject to the conditions of the Agreement and Plan of Merger. In that merger, the remaining Information Resources, Inc. stockholders (other than Gingko Corporation and its subsidiaries and those stockholders who properly perfect their appraisal rights under Delaware law) will also receive $3.30 net per share in cash, without interest, plus one rights certificate per share (the issuance of which certificates is also being registered under this document). In connection with the tender offer described above, Gingko Acquisition Corp., Gingko Corporation, the registrant and other persons have filed a tender offer statement on Schedule TO under the Securities Exchange Act of 1934, as amended. The tender offer statement includes the offer to purchase, the related letter of transmittal and other documents relating to the tender offer, as well as this document as an exhibit.

The information in this prospectus may change. The tender offer may not be completed and we may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

PRELIMINARY COPY—SUBJECT TO COMPLETION—DATED OCTOBER 10, 2003

PROSPECTUS OF
INFORMATION RESOURCES, INC. LITIGATION
CONTINGENT PAYMENT RIGHTS TRUST

CONTINGENT VALUE RIGHTS CERTIFICATES

        Information Resources, Inc. Litigation Contingent Payment Rights Trust is a statutory trust created under Delaware law. The trust will issue contingent value rights certificates, which are referred to in this prospectus as "rights certificates", in connection with the offer by Gingko Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Gingko Corporation, a corporation formed by Symphony Technology II-A, L.P., a Delaware limited partnership, Symphony Technology II GP, LLC, a Delaware limited liability company, Romesh Wadhwani and affiliates of Tennenbaum & Co., LLC, a Delaware limited liability company, to purchase all outstanding shares of common stock, par value $0.01 per share (and associated preferred share purchase rights), of Information Resources, Inc., for $3.30 net per share in cash, without interest, plus one rights certificate per share, upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal of Gingko Acquisition Corp. and pursuant to the Agreement and Plan of Merger, dated as of September 7, 2003, by and among Information Resources, Inc., Gingko Corporation and Gingko Acquisition Corp. If the tender offer is successful, the trust expects to issue additional rights certificates in connection with a subsequent second-step merger of Gingko Acquisition Corp. with and into Information Resources, Inc., upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger. The rights certificates will represent undivided beneficial interests in the assets of the trust and will entitle the holders of the rights certificates to receive, in the aggregate, an amount equal to:

  •
  60% of any proceeds received by Information Resources, Inc. in respect of its antitrust litigation against The Dun & Bradstreet Corp., A.C. Nielsen Co. and IMS International, Inc. (whether by settlement, judgment or otherwise), to the extent such proceeds are equal to or less than $200 million, subject to adjustments for certain items, including certain taxes and expenses, and

  •
  75% of any such proceeds in excess of $200 million, subject to adjustments for certain items, including certain taxes and expenses.

        This prospectus constitutes a prospectus of the trust in respect of the rights certificates to be issued by the trust. As of September 4, 2003, according to Information Resources, Inc., there were 30,280,639 shares of Information Resources, Inc. common stock outstanding, and an additional 740,330 shares issuable in respect of options having an exercise price below $3.30 per share. Accordingly, an aggregate of up to approximately 31,020,939 rights certificates will be issuable by the trust in connection with the tender offer by Gingko Acquisition Corp. and the subsequent second-step merger of Gingko Acquisition Corp. with and into Information Resources, Inc.

        Approval of the rights certificates for quotation on the NASDAQ National Market (or a comparable national securities exchange) is a condition to completion of Gingko Acquisition Corp.'s offer. It was recently learned from NASDAQ officials that the rights certificates will not qualify for listing on the NASDAQ National Market. It is unlikely that the rights certificates will be able to qualify for listing on a national securities exchange that is comparable to NASDAQ. Information Resources, Inc.'s financial advisor, William Blair & Company, L.L.C., has applied for quotation of the rights certificates on the OTC Bulletin Board in its capacity as an authorized OTC Bulletin Board market maker, and that application for quotation is currently pending before the OTC Bulletin Board. Gingko Acquisition Corp. has informed representatives of the trust that it is prepared to consummate the tender offer if the OTC Bulletin Board approves the application for quotation. It is possible that any such quotation on the OTC Bulletin Board will not occur, whether because the rights certificates will not satisfy the requirements for inclusion on the OTC Bulletin Board or otherwise.

        THE RIGHTS CERTIFICATES REPRESENT ONLY A BENEFICIAL INTEREST IN THE ASSETS OF THE TRUST. THE RIGHTS CERTIFICATES ARE HIGHLY SPECULATIVE SECURITIES THAT INVOLVE A SIGNIFICANT DEGREE OF RISK AND MAY NOT BE AN APPROPRIATE INVESTMENT FOR THE AVERAGE INVESTOR. SEE "RISK FACTORS" ON PAGES 10 THROUGH 13 FOR FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE RIGHTS CERTIFICATES.

        THE RIGHTS CERTIFICATES THAT THE TRUST IS OFFERING UNDER THIS PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

REFERENCES TO ADDITIONAL INFORMATION

        This prospectus incorporates important information about Information Resources, Inc. that is not included in or delivered with this prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents related to the registrant that are incorporated by reference in this prospectus, without charge, by requesting them in writing or by telephone from Information Resources, Inc. on behalf of the registrant:

Information Resources, Inc.
Attention: Investor Relations
150 North Clinton Street
Chicago, Illinois 60661
Telephone: (312) 726-1221

        IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY OCTOBER 22, 2003 IN ORDER TO RECEIVE THEM BEFORE THE EXPIRATION OF THE TENDER OFFER BY GINGKO ACQUISITION CORP. See "Where You Can Find Additional Information" on page 92.

i

The Government Investigations	16
U.S. Legal Proceedings	16
Damages/Fees	17
Counsel to Information Resources	18
THE CONTINGENT VALUE RIGHTS AGREEMENT	19
General	19
Management of the Antitrust Litigation	19
Approval of Payment Amounts	20
Approval of Payment Amount Regarding Settlement Decision	21
Termination of the Agreement upon Final Payment	21
Compensation and Expenses of Rights Agents	21
Liability and Indemnification of Rights Agents	21
Removal and Appointment of Rights Agents	22
Payments to the Trust	22
Payment Calculation	22
Funding of Claims Expenses	25
Restrictions on Activities; Merger	26
Security Interests; Intercreditor Agreement; Other Assignments	27
Liability Insurance	28
Liability of Gingko Corporation, Gingko Acquisition Corp. and Information Resources	28
Amendments	28
DESCRIPTION OF THE RIGHTS CERTIFICATES	29
General	29
Resales of Rights Certificates	29
Tradability	29
Payment Procedures for Rights Certificates	30
Appointment of Litigation Trustees	30
Expenses of the Trust	30
Issuance of Additional Certificates; Issuance of Debt	31
Indemnification and Related Obligations; Liability	31
Liability of Certificate Holders and Trustees	31
Exculpation	32
Limitations on the Rights of Rights Certificate Holders	32
Consolidation, Merger or Replacement of Trust	33
Dissolution of the Trust	34
THE OFFER	35
Terms of the Offer	35
Acceptance for Payment and Payment	37
Procedure for Tendering Shares	38
Withdrawal Rights	40
Price Range of Shares; Dividends	41
Possible Effects of the Offer on the Market for the Shares; Stock Quotation; Registration under the Securities Exchange Act; Margin Regulation	42
Certain Information Concerning Information Resources	44
Certain Information Concerning Gingko Acquisition Corp. and Gingko Corporation	46
Source and Amount of Funds	49
Background of the Offer	51
Purpose of the Offer; Plans for Information Resources; Stockholder Approval; Appraisal Rights; The Merger Agreement	59
Conditions to the Offer	78

Certain Legal Matters; Regulatory Approvals	79
Fees and Expenses	81
Miscellaneous	81
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	82
Characterization of the Receipt of the Rights Certificates	82
Characterization of the Rights Certificates and the Trust	82
Characterization of the Commitment; Section 483	83
Sale of Rights Certificates	83
Receipt of Payments on the Commitment	84
Lack of a Cash Recovery	84
Other Characterizations	84
Funding of Additional Expenses	84
Backup Withholding and Information Reporting	85
INTERESTS OF CERTAIN PERSONS IN THE TENDER OFFER AND THE MERGER	86
Certain Agreements with Information Resources Officers	86
Treatment of Stock Options and Restricted Stock under the Merger Agreement	91
Indemnification Obligations under the Merger Agreement	91
WHERE YOU CAN FIND ADDITIONAL INFORMATION	92
VALIDITY OF THE RIGHTS CERTIFICATES	93
EXPERTS	93
ANNEXES
Annex A Form of Amended and Restated Declaration of Trust
Annex B Form of Contingent Value Rights Agreement
Annex C Directors and Executive Officers

SUMMARY

        THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THE SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER. YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS AND THE OTHER DOCUMENTS REFERRED TO AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS TO FULLY UNDERSTAND THE RIGHTS CERTIFICATES, THE TRUST AND THE OTHER MATTERS ADDRESSED IN THIS PROSPECTUS.

Formation of the Trust (See page 14)

        Information Resources, Inc. Litigation Contingent Payment Rights Trust is a statutory trust created under Delaware law pursuant to an initial declaration of trust and the filing of a certificate of trust with the Delaware Secretary of State on August 27, 2003. The trust was formed for the sole purpose of:

  •
  issuing the rights certificates;

  •
  holding and enforcing the contingent value rights agreement described below;

  •
  making payments to rights certificate holders in respect of proceeds, if any, of the antitrust litigation (as described below under "Description of the Rights Certificates—Payment Procedures for Rights Certificates");

  •
  incurring debt or issuing additional rights certificates, when permitted (as described under "Description of the Rights Certificates—Issuance of Additional Certificates; Incurrence of Debt"); and

  •
  taking actions that are reasonably necessary and incidental to the foregoing.

        An amended and restated declaration of trust, referred to in this prospectus as the "declaration of trust", substantially in the form attached as Annex A to this prospectus, will govern the terms and conditions of the rights certificates and the administration of the trust. The address of the principal executive office of the trust is c/o Information Resources, Inc., 150 North Clinton Street, Chicago, Illinois 60661 and the telephone number of such office is (312) 726-1221.

The Contingent Value Rights Agreement (See page 19)

        Prior to the issuance of the rights certificates, the trust will enter into a contingent value rights agreement with Gingko Corporation, Gingko Acquisition Corporation, Information Resources, Inc. and the rights agents to be named in that agreement. The agreement, which will be substantially in the form attached as Annex B to this prospectus, will govern the conduct of the antitrust litigation, as well as the obligation of Gingko Corporation to make cash payments to the trust in respect of proceeds received from the antitrust litigation.

        By virtue of the contingent value rights agreement, the trust will be entitled to be paid by Gingko Corporation an amount equal to 60% of any proceeds received by Information Resources in respect of the antitrust litigation (whether by settlement, judgment or otherwise), to the extent such proceeds are equal to or less than $200 million, and 75% of any such proceeds in excess of $200 million, in each case subject to adjustments for certain items, including for taxes that Information Resources will be required to pay on the recovery (assumed to be at a rate of 34%) and any contingency-based fees payable to outside counsel in connection with the litigation. The remaining 40% of any such proceeds, to the extent such proceeds are equal to or less than $200 million, and 25% of any such proceeds in excess of $200 million (again, in each case, subject to certain adjustments) will be retained and remain the property of Information Resources and its then-current owners.

The Rights Certificates (See page 29)

        The rights certificates that are the subject of this prospectus will represent assignable and transferable undivided beneficial interests in the assets of the trust, which consist primarily of the trust's rights under the contingent value rights agreement. Each rights certificate will entitle its holder to receive a pro rata portion of any amount received by the trust in respect of litigation proceeds under the contingent value rights agreement.

        THE RIGHTS CERTIFICATES ARE HIGHLY SPECULATIVE SECURITIES THAT INVOLVE A SIGNIFICANT DEGREE OF RISK. See "Risk Factors".

The Antitrust Litigation (See page 15)

        On July 29, 1996, Information Resources filed an action, referred to in this prospectus as the "antitrust litigation", against The Dun & Bradstreet Corp., The A.C. Nielsen Company (now owned by VNU, N.V.) and IMS International, Inc. in the United States District Court for the Southern District of New York, entitled Information Resources, Inc. v. The Dun & Bradstreet Corp., et. al. No. 96 CIV. 5716. Information Resources alleged that, among other things, the defendants violated Sections 1 and 2 of the Sherman Act, 15 U.S.C. Sections 1 and 2, by engaging in a series of anti-competitive practices aimed at excluding Information Resources from various export markets for retail tracking services and regaining monopoly power in the United States market for those services. In the action, Information Resources has sought to enjoin the defendants' allegedly anti-competitive practices and to recover damages in excess of $350 million, prior to trebling. The court has set a trial date for the action of September 20, 2004.

Management of the Antitrust Litigation (See page 19)

        A body of rights agents will be appointed to direct the litigation on behalf of Information Resources and the rights certificate holders. Gingko Corporation will name two of the rights agents, and Information Resources (under its current management) will name two of the rights agents. A majority of those four rights agents will then select an independent individual to act as the fifth rights agent. Under the contingent value rights agreement, one or both of the rights agents appointed by Information Resources will oversee the day-to-day workings of the litigation. However, the approval of a majority of the rights agents is required for certain strategic decisions relating to the litigation. Further, a majority of the rights agents (other than the independent rights agent) must approve any settlement of the litigation.

Resales of Rights Certificates (See page 29)

        The rights certificates will be freely transferable by the holders of the rights certificates under the Securities Act of 1933 and under the terms of the declaration of trust, except for the following restrictions:

  •
  holders of rights certificates who may be deemed to be "affiliates" of the trust for purposes of Rule 145 under the Securities Act as of the date of receipt may not sell their rights certificates, except pursuant to an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act;

  •
  none of Gingko Corporation, its successors, or any of their respective subsidiaries or affiliates may, as a result of that transfer, individually or collectively obtain beneficial ownership (as defined by Rule 13d-3 under the Exchange Act of 1934) of 15% or more of the rights certificates then outstanding; and

  •
  no transfer of a rights certificate may be made to any defendant adverse to Information Resources in the antitrust litigation or to any affiliate, associate or agent of that defendant.

No Existing Trading Market for the Rights Certificates (See page 29)

        Approval of the rights certificates for quotation on the NASDAQ National Market (or a comparable national securities exchange) is a condition to completion of the offer. There is no current market for the rights certificates. It was recently learned from NASDAQ officials that the rights certificates will not qualify for quotation on the NASDAQ National Market due to the trust's failure to satisfy Rule 4420(f) of NASDAQ's issuer quotation requirements requiring a prospective issuer, among other things, (A) to be listed on the NASDAQ National Market or The New York Stock Exchange or be an affiliate of a company listed on the NASDAQ National Market or The New York Stock Exchange and (B) to have assets in excess of $200 million and stockholders' equity of at least $10 million or assets in excess of $100 million and stockholders' equity of at least $20 million. As a result of these developments and due to such listing requirements, it is believed that the rights certificates are unlikely to qualify for quotation on a national securities exchange that is comparable to NASDAQ. After learning this information from NASDAQ, officials of the OTC Bulletin Board were promptly telephoned to explore the possibility of the trust applying to quote the rights certificates on the OTC Bulletin Board. Information Resources' financial advisor, William Blair & Company, L.L.C., thereafter applied for quotation of the rights certificates on the OTC Bulletin Board in its capacity as an authorized OTC Bulletin Board market maker, and the application for quotation is currently pending before the OTC Bulletin Board. Gingko Acquisition Corp. has informed representatives of the trust that it is prepared to consummate the tender offer if the OTC Bulletin Board approves the application for quotation.

        It is possible that any such quotation on the OTC Bulletin Board will not occur, whether because the rights certificates will not satisfy the requirements for inclusion on the OTC Bulletin Board or otherwise. If the rights certificates cannot be quoted or listed on any acceptable trading system and the offer is nevertheless consummated, there would likely be only minimal or no trading channels for the rights certificates. This would result in severely reduced liquidity for investors in the rights certificates after completion of the offer. Even if the rights certificates are so quoted or listed and the offer is thereafter completed, it is possible that an active market will not develop or be sustained. Alternative markets such as the OTC Bulletin Board are generally considered to be less efficient than, and not as broad as, the NASDAQ National Market. Further, the price at which the rights certificates would trade at any time after completion of the offer could be subject to rapid and substantial change, depending upon, among other things, developments in the antitrust litigation.

Expenses of the Litigation (See page 25)

        As part of the overall transaction, upon consummation of the tender offer described below, Gingko Corporation has agreed to contribute $10 million to an escrow account to fund the prosecution of the antitrust litigation and to pay related expenses. Gingko Corporation may withhold $5 million from the escrow account by providing a letter of credit in the amount of $5 million for the benefit of the rights agents appointed to direct and supervise the antitrust litigation. In addition, the declaration of trust will permit the litigation trustees of the trust, upon the instruction of the rights agents appointed by Information Resources (under its current management), to raise funds to pay expenses of the antitrust litigation in excess of $10 million by either causing the trust to incur indebtedness that represents debt of the trust (and not an ownership interest) for U.S. federal income tax purposes or causing the trust to issue additional rights certificates. There can be no assurance that the trust will be able to raise such additional funds or, if the trust is able to raise those funds, that the terms of that financing will be reasonable. If the trust is unsuccessful in raising additional funds, and if the failure to prosecute the antitrust litigation results in the dismissal of Information Resources' claims, there will be no possibility of payment on the rights certificates.

Contingency Fee Arrangements (See page 17)

        Information Resources currently has a partial contingency fee arrangement with one of the law firms representing it in the antitrust litigation. Under that arrangement, Information Resources has agreed that, if it settles the case after the trial commences or obtains a verdict in its favor, Information Resources will pay that firm an amount equal to the greater of (i) 5% of the value of what Information Resources recovers from the defendants as a result of a judgment rendered against or a settlement with them, or (ii) the difference between the actual fees paid by Information Resources to that firm in connection with the litigation and the fees that Information Resources would have incurred had it continued paying that firm for services rendered for the period January 1, 2002 through the trial of the litigation at that firm's standard rates. If the litigation is settled and dismissed before the beginning of a trial on its merits, Information Resources will instead pay that firm $2.5 million as a contingency fee. Separate from the contingency fee arrangement, Information Resources has also agreed to reimburse that law firm for all discounts received by Information Resources on legal fees incurred in connection with the litigation and related matters through (i) the period ending December 31, 2001 if Information Resources settles or obtains a verdict in its favor after the trial commences; or (ii) the date of settlement if a settlement occurs before the trial commences. In addition, Information Resources has agreed to consider providing a success fee to one of the other law firms representing it in the litigation, a law firm which is not currently entitled to contingency fees, in an amount determined by Information Resources if Information Resources determines, in its sole discretion, that a success fee is warranted.

The Tender Offer (See page 35)

        On September 8, 2003, Gingko Acquisition Corp. commenced an offer to purchase all outstanding shares of common stock, par value $0.01 per share, including the associated preferred share purchase rights, of Information Resources for $3.30 net per share in cash plus rights certificate per share, upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal of Gingko Acquisition Corp. and pursuant to the Agreement and Plan of Merger dated as of September 7, 2003 (referred to in this prospectus as the "merger agreement") by and among Information Resources, Gingko Corporation and Gingko Acquisition Corp. In this prospectus, one share of Information Resources common stock and the associated preferred share purchase right are sometimes referred to as a "share."

        In connection with the tender offer, on September 8, 2003 by Gingko Acquisition Corp., Gingko Corporation, Symphony Technology II-A, L.P., Symphony Technology II GP, LLC, Romesh Wadhwani, Tennenbaum & Co., LLC and Information Resources, Inc. Litigation Contingent Payment Rights Trust filed a tender offer statement on Schedule TO under the Securities Exchange Act of 1934 (referred to in this prospectus, together with any amendments, supplements, schedules, annexes and exhibits thereto, as the "Schedule TO").

Gingko Acquisition Corp. (See page 46)

        Gingko Acquisition Corp. is a Delaware corporation formed for the purpose of making the tender offer for all of the common stock of Information Resources. Gingko Acquisition Corp. is a wholly owned subsidiary of Gingko Corporation, a Delaware corporation and a company formed by Symphony Technology II-A, L.P., a Delaware limited partnership, Symphony Technology II GP, LLC, a Delaware limited liability company, Romesh Wadhwani and by affiliates of Tennenbaum & Co., LLC, a Delaware limited liability company. Gingko Acquisition Corp. and Gingko Corporation are both newly formed corporations and have not conducted any business other than incident to its formation, the prior tender offer, the execution and delivery of the merger agreement, the commitment letters described in this prospectus, and the other transactions contemplated by the merger agreement. As discussed above, the trust will issue the rights certificates.

The Prior Tender Offer (See page 58)

        Gingko Acquisition Corp. previously made an offer to purchase all outstanding shares pursuant to the terms and conditions of an offer to purchase dated July 14, 2003 and a related letter of transmittal. Pursuant to the prior offer, Gingko Acquisition Corp. offered to pay $3.30 per share plus one contingent value right per share that was non-transferable. The contingent value rights under the prior offer would not have been transferable nor did Gingko Acquisition Corp. or Gingko Corporation seek to register those contingent value rights under the federal securities laws. On September 8, 2003, Gingko Acquisition Corp. and Gingko Corporation announced the termination of the prior offer and commenced the new offer described in this document. The shares deposited by or on behalf of stockholders with the depositary in connection with the prior offer will be returned promptly without expense to the tendering stockholders. Gingko Acquisition Corp. and Gingko Corporation have cautioned Information Resources stockholders to disregard the documents describing the prior offer, as those documents do not contain a description of the offer described in this document and are not relevant to that offer.

Financial Resources of Gingko Acquisition Corp. and Gingko Corporation (See page 49)

        Gingko Acquisition Corp. and Gingko Corporation will need approximately $114 million to purchase all shares pursuant to the tender offer, to pay $10 million into an escrow account to pay expenses relating to the antitrust litigation and to pay related fees and expenses. It is anticipated that $110 million of the funds Gingko Acquisition Corp. and Gingko Corporation will need to acquire all of the outstanding shares of the Information Resources' common stock (and the $10 million to be paid into an escrow account to fund the continuing prosecution of the antitrust litigation and pay related expenses) will be provided through the sale of Gingko Corporation's common stock for cash to Symphony Technology II-A, L.P. and one or more affiliates of Tennenbaum & Co., LLC and the performance of other obligations by Symphony Technology II-A, L.P. under a commitment letter entered into among Symphony Technology II-A, L.P., Gingko Corporation and Information Resources and a commitment letter entered into among Tennenbaum Capital Partners, LLC, a Delaware limited liability company, the managing member of which is Tennenbaum & Co., LLC, as agent for entities the investments of which it manages, Gingko Corporation and Symphony Technology II-A, L.P., respectively. The latter commitment letter (a) obligates Symphony Technology II-A, L.P. to pay for expenses incurred by Gingko Corporation or Tennenbaum (but not Information Resources which will cover its own expenses) in connection with the offer and related transactions which will satisfy amounts obligated to be paid in excess of $110 million and (b) provides for the recapitalization of Information Resources and Gingko Corporation, including the refinancing of the Company's existing bank credit facility, on or after consummation of the merger, subject to certain terms and conditions.

        In his capacity as a limited partner of Symphony Technology II-A, L.P. and pursuant to a capital call by it, Dr. Romesh Wadhwani will be providing (a) $40 million to Symphony Technology II-A, L.P. and its affiliates in order to enable Symphony Technology II-A, L.P. to satisfy its capital contribution obligations to Gingko Corporation under the commitment letter entered into among Symphony Technology II-A, L.P., Gingko Corporation and Information Resources (subject to satisfaction of the conditions set forth in that commitment letter) and (b) amounts necessary to satisfy its expense reimbursement obligations under the commitment letter entered into among Tennenbaum Capital Partners, LLC, as agent for certain entities whose investments it manages, Gingko Corporation and Symphony Technology II-A, L.P. Dr. Wadhwani is the Chief Executive Officer and Managing Director of Symphony Technology II GP, LLC, the sole general partner of Symphony Technology II-A, L.P. A portion of this equity contribution may be refinanced by Symphony Technology II-A, L.P. at or after the offer or merger through outside sources.

        Gingko Acquisition Corp. and Gingko Corporation do not believe their financial condition is material to an Information Resources stockholders' decision whether to tender in the offer because the offer is not subject to any financing condition, and Gingko Acquisition Corp. and Gingko Corporation are offering to purchase all of Information Resources' issued and outstanding shares.

The Merger Agreement (See page 63)

        The merger agreement provides, among other things, for the terms and conditions of the tender offer and the merger of Gingko Acquisition Corp. into Information Resources, with Information Resources continuing as the surviving company. In connection with the previous offer to purchase all of the outstanding shares of Information Resources common stock (and the associated preferred share purchase rights), Information Resources, Gingko Corporation and Gingko Acquisition Corp. entered into a merger agreement dated June 29, 2003. That agreement has been terminated by the parties pursuant to its terms.

Information Resources Board Recommendation (See page 63)

        The board of directors of Information Resources has unanimously (i) determined that each of the offer, the merger, the merger agreement, the contingent value rights agreement and the declaration of trust described in this document is advisable and in the best interests of Information Resources and its stockholders, and is fair to Information Resources' stockholders, (ii) approved the merger agreement, the contingent value rights agreement and the declaration of trust and the transactions contemplated thereby (including the offer and the proposed merger between Gingko Acquisition Corp. and Information Resources) and (iii) recommended that Information Resources' stockholders tender their shares in the offer and approve and adopt the merger agreement and the merger.

Expiration Date of the Tender Offer (See page 35)

        Information Resources stockholders have until at least 12:00 Midnight, New York City time, on October 29, 2003, to decide whether to tender their shares in the offer. If any stockholder cannot deliver everything required to make a valid tender to LaSalle Bank National Association, the depositary for the offer, before such time, that stockholder may be able to use a guaranteed delivery procedure, which is described under "The Offer-Procedure for Tendering Shares". In addition, if Gingko Acquisition Corp. decides to include one or more subsequent offering periods in the offer as described below, stockholders will have an additional opportunity to tender your shares.

Conditions to the Tender Offer (See page 78)

        The offer is conditioned upon, among other things, there being validly tendered and not withdrawn before the expiration date at least 16,000,000 shares (or approximately 53%) of the shares outstanding of Information Resources common stock, and the Securities and Exchange Commission declaring effective the registration statement in which this prospectus is included. While the lapse or termination of all required waiting periods under applicable foreign antitrust laws and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 are listed as and remain conditions to the offer, the parties have concluded that no filings or waiting periods under those laws are applicable to the offer or the merger.

Extension of the Tender Offer (See page 35)

        Pursuant to the terms of the merger agreement, Gingko Acquisition Corp. and Gingko Corporation have the right to extend the tender offer, without the consent of Information Resources, (i) if, at the then scheduled expiration date of the offer, any condition to the offer has not been satisfied or waived, until all of those conditions are satisfied or waived and (ii) for any period required by the Securities and Exchange Commission.

        In addition, after the expiration of the offer, Gingko Acquisition Corp. and Gingko Corporation may, but are not obligated to, give stockholders who did not tender in the offer another chance to tender for the same consideration in a subsequent offering period lasting an aggregate of between three and 20 business days.

        If Gingko Acquisition Corp. and Gingko Corporation decide to extend the offer or to provide for a subsequent offering period, they will inform LaSalle Bank National Association, the depositary for the tender offer, of that fact and will make a public announcement of the extension or decision to provide a subsequent offering period, no later than 9:00 A.M., New York City time, on the business day after the day on which the offer had previously been scheduled to expire.

Procedure for Tendering Shares (See page 38)

        To tender shares, stockholders must deliver the certificates representing their shares, together with a completed letter of transmittal, to LaSalle Bank National Association, the depositary for the tender offer, not later than the time at which the tender offer is then scheduled to expire. If a stockholder's shares are held in street name by a broker, dealer, bank, trust company or other nominee, that nominee can tender those shares through The Depository Trust Company. If a stockholder cannot deliver everything required to make a valid tender to the depositary before the expiration of the offer, that stockholder may have a limited amount of additional time to tender shares by having a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), guarantee that the missing items will be received by the depositary within three NASDAQ National Market trading days. However, to make a valid tender, the transfer agent must receive the missing items within that three trading day period.

Withdrawal Rights (See page 40)

        Information Resources stockholders can withdraw tendered shares at any time until the offer has expired, and, if Gingko Acquisition Corp. has not by November 6, 2003 agreed to accept such shares for payment, such stockholders can withdraw them at any time after that time until Gingko Acquisition Corp. accepts shares for payment. Stockholders may not, however, withdraw shares tendered during a subsequent offering period if Gingko Acquisition Corp. and Gingko Corporation elect to provide one.

        To withdraw previously tendered shares, stockholders must deliver a written notice of withdrawal, or a facsimile of one, with the required information to LaSalle Bank National Association during any period in which they have the right to withdraw any previously tendered shares.

Payment for Tendered Shares (See page 37)

        Subject to the terms and conditions of the offer, Gingko Acquisition Corp. and Gingko Corporation will pay for all validly tendered and not withdrawn shares of Information Resources common stock promptly after the later of the date of expiration of the offer and the satisfaction or waiver of the conditions to the offer described in "The Offer-Conditions of the Offer" relating to required governmental or regulatory approvals. Gingko Acquisition Corp. and Gingko Corporation have, however, reserved the right, in their sole discretion and subject to applicable law, to delay payment for shares of Information Resources common stock until satisfaction of all conditions to the offer relating to required governmental or regulatory approvals.

        Gingko Acquisition Corp. and Gingko Corporation will pay for shares that are validly tendered and not withdrawn by depositing (or causing the deposit of) rights certificates and cash with LaSalle Bank National Association, which will act as Information Resources stockholders' agent for the purpose of receiving payments from Gingko Acquisition Corp. and Gingko Corporation and transmitting the payment and rights certificates to stockholders in respect of any shares validly tendered that Gingko Acquisition Corp. has accepted for payment. In all cases, issuance of rights certificates and payment of cash for tendered shares of Information Resources common stock will be made only after timely receipt by LaSalle Bank National Association of certificates for those shares (or of a confirmation of a book-entry transfer of those shares as described in "The Offer-Procedure for Tendering Shares"), a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantee (unless the confirmation of book-entry transfer includes an agent's message (see "The Offer-Procedure for Tendering Shares"))) and any other required documents for those shares. If the certificate(s) representing shares of Information Resources common stock to be tendered have been mutilated, lost, stolen or destroyed, stockholders should (1) complete the letter of transmittal and check the appropriate box and (2) contact LaSalle Bank National Association immediately by calling (800) 246-5761. LaSalle Bank National Association will provide that holder with all necessary forms and instructions to replace any such mutilated, lost, stolen or destroyed certificates. The stockholder may be required to give Gingko Acquisition Corp. and Gingko Corporation a bond as indemnity against any claim that may be made against them with respect to the certificate(s) alleged to have been mutilated, lost, stolen or destroyed.

The Merger (See page 59)

        If Gingko Acquisition Corp. and Gingko Corporation consummate the tender offer successfully, Gingko Acquisition Corp. is expected to be merged with and into Information Resources. If that merger (referred to in this prospectus as the "merger") takes place, Gingko Corporation will own all of the shares of Information Resources common stock and all remaining stockholders (other than Gingko Corporation and its subsidiaries (including Gingko Acquisition Corp.) and stockholders properly exercising their appraisal rights) will receive merger consideration equal to the cash price per share, without interest, and one rights certificate per share issued in the offer.

        Under the Delaware General Corporation Law, if Gingko Acquisition Corp. acquires, pursuant to the offer or otherwise, at least 90% of Information Resources' outstanding shares, Gingko Acquisition Corp. will be able to complete the merger without a vote of Information Resources' stockholders. However, if Gingko Acquisition Corp. accepts for payment and pays for less than 90% but at least 16,000,000 shares of Information Resources' outstanding common stock pursuant to the offer (which is a condition to the offer), Gingko Acquisition Corp. will have to obtain the approval of the merger agreement and the merger from Information Resources' stockholders. In that event, Gingko Acquisition Corp. will own a sufficient number of shares to ensure approval and adoption of the merger agreement under Delaware law.

Certain Effects of the Tender Offer and the Merger (See page 42)

        If the merger takes place, Information Resources will no longer be publicly owned. Even if the merger does not take place, if Gingko Acquisition Corp. and Gingko Corporation purchase all of the tendered shares, there may be so few remaining stockholders and publicly held shares that Information Resources common stock will no longer be eligible to be included for quotation on the NASDAQ National Market, there may not be a public trading market for Information Resources common stock, and Information Resources may cease making filings with the Securities and Exchange Commission or otherwise cease being required to comply with the SEC rules relating to publicly held companies. As soon as possible, and in any event immediately following our merger with and into Information Resources, Gingko Acquisition Corp. and Gingko Corporation intend to cause the shares of Information Resources to cease to be quoted on the NASDAQ National Market and cease to be registered under the Securities Exchange Act of 1934.

        Furthermore, Gingko Acquisition Corp.'s purchase of shares of Information Resources in the offer will reduce the number of shares that might otherwise trade publicly and will likely reduce the number of holders of shares, which could adversely affect the liquidity and market value of the remaining shares held by the public. The shares may also cease to be quoted on the NASDAQ National Market. Also, Information Resources may cease making filings with the Securities and Exchange Commission or otherwise cease being required to comply with the SEC's rules relating to publicly held companies. As soon as possible, and in any event immediately following the merger, Gingko Acquisition Corp. and Gingko Corporation intend to cause the shares of Information Resources to cease to be quoted on the NASDAQ National Market and cease to be registered under the Securities Exchange Act of 1934.

Appraisal Rights (See page 63)

        If the merger occurs, and a stockholder has not tendered his or her shares into the offer or voted in favor of (or consented in writing to) the merger, and that stockholder otherwise follows the relevant procedures set forth in the Delaware General Corporation Law, that stockholder will be entitled to receive a judicial determination of the fair value of his or her Information Resources shares and to receive payment of that fair value in cash, together with a fair rate of interest, if any.

Market Value of Shares as of a Recent Date (See page 41)

        On June 27, 2003, the last full trading day before Gingko Acquisition Corp. and Gingko Corporation announced the previous offer, the closing price of Information Resources common stock reported on the NASDAQ National Market was $2.98 per share. Between June 30 and July 11, 2003, the price of a share of Information Resources common stock ranged between a high of $4.05 and a low of $3.61, and on July 11, 2003, the last full trading day before the date of the previous offer to purchase, the closing price of a share of Information Resources common stock was $3.87. Between July 14, 2003 and September 5, 2003, the price of a share of Information Resources common stock ranged between a high of $4.50 and a low of $3.75. On September 5, 2003, the last full trading day before Gingko Acquisition Corp. and Gingko Corporation announced the offer described in this document and the possible subsequent merger, the closing price of Information Resources common stock reported on the NASDAQ National Market was $4.06 per share. You should obtain current market quotations for shares of Information Resources common stock before deciding whether to tender your shares.

        Please note, however, that any such current price will presumably reflect a valuation of the rights certificates to be issued in connection with the offer and the merger. While this price may or may not reflect the actual aggregate value of the rights certificates (and there can be no assurance that the rights certificates will ultimately have any value), stockholders should, when deciding whether to tender their shares into the offer, take into account the fact that the current stock price should in theory include some valuation of the rights certificates because Gingko Acquisition Corp. and Gingko Corporation are offering a cash price plus one rights certificate per share in the offer.

For Additional Information

        For additional information regarding the tender offer, Information Resources stockholders can call MacKenzie Partners, Inc., the information agent for the tender offer, at (800) 322-2885 (toll free).

RISK FACTORS

        INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS REGARDING THE RIGHTS CERTIFICATES.

Payments, if any, to rights certificate holders cannot be assured, as the outcome of the antitrust litigation cannot be predicted with any certainty.

        The value of the rights certificates depends on the outcome of the antitrust litigation. The trust will only make cash payments on the rights certificates if and to the extent that it receives payments in accordance with the contingent value rights agreement in respect of proceeds received by Information Resources, its subsidiaries or their affiliates as a result of the antitrust litigation. There can be no assurance that Information Resources will obtain a judgment or settlement favorable to it as a result of the antitrust litigation. In addition, if there is a recovery, there can be no assurance as to the timing of any such recovery. It could be a lengthy time before any recovery is obtained. If the antitrust litigation does not ultimately result in a judgment or settlement favorable to Information Resources, the rights certificates will be worthless. It is not possible to predict the timing or outcome of the resolution of the antitrust litigation with any certainty.

        None of the trust, Gingko Corporation, Information Resources, or any of their respective affiliates, make any representations as to the amount, if any, of any potential recovery from the antitrust litigation or when, if ever, any recovery may be obtained.

The antitrust litigation will be controlled by rights agents whose interests may not be aligned with those of the rights certificate holders.

        The contingent value rights agreement will provide that a body of five individuals acting as rights agents will direct and supervise the antitrust litigation. Two rights agents will be appointed by Information Resources (under its current management) to represent the interests of the rights certificate holders, two will be appointed by Gingko Corporation, and those four individuals will select a fifth, independent rights agent. In making any decision or determination with respect to the antitrust litigation, the rights agents will be required to maximize the present value to Gingko Corporation and the trust of any potential future litigation proceeds. A decision to settle the litigation requires the approval of a majority of the rights agents appointed by Information Resources and the rights agents appointed by Gingko Corporation. Therefore, the rights agents appointed by Gingko Corporation will have an effective veto over any decision to settle the antitrust litigation.

        The interests of Gingko Corporation in any settlement of the antitrust litigation will not necessarily be aligned with the interests of the rights certificate holders. For example, Gingko Corporation may prefer a settlement that includes, in addition to cash payments, agreements by the defendants to refrain from future unlawful anti-competitive conduct over an alternative settlement that includes no such agreements, even if the alternative settlement offers higher cash payments. On the other hand, the rights certificate holders, who would not derive the same benefit as Gingko Corporation from agreements by the defendants to refrain from future unlawful anti-competitive conduct, presumably would prefer the alternative settlement offering higher cash payments, which would result in correspondingly higher payments on the rights certificates. In those circumstances, however, the rights agents appointed by Gingko Corporation would be able to veto the alternative settlement, and any veto of that settlement alternative would be final and binding on the other rights agents, the trust and the rights certificate holders.

The initial rights agents have not yet been identified and the rights agents may not be satisfactory to recipients of rights certificates.

        Gingko Corporation and Information Resources have not yet identified the individuals that they intend to appoint as rights agents, and are not required to select those individuals until immediately prior to the issuance of rights certificates in the tender offer, when the contingent value rights agreement is executed and delivered. The independent rights agent will be selected within 15 days following the execution of the contingent value rights agreement. As such, Information Resources stockholders will not have the opportunity to review the qualifications of the rights agents prior to making the decision to tender their shares of Information Resources common stock in the tender offer.

        The trust expects Information Resources will select individuals who have prior knowledge of the facts underlying the antitrust litigation to serve as the rights agents representing the interests of the rights certificate holders. However, it is possible that, once appointed, any such individuals may not be satisfactory to Information Resources stockholders (or, if satisfactory, that any such individuals will not remain rights agents). Additionally, the rights certificate holders will not have the power to remove any rights agent or to select any successor rights agent.

The rights agents may not have adequate funds to prosecute the antitrust litigation.

        As part of the overall transaction, upon consummation of the offer, Gingko Corporation has agreed to contribute $10 million to an escrow account to fund the prosecution of the antitrust litigation and to pay related expenses. Gingko Corporation may withhold $5 million from the escrow account by providing a letter of credit in the amount of $5 million for the benefit of the rights agents. There can be no assurance that the aggregate amount of $10 million provided to fund the prosecution of the antitrust litigation will not be fully expended before the antitrust litigation (and any related appeals) are concluded. None of Information Resources Gingko Corporation, Gingko Acquisition Corp., Symphony Technology II-A, L.P., Symphony Technology II GP, LLC, Romesh Wadhwani, the trust or the entities affiliated with Tennenbaum Capital Partners, LLC is or will be under any obligation to provide additional funds for this purpose.

        In addition, the declaration of trust will permit the litigation trustees of the trust, upon the instruction of the rights agents appointed by Information Resources (under its current management), to raise funds to pay expenses of the antitrust litigation in excess of $10 million by either causing the trust to incur indebtedness that represents debt of the trust (and not an ownership interest) for U.S. federal income tax purposes or causing the trust to issue additional rights certificates. There can be no assurance that the trust will be able to raise such additional funds or, if the trust is able to raise those funds, that the terms of that financing will be reasonable. If the trust is unsuccessful in raising additional funds, and if the failure to prosecute the antitrust litigation results in the dismissal of Information Resources' claims, there will be no possibility of payment on the rights certificates.

Rights certificate holders will have only limited rights.

        The declaration of trust will provide that none of the trustees of the trust, Information Resources or its successors as sponsor of the trust, or certain related parties will have any liability to the trust or to holders of rights certificates, other than for acts or omissions committed with gross negligence or willful misconduct and, in any event, any liability will be limited to actual, proximate, quantifiable damages.

        The declaration of trust will further provide that, with certain exceptions, no rights certificate holder will have the right to enforce, institute or maintain any suit, action or proceeding against the litigation trustees or otherwise under the declaration of trust to enforce or otherwise act in respect of the rights certificates unless such holder has previously given written notice to the litigation trustees of the substance of such dispute, and holders of at least a majority in interest of the issued and outstanding rights certificates have joined in the request for such action.

        The declaration of trust will further provide that the rights certificate holders will have no voting rights (except in connection with certain amendments to the declaration of trust and except for limited rights in connection with the removal of the institutional trustee or the Delaware trustee of the trust) and no rights to dividends, liquidation preferences or other distributions other than their pro rata share of the proceeds of the antitrust litigation paid to the trust pursuant to the contingent value rights agreement. In addition, the trust will have no assets other than the contractual right to receive payment in accordance with the contingent value rights agreement in respect of proceeds received by Information Resources, its subsidiaries and their affiliates, as a result of the antitrust litigation, and any funds raised by the trust in accordance with the declaration of trust.

The rights certificates may be difficult to sell due to the absence of an active trading market for the rights certificates.

        Approval of the rights certificates for quotation on the NASDAQ National Market (or a comparable national securities exchange) is a condition to completion of the offer. There is no current market for the rights certificates. It was recently learned from NASDAQ officials that the rights certificates will not qualify for quotation on the NASDAQ National Market due to the trust's failure to satisfy Rule 4420(f) of NASDAQ's issuer quotation requirements requiring a prospective issuer, among other things, (A) to be listed on the NASDAQ National Market or The New York Stock Exchange or be an affiliate of a company listed on the NASDAQ National Market or The New York Stock Exchange and (B) to have assets in excess of $200 million and stockholders' equity of at least $10 million or assets in excess of $100 million and stockholders' equity of at least $20 million. As a result of these developments and due to such listing requirements, it is believed that the rights certificates are unlikely to qualify for quotation on a national securities exchange that is comparable to NASDAQ. After learning this information from NASDAQ, officials of the OTC Bulletin Board were promptly telephoned to explore the possibility of the trust applying to quote the rights certificates on the OTC Bulletin Board. Information Resources' financial advisor, William Blair & Company, L.L.C., thereafter applied for quotation of the rights certificates on the OTC Bulletin Board in its capacity as an authorized OTC Bulletin Board market maker, and the application for quotation is currently pending before the OTC Bulletin Board. Gingko Acquisition Corp. has informed representatives of the trust that it is prepared to consummate the tender offer if the OTC Bulletin Board approves the application for quotation.

        It is possible that any such quotation on the OTC Bulletin Board will not occur, whether because the rights certificates will not satisfy the requirements for inclusion on the OTC Bulletin Board or otherwise. If the rights certificates cannot be quoted or listed on any acceptable trading system and the offer is nevertheless consummated, there would likely be only minimal or no trading channels for the rights certificates. This would result in severely reduced liquidity for investors in the rights certificates after completion of the offer. Even if the rights certificates are so quoted or listed and the offer is thereafter completed, it is possible that an active market will not develop or be sustained. Alternative markets such as the OTC Bulletin Board are generally considered to be less efficient than, and not as broad as, the NASDAQ National Market. Further, the price at which the rights certificates would trade at any time after completion of the offer could be subject to rapid and substantial change, depending upon, among other things, developments in the antitrust litigation.

Additional contingency fee arrangements with counsel may reduce amounts available for payment to rights certificate holders.

        With the approval of a majority of the rights agents, Information Resources may enter into additional contingency fee arrangements with its counsel in the antitrust litigation. Any such arrangement may reduce the aggregate amount of proceeds available to the rights holders.

The value of the rights certificates may be reduced if the trust incurs debt or diluted if the trust issues additional rights certificates.

        The declaration of trust will authorize the operating trustees of the trust to raise funds for the payment of trust expenses or, upon the instruction of the rights agents appointed by Information Resources (under its current management), to fund expenses of the antitrust litigation in excess of $10 million, by either causing the trust to incur indebtedness that represents debt of the trust (and not an ownership interest) for U.S. federal income tax purposes or causing the trust to issue additional rights certificates. Any such indebtedness will represent a prior claim on the assets of the trust, including any rights certificate payment amounts received pursuant to the contingent value rights agreement, and may reduce the aggregate amounts available for distribution to rights certificate holders. Any issuance of additional rights certificates will have a dilutive effect on rights certificate holders, reducing the percentage of the total rights certificate payment amount that holders receive with respect to each rights certificate.

The trading value of an investment in rights certificates may fluctuate widely.

        The price of the rights certificates will depend on a number of factors. These factors include, but are not limited to, the nature of court decisions and opinions in the antitrust litigation, speculation about the outcome of the antitrust litigation and the sufficiency of the $10 million provided by Gingko Corporation to fund the prosecution of the litigation. Consequently, there could be wide fluctuations in the price of rights certificates over short periods of time.

        In addition, the nature of an investment in the rights certificates differs from the nature of an investment in an operating company like Information Resources. Some current Information Resources stockholders may therefore determine that investment in the rights certificates does not comport with their investment policies or, in the case of corporate or institutional stockholders, that such investment may be restricted or prohibited by their charters. Such determinations by recipients of rights certificates may result in a quick sale of rights certificates received by those recipients in the tender offer or the merger, causing selling pressure that could adversely affect the price of the rights certificates for some period following completion of the tender offer and the merger.

Limited information regarding developments in the litigation is and will be available.

        The trust will file annual reports on Form 10-K and quarterly reports on Form 10-Q that will include an overview of the status of the antitrust litigation. The trust will also file a report on Form 8-K if there is a material judicial decision in the antitrust litigation, any agreement to settle the antitrust litigation or any material development in the litigation warranting such a filing. The trust's ability to disclose details of the antitrust litigation in this prospectus or in future public filings may be limited, however, by the inherent nature and rules of judicial proceedings, including, among other things, proceedings and filings that are sealed by the court, matters involving attorney-client and work product privileges and proceedings that are conducted on a confidential basis by agreement of the parties, like settlement negotiations.

THE TRUST

        Information Resources, Inc. Litigation Contingent Payment Rights Trust is a statutory trust created under Delaware law pursuant to an initial declaration of trust and the filing of a certificate of trust with the Delaware Secretary of State on August 27, 2003. The trust was formed for the sole purpose of:

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  issuing the rights certificates;

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  holding and enforcing the contingent value rights agreement described below (under "Contingent Value Rights Agreement");

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  making payments to rights certificate holders in respect of proceeds, if any, of the antitrust litigation (as described below under "Description of the Rights Certificates—Payment Procedures for Rights Certificates");

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  incurring debt or issuing additional rights certificates, when permitted (as described under "Description of the Rights Certificates—Issuance of Additional Certificates; Incurrence of Debt"); and

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  taking actions that are reasonably necessary and incidental to the foregoing.

An amended and restated declaration of trust, referred to in this prospectus as the "declaration of trust", substantially in the form attached as Annex A to this prospectus, will govern the terms and conditions of the rights certificates and the administration of the trust.

        The antitrust litigation is a contingent asset of Information Resources and thus will become a contingent asset of Gingko Corporation, as parent company of Information Resources, following completion of the tender offer and the merger. The primary asset of the trust will be its contractual right, under the contingent value rights agreement, to receive payments from Gingko Corporation in respect of proceeds from the antitrust litigation, as described below under "The Contingent Value Rights Agreement".

        Prior to the completion of the tender offer, the trust will be operated under the direction of Information Resources, as sponsor and, thereafter, the trust will be operated under the direction of two litigation trustees and one institutional trustee, in accordance with the terms of the declaration of trust. As required by Delaware law, there will also be a Delaware trustee. As used in this prospectus, the term "sponsor" refers to Information Resources and its successors in their respective capacities as sponsor of the trust. For additional information regarding the administration of the trust, see below under "Description of the Rights Certificates".

        Prior to the issuance of rights certificates in the tender offer, there will be no outstanding equity securities, voting or non-voting, of the trust.

        This prospectus does not include historical financial statements of the trust, as the trust is a newly formed entity that currently has only nominal assets and liabilities. Future filings of the trust under the Securities Exchange Act of 1934 will include financial statements of the trust if, and to the extent, required by applicable law. In addition, the trust will be the indirect beneficiary of an escrow account established to fund expenses of the antitrust litigation (as described under "The Contingent Value Rights Agreement—Funding of Claims Expenses"). The trust expects to include appropriate financial disclosure with respect to the income and losses on amounts deposited in and expenditures made from this escrow account in future Securities Exchange Act filings.

THE ANTITRUST LITIGATION

        The following description of the antitrust litigation has been obtained from publicly available documents filed with the Securities and Exchange Commission by Information Resources. It does not purport to be a full or complete description of the legal or factual issues presented, the court opinions rendered or the relevant law.

General

        On July 29, 1996, Information Resources filed an antitrust lawsuit against The Dun & Bradstreet Corp., A.C. Nielsen and IMS International, Inc. in the United States District Court for the Southern District of New York entitled Information Resources, Inc. v. The Dun & Bradstreet Corp., et al. No. 96 CIV. 5716. In the lawsuit, Information Resources alleges that the defendants violated Sections 1 and 2 of the Sherman Act, 15 U.S.C. Sections 1 and 2, and the common law by engaging in a series of unlawful practices through which Information Resources claims that defendants attempted to regain monopoly power in the U.S. market for retail tracking services and exclude competition from 30 markets outside the U.S., where Nielsen dominated. Through the antitrust litigation, Information Resources seeks to enjoin those practices and to recover damages in excess of $350 million, before trebling. Information Resources demanded a trial by jury, and the case has been assigned to the Honorable Louis L. Stanton.

        It is Information Resources' position that it continues to suffer damages to this day as a result of the defendants' allegedly unlawful practices which it believes were aimed at undermining competition by financially crippling Information Resources.

Defendants' Practices

        Information Resources asserts that, for over 60 years, Nielsen had dominated the markets for retail tracking services, both within and outside the U.S., through its manual, audit-based services. In 1986, Information Resources introduced its retail tracking service known as "InfoScan", the world's first national retail tracking service based on scanner data. Information Resources alleges that, due to the success of the InfoScan service, by 1992 Information Resources had gained a significant share of the U.S. market. At the same time, Information Resources began to undertake efforts to expand and export its services to new geographic markets in Western Europe and Canada, where, Information Resources asserts, Nielsen continued to exercise monopoly power.

        Information Resources claims that, faced with a threat to Nielsen's foreign monopolies and the loss of market share in the U.S., defendants developed and implemented a plan to undermine Information Resources' ability to compete both within the U.S. and abroad. To accomplish this objective, Information Resources alleges that the defendants in the antitrust litigation engaged in the following coordinated anticompetitive practices, among others:

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  unlawfully tying/bundling services in markets in which defendants had monopoly power with services in markets in which Nielsen competed with Information Resources;

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  entering into exclusionary contracts with retailers in several countries in order to deny Information Resources' access to the sales data necessary to provide retail tracking services or to artificially raise the cost of that data;

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  predatory pricing;

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  acquiring foreign market competitors with the intent of impeding Information Resources' efforts at geographic expansion;

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  tortiously interfering with Information Resources' contracts and relationships with clients, joint venture partners and other market research companies;

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  disparaging Information Resources to financial analysts and clients; and

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  denying Information Resources access to the capital markets necessary for it to compete.

The Government Investigations

        When the defendants in the antitrust litigation refused to end these practices, Information Resources alerted antitrust regulatory authorities in Canada, the U.S. and Europe. First, Information Resources complained to the Canadian Director of Investigation and Research concerning exclusive data contracts with retailers and long-term contracts with manufacturers that Nielsen had executed in Canada. Information Resources claimed that those contracts prevented Information Resources' entry into the Canadian market. The Canadian Director of Investigation and Research conducted an investigation and thereafter filed an application on April 5, 1994, against Nielsen's practices before the Canadian Competition Tribunal. On August 30, 1995, the Canadian Competition Tribunal issued an order concluding that Nielsen, the sole supplier of retail tracking services in Canada, had unlawfully excluded Information Resources from the market. The Canadian Competition Tribunal ordered that Nielsen could not enforce any of the provisions of its contracts with retailers or manufacturers that the tribunal has concluded were anticompetitive.

        Information Resources also complained to the United States Department of Justice-Antitrust Division in July 1994 and to the European Commission-Directorate General IV in September 1994, concerning the defendants' bundling practices with multinational manufacturers and allegedly exclusionary data contracts with retailers in Europe. The Department of Justice and the European Commission entered into a cooperation agreement, with the European Commission ultimately taking primary responsibility for the investigation.

        On May 7, 1996, following an 18-month investigation, the European Commission initiated formal proceedings against Nielsen, the dominant provider of retail tracking services in Europe, and adopted a statement of objections. The European Commission found that Nielsen had engaged in abusive practices to exclude Information Resources from European markets for retail tracking services. On November 28, 1996, Nielsen entered into a formal undertaking with the European Commission in which it agreed to abandon all of the abusive practices found by the Commission. Because Nielsen entered into the undertaking, the Department of Justice closed its investigation.

U.S. Legal Proceedings

        On July 27, 1996, Information Resources filed its complaint, which asserts the following claims: Sherman Act Section 1 Violation-Per Se Tying (Count I); Sherman Act Section 1 Violation-Unreasonable Restraints of Trade (Count II); Sherman Act Section 2 Violation-Monopolization of the Export Markets (Count III); Sherman Act Section 2 Violation-Attempt to Monopolize the Export Markets (Count IV); Sherman Act Section 2 Violation-Attempt to Monopolize the United States Market (Count V); Sherman Act Section 2 Violation-Monopoly Leveraging (Count VI); Tortious Interference with Contract (Count VII); Tortious Interference with Prospective Business Relationship (Count VIII).

        During the course of the proceedings, the court has made the following non-discovery related rulings, among others:

  •
  On May 6, 1997, the court denied defendants' motion to dismiss the complaint, with the exception of Information Resources' claim for attempted monopolization of the U.S. market. With leave from the court, Information Resources filed an amended complaint on July 7, 1997, re-pleading this claim. On December 1, 1997, the court denied defendants' motion to dismiss Information Resources' amended claim for attempted monopolization of the U.S. market.

  •
  On December 7, 1998, the court issued a ruling that barred defendants from denying certain findings and conclusions of the Canadian Competition Tribunal. The court also ruled that the European Commission's Statement of Objections set forth factual findings resulting from an investigation made pursuant to authority granted by law and, as a result, would be received in evidence pursuant to Federal Rule of Evidence 803(8)(C).

  •
  On July 12, 2000, the court granted defendants' motion for partial summary judgment and dismissed Information Resources' claims of injury suffered from defendants' activities in foreign markets where Information Resources operates through subsidiaries or companies owned by joint ventures, or relationships with local companies, for lack of standing.

  •
  On February 6, 2001, the court denied Information Resources' motion to substitute its subsidiaries as plaintiffs for those claims dismissed by the court's order of July 12, 2000, on the ground that the court lacked subject matter jurisdiction over the subsidiaries' claims. The court also clarified that its order of July 12, 2000, prohibited Information Resources from suing to recover damages for any weakening of its competitive position in the United States because of reduced revenue from its foreign subsidiaries. The court also clarified that its order of July 12, 2000, did not dismiss Information Resources' claims in markets that Information Resources was prepared to or attempted to enter, but from which it claimed it was excluded. Information Resources alleged that it was completely excluded and never operated a service either directly or through a subsidiary in 22 of the 30 foreign markets identified by Information Resources in its Amended Complaint.

  •
  On April 28, 2003, the court ruled that Information Resources had standing to assert its claims for injury in the U.S. as a result of defendants' foreign conduct that allegedly drained Information Resources of U.S. resources necessary to compete in the domestic market, as set forth in Information Resources' letters to the court dated November 15 and December 19, 2002. The court also denied defendants' motion for summary judgment seeking to dismiss Information Resources' claims of injury in the 22 foreign markets not covered by its previous orders of July 12, 2000, and February 6, 2001.

  •
  On May 21, 2003, the court entered an order setting a trial date of September 20, 2004.

Damages/Fees

        Information Resources currently seeks damages in excess of $350 million for its injury in the U.S. market alone. During the period January 1, 2001 through December 31, 2002, Information Resources' fees and costs in connection with the matter averaged approximately $3.0 million per year. Information Resources currently has a partial contingency fee arrangement with one of the law firms representing it in the antitrust litigation. Under that arrangement, Information Resources has agreed that, if it settles the case after the trial commences or obtains a verdict in its favor, Information Resources will pay that firm an amount equal to the greater of:

  •
  5% of the value of what Information Resources recovers from the defendants as a result of a judgment rendered against or a settlement with them; and

  •
  the difference between the actual fees paid by Information Resources to that firm in connection with the litigation and the fees that Information Resources would have incurred had it continued paying that firm for services rendered for the period January 1, 2002, through the trial of the litigation at that firm's standard rates.

If the antitrust litigation is settled and dismissed before the beginning of a trial on its merits, Information Resources will instead pay that firm $2.5 million as a contingency fee. Separate from the contingency fee arrangement, Information Resources has also agreed to reimburse that law firm for all discounts received by Information Resources on legal fees incurred in connection with the antitrust litigation and related matters through (1) the period ending December 31, 2001, if Information Resources settles or obtains a verdict in its favor after the trial commences; or (2) the date of settlement if a settlement occurs before the trial commences. In addition, Information Resources has agreed to consider providing a success fee to one of the other law firms representing it in the antitrust litigation that is not currently entitled to contingency fees, in an amount determined by Information Resources, if it determines, in its sole discretion, that a success fee is warranted.

        None of the trust, Gingko Corporation, Information Resources, or any of their respective affiliates, make any representations as to the amount of any potential recovery from the antitrust litigation or when, if ever, any recovery may be obtained.

Counsel to Information Resources

        Information Resources is represented in the antitrust litigation by the following law firms: Freeborn & Peters; Boies, Schiller & Flexner LLP; and Fried, Frank, Harris, Schriver & Jacobson.

THE CONTINGENT VALUE RIGHTS AGREEMENT

General

        Prior to the issuance of the rights certificates, the trust will enter into a contingent value rights agreement with Gingko Corporation, Gingko Acquisition Corp., Information Resources and the rights agents to be named in that agreement. In general, the agreement governs the control of the conduct of the antitrust litigation, as well as the obligation of Gingko Corporation to make cash payments to the trust in respect of proceeds received from the antitrust litigation. During the term of this agreement, decisions on litigation strategy and settlement will be delegated to a body of five individuals acting as rights agents. Two rights agents will be named by Information Resources (under its current management), two will be named by Gingko Corporation, and an independent rights agent, who will not participate in any settlement decision (as defined below), will be chosen by a majority of the other four rights agents. The rights agents appointed by Information Resources (and their successors) are referred to in this prospectus as "Information Resources rights agents" and the rights agents appointed by Gingko Corporation (and their successors) are referred to as "Gingko Corporation rights agents". The initial rights agents may be beneficial owners of rights certificates.

        The contingent value rights agreement will be substantially in the form attached as Annex B to this prospectus. You should read the entire text of the form of contingent value rights agreement to fully understand the terms of that agreement.

Management of the Antitrust Litigation

        Under the contingent value rights agreement, five rights agents will have the sole power and duty to direct and supervise all matters involving the antitrust litigation on behalf of Information Resources, Information Resources' subsidiaries, Gingko Corporation and their affiliates. Either one or both of the rights agents appointed by Information Resources (as they decide) will have primary responsibility for the day-to-day direction and supervision of the antitrust litigation. However, the approval of a majority of the rights agents (including the independent rights agent) will be required for any decision that involves any of the following matters, which are referred to in this prospectus as "strategic decisions":

  •
  the appeal of any aspect of the antitrust litigation (whether after a verdict or on a interlocutory basis);

  •
  the addition of any claim or party;

  •
  changing legal counsel or the basis for payment of attorneys' fees;

  •
  any admission of liability with respect to any claim against Information Resources in the antitrust litigation; or,

  •
  any other proposed decision or determination that in the opinion of outside counsel representing Information Resources and its subsidiaries in the antitrust litigation would represent a material change or development in strategy with respect to the litigation and result in a substantial likelihood that the recovery or receipt of any amount of antitrust litigation proceeds (whether pursuant to a court order at trial or upon appeal or pursuant to the terms of any settlement agreement) will be delayed; provided, however, that a strategic decision will not include any action that constitutes (in whole or in part) a settlement decision (as described in the next paragraph).

        The approval of a majority of the rights agents (excluding the independent rights agent) will be required for any decision, among other things, to grant consent to the settlement of any aspect or portion of the antitrust litigation or otherwise to dismiss with prejudice any claim of Information Resources or any of its subsidiaries against any party in the antitrust litigation. However, if there is a vacancy with respect to any rights agent (other than the independent rights agent), the approval of all rights agents (other than the independent rights agent) will be required for any settlement decision.

This prospectus refers to these sorts of decisions as "settlement decisions." The same consent as for a settlement decision will be required for Gingko Corporation, Information Resources, Information Resources subsidiaries or a rights agent to initiate or expand settlement negotiations.

        Except as otherwise expressly provided in the contingent value rights agreement, all decisions of the rights agents, other than settlement decisions, will be taken by majority vote of the rights agents, including the independent rights agent. In making any decision or determination with respect to the antitrust litigation, the contingent value rights agreement provides that the rights agents shall act in good faith with a view to maximizing the present value of any potential future litigation proceeds to Information Resources, Information Resources' subsidiaries and the trust.

Approval of Payment Amounts

        As promptly as practicable, but in no event later than 30 days after each receipt by Information Resources or its subsidiaries or any of their affiliates of any litigation proceeds (other than litigation proceeds received as a result of a settlement decision) or after a determination that no litigation proceeds will be received, Gingko Corporation will deliver to the rights agents a certificate (referred to in this prospectus as a "litigation proceeds certificate") which will include, among other things:

  •
  the amount of any cash proceeds and a detailed description of any non-cash proceeds received;

  •
  the fair market value of any non-cash proceeds received, the methodology used, and calculations made, to determine that fair market value;

  •
  an itemized list of the claims expenses (as defined below) incurred to date;

  •
  an itemized list of expenses incurred by Information Resources (directly or by reimbursement) to permit the trust to comply with securities laws or the rules of the NASDAQ National Market (as described below under "Description of the Rights Certificates—Expenses of the Trust") or in connection with the registration of the rights certificates under the Securities Act of 1933; and

  •
  the calculation of the amount to be paid to the trust with respect to the litigation proceeds received (referred to in this prospectus as the "rights certificate payment amount").

        Within 30 days of delivery of a litigation proceeds certificate, each Information Resources rights agent will give written notice to Gingko Corporation and each of the other rights agents specifying whether he or she agrees with or objects to the litigation proceeds certificate and the rights certificate payment amount. If each Information Resources rights agent agrees, the rights certificate payment amount will be as set forth in the litigation proceeds certificate. If either Information Resources rights agent objects, the contingent value rights agreement provides that such Information Resources rights agent will promptly deliver to Gingko Corporation and to each other rights agent a certificate specifying each objection. If the other Information Resources rights agent does not agree with the first Information Resources rights agent's objections, then the rights certificate payment amount will be the amount set forth in the litigation proceeds certificate. If within ten days of the delivery of an Information Resources rights agent's objections, the other Information Resources rights agent agrees, in whole or in part, with the objections, the contingent value rights agreement states that Gingko Corporation and the rights agents will submit the disputed matters to a mutually agreed upon independent public accounting firm of national standing that has expertise in the valuation of assets and properties. If that accounting firm determines that those disputed matters were correct as reflected in the litigation proceeds certificate, the rights certificate payment amount will be the amount set forth in the litigation proceeds certificate. If, however, the accounting firm determines that any of the disputed matters were incorrect in any respect (whether or not material) as reflected in the litigation proceeds certificate, the independent accounting firm's resulting calculation of the rights certificate payment amount will be binding on all parties to the contingent value rights agreement.

        If the rights certificate payment amount set forth in the accounting firm's determination is greater than that determined by Gingko Corporation, the rights certificate payment amount will be increased by the interest on that difference calculated from the date 45 days after delivery of the litigation proceeds certificate at an interest rate equal to the average rate actually earned on the rights certificate payment amount determined by Gingko Corporation and invested in specified short-term instruments. All costs and expenses billed by the accounting firm in connection with the performance of its duties described in this prospectus will be paid by Gingko Corporation; provided, however, that if Gingko Corporation's determination of the rights certificate payment amount is:

  •
  greater than or equal to 95% of the rights certificate payment amount determined by the accounting firm, then 100% of the costs and expenses billed by the accounting firm will be deducted from the rights certificate payment amount;

  •
  greater than or equal to 85% of the rights certificate payment amount determined by the accounting firm, but less than 95% of the rights certificate payment amount determined by the accounting firm, then 50% of such costs and expenses will be deducted from the rights certificate payment amount; or

  •
  less than 85% of the rights certificate payment amount determined by the independent accounting firm, then Gingko Corporation will not be reimbursed for any portion of the independent accounting firm costs and expenses.

Approval of Payment Amount Regarding Settlement Decision

        In connection with the approval of any settlement decision, a majority of the rights agents (not including the independent rights agent) will determine the matters to be set forth in a litigation proceeds certificate, including the fair market value of any non-cash proceeds, to be received in connection with that settlement decision. As promptly as practicable, but in no event later than 30 days after the settlement, the rights agents will deliver to Gingko Corporation a litigation proceeds certificate, which will be binding on Gingko Corporation and the trust, absent mathematical errors.

Termination of the Agreement upon Final Payment

        On the last date, referred to in this prospectus as the "last rights certificate payment date", on which a rights certificate payment amount is paid to the Trust under the contingent value rights agreement, or the date on which it is determined that no payment of a rights certificate payment amount will be paid under the agreement, the agreement will terminate. The indemnification provisions described below under "—Liability and Indemnification of Rights Agents" will survive termination of the agreement.

Compensation and Expenses of Rights Agents

        The Information Resources rights agents will be paid at least $5,000 on the first day of each month following the completion of the tender offer until the last rights certificate payment date, and the independent rights agent will be paid a fair and reasonable amount of compensation until the last payment date that is agreed to by a majority of the rights agents (other than the independent rights agent). These payments will be payable as claims expenses (see below under —"Founding of Claims Expenses".) Generally, all reasonable expenses and disbursements incurred by the rights agents in connection with the discharge of their duties will also be payable by Gingko Corporation as claims expenses.

Liability and Indemnification of Rights Agents

        The rights agents will not be liable for any acts or omissions except to the extent that the rights agents have engaged in willful misconduct or bad faith. The rights agents will be indemnified and held harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever (including for their own ordinary or gross negligence) that may be imposed on, asserted against or incurred by them under the contingent value rights agreement. The rights agents will not have the right to be indemnified under the agreement for their own willful misconduct or bad faith.

Removal and Appointment of Rights Agents

        The rights agents may resign at any time by giving written notice of resignation to Gingko Corporation, the trust and the other rights agents. Any Gingko Corporation rights agent may be removed by Gingko Corporation at any time and all of the rights agents (other than the independent rights agent) may remove the independent rights agent at any time. An Information Resources rights agent may not be removed by any party. If a Gingko Corporation rights agent resigns, is removed or becomes incapable of acting, Gingko Corporation will promptly appoint a qualified successor rights agent, which may be an officer of Gingko Corporation. If an Information Resources rights agent resigns, is removed, or becomes incapable of acting, the remaining Information Resources rights agent will promptly appoint a qualified successor who is a rights certificate holder. If the independent rights agent resigns, is removed or becomes incapable of acting, his or her successor will be appointed by the unanimous agreement of the remaining rights agents. Additional mechanisms are in place if a successor Information Resources rights agent is not chosen as set forth above.

Payments to the Trust

        If any rights certificate payment amount is determined to be payable in accordance with a litigation proceeds certificate, Gingko Corporation will pay that amount to the trust within two business days after such determination is final. Except in limited cases specified in the contingent value rights agreement, no interest shall accrue on any amounts payable by Gingko Corporation to the trust.

Payment Calculation

        Subject to the required adjustment for the last rights certificate payment date as required by the contingent value rights agreement, the calculation of the rights certificate payment amount (as described below) for any date on which the rights certificate payment amount is made (referred to in this prospectus as a "rights certificate payment date") after the first rights certificate payment date, will be made on a cumulative basis to reflect:

  •
  the receipt of all gross litigation proceeds (as defined below);

  •
  the prior payment of any rights certificate payment amounts;

  •
  assumed tax liabilities (computed by multiplying the amount at issue by an assumed tax rate of 34%) with respect to those litigation proceeds from the date of the contingent value rights agreement to the date of determination of each such subsequent rights certificate payment amount; and

  •
  any payment of fees for services provided by outside counsel in connection with prosecuting the antitrust litigation that are contingent on the success of the litigation, referred to in this prospectus as "contingency-based fees", from the date of the agreement to the date of determination of each such subsequent rights certificate payment amount.

        However, in no event will the trust or the certificate holders be required to refund to Gingko Corporation or any of its affiliates any portion of any rights certificate payment amount previously paid to the trust.

        The trust is entitled to receive the rights certificate payment amount which is calculated using the following methodology:

  •
  First, by calculating the "base preliminary rights certificate payment amount", which equals (x) the "base rights certificate percentage" (generally 60%, and adjusted as described below) times the lesser of $200 million or the amount of gross litigation proceeds (as defined below) actually received by Information Resources and its subsidiaries or their affiliates through the date of the litigation proceeds certificate applicable to such rights certificate payment date minus (y) the base rights certificate percentage times the assumed tax liability with respect the lesser of $200 million or all gross litigation proceeds actually received through the date of the litigation proceeds certificate applicable to that rights certificate payment date minus (z) (I) the base rights certificate percentage times (II) one minus the assumed tax rate times (III) the amount of contingency-based fees that are calculated on the basis of the portion of gross litigation proceeds that are less than or equal to $200 million. However, the base preliminary rights certificate payment amount for the last rights certificate payment date will be increased by the amount by which the claims expenses (as defined below) are less than $10 million, and will be further adjusted in respect of credit support costs as described below under "—Funding of Claims Expenses".

  •
  Second, by calculating the "excess preliminary rights certificate payment amount", which equals (x) the product of the "excess rights certificate percentage" (generally 75%, and adjusted as described below) times the amount by which the gross litigation proceeds actually received by Information Resources and its subsidiaries or their affiliates through the date of the litigation proceeds certificate applicable to such rights certificate payment date exceeds $200 million, minus (y) (1) the excess rights certificate percentage times the assumed tax liability with respect to the gross litigation proceeds in excess of $200 million actually received through the date of the litigation proceeds certificate, minus (z) (I) the excess rights certificate percentage times (II) one minus the assumed tax rate times (III) the amount of contingency-based fees that are calculated on the basis of the gross litigation proceeds that are in excess of $200 million.

  •
  Third, by calculating the "rights certificate payment amount" which equals the sum of (x) the base preliminary rights certificate payment amount plus (y) the excess preliminary rights certificate payment amount; provided that the rights certificate payment amount will be adjusted as described in the next paragraph.

        The rights certificate payment amount for any rights certificate payment date will be reduced by the product of (A) one minus the assumed tax rate times (B) the sum of:

  •
  the aggregate amount of expenses as of the rights certificate payment date (and not previously included in the computation of a rights certificate payment amount) that Information Resources has incurred (directly or by reimbursement) to permit the trust to comply with securities laws or the rules of the NASDAQ National Market (as described below under "Description of the Rights Certificates—Expenses of the Trust") or in connection with the registration of the rights certificates under the Securities Act of 1933 (referred to in this prospectus as the "securities law compliance expenses"); plus

  •
  the aggregate amount of expenses as of the rights certificate payment date (and not previously included in the computation of a rights certificate payment amount) incurred pursuant to Information Resources' obligation (as described below under "—Liability Insurance") to obtain liability insurance for the benefit of the rights agents and to cover the trust's indemnification obligations, or in order to obtain and maintain directors' and officers' insurance for Gingko Corporation, Information Resources and their subsidiaries (including to obtain or maintain such insurance between the completion of the tender offer and the effective time of the merger), but in each case only the aggregate amount in excess of the aggregate amount that would have been paid if the rights certificates were non-transferable contractual rights rather than publicly traded, registered securities (which amounts shall be determined by decision of a majority of the rights agents or, if there are fewer than five rights agents, by unanimous approval of the rights agents) (referred to in this prospectus as the "incremental liability insurance expenses").

        If the amount by which the rights certificate payment amount is to be so reduced exceeds the rights certificate payment amount otherwise payable on the relevant rights certificate payment date, then no payment will be made to the trust for that rights certificate payment date and the amount of the excess reduction will be carried over to reduce future rights certificate payment amounts (but not below zero) until the entire reduction amount has been applied.

        If any Information Resources stockholders exercise their appraisal rights under Delaware law with respect to the merger, each of the base rights certificate percentage and the excess rights certificate percentage will be reduced by multiplying such figure by one minus the percentage of shares of Information Resources common stock for which appraisal rights were properly exercised. If Gingko Acquisition Corp. and Information Resources fail to complete the merger following the successful completion of the tender offer, each of the base rights certificate percentage and the excess rights certificate percentage will be reduced by multiplying such figure by the percentage of shares of Information Resources common stock that were purchased in the offer. Gingko Corporation, Gingko Acquisition Corp. and Information Resources expect that the merger will be completed (unless that transaction were to be deemed illegal for any reason) if the tender offer is successfully completed.

        For purposes of the foregoing, the term "gross litigation proceeds" means the sum of (x) any and all cash proceeds recovered or received by Information Resources, its subsidiaries or their affiliates as a result of the litigation (including compensation, damages, penalties and other payments), plus (y) the fair market value of any and all non-cash proceeds recovered or received by Information Resources, its subsidiaries or their affiliates as a result of the litigation (including agreements, commitments, undertakings and other benefits and protections). The term "litigation proceeds" means gross litigation proceeds less any contingency-based fees. Any non-cash proceeds that provide Information Resources, its subsidiaries and their affiliates with no substantial benefits or protections other than those to which they are entitled under applicable law are deemed to have a fair market value of zero under the agreement.

        The following table illustrates a range of possible rights certificate payment amounts that could result based on a range of possible amounts of gross litigation proceeds. The figures in the table have been computed based on the following assumptions:

  •
  contingency-based fees equal 5% of gross litigation proceeds;

  •
  $5 million in claims expenses are incurred;

  •
  Information Resources incurs $400,000 in securities law compliance expenses and $500,000 in incremental liability insurance expenses;

  •
  the merger is completed following completion of the tender offer and no Information Resources stockholders exercise their appraisal rights with respect to the merger;

  •
  no adjustment is made for credit support costs (as described under "—Funding of Claims Expenses); and

  •
  the trust issues a total of 31,020,939 rights certificates in the tender offer and the merger and the trust does not subsequently issue additional rights certificates or incur debt.

These assumptions have been made for the sole purpose of computing hypothetical payment amounts. These assumptions do not represent the expectations of the trust, Gingko Corporation, Information Resources or any other party as to what the actual figures will be.

				Per Rights Certificate
	Preliminary Rights Certificate Payment Amounts
			Rights Certificate Payment Amount	Gross Proceeds	Payment Amount
Gross Proceeds	Base	Excess
$0	$5,000,000	$0	$4,406,000	$0.00	$0.14	(1)
$50,000,000	$23,810,000	$0	$23,216,000	$1.61	$0.75
$100,000,000	$42,620,000	$0	$42,026,000	$3.22	$1.35
$150,000,000	$61,430,000	$0	$60,836,000	$4.84	$1.96
$200,000,000	$80,240,000	$0	$79,646,000	$6.45	$2.57
$250,000,000	$80,240,000	$23,512,500	$103,158,500	$8.06	$3.33
$300,000,000	$80,240,000	$47,025,000	$126,671,000	$9.67	$4.08
$350,000,000	$80,240,000	$70,537,500	$150,183,500	$11.28	$4.84
$400,000,000	$80,240,000	$94,050,000	$173,696,000	$12.89	$5.60
$450,000,000	$80,240,000	$117,562,500	$197,208,500	$14.51	$6.36
$500,000,000	$80,240,000	$141,075,000	$220,721,000	$16.12	$7.12
$550,000,000	$80,240,000	$164,587,500	$244,233,500	$17.73	$7.87
$600,000,000	$80,240,000	$188,100,000	$267,746,000	$19.34	$8.63
$650,000,000	$80,240,000	$211,612,500	$291,258,500	$20.95	$9.39
$700,000,000	$80,240,000	$235,125,000	$314,771,000	$22.57	$10.15
$750,000,000	$80,240,000	$258,637,500	$338,283,500	$24.18	$10.91
$800,000,000	$80,240,000	$282,150,000	$361,796,000	$25.79	$11.66
$850,000,000	$80,240,000	$305,662,500	$385,308,500	$27.40	$12.42
$900,000,000	$80,240,000	$329,175,000	$408,821,000	$29.01	$13.18
$950,000,000	$80,240,000	$352,687,500	$432,333,500	$30.62	$13.94
$1,000,000,000	$80,240,000	$376,200,000	$455,846,000	$32.24	$14.69

(1)
The positive payment amount for the $0 gross proceeds scenario is the result of the holders receiving the excess of (i) the $10 million deposited in escrow for the funding of claims expenses over (ii) the amount of claims expenses actually incurred. As noted above, one of the assumptions used for purposes of (and solely for the purpose of) these calculations is that $5 million in claims expenses are incurred, which would leave an excess of $5 million to be included in the rights certificate payment amount.

Funding of Claims Expenses

        As used in this prospectus, the term "claims expenses" means the sum of all direct expenses paid after the date of the merger agreement by Gingko Corporation, Information Resources, Information Resources' subsidiaries, and their affiliates to prosecute the antitrust litigation, (i) generally including any amounts paid to or on behalf of the rights agents but (ii) excluding (A) contingency-based fees, (B) any payment of the independent accounting firm costs and expenses, (C) any fees, expenses or costs associated with the trust and (D) any fees, expenses or costs associated with registering the rights certificates under the Securities Act of 1933 or any fees, expenses or costs associated with complying with the Securities Act, the Securities Exchange Act of 1934 and other securities laws. Claims expenses also include (a) certain amounts payable to Gingko Corporation in the event that the rights agents direct employees of Gingko Corporation, Information Resources, Information Resources' subsidiaries, or their affiliates to perform certain tasks in connection with the antitrust litigation and (b) specified costs incurred by Gingko Corporation in obtaining credit support for its obligation to fund claims expenses, as described below.

        Pursuant to the contingent value rights agreement, Gingko Corporation will provide funds in the amount of $10 million to support the prosecution of the antitrust litigation and the payment of claims expenses. Upon the first issuance of rights certificates in payment for shares of Information Resources common stock pursuant to the tender offer, $10 million will be placed in an escrow account, free of any liens or encumbrances of any kind (except as permitted in the contingent value rights agreement). Gingko Corporation may withhold up to $5 million from the initial deposit or later withdraw up to $5 million if those funds are replaced with one or more letters of credit issued by a qualifying bank on terms reasonably acceptable to a majority of the rights agents for the benefit of the rights agents. Gingko Corporation may withdraw funds, without limit, if an equivalent amount is deposited in another escrow account with a qualifying bank, free of any liens or encumbrances of any kind (except as permitted in the contingent value rights agreement). At all times the sum of (i) all funds held in the accounts described above plus (ii) the total face amount of all letters of credit issued for the benefit of the rights agents shall be at least equal to (iii) $10 million minus (iv) the cumulative amount of claims expenses paid as of that time. Nothing in the contingent value rights agreement obligates Gingko Corporation or its affiliates or prevents Gingko Corporation or its affiliates from providing in their discretion (upon terms to be agreed at that time), aggregate funds in excess of $10 million to support the prosecution of the antitrust litigation and the claims expenses. However, no one is under any obligation to do so, and each such person is entitled to not provide any such additional financing in its sole discretion.

        Gingko Corporation will bear the costs of obtaining credit support for its obligation to fund the escrow account; provided that, until the earlier of the date on which claims expenses equal $5 million or the date on which principal trial proceedings commence with respect to the antitrust litigation, such credit support costs will be treated as claims expenses for which Gingko Corporation will be entitled to be reimbursed out of the funds in the escrow accounts. If such costs are incurred, the base preliminary rights certificate payment amount for the first rights certificate payment date following the incurrence of such costs will be:

  •
  increased by an amount equal to the product of (A) one minus the base rights certificate percentage times (B) the portion of such costs for which Gingko Corporation is entitled to be reimbursed; and

  •
  decreased by an amount equal to the product of (A) the base rights certificate percentage times (B) the portion of such costs for which Gingko Corporation is not entitled to be reimbursed.

        The declaration of trust will permit the litigation trustees of the trust, upon the instruction of the Information Resources rights agents, to raise funds to pay expenses of the antitrust litigation in excess of $10 million by either causing the trust to incur indebtedness that represents debt of the trust (and not an ownership interest) for U.S. federal income tax purposes or causing the trust to issue additional rights certificates. See "Description of the Rights Certificates—Issuance of Additional Rights Certificates; Incurrence of Debt". There can be no assurance that the trust will be able to raise such additional funds or, if the trust is able to raise those funds, that the terms of that financing will be reasonable. If the trust is unsuccessful in raising additional funds, and if the failure to prosecute the antitrust litigation results in the dismissal of Information Resources' claims, there will be no possibility of payment on the rights certificates.

Restrictions on Activities; Merger

        Neither Gingko Corporation, nor Information Resources, nor its subsidiaries may enter into any agreement that would restrict Gingko Corporation's right to be able to make the payments to the trust under the contingent value rights agreement or restrict the ability of Information Resources or its subsidiaries to distribute funds to Gingko Corporation to fund those payments.

        Gingko Corporation and Information Resources have agreed not to consolidate with or merge into any other person or convey, transfer or lease their respective properties and assets substantially as an entirety to any person, unless, among other things, such person shall expressly assume payment of amounts as required by the contingent value rights agreement and the performance of the contingent value rights agreement on the part of the Gingko Corporation or Information Resources to be performed or observed and the surviving person in any such merger or the lessee or transferee of such assets shall not be, or be affiliated in any manner with, the parties adverse to Information Resources in the antitrust litigation.

Security Interests; Intercreditor Agreement; Other Assignments

        Security Interest of the Trust.    As security for prompt and complete payment and performance when due of all rights certificate payment amounts and all covenants and obligations to be performed by Gingko Corporation, Information Resources and its subsidiaries pursuant to the contingent value rights agreement, Gingko Corporation, Information Resources and Gingko Acquisition Corp. will, as of the first issuance of the rights certificates, grant to the trust a continuing security interest in any account established to support the prosecution of the antitrust litigation and to pay claims expenses, the antitrust litigation and all gross litigation proceeds (whether such gross litigation proceeds arise before or after the commencement of a case under the United States Bankruptcy Code or any other domestic or foreign bankruptcy law by or against Gingko Corporation, Information Resources or its subsidiaries).

        Other Permitted Security Interests.    In addition to the security interests granted to the trust, Gingko Corporation, Information Resources and Information Resources' subsidiaries will be entitled to grant a security interest and lien in the antitrust litigation and the gross litigation proceeds to:

  •
  Tennenbaum Capital Partners, LLC (or any affiliate, fund or account managed by Tennenbaum Capital Partners, LLC), referred to collectively in this prospectus as the "collateral agent", as collateral security for indebtedness incurred by Gingko Corporation and its subsidiaries in connection with a contemplated recapitalization of Gingko Corporation and its subsidiaries following the merger (including any security interests or liens granted in connection with any refinancing, replacement, restatement, or refunding in whole or in part of such indebtedness); or

  •
  for the benefit of lenders or lending syndicates that provide senior working capital facilities to Gingko Corporation or its subsidiaries from time to time as collateral security for the indebtedness incurred by Gingko Corporation, Information Resources and their respective subsidiaries under such facilities.

        No assignments or grants described above will relieve Gingko Corporation, Information Resources or Information Resources' subsidiaries of their obligations under the contingent value rights agreement.

        Intercreditor Agreement.    As a condition to granting a lien or security interest to the collateral agent or with respect to senior working capital facilities, as described above, the rights agents, the trust, Gingko Corporation, Information Resources, the collateral agent, and any working capital lenders will enter into an intercreditor agreement, which will provide that:

  •
  the liens upon and security interests in the litigation and the gross litigation proceeds granted to the trust, the collateral agent and the working capital lenders, respectively, will be ranked equally and ratably;

  •
  if gross litigation proceeds are received, (1) the cash portion of such proceeds will be held in a separate bank account and (2) once the rights certificate payment amount is determined with respect to the gross litigation proceeds, the cash portion of such proceeds in excess of the rights certificate payment amount will be deposited solely in one or more restricted blocked accounts subject solely to the security interests therein granted to the collateral agent and any working capital lenders, pending distribution in accordance with the agreements between Gingko Corporation, certain affiliates of Gingko Corporation, Information Resources, the collateral agent and the working capital lenders.

        Other Assignments.    Neither Information Resources nor Gingko Corporation may assign (or allow any subsidiary of Information Resources to assign) any interest in the gross litigation proceeds, the antitrust litigation or any account established for the payment of claims expenses, as described above, except to the trust, the collateral agent or the working capital lenders, each as described above. However, at any time after a trial verdict in the antitrust litigation disposing of all material claims, Gingko Corporation, Information Resources and Information Resources' subsidiaries will be entitled to sell or assign any or all of their interests in the antitrust litigation in excess of the amounts that are committed to be paid to the trust, to any person (other than a party adverse to Information Resources or such party's affiliates, employees or directors) if such assignment would not result in any encumbrances or other liens on the rights certificates, the antitrust litigation or the litigation proceeds that would affect the trust or the right of rights certificate holders to be paid amounts under the contingent value rights agreement or the declaration of trust.

Liability Insurance

        The contingent value rights agreement will require Information Resources to acquire and maintain liability insurance policies (and to maintain such policies or replacements for such policies continuously in effect until the sixth anniversary of the last rights certificate payment date) affording coverage (i) to the rights agents for their actions under the contingent value rights agreement and (ii) to cover the indemnification obligations of the trust (as described below under "Description of the Rights Certificates—Indemnification and Related Obligations; Liability"). Such policies must provide at least the same coverage amounts, and must contain terms and conditions that are no less advantageous to the beneficiaries of those policies, as provided in the policies provided by Gingko Corporation or its subsidiaries, or by any ultimate parent of Gingko Corporation or its subsidiaries, to the directors and officers of such parties. The insurance carriers, coverage terms and limits on annual premiums for such policies must be reasonably acceptable to a majority of the rights agents (or, if there are fewer than five rights agents, to all of the rights agents). The premiums for such policies will be paid by Information Resources, subject to partial reimbursement by reduction of the rights certificate payment amounts as described above under "—Payment Calculation".

Liability of Gingko Corporation, Gingko Acquisition Corp. and Information Resources

        Gingko Corporation, Information Resources and Gingko Acquisition Corp. are jointly and severally responsible for the performance of all actions, and the payment of all sums, required under the contingent value rights agreement of each other such party.

Amendments

        The contingent value rights agreement may be amended with the consent of Gingko Corporation and each of the rights agents (other than the independent rights agent). The Information Resources rights agents may not consent to any amendment to the agreement that would cause the trust to fail to be classified as a grantor trust for United States federal income tax purposes.

DESCRIPTION OF THE RIGHTS CERTIFICATES

General

        Each rights certificate will represent an assignable and transferable undivided beneficial interest in the assets of the trust, which will consist primarily of the trust's contractual right to receive payments in respect of the proceeds of the antitrust litigation pursuant to the contingent value rights agreement. Each rights certificate will entitle its holder to receive a fraction (equal to one divided by the number of rights certificates outstanding) of any rights certificate payment amount, which will be paid within 60 days after the trust receives that rights certificate payment amount. The terms of the rights certificates, and the rights, powers, preferences and restrictions on the holders of rights certificates, are governed by the declaration of trust, which will be substantially in the form attached as Annex A to this prospectus. You should read the entire text of the form of declaration of trust to fully understand the terms of that agreement and of the rights certificates.

Resales of Rights Certificates

        The rights certificates will be freely transferable by the holders of the rights certificates under the Securities Act of 1933 and under the terms of the declaration of trust, except for the following restrictions:

  •
  holders of rights certificates who may be deemed to be "affiliates" of the trust for purposes of Rule 145 under the Securities Act as of the date of receipt may not sell their rights certificates, except pursuant to an effective registration statement under the Securities Act or another applicable exemption from the registration requirements of the Securities Act;

  •
  none of Gingko Corporation, its successors, or any of their respective subsidiaries or affiliates may, as a result of that transfer, individually or collectively obtain beneficial ownership (as defined by Rule 13d-3 under the Exchange Act of 1934) of 15% or more of the rights certificates then outstanding; and

  •
  no transfer of a rights certificate may be made to any defendant adverse to Information Resources in the antitrust litigation or to any affiliate, associate or agent of such defendant.

Tradability

        Approval of the rights certificates for quotation on the NASDAQ National Market (or a comparable national securities exchange) is a condition to completion of the offer. There is no current market for the rights certificates. It was recently learned from NASDAQ officials that the rights certificates will not qualify for quotation on the NASDAQ National Market due to the trust's failure to satisfy Rule 4420(f) of NASDAQ's issuer quotation requirements requiring a prospective issuer, among other things, (A) to be listed on the NASDAQ National Market or The New York Stock Exchange or be an affiliate of a company listed on the NASDAQ National Market or The New York Stock Exchange and (B) to have assets in excess of $200 million and stockholders' equity of at least $10 million or assets in excess of $100 million and stockholders' equity of at least $20 million. As a result of these developments and due to such listing requirements, it is believed that the rights certificates are unlikely to qualify for quotation on a national securities exchange that is comparable to NASDAQ. After learning this information from NASDAQ, officials of the OTC Bulletin Board were promptly telephoned to explore the possibility of the trust applying to quote the rights certificates on the OTC Bulletin Board. Information Resources' financial advisor, William Blair & Company, L.L.C., thereafter applied for quotation of the rights certificates on the OTC Bulletin Board in its capacity as an authorized OTC Bulletin Board market maker, and the application for quotation is currently pending before the OTC Bulletin Board. Gingko Acquisition Corp. has informed representatives of the trust that it is prepared to consummate the tender offer if the OTC Bulletin Board approves the application for quotation.

        It is possible that any such quotation on the OTC Bulletin Board will not occur, whether because the rights certificates will not satisfy the requirements for inclusion on the OTC Bulletin Board or otherwise. If the rights certificates cannot be quoted or listed on any acceptable trading system and the offer is nevertheless consummated, there would likely be only minimal or no trading channels for the rights certificates. This would result in severely reduced liquidity for investors in the rights certificates after completion of the offer. Even if the rights certificates are so quoted or listed and the offer is thereafter completed, it is possible that an active market will not develop or be sustained. Alternative markets such as the OTC Bulletin Board are generally considered to be less efficient than, and not as broad as, the NASDAQ National Market. Further, the price at which the rights certificates would trade at any time after completion of the offer could be subject to rapid and substantial change, depending upon, among other things, developments in the antitrust litigation.

Payment Procedures for Rights Certificates

        The trust will make payments from time to time to the holders of rights certificates upon the receipt of rights certificate payment amounts from Gingko Corporation pursuant to the contingent value rights agreement (see "The Contingent Value Rights Agreement—Payments to the Trust"). The payment dates will be determined by the litigation trustees of the trust and, with respect to any receipt of rights certificate payment amounts, will be no more than 60 days following the receipt of those amounts. On each payment date, the institutional trustee of the trust will transfer the aggregate rights certificate payment amount to the payment agent designated pursuant to the declaration of trust, and the payment agent will promptly make payments to the holders.

Appointment of Litigation Trustees

        Information Resources (under its current management) will select both of the initial litigation trustees. Upon the death, resignation or incompetency of a litigation trustee, or any successor to such litigation trustee, a replacement will be selected by the other litigation trustee. If there is no other litigation trustee, the replacement litigation trustee will be selected by the Information Resources rights agents or, if there are no Information Resources rights agents, by a majority of the persons still living who constituted the board of directors of Information Resources prior to the completion of the tender offer. The litigation trustees will receive no compensation for their services to the trust.

Expenses of the Trust

        Pursuant to the contingent value rights agreement, Information Resources will generally be responsible for the expenses of the trust, subject to Information Resources' prior approval of those expenses. Information Resources will also be responsible for all expenses relating to the indemnification obligations of the trust described below under "Description of Rights Certificates—Indemnification and Related Obligations; Liability" or to compliance with securities laws and the rules of the NASDAQ National Market. Information Resources will not be responsible for the expenses of the trust relating to indebtedness for borrowed money. Any expenses not imposed on Information Resources as described above will be general obligations of the trust, payable out of the trust's assets (including out of any rights certificate payment amounts received pursuant to the contingent value rights agreement). Information Resources will be entitled to deduct certain expenses imposed on it as described above from the amounts payable to the trust under the contingent value rights agreement. See "The Contingent Value Rights Agreement—Payment Calculations".

Issuance of Additional Certificates; Incurrence of Debt

        The declaration of trust will authorize the litigation trustees to raise funds for the payment of trust expenses or, upon the instruction of the Information Resources rights agents, to fund expenses of the antitrust litigation in excess of $10 million, by causing the trust to either:

  •
  incur indebtedness that represents debt of the trust (and not an ownership interest) for U.S. federal income tax purposes; or

  •
  issue additional rights certificates.

        Any such indebtedness will represent a prior claim on the assets of the trust, including any rights certificate payment amounts received pursuant to the contingent value rights agreement, and may reduce the aggregate amounts available for distribution to rights certificate holders. Any issuance of additional rights certificates will have a dilutive effect on rights certificate holders, reducing the percentage of the total rights certificate payment amount that holders receive with respect to each rights certificate.

Indemnification and Related Obligations; Liability

        Pursuant to the declaration of trust, the trust will indemnify and advance expenses, without requirement of bond or other security, to each litigation trustee, the institutional trustee, the Delaware trustee and each rights agent, as well as to certain related parties of the foregoing or of the trust (all of whom are collectively referred to in this prospectus as "indemnified persons") in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or relating to:

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  the trust;

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  the rights certificates;

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  the distribution of the rights certificates;

  •
  the antitrust litigation; or

  •
  any acts or omissions of the sponsor or trustees in their capacities or purportedly in their capacities as, sponsor or trustees.

        In the circumstances listed above, the trust will indemnify these persons against any and all losses, liabilities, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties and other costs and expenses, including attorneys' fees and expenses and other fees and expenses associated with the defense of a claim or incurred by such indemnified person in obtaining indemnification under the declaration of trust, whether or not in a formal proceeding. However, if plaintiffs establish in a final and nonappealable judicial determination by clear and convincing evidence that such damages arose because that indemnified person was grossly negligent or engaged in willful misconduct, then no indemnification shall apply. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the indemnified person was grossly negligent or engaged in willful misconduct. The trust will obtain liability insurance to cover its indemnification obligations.

Liability of Rights Certificate Holders and Trustees

        In accordance with Delaware law, rights certificate holders will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law.

        The declaration of trust will provide that, except as set forth in that document, the trustees will not be personally liable for the payment of any amounts, including, but not limited to, any amount to be distributed in respect of any rights certificate. Those payments will be made solely from the payments of the rights certificate payment amounts by Gingko Corporation pursuant to the contingent value rights agreement and from the proceeds from the liquidation of any other assets of the trust upon winding up of the trust. In addition, except as set forth in that document, the trustees will not be required to pay to the trust or to any rights certificate holder any deficit upon dissolution of the trust or otherwise.

Exculpation

        The declaration of trust will provide that, to the fullest extent permitted by law, none of the indemnified persons described above under the heading "—Indemnification and Related Obligations; Liability", and none of the sponsor, its affiliates and certain related parties (collectively referred to in this prospectus as the "sponsor group"), will be liable, responsible or accountable in damages or otherwise to the trust, the rights certificate holders, or any other indemnified person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by that person. However, the declaration of trust will provide that those persons will be liable for any such loss, damage or claim incurred by reason of such person's gross negligence or willful misconduct with respect to those acts or omissions and that, in any event, any liability will be limited to actual, proximate, quantifiable damages.

        These provisions are not intended to limit the litigation trustees' right to insurance obtained by the trust and the proceeds of such insurance.

        Notwithstanding the foregoing, the trust, acting through the litigation trustees, may enforce, institute or maintain a suit, action or proceeding against Gingko Corporation or Gingko Acquisition Corp. for breach of any of its obligations under the contingent value rights agreement. Fees and expenses incurred by Gingko Corporation or its subsidiaries or affiliates in such a suit, action or proceeding will not be set off against the litigation proceeds in order to calculate the rights certificate payment amounts.

Limitations on the Rights of Rights Certificate Holders

        The declaration of trust will provide that, to the fullest extent permitted by law, no rights certificate holder will have any right by virtue of any provision of the declaration of trust to institute any action or proceeding, at law or in equity or in bankruptcy or otherwise with respect to the declaration of trust, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the declaration of trust, unless:

  •
  that rights certificate holder has previously given the institutional trustee written notice of default and the continuance thereof;

  •
  the holders of not less than 50% of the rights certificates outstanding have requested in writing that the institutional trustee institute that action in its own name as trustee and have offered the institutional trustee any reasonable indemnity that it may require against the costs, expenses and liabilities to be incurred in that action; and

  •
  the institutional trustee for 60 days after the receipt of that notice, request and offer of indemnity has failed to institute that action or proceeding.

        The procedures discussed in the preceding paragraph will not apply to any suit by a rights certificate holder for nonpayment by the trust of amounts due and owing under that holder's rights certificates following receipt of a rights certificate payment amount by the trust and the payment of that amount to other holders of rights certificates. In addition, rights certificate holders may have the right to institute and maintain certain derivative actions under Section 3816 of the Delaware Statutory Trust Act.

        The declaration of trust provides that the rights certificate holders will have no voting rights, except the rights described in the following two sentences, and no rights to dividends, liquidation preferences or other distributions other than their pro rata share of the rights certificates payment amounts received by the trust. The rights certificate holders, in their capacity as holders, will not be stockholders of the sponsor or any successor to the sponsor. The contingent value rights agreement is solely a contractual obligation among Gingko Corporation, the trust and the other parties to that agreement, and the sponsor will have no liability under the contingent value rights agreement to the rights certificate holders.

        The declaration of trust provides that amendments to the declaration of trust must be approved by a majority of the holders of rights certificates outstanding, except that the declaration of trust may be amended by the sponsor, the institutional trustee and the litigation trustees without the consent of the holders of rights certificates (so long as that amendment does not adversely affect the powers, preferences or special rights of certificate holders or cause the trust to fail continue to be classified as a grantor trust for U.S. federal income tax purposes) to:

  •
  cure any ambiguity;

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  correct or supplement any provision in the declaration of trust that may be defective or inconsistent with any other provision of the declaration of trust;

  •
  add to the covenants, restrictions or obligations of the litigation trustees or to alter the allocation of duties between the litigation trustees and the institutional trustee; or

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  modify, eliminate or add to any provision of the declaration of trust to ensure that the trust (a) will be classified for U.S. federal income tax purposes at all times as a grantor trust, (b) will not be required to register as an "investment company" under the Investment Company Act of 1940, or (c) is able to issue additional rights certificates.

        In addition, the holders of a majority of the outstanding rights certificates may remove the institutional trustee or the Delaware trustee with cause or, if a default by the trust with respect to its payment obligations has occurred and is continuing, with or without cause. The holders of the rights certificates will have no rights to elect, remove or replace the litigation trustees.

Consolidation, Merger or Replacement of the Trust

        The declaration of trust will permit the trust to, with the consent of the sponsor, the litigation trustees and (acting upon the receipt of the opinions described below) the institutional trustee, but without the consent of the Delaware trustee or the rights certificate holders, consolidate, amalgamate, merge with or into, or be replaced by a statutory trust organized under the laws of any state of the United States; provided, that:

  •
  if the trust is not the survivor, the successor entity either expressly assumes all of the obligations of the trust under the rights certificates or substitutes other securities (referred to in this prospectus as "successor certificates") having substantially the same terms as the rights certificates;

  •
  the successor certificates remain listed, or the successor certificates will be listed or quoted upon notification of issuance, on any national securities exchange or automated quotation system on which the rights certificates are then listed or quoted, if any;

  •
  such merger, consolidation, amalgamation or replacement does not result in a material alteration of the property of the trust or adversely affect the rights, preferences and privileges of the rights certificate holders in any material respect (other than with respect to any dilution of such holders' interest in the successor entity);

  •
  the successor entity has purposes that are substantially identical to those of the trust;

  •
  the trust has received an opinion of counsel to the effect that such merger, consolidation, amalgamation or replacement (A) does not adversely affect the rights, preferences and privileges of the rights certificate holders in any material respect (other than with respect to any dilution of such holders' interest in a successor entity) and (B) will not cause the trust to fail to be classified as a grantor trust for United States federal income tax purposes; and

  •
  unless both litigation trustees and the sponsor have consented to such transaction, such merger, consolidation, amalgamation or replacement does not result in any material change to the rights of any indemnified person or member of the sponsor group, including, without limitation, their rights to indemnification, exculpation and compensation set forth in the declaration of trust or under Delaware law.

Dissolution of the Trust

        The trust will dissolve at such time as the litigation trustees have received written notice from the rights agents that the last rights certificate payment date (as defined above under the heading "The Contingent Value Rights Agreement—Termination of the Agreement upon Final Payment") has occurred and that the contingent value rights agreement will terminate in accordance with its terms. Following receipt of such notice, and after completion of the winding up of the trust, satisfaction of the liabilities of the trust under the Delaware Statutory Trust Act and the distribution to rights certificate holders of all amounts due and owing to those holders, the trust will be terminated in accordance with Delaware law.

 THE OFFER

Terms of the Offer

        Gingko Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Gingko Corporation, a Delaware corporation, is offering to purchase all outstanding shares of common stock, par value $0.01 per share (and the associated preferred share purchase rights), of Information Resources, Inc., a Delaware corporation, for $3.30 net per share in cash, without interest, plus one rights certificate per share, upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal of Gingko Acquisition Corp. As used in this section of this prospectus under the heading "The Offer", the term "offer" refers to the offer to purchase and related letter of transmittal, as amended or supplemented from time to time. As used in this section of this prospectus under the heading "The Offer", one share of Information Resources common stock and the associated preferred share purchase right are sometimes referred to as a "share." Upon the terms and subject to the conditions set forth in the offer, Gingko Acquisition Corp. will accept for payment and pay for all shares that are validly tendered before the expiration date of the offer and not withdrawn. As used in this prospectus, the term "expiration date of the offer" refers to 12:00 Midnight, New York City time, on October 29, 2003, unless the offer is extended, in which event "expiration date of the offer" refers to the latest time and date at which the offer, as so extended, will expire.

        The offer is subject to the conditions described below under "—Conditions of the Offer", which include, among other things, there being validly tendered and not withdrawn before the expiration date at least 16,000,000 shares (or approximately 53%) of the shares outstanding of Information Resources common stock, and the Securities and Exchange Commission declaring effective the registration statement in which this prospectus is included. If any such condition is not satisfied at the then scheduled expiration date of the offer, Gingko Acquisition Corp. may terminate the offer and promptly return all tendered shares; extend the offer and, subject to withdrawal rights as set described below under "—Withdrawal Rights", retain all of the tendered shares until the expiration of the offer as so extended; or (subject to the merger agreement) waive any such condition(s) and, subject to any requirement to extend the period of time during which the offer is open, purchase all shares validly tendered before the expiration date of the offer and not withdrawn. Pursuant to the terms of the merger agreement, Gingko Acquisition Corp. has the right to extend the offer, without the consent of Information Resources:

  •
  from time to time if, at the then scheduled expiration date of the offer, any conditions of the offer have not been satisfied or waived, until those conditions are satisfied or waived as permitted by the merger agreement; or

  •
  for any period required by the SEC.

        Gingko Acquisition Corp. has expressly reserved the right to waive any of the conditions of the offer and to make any change in the terms of or conditions to the offer, provided that Information Resources' consent is required to:

  •
  change or waive the condition of the offer that at least 16,000,000 shares of Information Resources common stock are validly tendered and not withdrawn prior to the expiration date of the offer;

  •
  change the form of consideration to be paid;

  •
  decrease the price per share or the number of shares sought in the offer;

  •
  impose conditions to the offer in addition to those described below under "—Conditions to the Offer";

  •
  modify any condition described below under "—Conditions of the Offer" in any manner adverse to the holders of shares;

  •
  extend the offer except as described in this section; or

  •
  otherwise amend the offer in any manner adverse to the holders of shares.

        If Gingko Acquisition Corp. decreases the percentage of shares being sought in the offer or increase or decrease the consideration to be paid for shares pursuant to the offer, and the offer is then scheduled to expire in less than 10 business days from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified below, the offer will remain open for 10 business days from the date of that notice. If Gingko Acquisition Corp. makes any other material change in the terms of or information concerning the offer or waives a material condition of the offer, it will extend the offer, if required by applicable law, for a period sufficient to allow holders of shares to consider the amended terms, information or waiver. In a published release, the Securities and Exchange Commission has stated that, in its view, a tender offer such as the offer must remain open for a minimum period of time following a material change in the terms of that tender offer and that the waiver by a bidder of a condition, such as the condition of the offer that at least 16,000,000 shares of Information Resources common stock are validly tendered and not withdrawn prior to the expiration date of the offer, is a material change in the terms of a tender offer. The release states that a tender offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to stockholders, and that if material changes are made with respect to information that approaches the significance of price and share levels, a minimum of 10 business days may be required to allow adequate dissemination and investor response. "Business day" means any day, other than Saturday, Sunday or a U.S. federal holiday, and consists of the time period from 12:01 A.M. through 12:00 Midnight, New York City time.

        If Gingko Acquisition Corp. extends the offer, is delayed in accepting for payment or paying for shares or is unable to accept for payment or pay for shares pursuant to the offer for any reason, then, without prejudice to the rights of Gingko Acquisition Corp. under the offer, LaSalle Bank National Association may, on behalf of Gingko Acquisition Corp., retain all shares tendered, and those shares may not be withdrawn, except as provided below under "—Withdrawal Rights". The reservation by Gingko Acquisition Corp. of the right to delay acceptance for payment of or payment for shares is subject to applicable law, which requires that Gingko Acquisition Corp. pay the consideration offered or return the shares deposited by or on behalf of stockholders promptly after the termination or withdrawal of the offer.

        Any extension, termination or amendment of the offer will be followed as promptly as practicable by a public announcement of that fact. Gingko Acquisition Corp. will have no obligation (except as otherwise required by applicable law) to publish, advertise or otherwise communicate any such public announcement, other than by making a release to the Dow Jones News Service. In the case of an extension of the offer, Gingko Acquisition Corp. will make a public announcement of an extension of the offer no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date of the offer.

        After the expiration of the offer, Gingko Acquisition Corp. may, but is not obligated to, include a subsequent offering period of between three and 20 business days to permit additional tenders of shares (a "subsequent offering period"). Pursuant to Rule 14d-11 under the Exchange Act of 1934 and as permitted by the merger agreement, Gingko Acquisition Corp. may include a subsequent offering period so long as, among other things:

  •
  the offer remains open for a minimum of 20 business days and has expired;

  •
  all conditions to the offer are deemed satisfied or waived by Gingko Acquisition Corp. on or before the expiration date of the offer;

  •
  Gingko Acquisition Corp. accepts and promptly pays for all securities validly tendered during the offer;

  •
  (iv) Gingko Acquisition Corp. announces the results of the offer, including the approximate number and percentage of shares deposited in the offer, no later than 9:00 A.M., New York City time, on the next business day after the expiration date of the offer and immediately begin the subsequent offering period; and

  •
  (v) Gingko Acquisition Corp. immediately accepts and promptly pays for shares as they are tendered during the subsequent offering period.

        In addition, Gingko Acquisition Corp. may extend the initial subsequent offering period, if any, by any period or periods, provided that the subsequent offering period (including extensions thereof) remains open for an aggregate of no more than 20 business days. No withdrawal rights will apply to shares tendered in a subsequent offering period, and no withdrawal rights will apply during the subsequent offering period with respect to shares tendered in the offer and accepted for payment. The same price paid in the offer will be paid to stockholders tendering shares in a subsequent offering period, if one is included.

        Gingko Acquisition Corp. has not at this time made a final decision to include or not to include a subsequent offering period. Gingko Acquisition Corp. would make any such decision in its sole discretion, and there is no assurance that Gingko Acquisition Corp. will or will not include a subsequent offering period. If Gingko Acquisition Corp. elects to include or extend a subsequent offering period, Gingko Acquisition Corp. will make a public announcement of that inclusion or extension no later than 9:00 A.M., New York City time, on the next business day after the expiration date of the offer or date of the previously scheduled termination of the subsequent offering period, as applicable.

        Information Resources has provided Gingko Acquisition Corp. with its stockholder list and security position listings for the purpose of disseminating the offer to holders of shares. Gingko Acquisition Corp. has sent the offer to purchase, the related letter of transmittal and other related documents to record holders of shares and to brokers, dealers, banks, trust companies and other nominees whose names appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of shares.

Acceptance for Payment and Payment

        Upon the terms and subject to the conditions of the offer, Gingko Acquisition Corp. will accept for payment and pay for all shares validly tendered and not withdrawn before the expiration date of the offer promptly after the later of the expiration date of the offer and the satisfaction or waiver of all conditions set forth in "—Conditions of the Offer" relating to governmental or regulatory approvals. In addition, Gingko Acquisition Corp. has reserved the right, in their sole discretion and subject to applicable law, to delay the acceptance for payment or payment for shares until satisfaction of all conditions to the offer relating to governmental or regulatory approvals. For a description of the right of Gingko Acquisition Corp. to terminate the offer and not accept for payment or pay for shares or to delay payment for shares, see "—Conditions of the Offer". If Gingko Acquisition Corp. increases the consideration to be paid for shares pursuant to the offer, it will pay that increased consideration for all shares purchased pursuant to the offer.

        Gingko Acquisition Corp. will pay for shares accepted for payment pursuant to the offer by depositing (or causing the deposit of) rights certificates and cash with LaSalle Bank National Association, which will act as the agent of holders of shares who tender in the offer for the purpose of receiving rights certificates and cash payments from Gingko Acquisition Corp. and delivering those rights certificates and transmitting those cash payments in respect of any shares validly tendered and accepted for payment. In all cases, delivery of rights certificates and payment of cash for shares tendered and accepted pursuant to the offer will be made only after timely receipt by LaSalle Bank National Association of certificates for those shares (or of a confirmation of a book-entry transfer of those shares into LaSalle Bank National Association's account at the book-entry transfer facility (as defined below under "—Procedure for Tendering Shares")), a properly completed and duly executed letter of transmittal (or a facsimile of such letter of transmittal) with any required signature guarantee (unless the confirmation of book-entry transfer includes an "agent's message" (as defined in "—Procedure for Tendering Shares")) and any other required documents. For a description of the procedure for tendering shares pursuant to the offer, see "—Procedure for Tendering Shares ". Accordingly, delivery of rights certificates and cash payment may be made to tendering stockholders at different times if delivery of the shares and other required documents occurs at different times. Under no circumstances will Gingko Acquisition Corp. pay interest on the cash consideration paid for shares pursuant to the offer, regardless of any delay in making that payment.

        If payment is to be made pursuant to the contingent value rights agreement in respect of the rights certificates, the institutional trustee of the trust will promptly make the applicable payments to the holders of rights certificates. See "Description of the Rights Certificates" for further details regarding payment in respect of the rights certificates.

        For purposes of the offer, Gingko Acquisition Corp. will be deemed to have accepted for payment tendered shares when, as and if it gives oral or written notice of its acceptance to LaSalle Bank National Association.

        If any tendered shares are not purchased pursuant to the offer for any reason, or if certificates are submitted for more shares than are tendered, certificates for those unpurchased or untendered shares will be returned (or, in the case of shares tendered by book-entry transfer, those shares will be credited to an account maintained at the book-entry transfer facility), without expense to stockholders who tendered shares in the offer, promptly following the expiration or termination of the offer.

Procedure for Tendering Shares

        Valid Tender of Shares.    To tender shares pursuant to the offer, (a) LaSalle Bank National Association must receive at one of its addresses set forth on the back cover of the offer to purchase (i) a properly completed and duly executed letter of transmittal (or facsimile of such letter of transmittal) and any other documents required by the letter of transmittal and (ii) certificates for the shares to be tendered or delivery of those shares pursuant to the procedures for book-entry transfer described below (and a confirmation of that delivery including an "agent's message" (as defined below) if the tendering stockholder has not delivered a letter of transmittal), in each case by the expiration date of the offer, or (b) stockholders must comply with the guaranteed delivery procedure described below.

        The method of delivery of shares and all other required documents, including through the book-entry transfer facility, is at the option and risk of the stockholder, and delivery will be deemed made only when actually received by LaSalle Bank National Association. If certificates for shares are sent by mail, Gingko Acquisition Corp. recommends registered mail with return receipt requested, properly insured.

        The tender of shares pursuant to any one of the procedures described above or below will constitute acceptance of the offer by the tendering stockholder, as well as that stockholder's representation and warranty that:

  •
  her or she owns the shares being tendered within the meaning of Rule 14e-4 under the Exchange Act;

  •
  the tender of those shares complies with Rule 14e-4 under the Exchange Act; and

  •
  he or she has the full power and authority to tender, sell, assign and transfer the tendered shares, as specified in the letter of transmittal.

        Gingko Acquisition Corp.'s acceptance for payment of shares tendered pursuant to the offer will constitute a binding agreement between Gingko Acquisition Corp. and each tendering stockholder with respect to those shares upon the terms and subject to the conditions of the offer. Holders of shares in an account under the Company's 401(k) plan will be sent instructions on how tender their shares by the plan trustee.

        Book-Entry Delivery.    As used in this prospectus, the term "book-entry transfer facility" refers to The Depository Trust Company. LaSalle Bank National Association has established an account with respect to the shares for purposes of the offer at the book-entry transfer facility. Any financial institution that is a participant in the system of the book-entry transfer facility may deliver shares by causing the book-entry transfer facility to transfer those shares into LaSalle Bank National Association's account in accordance with the procedures of the book-entry transfer facility. However, although delivery of shares may be effected through book-entry transfer, the letter of transmittal (or facsimile thereof) properly completed and duly executed together with any required signature guarantees or an agent's message and any other required documents must, in any case, be received by LaSalle Bank National Association at one of its addresses set forth on the back cover of the offer to purchase by the expiration date of the offer, or the guaranteed delivery procedure described below must be complied with. Delivery of the letter of transmittal and any other required documents to the book-entry transfer facility does not constitute delivery to LaSalle Bank National Association.

        As used in this prospectus, the term "agent's message" means a message, transmitted by the book-entry transfer facility to, and received by, LaSalle Bank National Association and forming a part of a book-entry confirmation stating that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that are the subject of such book-entry confirmation that such participant has received, and agrees to be bound by, the terms of the letter of transmittal and that Information Resources may enforce that agreement against that participant.

        Signature Guarantees.    All signatures on a letter of transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), (each such financial institution is referred to in this prospectus as an "eligible institution"), unless:

  •
  the letter of transmittal is signed by the registered holder of the shares tendered therewith, and that holder has not completed the box entitled "Special Payment Instructions" on the letter of transmittal; or

  •
  those shares are tendered for the account of an eligible institution.

        See Instructions 1 and 5 of the letter of transmittal, which is filed as exhibit 99.4 to the registration statement in which this prospectus is included.

        Guaranteed Delivery.    If a holder of shares wishes to tender shares pursuant to the offer and cannot deliver those shares and all other required documents to LaSalle Bank National Association by the expiration date of the offer or cannot complete the procedure for delivery by book-entry transfer on a timely basis, that holder of shares may nevertheless tender his, her or its shares if all of the following conditions are met:

    •
    such tender is made by or through an eligible institution;

    •
    a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by Gingko Acquisition Corp. is received by LaSalle Bank National Association (as provided below) by the expiration date of the offer; and

    •
    the certificates for those shares (or a confirmation of a book-entry transfer of those shares into LaSalle Bank National Association's account at the book-entry transfer facility), together with a properly completed and duly executed letter of transmittal (or a facsimile of such letter of transmittal) with any required signature guarantee (unless the confirmation of book-entry transfer includes an agent's message) and any other required documents, are received by LaSalle Bank National Association within three trading days after the date of execution of that notice of guaranteed delivery.

        A "trading day" is any day on which the NASDAQ National Market is open for business.

        The notice of guaranteed delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to LaSalle Bank National Association and must include a guarantee by an eligible institution in the form set forth in that notice of guaranteed delivery.

        Appointment of Proxy.    By executing a letter of transmittal, a holder of shares irrevocably appoints the designees of Gingko Acquisition Corp. as his, her or its proxies in the manner set forth in the letter of transmittal to the full extent of his, her or its rights with respect to the shares tendered and accepted for payment by Gingko Acquisition Corp. (and any and all other shares or other securities issued or issuable in respect of those shares on or after September 7, 2003). All such proxies are irrevocable and joined with an interest in the tendered shares. Such appointment is effective only upon acceptance for payment of those shares by Gingko Acquisition Corp. Upon acceptance for payment, all prior proxies and consents granted by any tendering stockholder with respect to those shares and other securities will, without further action, be revoked, and no subsequent proxies may be given nor subsequent written consents executed (and, if previously given or executed, will cease to be effective). The designees of Gingko Acquisition Corp. will be empowered to exercise all of a tendering stockholder's voting and other rights as they, in their sole discretion, may deem proper at any annual, special or adjourned meeting of Information Resources' stockholders, by written consent or otherwise. Gingko Acquisition Corp. has reserved the right to require that, in order for shares to be validly tendered, immediately upon its acceptance for payment of those shares, it is able to exercise full voting rights with respect to those shares and other securities (including voting at any meeting of stockholders then scheduled or acting by written consent without a meeting).

        Determination of Validity.    Gingko Acquisition Corp. will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares, and its determination will be final and binding. Gingko Acquisition Corp. has reserved the absolute right to reject any or all tenders of shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. Gingko Acquisition Corp. has also reserved the absolute right to waive any defect or irregularity in any tender of shares. None of Gingko Acquisition Corp., LaSalle Bank National Association, the information agent (as defined below) or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification. As used in this prospectus, the term "information agent" means MacKenzie Partners, Inc., the information agent for the offer.

Withdrawal Rights

        A holder of shares may withdraw tenders of shares made pursuant to the offer at any time before the expiration date of the offer. Thereafter, those tenders are irrevocable, except that they may be withdrawn after November 6, 2003, unless those shares are accepted for payment and paid for as provided in this prospectus. If Gingko Acquisition Corp. extends the period of time during which the offer is open, is delayed in paying for shares or is unable to accept for payment or pay for shares pursuant to the offer for any reason, then, without prejudice to its rights under the offer, but subject to applicable law and the requirements of the SEC, LaSalle Bank National Association may, on behalf of Gingko Acquisition Corp., retain all shares tendered, and those shares may not be withdrawn except as otherwise described under the caption "Withdrawal Rights".

        For a withdrawal of shares previously tendered to be effective, LaSalle Bank National Association must timely receive a written, telegraphic, telex or facsimile transmission notice of withdrawal with respect to those shares at one of its addresses set forth on the back cover of this prospectus. This notice of withdrawal must specify the name of the person who tendered the shares to be withdrawn, the number of shares to be withdrawn and the name of the registered holder of shares, if different from that of the person who tendered those shares. If the shares to be withdrawn have been delivered to LaSalle Bank National Association, a signed notice of withdrawal with (except in the case of shares tendered by an eligible institution) signatures guaranteed by an eligible institution must be submitted before the release of those shares. In addition, such notice must specify, in the case of shares tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering stockholder) and the serial numbers shown on the particular certificates evidencing the shares to be withdrawn or, in the case of shares tendered by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited with the withdrawn shares. Withdrawals may not be rescinded, and shares withdrawn will thereafter be deemed not validly tendered. However, withdrawn shares may be tendered once again by following one of the procedures described in "—Procedure for Tendering Shares" at any time before the expiration date of the offer.

        If Gingko Acquisition Corp. includes a subsequent offering period (as described in more detail in "—Terms of the Offer") following the offer, no withdrawal rights will apply to shares tendered in that subsequent offering period or to shares previously tendered in the offer and accepted for payment.

        Gingko Acquisition Corp. will determine, in its sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal, and its determination will be final and binding. None of Gingko Acquisition Corp., LaSalle Bank National Association, the information agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

Price Range of Shares; Dividends

        The shares are quoted on the NASDAQ National Market under the symbol "IRIC". The following table sets forth, for the calendar quarters indicated, the high and low sales prices for the shares on the NASDAQ National Market based upon public sources:

	High	Low
2001
Third Quarter	$11.52	$5.25
Fourth Quarter	9.72	5.06
2002
First Quarter	9.48	6.39
Second Quarter	10.53	7.45
Third Quarter	9.08	3.36
Fourth Quarter	4.15	1.40
2003
First Quarter	1.88	1.02
Second Quarter	4.05	1.11
Third Quarter	4.65	3.72
Fourth Quarter (through October 9, 2003)	4.65	4.49

        Information Resources has never declared any dividends with respect to the shares during the period that it has been a public company. Pursuant to the merger agreement, Information Resources is not permitted to declare, set aside or pay any dividends with respect to the shares. If Gingko Acquisition Corp. and Gingko Corporation acquire control of Information Resources, they currently intend that no further dividends will be declared on the shares before their acquisition of all the shares of Information Resources.

        On June 27, 2003, the last full trading day before Gingko Acquisition Corp. and Gingko Corporation announced the prior offer, the closing price of Information Resources common stock reported on the NASDAQ National Market was $2.98 per share. Between June 30 and July 11, 2003, the price of a share of Information Resources common stock ranged between a high of $4.05 and a low of $3.61, and on July 11, 2003, the last full trading day before the date of the prior offer, the closing price of a share of Information Resources common stock was $3.87. Between July 14, 2003 and September 5, 2003, the price of a share of Information Resources common stock ranged between a high of $4.50 and a low of $3.75. On September 5, 2003, the last full trading day before Gingko Acquisition Corp. and Gingko Corporation announced the offer and the possible subsequent merger, the closing price of Information Resources common stock reported on the NASDAQ National Market was $4.06 per share. Information Resources stockholders should obtain current market quotations for the shares of Information Resources common stock in deciding whether to tender shares. Please note, however, that any such current price will presumably reflect a valuation of the rights certificates to be issued in connection with the offer and the merger. While this price may or may not reflect the actual aggregate value of the rights certificates (and there can be no assurance that the rights certificates will ultimately have any value), stockholders should, when deciding whether to tender their shares into the offer, take into account the fact that the current stock price should in theory include some valuation of the rights certificates. Nevertheless, Information Resources stockholders should obtain current market quotations for the shares in deciding whether to tender shares.

Possible Effects of the Offer on the Market for the Shares; Stock Quotation; Registration under the Securities Exchange Act; Margin Regulation

        Possible Effects of the Offer on the Market for the Shares.    The purchase of shares by Gingko Acquisition Corp. pursuant to the offer will reduce the number of shares that might otherwise trade publicly and may reduce the number of holders of shares, which could adversely affect the liquidity and market value of the remaining shares held by the public. After the merger, other than Gingko Corporation or any of its affiliates, there will be no holders of shares.

        Stock Quotation.    The shares of Information Resources common stock are quoted on the NASDAQ National Market. According to published guidelines of the National Association of Securities Dealers Inc., for the shares to continue to be eligible for quotation on the NASDAQ National Market, the shares of Information Resources common stock must substantially meet, among other things, either of the following tests:

  •
  at least 750,000 shares of Information Resources common stock must be publicly held, the market value of publicly held shares of Information Resources common stock must be at least $5,000,000, Information Resources must have stockholders' equity of at least $10,000,000, there must be at least 400 holders of round lots of shares (that is, shareholders holding 100 shares or more) of Information Resources common stock, the bid price per share of Information Resources common stock must be at least $1 and there must be at least two registered and active market makers for the shares of Information Resources common stock; or

  •
  at least 1,100,000 shares of Information Resources common stock must be publicly held, the market value of publicly held shares of Information Resources common stock must be at least $15,000,000, the bid price per share of Information Resources common stock must be at least $3, there must be at least 400 holders of round lots of shares of Information Resources common stock, there must be at least four registered and active market makers and either (x) the market value of the shares of Information Resources common stock must be at least $50,000,000 or (y) the total assets and total revenue of Information Resources for the most recently completed fiscal year or two of the last three most recently completed fiscal years must be at least $50,000,000.

Shares of Information Resources common stock held directly or indirectly by directors, officers or beneficial owners of more than 10% of the shares of Information Resources common stock are not considered as being publicly held for any such purpose. According to information furnished to Gingko Acquisition Corp. by Information Resources as of the close of business on September 4, 2003, there were approximately 1,522 holders of record of shares of Information Resources common stock, not including beneficial holders of common stock in street name, and there were 30,280,639 shares of Information Resources common stock outstanding. If, as a result of the purchase of shares pursuant to the offer, the shares no longer meet the requirements of the NASDAQ National Market for continued quotation and the quotation of shares is discontinued, the market for the shares could be adversely affected.

        If the NASDAQ National Market were to cease to quote the shares of Information Resources common stock (which Gingko Acquisition Corp. and Gingko Corporation intend to cause Information Resources to seek if they acquire control of Information Resources and Information Resources common stock no longer meets the requirements for quotation on the NASDAQ National Market), it is possible that the shares of Information Resources common stock would be traded or quoted on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by those exchanges or other sources. The extent of the public market for shares of Information Resources common stock and the availability of those quotations would, however, depend upon, among other factors:

  •
  the number of stockholders and/or the aggregate market value of the shares of Information Resources common stock remaining at that time;

  •
  the interest in maintaining a market in the shares on the part of securities firms; and

  •
  the possible termination of registration of the shares under the Exchange Act.

        Registration under the Exchange Act.    The shares are currently registered under the Securities Exchange Act of 1934. Such registration may be terminated upon application of Information Resources to the Securities Exchange Commission if the shares are neither listed on a national securities exchange nor held by 300 or more holders of record. Termination of the registration of the shares under the Securities Exchange Act would substantially reduce the information required to be furnished by Information Resources to holders of shares and to the SEC and would make certain of the provisions of the Securities Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement to furnish a proxy statement pursuant to Section 14(a) in connection with a stockholders' meeting and the related requirement to furnish an annual report to stockholders and the requirements of Rule 13e-3 under the Securities Exchange Act with respect to "going private" transactions, no longer applicable to the shares. Furthermore, "affiliates" of Information Resources and persons holding "restricted securities" of Information Resources may be deprived of the ability to dispose of such securities pursuant to Rule 144 under the Securities Act. If registration of the shares under the Securities Exchange Act were terminated, the shares would no longer be "margin securities" or eligible for listing or NASDAQ National Market reporting. Gingko Acquisition Corp. and Gingko Corporation intend to seek to cause Information Resources to terminate registration of the shares under the Securities Exchange Act as soon after successful completion of the offer as the requirements for termination of registration of the shares are met.

        Margin Regulations.    The shares are currently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on the collateral of those shares. Depending upon factors similar to those described above regarding listing and market quotations, the shares might no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations and, therefore, could no longer be used as collateral for loans made by brokers.

Certain Information Concerning Information Resources

        Information Resources is a Delaware corporation, with principal executive offices at 150 North Clinton Street, Chicago, Illinois 60661. The telephone number of Information Resources' principal executive offices is (312) 726-1221.

        According to Information Resources' Form 10-K for the fiscal year ended December 31, 2002, Information Resources and its subsidiaries are leading providers of universal product code, scanner-based business solutions services to the consumer packaged goods industry, offering services in the United States, Europe and other international markets. Information Resources and its subsidiaries supply consumer packaged goods manufacturers, retailers and brokers with information and analysis critical to their sales and marketing operations. Information Resources and its subsidiaries provide services designed to deliver value through an enhanced understanding of the consumer to a majority of the Fortune 500 companies in the consumer packaged goods industry. The preceding description of Information Resources' business is qualified in its entirety by reference to Item 1 of Information Resources' Form 10-K for the fiscal year ended December 31, 2002 which describes the business of Information Resources.

  Certain Projections.

        In April 2003, in the course of the discussions between Information Resources and Symphony Technology II-A, L.P. in negotiating the prior merger agreement, Information Resources provided Symphony Technology II-A, L.P., Gingko Corporation and its representatives with certain nonpublic business and financial information about Information Resources. Such information included, among other things, Information Resources' projections of revenue and earnings before interest and income taxes for the years ending December 31, 2003 and December 31, 2004. Set forth below is a summary of those projections.

	Year ending December 31, 2003	Year ending December 31, 2004
	(in millions)
Revenue:
United States	$399.9	$404.2
International	$157.1	$166.5

Total Revenue	$557.0	$570.7

EBIT	$10.1	$19.5

        In August 2003, in negotiating the modifications to the terms of the prior offer, Symphony Technology II-A, L.P. requested revised projections reflecting known developments in the business of Information Resources subsequent to the preparation of the projections provided in April. As a result, Information Resources provided Symphony Technology II-A, L.P., Gingko Corporation and its representatives with revised projections of revenue and earnings before interest and income taxes for the years ending December 31, 2003 and December 31, 2004. Set forth below is a summary of those projections. These projections should be read together with the financial statements of Information

Resources filed with the Securities and Exchange Commission and with the information included below under the caption "Concerning the Projections".

	Year ending December 31, 2003	Year ending December 31, 2004
(in millions)
Revenue:
United States	$391-395	$382-387
International	$160-165	$170-175

Total Revenue	$551-560	$552-562

EBIT	$1-4	$4-14

  2003 Projections.

        The projections provided in August reflect earnings before interest and income taxes that are $6 million to $9 million lower than the projections provided in April. According to Information Resources, there are three principal reasons for this difference. First, Information Resources will incur legal, banking and accounting expenses related to the proposed transaction which were not included in the projections provided in April. Information Resources expects these expenses to be in excess of $2 million, excluding a portion of the success fee payable to Information Resources' financial advisor upon completion of the transaction. Second, the projections provided in August reflect non-cash charges related to the write-down of certain data and software that Information Resources has either already taken or may take that were not contemplated when the projections provided in April were prepared. Information Resources has taken $1.2 million of data-related charges through the second quarter and expects to take up to $2 million of data and software-related charges in the second half of 2003. Third, as announced on its second quarter earnings call, Information Resources is taking a more conservative view toward U.S. revenue, particularly around new products.

  2004 Projections.

        According to Information Resources, the 2004 projections provided in August are based on a top down look that takes into consideration, among other things, the 2003 projections provided in August. However, the 2004 projections provided in August do not reflect the detailed annual budgeting process that Information Resources historically completes in the fourth quarter.

        The projections provided in August indicate a range of earnings before interest and income taxes for 2004 of $4 million to $14 million. According to Information Resources, this wide range is indicative of the potential variability of certain aspects of Information Resources' business. According to Information Resources, the 2004 projections provided in August differ from the projections provided in April due to a variety of factors, including:

  •
  possibly a lower level of business with Procter & Gamble as Information Resources works through its transition,

  •
  more conservative estimates around the success and timing of new products,

  •
  potentially lower growth rates of the U.S. Panel and Analytics business of Information Resources, and

  •
  expected increases in legal expenses due to recent developments in the antitrust litigation and the upcoming trial.

  Concerning the Projections.

        Neither the projections provided in April nor the projections provided in August were intended as guidance, nor were they prepared with a view to public disclosure or compliance with guidelines of the

Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding projections or forecasts. Neither set of projections has been examined or compiled by Information Resources' certified public accountants. The projections provided in August are included in this prospectus to give Information Resources stockholders access to information that was not publicly available and that Information Resources provided to Symphony Technology II-A, L.P., Gingko Corporation and its representatives. Information Resources' internal financial forecasts (upon which both sets of projections were based in part) are, in general, prepared solely for internal use in capital budgeting and other management decisions and are subjective in many respects (and thus susceptible to interpretations and periodic revision based on actual experience and business developments). Both sets of projections also reflect numerous assumptions, all made by Information Resources' management, with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Information Resources' control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially better or worse than those contained in the projections. The inclusion of the projections in this prospectus should not be regarded as an indication that Information Resources, Symphony Technology II-A, L.P., Gingko Corporation or any of their respective affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Indeed, Gingko Acquisition Corp. and Gingko Corporation prepared their own estimates of Information Resources' operating performance, and Gingko Acquisition Corp. and Gingko Corporation did not base their prior offer or the offer on either the projections provided in April or the projections provided in August. Information Resources, Symphony Technology II-A, L.P., and/or any of their affiliates and/or representatives have not made and do not make any representation to any person regarding the ultimate performance of Information Resources compared to the information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the projections are shown to be in error.

        Additional Information.    Information Resource is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with that statute files periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Information Resources is required to disclose in its proxy statements certain information, as of particular dates, concerning Information Resources' directors and officers, their remuneration, stock options granted to them, the principal holders of Information Resources' securities and any material interest of those persons in transactions with Information Resources. Such reports, proxy statements and other information may be inspected at the public reference room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. Information Resources stockholders may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of that material can also be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or free of charge at the Web site maintained by the SEC at http://www.sec.gov. Such information should also be on file at the NASDAQ Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

Certain Information Concerning Gingko Acquisition Corp. and Gingko Corporation.

        Gingko Acquisition Corp. is a Delaware corporation incorporated on June 13, 2003, with principal executive offices c/o Symphony Technology Group, 4015 Miranda Avenue, 2nd Floor, Palo Alto, California 94304. The telephone number of Gingko Acquisition Corp.'s principal executive offices is (650) 935-9500. To date, Gingko Acquisition Corp. has engaged in no activities, other than those incident to its formation, the prior offer, the execution and delivery of the merger agreement, the commencement of the offer and the other transactions contemplated by the merger agreement and the other documents contemplated thereby. Gingko Acquisition Corp. is a wholly owned subsidiary of Gingko Corporation.

        Gingko Corporation is a Delaware corporation incorporated on June 13, 2003, with principal executive offices c/o Symphony Technology Group, 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of Gingko Corporation's principal executive offices is (650) 935-9500. To date, Gingko Corporation has engaged in no activities other than those incident to its formation, the prior offer, the execution and delivery of the merger agreement, the Symphony and Tennenbaum commitment letters, as defined in "—Source and Amount of Funds" below, and the other transactions contemplated by the merger agreement.

        Gingko Corporation is, as of September 8, 2003, wholly owned by Symphony Technology II-A, L.P. At the closing of the purchase of shares pursuant to the offer, Symphony Technology II-A, L.P. will own 36.2% of the equity of Gingko Corporation and entities affiliated with Tennenbaum & Co., LLC will own the remaining 63.8% of the equity of Gingko Corporation.

        Symphony Technology II-A, L.P. is a Delaware limited partnership which makes investments for long-term appreciation. Its principal executive offices are at 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of Symphony Technology, II-A, L.P.'s principal executive offices is (650) 935-9500. Symphony Technology II GP, LLC is the sole general partner of Symphony Technology II-A, L.P.

        Symphony Technology II GP, LLC is a Delaware limited liability company with principal executive offices at 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of Symphony Technology II GP, LLC's principal executive offices is (650) 935-9500. Symphony Technology II GP, LLC makes all of the investment decisions on behalf of Symphony Technology II-A, L.P.

        Dr. Romesh Wadhwani is the Managing Director of Symphony Technology II GP, LLC and either has sole authority and discretion to manage and conduct the affairs of Symphony Technology II GP, LLC or has veto power over the management and conduct of Symphony Technology II GP, LLC. Dr. Wadhwani's principal occupation or employment is presently as Managing Director of Symphony Technology II GP, LLC. Dr. Wadhwani's principal occupation or employment for the last five years is as follows: Vice Chairman of i2 Technologies, Inc. (June 2000-September 2002), and Chairman and Chief Executive Officer of Aspect Development, Inc. (January 1991-June 2000). Dr. Wadhwani's business address is 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. Dr. Wadhwani is a U.S. citizen.

        Each of Tennenbaum & Co., LLC and its affiliate, Tennenbaum Capital Partners, LLC, is a Delaware limited liability company. Tennenbaum & Co., LLC is the managing member of Tennenbaum Capital Partners, LLC. The principal business of Tennenbaum & Co., LLC and Tennenbaum Capital Partners, LLC is to make and manage investments. The principal executive offices of Tennenbaum Capital Partners, LLC, Tennenbaum & Co., LLC and all of the entities affiliated with Tennenbaum & Co., LLC which are investing in Gingko Corporation are located at 11100 Santa Monica Boulevard, Suite 210, Los Angeles, California 90025. The telephone number of the principal executive offices of all of the entities affiliated with Tennenbaum & Co., LLC which are investing in Gingko Corporation is (310) 566-1000.

        Michael E. Tennenbaum is the Managing Member of Tennenbaum & Co., LLC, which has been Mr. Tennenbaum's principal occupation or employment for the last five years. Mr. Tennenbaum's business address is 11100 Santa Monica Boulevard, Suite 210, Los Angeles, California 90025. Mr. Tennenbaum is a United States citizen. Tennenbaum & Co., LLC has no executive officers.

        The entities affiliated with Tennenbaum & Co., LLC investing in Gingko Corporation consist of:

  •
  Special Value Absolute Return Fund, LLC, a Delaware limited liability company whose managing member (through an intervening Tennenbaum entity) is Tennenbaum Capital Partners, LLC;

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  Special Value Bond Fund II, LLC, a Delaware limited liability company whose managing member (through an intervening Tennenbaum entity) is Tennenbaum & Co., LLC; and

  •
  a separate account managed by Tennenbaum Capital Partners, LLC.

As used in this prospectus, the term "Tennenbaum Entities" refers collectively to Special Value Absolute Return Fund, LLC, Special Value Bond Fund II, LLC and the separate account managed by Tennenbaum Capital Partners, LLC. Upon Gingko Acquisition Corp.'s purchase of shares pursuant to the offer, Special Value Absolute Return Fund, LLC, Special Value Bond Fund II, LLC and the separate managed account will own 40.8%, 22.6% and 0.4%, respectively, of the equity of Gingko Corporation.

        The name, business address, principal occupation or employment, five-year employment history and citizenship of each director and executive officer of Gingko Corporation and Gingko Acquisition Corp., and certain other information are set forth in the schedule attached as Annex C to this prospectus.

        During the past five years, none of Gingko Acquisition Corp., Gingko Corporation, Symphony Technology II-A, L.P., Symphony Technology II GP, LLC, the Tennenbaum Entities, Mr. Tennenbaum, the trust or any of the persons listed in the schedule attached as Annex C to this prospectus has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of a violation of U.S. federal or state securities laws.

        Except as set forth elsewhere in this prospectus:

  •
  none of Gingko Acquisition Corp., Gingko Corporation, Symphony Technology II-A, L.P., Symphony Technology II GP, LLC, the trust or the Tennenbaum

  Entities, (or to the best of their knowledge, the persons listed in the schedule attached as Annex C to this prospectus or any associate or majority-owned subsidiary of Gingko Acquisition Corp., Gingko Corporation, Symphony Technology II-A, L.P., Symphony Technology II GP, LLC, Dr. Wadhwani, Mr. Tennenbaum, the trust and the Tennenbaum Entities or of any of the persons so listed) beneficially owns or has a right to acquire any shares or any other equity securities of Information Resources;

  •
  none of Gingko Acquisition Corp., Gingko Corporation, Symphony Technology II-A, L.P., Symphony Technology II GP, LLC, Dr. Wadhwani, Mr. Tennenbaum, the trust or the Tennenbaum Entities or to the best of their knowledge, the persons or entities referred to parenthetically above has effected any transaction in the shares or any other equity securities of Information Resources during the past 60 days; and

  •
  none of Gingko Acquisition Corp., Gingko Corporation, Symphony Technology II-A, L.P., Symphony Technology II GP, LLC, Dr. Wadhwani, Mr. Tennenbaum, the trust or the Tennenbaum Entities or to the best of their knowledge, the persons listed in the schedule attached as Annex C to this prospectus, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Information Resources (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

        Except as set forth below and elsewhere in this prospectus:

  •
  during the two years before the date of this prospectus, there have been no transactions between Gingko Acquisition Corp., Gingko Corporation, Symphony Technology II-A, L.P., Symphony Technology II GP, LLC, Dr. Wadhwani, Mr. Tennenbaum, the Tennenbaum Entities, the trust or any of their respective subsidiaries or, to Gingko Acquisition Corp.'s, Gingko Corporation's, Symphony Technology II-A, L.P.'s, Symphony Technology II GP, LLC's, Dr. Wadhwani's, Mr. Tennenbaum's, the trust's or the Tennenbaum Entities' knowledge, any of the persons listed in the schedule attached as Annex C to this prospectus, on the one hand, and Information Resources or any of its executive officers, directors or affiliates, on the other hand, that would require reporting under Securities and Exchange Commission rules and regulations; and

  •
  during the two years before the date of this prospectus, there have been no contracts, negotiations or transactions between Gingko Acquisition Corp., Gingko Corporation, Symphony Technology II-A, L.P., Symphony Technology II GP, LLC, Dr. Wadhwani, the Tennenbaum Entities, the trust or any their respective subsidiaries or, to Gingko Acquisition Corp.'s, Gingko Corporation's, Symphony Technology II-A, L.P.'s, Symphony Technology II GP, LLC's, Dr. Wadhwani's, Mr. Tennenbaum's, the trust's or the Tennenbaum Entities' knowledge, any of the persons listed in the schedule attached as Annex C to this prospectus, on the one hand, and Information Resources or any of its subsidiaries or affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

Source and Amount of Funds

        Gingko Acquisition Corp. will need approximately $114 million to purchase all shares pursuant to the offer, to pay $10 million into an escrow account to pay expenses relating to the antitrust litigation and to pay related fees and expenses. It is anticipated that $110 million of the funds Gingko Acquisition Corp. will need to acquire all of the outstanding shares and to pay the $10 million of lawsuit related expenses into the escrow account will be provided through the sale of Gingko Corporation's common stock for cash to Symphony Technology II-A, L.P. and the Tennenbaum Entities. Symphony Technology II-A, L.P. has entered into a commitment letter (referred to in this prospectus as the "Symphony commitment letter") dated September 7, 2003 with Information Resources and Gingko Corporation evidencing the commitment of Symphony Technology II-A, L.P. to purchase up to $40 million of Gingko Corporation common stock, which commitment is conditioned on the conditions precedent to the offer and the merger. Symphony Technology II-A, L.P. has sufficient binding capital commitments that it intends to draw upon in order to satisfy its obligation to purchase up to $40 million of Gingko Corporation common stock. In addition, Tennenbaum Capital Partners, LLC has, on behalf of the Tennenbaum Entities, entered into a commitment letter (referred to in this prospectus as the "Tennenbaum commitment letter") dated September 7, 2003 with Symphony Technology II-A, L.P. and Gingko Corporation, evidencing the commitment of the Tennenbaum Entities to provide a portion of the funds necessary to successfully complete the offer by purchasing up to $65 million of Gingko Corporation common stock in a 65/40 ratio to Symphony Technology II-A, L.P.'s concurrent purchases of up to $40 million of Gingko Corporation common stock, subject to certain conditions including:

  •
  not less than approximately 53% of the shares having been validly tendered and accepted pursuant to the offer and purchased by Gingko Corporation;

  •
  satisfaction or waiver of all of the other conditions precedent to Gingko Corporation's obligations to consummate the offer or the merger; and

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  Gingko Corporation having received net cash proceeds from Symphony Technology II-A, L.P. and any permitted co-investors for the issuance to Symphony Technology II-A, L.P. and any permitted co-investors of Gingko Corporation common stock in an amount equal to $40 million (or such lesser amount as shall be equal to the sum of (x) Symphony Technology II-A, L.P.'s, and any permitted co-investors' proportionate share of the amount necessary to complete the offer or the merger, as applicable, and (y) such amount as shall be needed to fund the initial $5 million due under the contingent value rights agreement).

In addition, the Tennenbaum Entities shall purchase from Gingko Corporation, concurrently with consummation of the offer and subject to the conditions above, an additional $5,383,772 of Gingko Corporation common stock. Pursuant to the Tennenbaum commitment letter, if the recapitalization (as defined below) does not occur concurrently with the merger, the Tennenbaum Entities have also committed to provide a portion of the funds necessary to consummate the merger by purchasing from Gingko Corporation, in a 65/40 ratio to Symphony Technology II-A, L.P.'s concurrent purchases from Gingko Corporation of Gingko Corporation common stock, additional Gingko Corporation common stock in an amount of up to the difference of (1) $65 million minus (2) the amount purchased by the Tennenbaum Entities in connection with the financing necessary to successfully complete the offer. The Tennenbaum commitment letter also obligates Symphony Technology II-A, L.P. to pay for expenses incurred by Gingko Corporation or Tennenbaum & Co., LLC (but not Information Resources, which will cover its own expenses) in connection with the offer and related transactions which will satisfy amounts obligated to be paid in excess of $110 million.

        In his capacity as a limited partner of Symphony Technology II-A, L.P. and pursuant to a capital call by it, Dr. Romesh Wadhwani will be providing $40 million to Symphony Technology II-A, L.P. and its affiliates in order to enable Symphony Technology II-A, L.P. to satisfy its capital contribution obligations to Gingko Corporation under the Symphony commitment letter (subject to satisfaction of the conditions set forth in the Symphony commitment letter). In addition, Dr. Wadhwani will provide amounts necessary to satisfy Symphony Technology II-A, L.P.'s expense reimbursement obligations under the Tennenbaum commitment letter. Dr. Wadhwani is the Chief Executive Officer and Managing Director of Symphony Technology II GP, LLC, the sole general partner of Symphony Technology II-A, L.P. A portion of this equity contribution may be refinanced by Symphony Technology II-A, L.P. at or after the offer or merger through outside sources.

        As further described in the Tennenbaum commitment letter, the parties plan to recapitalize Gingko Corporation and Information Resources (referred to in this prospectus as the "recapitalization") on or after the merger such that, following the recapitalization, the aggregate debt of Gingko Corporation and Information Resources will be approximately $115 million less any amount available to be borrowed under the credit facility expected to be obtained by Information Resources in connection with the recapitalization. Pursuant to the recapitalization, Gingko Corporation would redeem for cash a portion of Gingko Corporation common stock issued to the Tennenbaum Entities and Symphony Technology II-A, L.P. (and any permitted co-investors) as further described below under "—Purpose of the Offer; Plans for Information Resources; Stockholder Approval; Appraisal Rights; The Merger Agreement". If less than 90% of the issued and outstanding shares of Information Resources common stock are purchased by Gingko Acquisition Corp. pursuant to the offer (including shares purchased during any subsequent offering period), the redemption price payable in the recapitalization per share of the Gingko Corporation common stock held by the Tennenbaum Entities and Symphony Technology II-A, L.P. and shall be adjusted to provide, for the period beginning upon completion of the financing of the offer through the date the merger is completed, a 12% per annum return, compounded daily, on the aggregate amount advanced by the Tennenbaum Entities (including up to $65 million to finance the offer and approximately $5 million to finance the antitrust litigation), and on

$5 million of the amount advanced by Symphony Technology II-A, L.P. and any permitted co-investors. If the recapitalization does not occur simultaneously with the merger, the redemption price payable in the recapitalization per share of Gingko Corporation common stock shall also be adjusted to provide, for the period beginning on the date the merger is completed through the date the recapitalization is completed, an annual return equal to the sum of three-month LIBOR (as defined below) plus 7.5%, compounded daily, on the aggregate amount advanced by the Tennenbaum Entities (including up to $65 million to finance the offer and the merger and approximately $5 million to finance the antitrust litigation) and on $5 million advanced by Symphony Technology II-A, L.P. and any permitted co-investors. Any adjustment to the redemption price per share of Gingko Corporation common stock held by the Tennenbaum Entities and Symphony Technology II-A, L.P. (and any permitted co-investors) will be payable only if the recapitalization is completed.

        "LIBOR" or the London InterBank Offered Rate is the rate on dollar-denominated deposits, also known as Eurodollars, traded between banks in London. The index is quoted for one month, three months, six months as well as one-year periods.

        Gingko Acquisition Corp. currently has no alternative financing arrangements or plans if financing is not obtained through the Symphony and Tennenbaum commitment letters. Gingko Corporation intends to refinance a portion of the financing necessary to complete the offer and the merger pursuant to the recapitalization as described below in "—Purpose of the Offer; Plans for Information Resources; Stockholder Approval; Appraisal Rights; The Merger Agreement" and the Tennenbaum commitment letter.

        The offer is not conditioned upon any financing arrangements.

        Copies of the Tennenbaum commitment letter and the Symphony commitment letter are filed as exhibits 99.1 and 99.2, respectively, to the registration statement in which this prospectus is included. You should read the entire text of those exhibits to fully understand the terms of those commitment letters.

Background of the Offer

        In connection with reviewing and revising the Information Resources' business plan, the Information Resources board of directors has from time to time reviewed and considered certain strategic alternatives for Information Resources. On February 15, 2001, in response to an unsolicited indication of interest from a third party to acquire Information Resources and in light of market developments, including the proposed merger of The A.C. Nielsen Co. with VNU, N.V., the Information Resources board of directors engaged a financial advisor to assist them in exploring Information Resources' strategic alternatives, including the possible sale of Information Resources. At the time of this engagement Information Resources common stock was trading at approximately $5.50 per share, near its then-historic lows.

        In the course of its engagement, the financial advisor, Information Resources' management and the Information Resources board of directors contacted approximately 15 parties. The ensuing discussions resulted in five signed confidentiality agreements, senior-level meetings with three parties and detailed discussions with one party that resulted in a preliminary indication of interest. In May 2001, the party providing the preliminary indication of interest proposed either to acquire Information Resources for $7 to $9 per share, or to acquire a minority stake in Information Resources for $8 to $10 per share. Information Resources common stock was then trading at approximately $9 per share. The party later revised its indication of interest to acquire a minority interest at an unspecified price. Information Resources decided to terminate discussions because the party was interested only in acquiring a minority interest at a discount to current market prices and the Information Resources board of directors believed that having this party as a minority partner could limit other value maximizing opportunities in the future. By October 2001, the price of Information Resources common stock had risen to $10.34 per share, due in part to improved operating results. The Information Resources board of directors determined that none of the alternatives explored with its financial advisor was preferable to maintaining operations on a stand-alone basis. Accordingly, the Information Resources board of directors terminated the engagement with the financial advisor effective as of April 30, 2002.

        During the period from November 2001 to December 2002, Information Resources concentrated on executing its business plan. As a result of the impact of what Information Resources believes to have been anti-competitive behavior by The A.C. Nielsen Co., Information Resources continued to face a number of challenges, including challenges to its ability to respond to trends in the consumer packaged goods industry and general economic conditions. Specifically, increasing customer consolidation among consumer packaged goods manufacturers caused the overall market for retail tracking services to contract. In addition, retail tracking services offered by Information Resources and its competitors, particularly in the U.S., began to cover less of the total marketplace than in prior years as a result of the decision by Wal-Mart in May of 2001 to discontinue providing its point-of-sale data to third party data suppliers, including Information Resources and The A.C. Nielsen Co., and the emergence and growth of new channels of trade that do not release point-of-sale data for inclusion in retail tracking services. During this period, Information Resources also experienced increased losses from its German operations as a result of difficulties experienced by Information Resources' German subsidiary in transitioning German production to the U.S. and transitioning its German customers to a new scan-based service. As a result of these events, Information Resources reported lower earnings in 2002 than in 2001. The per share price of Information Resources common stock decreased from $7.30 on November 1, 2001 to $3.16 on December 9, 2002.

        Following three years of cost reduction initiatives and in an effort to better align costs with revenues, on December 10, 2002 Information Resources announced further plans to eliminate approximately 5% of its total workforce in the U.S. and Europe. On December 13, 2002, Information Resources announced that it had been informed by Procter & Gamble that it decided not to renew its U.S. retail tracking business with Information Resources. The price per share of Information Resources common stock dropped from a closing price of $3.00 on December 12, 2002 to $1.55 the following week. The Information Resources board of directors and Information Resources' management engaged in a review of the retail tracking business to assure that the business could be carried forward effectively following the loss of this major customer, particularly in light of the high fixed-cost nature of Information Resources' business and ongoing capital requirements. At the same time, the Information Resources board of directors considered it prudent to continue its ongoing review of the strategic alternatives that were open to Information Resources, including:

  •
  remaining independent and engaging in further restructuring activities;

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  seeking additional funds in the capital markets or through private investment;

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  selling some of the assets or businesses of Information Resources; or

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  selling the entire enterprise.

        In late July 2002 and in mid-September 2002, Information Resources and William Blair met to discuss various financing alternatives. Information Resources and William Blair informally continued these discussions through the fall of 2002. In light of the developments in Information Resources' business described above and the risks that these developments posed to Information Resources' business, the Information Resources board of directors authorized Information Resources to enter into a formal engagement letter with William Blair to assist Information Resources in exploring a broader range of strategic alternatives effective as of January 3, 2003.

        In early February 2003, William Chisholm from Symphony Technology II-A, L.P. contacted Information Resources' Chief Financial Officer, Andrew Balbirer, to initiate discussions with respect to a potential transaction involving Symphony Technology II-A, L.P. and Information Resources. On February 18, 2003, members of senior management from Symphony Technology II-A, L.P. and Information Resources held a telephonic meeting during which they discussed a potential transaction involving the two entities. On February 19, 2003, Symphony Technology II-A, L.P. signed a confidentiality agreement with Information Resources. Representatives from Symphony Technology II-A, L.P., Information Resources and William Blair met on March 4, 2003 to discuss a possible transaction. At the March 4, 2003 meeting, Symphony Technology II-A, L.P. indicated a desire to explore a transaction with Information Resources on an exclusive basis. However, in light of the strategic alternatives review process underway, the Information Resources board of directors and Information Resources' management rejected Symphony Technology II-A, L.P.'s request, but encouraged Symphony Technology II-A, L.P. to proceed as part of the Information Resources' strategic alternatives review process.

        Information Resources publicly announced the engagement of William Blair on February 26, 2003. In the course of its engagement, William Blair contacted, or was contacted by, 85 parties (including 40 strategic parties, 42 financial parties and three former industry executives), 46 of whom signed confidentiality agreements with Information Resources and received Information Resources' descriptive memorandum.

        Information Resources and William Blair asked the parties to submit written, non-binding indications of interest with respect to a possible transaction with Information Resources by April 10, 2003. In response, William Blair received non-binding preliminary indications of interest from 20 parties. The Information Resources board of directors reviewed these initial indications of interest at a telephonic meeting held on April 15, 2003. Fifteen parties, with indications of interest ranging in value from $40 million to $210 million, proposed to acquire Information Resources prior to conducting a detailed due diligence investigation of Information Resources' business. None of the initial indications of interest for Information Resources contemplated any sharing with Information Resources' existing stockholders of the potential recovery from the lawsuit filed by Information Resources against The Dun & Bradstreet Corp., The A.C. Nielsen Co. and IMS International, Inc. in the United States District Court for the Southern District of New York entitled Information Resources, Inc. v. The Dun & Bradstreet Corp., et al. No. 96 CIV. 5716. Five parties, with indications of interest ranging in value from $40 million to $80 million, proposed to acquire Information Resources' Panel and Testing business line only.

        During the April 15, 2003 meeting, the Information Resources board of directors also reviewed certain other strategic alternatives that were available to Information Resources. As of April 15, 2003, Information Resources' market capitalization was approximately $35 million. The Information Resources board of directors determined that, given market conditions and Information Resources' existing market capitalization, capital structure and financial performance, obtaining additional funds in the capital markets or through private investment would be highly dilutive and as such was not in the best interests of Information Resources' stockholders. The Information Resources board of directors further determined that, as a result of the potential complications in separating business divisions, a sale of the entire company was preferable to a sale of individual business lines. Nevertheless, the Information Resources board of directors decided to continue its dialogue with the highest bidder interested in acquiring only Information Resources' Panel and Testing business to keep Information Resources' options open and maintain its flexibility in the strategic alternatives review process.

        During its deliberations at the April 15, 2003 meeting, the Information Resources board of directors also determined that, unless the purchase price included significant value for the antitrust litigation, any transaction involving the sale of Information Resources would need to be structured so that the existing stockholders would retain a right to all or a portion of any proceeds from the antitrust litigation. The Information Resources board of directors believed that, until the ultimate amount of the recovery in the antitrust litigation was finally adjudicated, such recovery would likely be undervalued by third parties as a result of uncertainty as to the amount and timing of a jury award, if any, the third parties' lack of knowledge of the full merits of Information Resources' claims and the inability of third parties to review much of the evidence in the antitrust litigation due to applicable protective orders. In addition, the Information Resources board of directors believed that, while neither Information Resources nor any purchaser could determine the value of any potential recovery, the antitrust litigation nonetheless constituted a potentially valuable asset.

        On April 23, 2003, Information Resources reported its results for the first quarter ended March 31, 2003. The price per share of Information Resources common stock increased from $1.36 to $1.55 per share the following day. On April 29, 2003, the U.S. District Court issued two rulings related to the antitrust litigation that were favorable to Information Resources. The price per share of Information Resources common stock increased from $1.56 on April 29, 2003 to $2.35 on April 30, 2003 following announcement of the favorable rulings.

        In response to the initial indications of interest described above, Information Resources and William Blair invited ten parties to meet individually with Information Resources' management and to participate in follow-up conference calls with management to clarify the information provided to them and to ask additional questions. Two of the parties invited to these meetings, including the highest bidder at the initial stage, declined to participate. These meetings began on April 29, 2003 and concluded on May 8, 2003. During each of these meetings, Information Resources' management provided the parties with a detailed overview of its business and presented certain additional information on the antitrust litigation consistent with applicable protective orders.

        In early May 2003, Information Resources' management and William Blair invited the parties to participate in follow-up diligence calls with respect to Information Resources' business. Four parties requested these follow-up conference calls, including Symphony Technology II-A, L.P. After this additional diligence, William Blair asked the eight parties that met with management to submit revised indications of interest by May 12, 2003. The revised indications of interest were required to include the following information:

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  an indication of value for Information Resources including the antitrust litigation;

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  an indication of value ascribed specifically to the antitrust litigation; and

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  a mark-up of the deal protection, conditions to closing and termination provisions included in a draft merger agreement furnished by Information Resources.

William Blair informed the parties that the Information Resources board of directors was very focused on maximizing the overall value of any transaction, including maximizing the participation by the existing Information Resources stockholders in any recovery from the antitrust litigation.

        On May 13, 2003, the Information Resources board of directors held a telephonic meeting with its legal and financial advisors and with Information Resources' trial counsel in the antitrust litigation. The Information Resources board of directors reviewed the history and status of the antitrust litigation and the relative benefits of potential mechanisms for sharing antitrust litigation proceeds.

        At meetings held on May 14 and May 15 and telephonically on May 20, 2003, the Information Resources board of directors reviewed with its legal and financial advisors the status of the strategic alternatives review process, including the revised indications of interest received from eight parties. To varying degrees, the parties indicated a willingness to have the existing stockholders retain an interest in a portion of any antitrust litigation proceeds. However, no party that proposed to acquire all of Information Resources would agree to allow Information Resources' existing stockholders to retain 100% of any antitrust litigation proceeds or full control over prosecution of the antitrust litigation. Seven indications of interest valued Information Resources (including the right to 100% of the antitrust litigation) from $78 million to $130 million. Symphony Technology II-A, L.P.'s indication of interest proposed an aggregate cash purchase price of $110 million for Information Resources, including 100%

of the antitrust litigation, or a cash purchase price ranging from $88 million to $93.5 million and a 50% interest in any proceeds from the antitrust litigation. The party providing an expression of interest valuing all of Information Resources and 100% of the antitrust litigation between $110 million to $130 million later revised its indication of interest to $80 million for all of Information Resources and at least a 51% interest in the antitrust litigation (including a $10 million commitment to fund the antitrust litigation). One party proposed to acquire only the Panel, Testing and Analytics business for $85 million to $100 million, provided that there was assurance that Information Resources' other business lines would continue to provide data to the divested line. The Information Resources board of directors considered a sale of the Panel, Testing and Analytics business, but determined that such a sale was not a viable alternative due to the expense and difficulty associated with separating this business line from Information Resources' other business lines. At these meetings, Information Resources' management and William Blair updated the Information Resources board of directors regarding the results of their efforts to pursue other alternative transactions with potential strategic and technology partners, none of which resulted in a firm indication of interest.

        Based on the revised indications, the Information Resources board of directors eliminated all but four parties, each of whom was interested in acquiring the company as a whole. The eliminated parties had indications of interest valuing all of Information Resources (including the antitrust litigation) from $78 million to $90 million. Of the four remaining indications of interest, the Information Resources board of directors considered Symphony Technology II-A, L.P.'s indication of interest superior because:

    •
    its cash offer price, together with the perceived value to Information Resources' stockholders of sharing in a substantial portion of the potential proceeds of the antitrust litigation, reflected the highest overall value relative to the other indications of interest;

    •
    it was based on more thorough diligence than the other indications of interest;

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    the indication of interest included a full mark-up of the deal protection, conditions to closing and termination provisions proposed by Information Resources in its draft merger agreement; and

    •
    Symphony Technology II-A, L.P. indicated a desire to execute definitive agreements within two weeks.

        The Information Resources board of directors directed management and William Blair to invite Symphony Technology II-A, L.P. into the final round and to conduct further due diligence, but not to grant it exclusivity, as Symphony Technology II-A, L.P. had again requested. The Information Resources board of directors also instructed William Blair to continue discussions with the next three most attractive bidders in order to further clarify elements of their indications of interest. The Information Resources board of directors decided that, if Symphony Technology II-A, L.P. sufficiently improved its offer, Information Resources would grant it the opportunity for expedited additional due diligence. On May 16, 2003, Symphony Technology II-A, L.P. orally submitted a revised indication of interest that would provide $105 million cash consideration to the stockholders, give the stockholders a 50% interest in any proceeds from the antitrust litigation and provide $10 million to fund the antitrust litigation. Following further negotiations with the Information Resources board of directors and Information Resources' management, Symphony Technology II-A, L.P. subsequently increased the cash portion of its indication of interest to $107.5 million. However, it was unwilling to reduce its stake in any proceeds of the antitrust litigation below 50%.

        Upon consultation with Information Resources' legal advisors and management, the Information Resources board of directors determined that a contingent value rights arrangement would be preferable to a liquidating trust arrangement, for the principal reason that a liquidating trust arrangement would likely require a valuation of the antitrust litigation for federal tax purposes that would result in tax liability to Information Resources stockholders at closing and would likely differ from the final judicial determination of Information Resources' claims in the antitrust litigation. The

Information Resources board of directors believed that an unregistered, non-transferable security was an appropriate mechanism because they were concerned that a trading market in the contingent value rights might materially harm Information Resources and its stockholders in the antitrust litigation and because no party would at that time consider proceeding with a transaction structure in which a registered security that was tied to the antitrust litigation was issued.

        On May 19, 2003, Information Resources and Symphony Technology II-A, L.P. agreed to negotiate on a non-exclusive basis for a two-week period. Information Resources agreed to reimburse Symphony Technology II-A, L.P. for up to $750,000 of its out-of-pocket fees and expenses if Information Resources unilaterally terminated negotiations or failed to negotiate in good faith, or if Information Resources' management and Symphony Technology II-A, L.P. reached agreement on the material terms of a transaction which the Information Resources board of directors did not approve.

        During this two-week period, Symphony Technology II-A, L.P. conducted substantial due diligence and began negotiating a definitive merger agreement and related documents. During negotiations, Symphony Technology II-A, L.P. and Information Resources agreed that the mechanism for sharing any potential recovery from the antitrust litigation would be a contingent value rights arrangement. The parties agreed that the contingent value rights would not be transferable, except by will, upon death, or by operation of law, and would not be registered securities for which a public market would exist after consummation of the transaction. Information Resources' management and William Blair also clarified with the respective third parties certain elements of the other three final indications of interest with respect to:

  •
  their proposed value assuming the maximum amount of the antitrust litigation proceeds they would be willing to share with Information Resources stockholders;

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  their willingness to proceed on a non-exclusive basis; and

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  their contemplated capital structure to finance the transaction.

None of these parties indicated a willingness to issue any form of tradable security as a vehicle for participation in a recovery of proceeds from the antitrust litigation. During the process of clarifying the other three indications of interest, one party indicated a willingness to consider permitting the existing Information Resources stockholders to retain 100% of any antitrust litigation proceeds. However, the Information Resources board of directors determined that the cash component of the purchase price under this party's indication of interest was substantially inferior to Symphony Technology II-A, L.P.'s indication of interest.

        On May 21, 2003, the U.S. District Court set a trial date of September 20, 2004 for the antitrust litigation. The price per share of Information Resources common stock increased from $2.80 on May 20, 2003 to $3.48 on May 22, 2003.

        On May 27, 2003, the Information Resources board of directors again met to discuss, in general, Information Resources' strategic alternatives and, in particular, Symphony Technology II-A, L.P.'s revised indication of interest. On May 30, 2003, the Information Resources board of directors met to discuss the then-current top four indications of interest. The Information Resources board of directors directed management to continue its agreement with Symphony Technology II-A, L.P. to negotiate on a non-exclusive basis until June 12, 2003. The Information Resources board of directors also discussed in detail the remaining three indications of interest and instructed management and William Blair to pursue discussions with the next highest bidder. Information Resources then informed the next highest bidder that it had been selected to move into the final round of due diligence and negotiations, but that it would have to improve its offer if it wished to be competitive with the leading bidder. On June 4, 2003, another of the parties that had provided one of the top four indications of interest submitted a revised indication of interest for $102.5 million in cash (after providing $10 million to fund the antitrust litigation) for the business and 50% of any proceeds from the antitrust litigation. On

June 5, 2003, Information Resources and the next highest bidder Party held a conference call to discuss the business and the antitrust litigation. On June 9, 2003, the next highest bidder informed Information Resources that it was not willing to increase its offer.

        Throughout June 2003, the Information Resources board of directors met and reviewed updates with William Blair and Information Resources' management regarding the revised indications of interest. On June 11, 2003, following completion of its due diligence, Symphony Technology II-A, L.P. submitted a revised indication of interest of $97.5 million cash consideration to the stockholders, 50% interest in any proceeds from the antitrust litigation and $10 million to fund the antitrust litigation. On June 13 and 14, 2003, Information Resources, Symphony Technology II-A, L.P. and their advisors continued to negotiate, resulting in Symphony Technology II-A, L.P. submitting a revised indication of interest to acquire Information Resources for $100 million in cash, a 60% participation by the Information Resources stockholders in the net proceeds of the antitrust litigation and $10 million to fund the antitrust litigation. The Information Resources board of directors determined that the total value of Symphony Technology II-A, L.P.'s revised indication of interest was superior to that of each of the remaining bidders.

        Additionally, Information Resources informed Gingko Acquisition Corp. and Gingko Corporation that it has a net operating loss (referred to in this prospectus as an "NOL") carryforward of approximately $116.8 million for U.S. federal income tax purposes. In general, this NOL would be available to reduce taxable income in future years. However, following a change of control, the Internal Revenue Code imposes rules which generally have the effect of limiting the amount of NOL benefit that may be claimed each year. Information Resources disclosed the amount of its NOL in its 2002 Form 10-K and to all parties that received Information Resources' descriptive memorandum, including Symphony Technology II-A, L.P. The Information Resources board of directors and Information Resources' management considered the benefit of the NOL throughout the negotiations with Symphony Technology II-A, L.P., its discussions with other bidders and its consideration of other strategic alternatives. In the course of negotiations, Symphony Technology II-A, L.P. consistently stated that its offer price assumed that Information Resources would retain all of its tax attributes after closing of any transaction, including the NOL, and therefore, Symphony Technology II-A, L.P. was not willing to share the benefit of any NOLs with the contingent value rights holders. Nevertheless, in light of the NOLs and the other tax benefits that may accrue to Information Resources in respect of the contingent value rights structure and payments, the parties compromised and agreed to an assumed tax rate that was lower than the anticipated highest applicable combined federal and state income tax rate to be applied to any proceeds of the antitrust litigation in calculating the contingent value rights payment amount.

        On June 17, 2003, the Information Resources board of directors and its advisors held a telephonic meeting to review the terms of Symphony Technology II-A, L.P.'s draft agreements. Representatives from William Blair reviewed with the Information Resources board of directors the process pursued to find the most attractive strategic alternative for Information Resources' stockholders, the value of Symphony Technology II-A, L.P.'s most recent indication of interest, Information Resources common stock price and volume data and various analyses of Information Resources' historical and projected operating performance. At this meeting, representatives from Winston & Strawn, Information Resources' special outside legal counsel, also summarized for the Information Resources board of directors the material provisions of the draft merger agreement and contingent value rights agreement as negotiated to that point. In addition, the Winston & Strawn representatives discussed the Information Resources board of directors' fiduciary duties under Delaware law in the context of a change in control transaction.

        Negotiations and due diligence continued with Symphony Technology II-A, L.P. during the next two weeks. Due to concerns that Information Resources might not successfully reach an acceptable definitive merger agreement and/or contingent value rights agreement with Symphony Technology II-A, L.P., the Information Resources board of directors directed management and

William Blair to invite to Information Resources' offices for additional management meetings the party that submitted a revised indication of interest for $102.5 million in cash (after providing $10 million to fund the antitrust litigation) for the business and 50% of any proceeds from the antitrust litigation. That party conducted additional due diligence on June 25-27. On June 27, the Information Resources board of directors held a telephonic meeting at which representatives of William Blair and Winston & Strawn updated the Information Resources board of directors on the course of negotiations regarding the proposed transaction with Symphony Technology II-A, L.P. On June 29, 2003, the Information Resources board of directors held a telephonic meeting at which it:

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  reviewed the final drafts of the merger agreement and contingent value rights agreement for the proposed transaction;

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  reviewed William Blair's updated financial analyses with representatives of William Blair;

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  asked questions and received answers from its legal and financial advisors; and

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  received the oral opinion of William Blair, later confirmed in writing, as to the fairness to Information Resources stockholders, from a financial point of view, of the consideration to be received by such stockholders in the proposed transaction.

The Information Resources board of directors then unanimously approved the transaction with Symphony Technology II-A, L.P.

        On the evening of June 29, 2003, Information Resources, Gingko Corporation and Gingko Acquisition Corp. entered into an Agreement and Plan of Merger for the transaction approved by the Information Resources board of directors (referred to in this prospectus as the "prior transaction"). On the morning of June 30, 2003, Information Resources and Symphony Technology II-A, L.P. issued a joint press release and Information Resources held a conference call with investors to discuss the prior transaction. On July 1, 2003, Information Resources held another conference call with investors to discuss the prior transaction. On July 14, 2003, Gingko Acquisition Corp. commenced an offer (referred to in this prospectus as the "prior offer"), and Information Resources filed its Solicitation/Recommendation Statement on Schedule 14D-9 relating to the prior offer. On July 23, 2003, Information Resources issued a press release announcing its results for the second quarter ended June 30, 2003. On July 24, 2003, Information Resources held a conference call to discuss its second quarter earnings. During the July 24 conference call, Information Resources executives reiterated the principal reasons for Information Resources' recommendation of the prior transaction. On August 1, 2003, Information Resources amended its Solicitation/Recommendation Statement on Schedule 14D-9 to include certain supplemental financial information concerning Information Resources. On August 4, 2003, Gingko Acquisition Corp. and Information Resources agreed to an extension of the expiration date of the prior offer from August 8, 2003 to August 29, 2003.

        Throughout the period following the public announcement of the prior transaction, executives of Information Resources and Gingko Corporation, together with their respective advisors and members of the Information Resources board of directors, discussed the status of the prior offer and the positive and negative reactions from investors, including those expressed on the June 30 and July 1 conference calls. During this period, the Information Resources board of directors held several meetings with its advisors and Information Resources' management to discuss the status and prospects for the prior offer.

        In early August, representatives of Gingko Corporation and Information Resources began to discuss possible changes that might improve the value of the prior offer to Information Resources'

stockholders. These discussions, which actively involved the Information Resources board of directors, resulted in three principal changes to the prior offer:

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  an increase in the participation rights of Information Resources' stockholders in the potential proceeds of the antitrust litigation entitling them to 75% (as opposed to 60%) of any such proceeds above $200 million (subject to certain adjustments, including taxes);

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  the conversion of those rights to a registered, tradable security; and

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  a reduction in the minimum number of shares required to be tendered.

        On August 27, 2003, the Information Resources board of directors and its advisors held a telephonic meeting to review the terms of the new draft agreements. Representatives from William Blair reviewed again with the Information Resources board of directors the process pursued to find the most attractive strategic alternative for the Information Resources stockholders, the terms of the proposed new transaction with Gingko Corporation, Information Resources common stock price and volume data and various analyses of Information Resources' historical and projected operating performance. At this meeting, representatives from Winston & Strawn, Information Resources' special outside legal counsel, also summarized for the Information Resources board of directors the material provisions of the drafts of the merger agreement, the contingent value rights agreement and the declaration of trust, as negotiated to that point and members of the Information Resources board of directors asked questions and received answers from Information Resources' management and Information Resources' advisors concerning pending negotiations. At telephonic meetings held on August 28 and 29, 2003, the Information Resources board of directors discussed with Information Resources' management and its financial and legal advisors the status of negotiations with respect to the revisions to the transaction then under consideration. During the period from August 29 through September 4, 2003, the parties continued to negotiate the transaction documents. On the morning of September 5, 2003, the Information Resources board of directors and its advisors and Information Resources' management held a telephonic meeting. The meeting was adjourned until the evening of September 5. During the evening of September 5, 2003, the Information Resources board of directors reconvened the telephonic meeting. At this meeting, the Information Resources board of directors again discussed with Information Resources' management and Information Resources' advisors the status of the pending negotiations and the drafts of the transaction documents.

        On September 6, 2003, the Information Resources board of directors held a telephonic meeting at which it reviewed the final drafts of the merger agreement, the contingent value rights agreement and the declaration of trust, asked questions and received answers from its legal and financial advisors and Information Resources' management, and received the oral opinion of William Blair as to the fairness to Information Resources' stockholders, from a financial point of view, of the consideration to be received by such stockholders in the proposed transaction. The Winston & Strawn representatives again discussed the Information Resources board of directors' fiduciary duties under Delaware law. The Information Resources board of directors then unanimously approved the new transaction with Gingko Corporation.

        On September 7, 2003, Information Resources, Gingko Corporation and Gingko Acquisition Corp. entered into the merger agreement.

Purpose of the Offer; Plans for Information Resources; Stockholder Approval; Appraisal Rights; The Merger Agreement

        Purpose of the Offer; Plans for Information Resources.    In its offer to purchase, Gingko Acquisition Corp. has disclosed that the purpose of the offer is to acquire control of, and the entire equity interest in, Information Resources. Pursuant to the merger agreement, Gingko Corporation is entitled, as soon as practicable after successful completion of the offer, to seek representation on Information Resources' board of directors and to seek to have Information Resources complete the merger pursuant to the merger agreement. If at least 16,000,000 shares of Information Resources common stock are validly tendered and not withdrawn prior to the expiration date of the offer and Gingko Acquisition Corp. completes the purchase of shares pursuant to the offer, the merger agreement provides that Gingko Corporation will be entitled to designate a number of representatives to serve on Information Resources' board of directors in proportion to its ownership of shares following completion of that purchase. Gingko Corporation currently intends, promptly after consummation of the offer, to exercise this right and to designate one or more persons who are likely to be employees of Gingko Corporation or its affiliates to serve as directors of Information Resources. For certain information regarding each of these persons, see Annex C to this prospectus. The foregoing information and certain other information contained in this prospectus, the Schedule TO of Gingko Acquisition Corp. and the solicitation/recommendation statement on Schedule 14D-9 under the Securities Exchange Act of 1934 filed by Information Resources (referred to in this prospectus as the "Schedule 14D-9") is provided in accordance with the requirements of Section 14(f) of the Securities Exchange Act and Rule 14f-1 under the Securities Exchange Act. Gingko Corporation expects that representation on the Information Resources board would permit it to exert substantial influence over Information Resources' conduct of its business and operations. In addition, if, pursuant to the offer, Gingko Acquisition Corp. purchases sufficient shares to give Gingko Corporation and Gingko Acquisition Corp. ownership of approximately 53% of the outstanding shares of Information Resources common stock, Gingko Acquisition Corp. intends to be merged with and into Information Resources as soon as practicable after successful completion of the offer. Following the merger, the directors of Gingko Acquisition Corp. will be the directors of Information Resources. See "—The Merger Agreement—The Offer".

        Except as otherwise provided in this prospectus, Gingko Corporation expects that, initially following the merger, the business and operations of Information Resources will, except as described in this prospectus, be continued substantially as they are currently being conducted. Gingko Corporation will continue to evaluate the business and operations of Information Resources during and after the consummation of the offer and the merger and will take such actions as it deems appropriate under the circumstances then existing. Gingko Corporation intends to seek additional information about Information Resources and from time to time, to conduct a comprehensive review of Information Resources' business, operations, capitalization and management with a view to optimizing development of Information Resources' potential in conjunction with Gingko Corporation's business.

        The Tennenbaum commitment letter states that Symphony Technology II-A, L.P., Tennenbaum Capital Partners, LLC and Gingko Corporation contemplate that Gingko Corporation will arrange for a credit facility for Information Resources of approximately $35 million to be provided by Wells Fargo Foothill, Inc. following completion of the purchase of shares pursuant to the offer. Following the contemplated recapitalization of Information Resources by Gingko Corporation, which is expected to occur on completion of the merger, the aggregate debt of Gingko Corporation and Information Resources will be approximately $115 million less any amount available to be borrowed under the $35 million credit facility. The recapitalization will not occur unless certain conditions are satisfied, including the successful completion of the merger. Pursuant to the terms and conditions described in the Tennenbaum commitment letter, in connection with the recapitalization, the Tennenbaum Entities plan to purchase from Gingko Corporation for $79,344,298 in cash $65 million in aggregate principal amount of Series A notes of Gingko Corporation and $15 million in aggregate principal amount of Series B notes of Gingko Corporation (each as described below), together with 7-year detachable warrants to purchase 10.75% of Gingko Corporation common stock at an exercise price equal to the price paid by Symphony Technology II-A, L.P. in cash for its Gingko Corporation common stock. Pursuant to the terms and conditions described in the Tennenbaum commitment letter, Gingko Corporation has agreed to purchase concurrently with the recapitalization (i) from the Tennenbaum Entities for cash all but $4,605,263 (valued at $1.00 per share) of the Gingko Corporation common stock purchased by the Tennenbaum Entities in connection with the financing of the offer; (ii) from

Symphony Technology II-A, L.P. $5 million of the Gingko Corporation common stock purchased by Symphony Technology II-A, L.P. in connection with the financing of the offer and (iii) from the Tennenbaum Entities for cash all but $383,772 of the $5,383,772 of Gingko Corporation common stock. See "—Source and Amount of Funds".

        The Tennenbaum Entities' commitment to provide any funds under the Tennenbaum commitment letter will terminate upon the first to occur of (i) February 29, 2004 and (ii) the date on which the merger agreement has been terminated in accordance with its terms.

        The Tennenbaum commitment letter provides that the notes of Gingko Corporation will have a 60-month term to maturity with no scheduled amortization prior to maturity. The Series A notes, of which $60 million aggregate principal amount may be issued and sold, will pay cash interest equal to the sum of three-month (or one- two-, or six-month at the request of Gingko Corporation) LIBOR plus 7.5% per annum, payable quarterly in arrears. The Series B notes, of which $15 million aggregate principal amount may be issued and sold, will pay cash interest equal to the sum of the prime rate (as announced from time to time by Citibank, N.A.) plus 4.25% per annum, payable in cash quarterly in arrears. In each case, interest will be calculated and payments will be made on the basis of actual days elapsed in a 360-day year.

        The Tennenbaum commitment letter also provides that the notes of Gingko Corporation will be secured by a second priority "lien" (a secured interest), junior only to the liens granted to providers of the $35 million credit facility, the indebtedness secured thereby not to exceed $35 million, on all assets of Information Resources and its subsidiaries. However, the antitrust litigation and the litigation proceeds will be treated as collateral in the manner contemplated by the contingent value rights agreement (see "The Contingent Value Rights Agreement—Security Interests; Intercreditor Agreement; Other Assignments"). Such liens will extend to, without limitation, all present and future receivables, inventory, intellectual property, equipment, real estate, and issued and outstanding stock of Information Resources and its subsidiaries and the proceeds of each of the foregoing.

        The Tennenbaum commitment letter further provides that the notes will be senior debt of Information Resources, rank equally with the indebtedness of Information Resources under the $35 million credit facility (but the liens securing the notes will be subordinate to the lien securing the $35 million credit facility as described in the immediately preceding paragraph) and will be senior to all other indebtedness of Information Resources.

        Except as described above or elsewhere in this prospectus and except for the transactions contemplated by the merger agreement, and subject to Gingko Corporation's intention to evaluate the business and operations of Information Resources during and after the consummation of the offer and the merger and to take such actions as it deems appropriate under the circumstances then existing, Gingko Acquisition Corp. has no present plans or proposals that would relate to or result in an extraordinary corporate transaction involving Information Resources or any of its subsidiaries (such as a merger, reorganization, liquidation, relocation of any operations or sale or other transfer of a material amount of assets), any change in Information Resources' board of directors or management, any material change in Information Resources' capitalization or dividend policy or any other material change in Information Resources' corporate structure or business.

        Copies of the Tennenbaum commitment letter and the Symphony commitment letter are filed as exhibits 99.1 and 99.2, respectively, to the registration statement in which this prospectus is included. You should read the entire text of those exhibits to fully understand the terms of those commitment letters.

        Gingko Acquisition Corp. has described the role that Information Resources' current management may have with Gingko Corporation and Information Resources after successful completion of the offer and the merger as follows:

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    In late July 2003, Gingko Acquisition Corp. informed Information Resources' management that, while no firm decision has been reached, it does not expect to retain Information Resources' current chief executive officer, Joseph P. Durrett, in any executive position with Information Resources beyond a brief transitional period after the closing of the offer and the merger. There also are no agreements, arrangements or understandings between Information Resources, Gingko

    Corporation or any of their respective affiliates, on the one hand, and Mr. Durrett, on the other, other than those previously existing agreements that have been disclosed in Information Resources' SEC filings. Furthermore, Mr. Durrett will not receive any additional compensation on or in connection with the offer or the merger, other than pursuant to the previously existing compensation arrangements that have been disclosed in Information Resources' SEC filings;

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    There are no agreements, arrangements, understandings or commitments between Information Resources, Gingko Corporation or any of their respective affiliates, on the one hand, and any other current director, officer, senior manager or employee of Information Resources, on the other, regarding post-closing employment or compensation matters, other than those previously existing agreements with Information Resources that have been disclosed in its Securities and Exchange Commission filings;

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    There have been no discussions or other communications between Information Resources, Gingko Corporation or any of their respective affiliates, on the one hand, and any current director, officer, senior manager or employee of Information Resources, on the other, regarding the compensation of any such individual by Information Resources or Gingko Corporation, or any equity participation by any such individual in Information Resources or Gingko Corporation, after the closing of the offer or the merger; and

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    Notwithstanding these facts, like most buyers, Gingko Corporation naturally needs management for Information Resources after the closing of the offer and the merger. Accordingly, Gingko Corporation currently expects to attempt to retain many of the current officers and senior managers of Information Resources, other than Mr. Durrett (as described above), in their current or substantially similar roles if they are able to agree on mutually acceptable employment terms with any such individual. Gingko Corporation also anticipates that it may retain individuals as officers and senior managers of Information Resources who are not currently employed by Information Resources. However, and as stated above, there are no agreements, arrangements, understandings or commitments in any such respect.

        Stockholder Approval.    Under Delaware law, if Gingko Acquisition Corp. acquires, pursuant to the offer or otherwise, at least 90% of the outstanding shares, Gingko Acquisition Corp. would be able to complete the merger without a vote of Information Resources' stockholders. If Gingko Acquisition Corp. does not acquire at least 90% of the outstanding shares, it will have to seek approval of the merger agreement and the merger by Information Resources' stockholders. Under Delaware law, approval of the merger agreement and the merger requires the affirmative vote of holders of a majority of the outstanding shares. Thus, if 16,000,000 shares of the shares outstanding of Information Resources common stock are validly tendered and not withdrawn before the expiration date of the offer and the other conditions to the offer are satisfied and the offer is completed, Gingko Acquisition Corp. will own a sufficient number of shares to ensure that the merger agreement will obtain the required approval of Information Resources' stockholders.

        Appraisal Rights.    Information Resources stockholders do not have appraisal rights as a result of the offer. However, if the merger is consummated, stockholders of Information Resources who have not tendered into the offer and have not voted in favor of (or consented in writing to) the merger, and who otherwise under Delaware law, comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their shares (exclusive of any element of value arising from the accomplishment or expectation of the merger or similar business combination) and to receive payment of that fair value in cash, together with a fair rate of interest, if any, for their shares (all such shares are collectively referred to in this prospectus as "dissenting shares"). Any such judicial determination of the fair value of the dissenting shares could be based upon considerations other than or in addition to the price paid in the offer and the market value of the shares. Stockholders should recognize that the value so determined could be higher or lower than the consideration paid in the merger. Moreover, Gingko Acquisition Corp. may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the dissenting shares is less than the price paid in the offer.

        If any holder of shares who demands appraisal under Section 262 of the Delaware General Corporation Law fails to perfect, or effectively withdraws or loses his, her or its rights to appraisal as provided under Delaware law, the shares of such stockholder will be converted into the right to receive the price per share paid in the offer only. A stockholder may withdraw his, her or its demand for appraisal by delivering to Gingko Acquisition Corp. a written withdrawal of such demand for appraisal and acceptance of the merger.

        Failure to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights may result in the loss of those rights.

        The foregoing discussion is not a complete statement of law pertaining to appraisal rights under Delaware General Corporation Law and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law.

        The Merger Agreement.    The following is a summary of certain provisions of the merger agreement, a copy of which is filed as exhibit 99.3 to the registration statement in which this prospectus is included. You should read the entire text of the merger agreement to fully understand the terms of that agreement.

        The Offer.    The merger agreement provides for the making of the offer by Gingko Acquisition Corp. pursuant to the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal.

        Recommendation.    The Information Resources' board of directors has unanimously (i) determined that each of the offer, the merger, the merger agreement, the contingent value rights agreement and the declaration of trust is advisable, fair to and in the best interests of Information Resources and its stockholders, (ii) approved the merger agreement and the transactions contemplated thereby (including the offer and the merger) and (iii) recommended that Information Resources' stockholders tender their shares in the offer and approve and adopt the merger agreement and the merger. This recommendation of Information Resources' board of directors may be withdrawn or modified only if Information Resources receives from a third party a superior proposal (as defined below) and Information Resources' board of directors determines in good faith, after consultation with its outside legal counsel, that its fiduciary duties require it to do so.

        Top-Up Option.    Pursuant to the merger agreement, Information Resources granted to Gingko Corporation an irrevocable option, which is referred to in this prospectus as the "top-up option", to purchase up to that number of shares, which are referred to in this prospectus as the "top-up option shares", equal to the lowest number of shares that, when added to the number of shares collectively owned by Gingko Corporation, Gingko Acquisition Corp. and any of their respective affiliates immediately following consummation of the offer, will constitute at least 90% of the shares then outstanding on a fully diluted basis (assuming the issuance of the top-up option shares and the exercise of all options to purchase shares and any other rights to acquire shares on the date of the top-up exercise event (as defined below)) at a purchase price per top-up option share equal to one rights certificate together with $3.30 or any greater amount paid per share in the offer, which is referred to in this prospectus as the "offer price".

        Gingko Corporation may, at its election, exercise the top-up option, whether in whole or in part, at any one time after the occurrence of a top-up exercise event and prior to the top-up termination date (as defined below). A "top-up exercise event" will occur upon Gingko Acquisition Corp.'s acceptance for payment pursuant to the offer (which will include any subsequent offering period) of shares constituting, together with shares owned directly or indirectly by any other affiliates of Gingko Corporation, less than 90% of the shares then outstanding on a fully diluted basis (assuming the exercise of all options to purchase shares and any other rights to acquire shares on the date of the top-up exercise event), but only if (i) the issuance of the top-up option shares would not require the approval of the stockholders of Information Resources under applicable law or regulation (including, but not limited to, NASDAQ rules and regulations including Section 4350(i)1(D) of the NASD Manual) or (ii) NASDAQ has granted a waiver from any such rule or regulation that is reasonably acceptable to Gingko Corporation, Gingko Acquisition Corp. and Information Resources, and there is no other applicable law, rule or regulation that would require the approval of Information Resources' stockholders for the issuance of the top-up option shares. Upon and after the request of Gingko Corporation, Information Resources will use its reasonable best efforts (but without the payment of any money) to obtain such a waiver from NASDAQ as promptly as possible after any such request.

        The termination date of the top-up option (referred to in this prospectus as the "top-up termination date") will occur upon the earliest to occur of (i) the effective time of the merger, (ii) the termination of the merger agreement, (iii) the date that is ten business days after the occurrence of a top-up exercise event, unless the top-up option has been previously exercised in accordance with the terms and conditions of the merger agreement and (iv) the date that is ten business days after the top-up notice date (as defined below) unless the top-up closing (as defined below) has previously occurred.

        In the event Gingko Corporation wishes to exercise the top-up option, Gingko Corporation will send to Information Resources a written notice (referred to in this prospectus as a "top-up exercise notice", and the date of receipt of such notice is referred to in this prospectus as the "top-up notice date"), specifying the place for the closing of the purchase and sale of the top-up option shares pursuant to the top-up option (referred to in this prospectus as the "top-up closing") and a date not earlier than one business day nor later than ten business days after the top-up notice date for the top-up closing. Information Resources will, promptly after receipt of the top-up exercise notice, deliver a written notice to Gingko Corporation confirming the number of top-up option shares and the aggregate purchase price for those top-up option shares.

        At the top-up closing, subject to the terms and conditions of the merger agreement, (i) Information Resources will deliver to Gingko Corporation a certificate or certificates evidencing the applicable number of top-up option shares; provided that Information Resources' obligation to deliver top-up option shares upon exercise of the top-up option is subject to the condition that the top-up option may not be exercised if there exists a provision of any applicable law or regulation or any judgment, injunction, order or decree which prohibits the exercise of the top-up option or the delivery of the top-up option shares in respect of any such exercise and (ii) Gingko Corporation will purchase each top-up option share from Information Resources at the offer price. Payment by Gingko Corporation of the purchase price for the top-up option shares may be made, at the option of Gingko Corporation, by delivery of (x) immediately available funds by wire transfer to an account designated by Information Resources or (y) a demand note issued by Gingko Corporation in customary form that is reasonably acceptable to the parties and in a principal face amount equal to the aggregate amount of the cash portion of the purchase price for the top-up option shares, together with, in case of both clauses (i) and (ii) above, that number of rights certificates equal to the number of top-up option shares to be issued pursuant to the exercise of the top-up option. Any demand note issued pursuant to the preceding sentence will be accompanied by a credit support arrangement reasonably acceptable to Gingko Corporation, Gingko Acquisition Corp. and Information Resources.

        Upon the delivery by Gingko Corporation to Information Resources of the top-up exercise notice, and the tender of the consideration described in the preceding paragraph, Gingko Corporation will be deemed to be the holder of record of the top-up option shares issuable upon that exercise, notwithstanding that the stock transfer books of Information Resources may then be closed or that certificates representing such top-up option shares may not then be actually delivered to Gingko Corporation or Information Resources may have failed or refused to designate the bank account described in the preceding paragraph.

        Gingko Corporation will pay all expenses, and any and all federal, state and local taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of stock certificates pursuant to its exercise of the top-up option.

        The Merger.    As used in this prospectus, the term "effective time of the merger" refers to the time at which Information Resources and Gingko Acquisition Corp. file a certificate of merger with the Delaware secretary of state (or such later time as indicated in the certificate of merger but not later than 90 days after the date of the filing). The merger agreement provides that, in accordance with its terms and subject to its conditions, at the effective time of the merger Information Resources and Gingko Acquisition Corp. will make all filings or recordings required by Delaware law in connection with the merger, Gingko Acquisition Corp. will be merged with and into Information Resources in accordance with Delaware law, and then the separate existence of Gingko Acquisition Corp. will end and Information Resources will be the surviving corporation.

        At the effective time of the merger, (i) each share outstanding immediately prior to the effective time of the merger will, except as otherwise provided in clause (ii) below and except for dissenting shares, be converted into (a) the right to receive the cash price paid per share in the offer, without interest and (b) one rights certificate; (ii) each share held in the treasury of Information Resources or held by Gingko Corporation or any of its subsidiaries (including Gingko Acquisition Corp.) will be canceled, and no payment will be made with respect to those shares; and (iii) each issued and outstanding share of common stock of Gingko Acquisition Corp. will be converted into and become one share of common stock of the surviving corporation and will constitute the only outstanding shares of capital stock of the surviving corporation.

        The merger agreement further provides that, at the effective time of the merger, the certificate of incorporation and bylaws of Gingko Acquisition Corp. will be the certificate of incorporation and bylaws of the surviving corporation, except as to the name of the surviving corporation, which will be changed to "Information Resources, Inc." and provided that the certificate of incorporation and bylaws will contain provisions with respect to indemnification described below under "—Indemnification and Insurance".

        Treatment of Options.    At the effective time of the merger, all outstanding and unexercised options to purchase shares, whether or not exercisable or vested, will be cancelled. The holder of each such option will be entitled to receive, in full satisfaction of such option, (i) cash in an amount equal to the product of (A) the excess, if any, of the cash price paid per share in the offer over the exercise price per share of the option and (B) the number of shares subject to such option and (ii) if cash is paid pursuant to the preceding clause (i), one rights certificate per share subject to such option.

        Treatment of Restricted Shares.    At the effective time of the merger, each outstanding restricted share held by current or former employees will be converted into the right to receive the cash price paid per share in the offer, without interest and one rights certificate.

        Composition of the Board of Directors.    The directors of Gingko Acquisition Corp. at the effective time of the merger will be the directors of the surviving corporation and the officers of Information Resources at the effective time of the merger will be the officers of the surviving corporation.

        As used in this prospectus, the term "acceptance date" refers to the date on which Gingko Corporation or Gingko Acquisition Corp. first accept shares for payment pursuant to the offer. On the acceptance date, Gingko Corporation will be entitled to designate such number of directors, rounded up to the next whole number, on Information Resources' board of directors as is equal to the product obtained by multiplying the total number of directors on such board (giving effect to the directors designated by Gingko Corporation pursuant to this sentence) by the percentage that the number of shares purchased and paid for by Gingko Corporation or Gingko Acquisition Corp. pursuant to the offer bears to the total number of shares then outstanding.

        On the expiration of any subsequent offering period (as provided by Rule 14d-11 under the Securities Exchange Act of 1934), Gingko Corporation will be entitled to designate such number of directors, rounded up to the next whole number, on Information Resources' board of directors as is equal to the product obtained by multiplying the total number of directors on such board (giving effect to the directors designated by Gingko Corporation pursuant to this and the immediately preceding sentence) by the percentage that the number of shares purchased and paid for by Gingko Corporation or Gingko Acquisition Corp. pursuant to the offer (including, but not limited to, the number of shares purchased in any subsequent offering period), plus any shares beneficially owned by Gingko Corporation or its affiliates on the date of such purchase and payment in the subsequent offering period, bears to the total number of shares then outstanding.

        In furtherance of the rights and obligations described in the immediately foregoing two sentences, Information Resources will, upon request of Gingko Corporation, promptly increase the size of Information Resources' board of directors, or it will secure the resignations of such number of directors, or both, as is necessary to enable Gingko Corporation's designees to be elected to Information Resources' board of directors and, subject to Section 14(f) of the Securities Exchange Act and Rule 14f-1 under the Securities Exchange Act, will cause Gingko Corporation's designees to be elected to Information Resources' board. At that time, Information Resources will, if requested by Gingko Corporation, also cause directors designated by Gingko Corporation to constitute at least the same percentage (rounded up to the next whole number) as is on Information Resources' board of directors of each committee of Information Resources' board of directors. Nevertheless, irregardless of any of Gingko Corporation's rights described in the preceding sentences with regard to the Information Resources' board, if shares are purchased pursuant to the offer, there will be until the effective time of the merger at least two members of Information Resources' board of directors who were directors on September 7, 2003 and are not employees of Information Resources.

        Following the election of Gingko Corporation's designees to Information Resources' board of directors, the following actions, prior to the effective time of the merger, will require the agreement of a majority of the directors of Information Resources then in office who neither were designated by Gingko Corporation nor are employees of Information Resources (referred to in this prospectus as "independent director approval"):

  •
  any amendment or termination of the merger agreement by Information Resources;

  •
  any extension or waiver by Information Resources of the time for the performance of any of the obligations or other acts of Gingko Corporation or Gingko Acquisition Corp. under the merger agreement; or

  •
  any waiver of any of Information Resources' rights under the merger agreement.

        Indemnification and Insurance.    The merger agreement also provides that from and after the acceptance date, Gingko Corporation and Information Resources, and from and after the effective time of the merger, the surviving corporation will indemnify and hold harmless each present and former individual who serves or served as a director, officer, employee and agent of Information Resources or any of its subsidiaries at any time at or before the effective time of the merger (referred to in this prospectus as the "indemnified parties") in respect of:

  •
  acts or omissions occurring or alleged to occur at or before the effective time of the merger;

  •
  the merger; or

  •
  the transactions contemplated by the merger agreement or arising out of or pertaining to the transactions contemplated by the merger agreement, to the fullest extent permitted by Delaware law and Information Resources' certificate of incorporation and bylaws in effect on September 7, 2003.

        For a period of six years after the effective time of the merger, Gingko Corporation will cause to be maintained in effect Information Resources' and its subsidiaries current policies of directors' and officers' liability insurance, provided that Gingko Corporation may substitute policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous than those provided at that time for Gingko Corporation's directors and officers with respect to matters arising on or before the effective time of the merger; and provided further that if the policies existing on the date of the merger agreement expire, are terminated or cancelled during the six-year period, Gingko Corporation will use its reasonable efforts to obtain as much coverage as can be obtained for the remainder of that period for a premium not in excess of $3.5 million. Without limiting the foregoing, Gingko Corporation and Information Resources have covenanted to each use their respective good faith efforts to cause to be maintained in effect to and including the effective time of the merger (without any cancellation or lapse or denial of coverage caused by or relating to the occurrence of the acceptance date) the current policies of directors' and officers' liability insurance maintained by Information Resources and its subsidiaries (or substitute policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the indemnified parties, and which coverages and amounts will be no less than the coverages and amounts in such current policies, in each case subject to reasonable availability); provided that:

  •
  the failure of Information Resources to keep and observe the covenants described in this sentence will not create any right or remedy in Gingko Corporation or Gingko Acquisition Corp. and will not be deemed to result in a failure of a condition to the obligations of Gingko Corporation and Gingko Acquisition Corp. to consummate the offer and the merger; and

  •
  if any payments are required to be made in order to maintain such current policies of directors' and officers' liability insurance of Information Resources and its subsidiaries (or such substitute policies), those payments will be made by Information Resources, and not Gingko Corporation, Gingko Acquisition Corp. or any of their respective affiliates.

        Stockholders Meeting.    The merger agreement requires Information Resources to cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable following the consummation of the offer, for the purpose of voting on the approval and adoption of the merger agreement, unless a vote of Information Resources stockholders is not required by Delaware law. In connection with such a meeting, Information Resources is required to use its reasonable efforts to solicit from stockholders of Information Resources proxies in favor of the merger and to take all other action necessary or, in the reasonable opinion of Gingko Corporation, advisable to secure any vote of stockholders required by Delaware law to effect the merger. Gingko Corporation must vote, or cause to be voted, at such meeting, all shares of Information Resources common stock acquired in the offer or otherwise owned by it or any of its subsidiaries (including Gingko Acquisition Corp.) in favor of the approval and adoption of the merger agreement and the merger.

        Representations and Warranties.    Pursuant to the merger agreement, Information Resources has made customary representations and warranties to Gingko Corporation and Gingko Acquisition Corp., including representations relating to its organization, qualification and subsidiaries; certificate of incorporation and bylaws; capitalization; corporate authorizations; absence of conflicts; required filings and consents; compliance with laws; compliance with agreements; material contracts; Securities and Exchange Commission filings; financial statements; absence of certain changes or events; absence of undisclosed liabilities; litigation; employee benefit plans; insurance; receivables and customers; tax matters; intellectual property; and environmental and antitakeover matters. All such representations and warranties are made and given as of June 29, 2003 and as of the time immediately before the acceptance for payment of shares of Information Resources common stock pursuant to the offer (except those made and given with respect to capitalization, which are made as of September 4, 2003).

        Pursuant to the merger agreement, Gingko Corporation and Gingko Acquisition Corp. have made customary representations and warranties to Information Resources, including representations relating to their corporate organization and qualification; corporate authorizations; absence of conflicts; Securities and Exchange Commission filings; interests in Information Resources; certain litigation and financing.

        Certain of the representations and warranties of Information Resources are qualified as to "materiality" or "company material adverse effect". As used in this prospectus, the term "company material adverse effect" refers to any effect or change that is materially adverse to:

  •
  the business, financial condition or results of operations of Information Resources and its subsidiaries, taken as a whole; or

  •
  the ability of Information Resources to perform its obligations under the merger agreement or under the contingent value rights agreement or to consummate the transactions contemplated by those agreements, except, in each case, for any such effect or change resulting from or arising out of (x) any loss of customers or revenue resulting from the fact that Gingko Corporation will become the owner of Information Resources upon successful completion of the transactions contemplated by the merger agreement, (y) the condition of the United States economy or financial markets generally or (z) a condition generally affecting participants in the industry in which Information Resources competes, unless in the case of clauses (y) and (z) such condition has a disproportionate effect on the business, financial condition or results of operations of Information Resources and its subsidiaries, taken as a whole, in which case such condition will be taken into account in determining whether or not there has been, or there would reasonably be expected to be a company material adverse effect.

        Certain Covenants.    Prior to the effective time of the merger and except as permitted by the merger agreement and subject to certain exceptions, Information Resources has agreed to, and has agreed to cause its subsidiaries to:

  •
  conduct their business in the ordinary and usual course of business and consistent with past practice; and

  •
  use their reasonable best efforts to preserve intact their business organizations and relationships with third parties; and

  •
  keep available the services of their present officers and key employees (other than terminations of services for cause).

        In addition, until the effective time of the merger, Information Resources has agreed to certain restrictions on its and its subsidiaries' activities. These include (subject to certain exceptions) covenants not to (without Gingko Corporation's consent which will not be unreasonably withheld):

    •
    amend or propose to amend their certificates of incorporation or bylaws or equivalent constitutional documents (or the trust's certificate of formation or the initial declaration of trust);

    •
    split, combine or reclassify their outstanding capital stock;

    •
    declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to Information Resources or a subsidiary of Information Resources by another subsidiary of Information Resources;

    •
    issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that Information Resources may issue shares of capital stock of Information Resources (A) upon exercise of options to purchase shares outstanding on May 31, 2003 and (B) as required by Information Resources' 401(k) plan, its employee stock purchase plan, its other stock-based plans and the rights agreement as in effect on September 7, 2003 (in this prospectus, "rights agreement" refers to the agreement between Information Resources and Harris Trust and Savings Bank, which governs Information Resources' preferred share purchase rights);

    •
    incur or become contingently liable with respect to any indebtedness for borrowed money, other than borrowings in the ordinary course of business or borrowings to fund working capital needs in the ordinary course of business under the existing credit facilities of Information Resources or any of its subsidiaries on the terms of those facilities as they existed on September 7, 2003 in an aggregate amount for all such permitted borrowings not to exceed $20,000,000 for any consecutive four business day period;

    •
    redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock other than in connection with the exercise of outstanding options to purchase shares pursuant to the terms of Information Resources' stock option plans and the relevant written agreements evidencing the grant of options to purchase shares, or to use for Information Resources' 401(k) plan, its employee stock purchase plan or its directors' stock plan;

    •
    make any material acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business with a value that is less than (1) $2,500,000 in the aggregate during the 45-day period commencing on September 7, 2003 and (2) $5,000,000 in the aggregate during the 90-day period commencing on September 7, 2003;

    •
    sell, pledge, lease, license dispose of or encumber any material assets or businesses other than (1) certain transactions agreed upon among Information Resources, Gingko Acquisition Corp. and Gingko Corporation, (2) pledges or encumbrances pursuant to the existing credit facilities of Information Resources or any of its subsidiaries on the terms of those facilities as they existed on September 7, 2003 or (3) sales of inventory and other current assets in the ordinary course of business consistent with past practices;

    •
    enter into or amend or modify any employment, consulting, severance, retirement or special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees or with any other persons, except (1) as required by previously existing contractual arrangements or applicable law or (2) other employment agreements entered into with a person who is hired or promoted by Information Resources or one of its subsidiaries after September 7, 2003 in the ordinary course of business whose annual base salary does not exceed $175,000;

    •
    increase the salary, bonus, benefits or other compensation of any person except for increases in the ordinary course of business consistent with past practice or except pursuant to contractual arrangements existing on September 7, 2003;

    •
    adopt, enter into or amend or modify, in each of the latter two cases to materially increase benefits or obligations of any Information Resources employee benefit plan, except as required pursuant to existing contractual arrangements, the merger agreement or applicable law;

    •
    enter into any new contract or commitment providing for the purchase of goods or services by Information Resources or any of its subsidiaries that (1) is inconsistent with Information Resources' April 2003 forecast or (2) has a term of more than one year and which is reasonably expected to involve payments to retailers of more than $3,000,000 per annum or payments to other third parties of more than $750,000 in the aggregate for such contract or commitment,

    •
    amend, modify or change in any material respect, or waive any material rights of Information Resources or any of its Subsidiaries or any material obligation of any third party under certain material contracts;

    •
    make, change or revoke any material tax election unless required by law or make any agreement or settlement with any taxing authority regarding any material amount of taxes or which is reasonably likely to materially increase the obligations of Information Resources or the surviving corporation to pay taxes in the future;

    •
    defer the payment of accounts or trade payables, or seek to accelerate the payment of, or factor or otherwise similarly monetize, accounts or trade receivables, of Information Resources or any of its subsidiaries, in either such case beyond or in advance (as the case may be) of the customary payment periods of Information Resources, such subsidiary(ies) or such third parties for those payables or receivables;

    •
    enter into any interest rate, currency or other swap or derivative transaction, other than in the ordinary course of business consistent with past practices and for bona fide hedging purposes;

    •
    take any action that would make any representation or warranty of Information Resources inaccurate in any material respect at any time before the effective time of the merger;

    •
    propose or make, or engage in any discussions or negotiations with respect to, any settlement decision (as defined under "The Contingent Value Rights Agreement—Approval of Payment Amount Regarding Settlement Decision");

    •
    enter into any confidentiality agreement with any third party to the antitrust litigation with respect to that litigation; or

    •
    enter into an agreement, commitment or arrangement with respect to any of the foregoing.

        Without limiting the above-listed covenants, after September 7, 2003 and prior to the effective time of the merger, without Gingko Corporations' consent, Information Resources will not, and will not permit its subsidiaries to, enter into any contract or commitment providing for the outsourcing to third parties of software development, data processing, information technology operations or services or analytical services which is reasonably expected to involve payments to third parties of more than $750,000 in the aggregate for such contract or commitment.

        Information Resources and Gingko Corporation have agreed to promptly notify each other of:

  •
  any notice or other communication from any person (1) alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement or by the contingent value rights agreement or (2) from any party to the antitrust litigation relating to the antitrust litigation, subject to applicable law, court order or applicable privilege considerations;

  •
  any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by the merger agreement or by the contingent value rights agreement;

  •
  any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Information Resources or any of its subsidiaries that, if pending on September 7, 2003, would have been required to have been disclosed in connection with certain of Information Resources' representations and warranties under the merger agreement or that relate to the successful completion of the transactions contemplated by the merger agreement;

  •
  the occurrence or non-occurrence of any event or the discovery of any fact that would be reasonably expected to cause any representation or warranty of that party that is contained in the merger agreement to be untrue or inaccurate such that the condition described in clause (ii)(C) under "—Conditions of the Offer" would at any time be unsatisfied on and as of any date after September 7, 2003; and

  •
  any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement or the contingent value rights agreement.

        Information Resources has also covenanted to:

  •
  cause the initial declaration of trust to be amended and restated on or prior to the acceptance date as described in the declaration of trust; and

  •
  cause the trust to issue rights certificates at the times and in the amounts contemplated by the merger agreement and the declaration of trust.

        Immediately prior to the issuance of the first rights certificates to be issued under the contingent value rights agreement, the parties to the merger agreement will, and will cause their respective rights agents (which Gingko Corporation and Information Resources will appoint prior to such execution and delivery) to, execute and deliver the contingent value rights agreement substantially in the form attached as Annex B to this prospectus.

        Within 15 days after the execution and delivery of the contingent value rights agreement, Gingko Corporation and Information Resources will use all commercially reasonable efforts to cause the rights agents (as defined below under "The Contingent Value Rights Agreement—General") to:

  •
  agree on the independent rights agent (as defined below under "The Contingent Value Rights Agreement—General") and the compensation of such person;

  •
  decide which rights agent will preside over the meetings of the rights agents; and

  •
  agree on all other provisions of the contingent value rights agreement that require prompt concurrence.

        Gingko Corporation and Gingko Acquisition Corp. have agreed that, during the period from September 7, 2003 to the acceptance date, neither they nor any of their respective affiliates will entertain or initiate any settlement discussions regarding the antitrust litigation.

        No Solicitation.    In the merger agreement, Information Resources has agreed that it will not, and will not permit its subsidiaries or any of their officers, directors, employees, attorneys, accountants, investment bankers, financial advisors or other agents retained by them to, directly or indirectly:

  •
  solicit, initiate or take any action to facilitate or knowingly encourage the submission of any acquisition proposal (as defined below);

  •
  enter into or participate in any discussions or negotiations with, or furnish any information relating to Information Resources or any of its subsidiaries or afford access to the business, properties, assets, books or records of Information Resources or any of its subsidiaries to, any third party that is seeking to make, or has made, an acquisition proposal;

  •
  grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Information Resources or any of its subsidiaries; or

  •
  enter into any agreement with respect to an acquisition proposal, unless Information Resources has terminated the merger agreement in compliance with the applicable termination provisions.

        However, Information Resources may:

  •
  furnish confidential or nonpublic information pursuant to a confidentiality agreement with terms no less favorable to Information Resources than those contained in the confidentiality agreement between Gingko Corporation and Information Resources and engage in discussion and negotiations with any third party that has made an unsolicited bona fide written acquisition proposal (referred to in this prospectus as a "potential acquiror") that Information Resources' board of directors determines, in good faith and after consultation with its independent financial advisor and legal counsel, could reasonably be expected to lead to a superior proposal (as defined below), provided that Information Resources' board of directors determines in good faith after consultation with outside legal counsel, that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law; and/or

  •
  following receipt of a superior proposal and after providing written notice to Gingko Corporation at least three business days before doing so, Information Resources' board of directors may withdraw or modify (or alter or modify in a manner adverse to Gingko Corporation) the recommendation by Information Resources' board of directors of the merger agreement, the offer or the merger, if Information Resources' board of directors determines in good faith (after consultation with its outside counsel) that its fiduciary obligations require it to do so).

        In addition, Information Resources or Information Resources' board of directors may take and disclose to its stockholders a position with respect to a tender or exchange offer by a third party contemplated by Rule 14d-9 and Rule 14e-2 under the Securities Exchange Act of 1934.

        As used in this prospectus, the term "acquisition proposal" refers to any proposal or offer (other than any proposal or offer by Gingko Corporation or any of its subsidiaries) to acquire all or 15% or more of the business, properties or capital stock of Information Resources or any of its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination of such consideration, other than any transaction involving Gingko Corporation or any of its subsidiaries.

        As used in this prospectus, the term "superior proposal" refers to an unsolicited bona fide written acquisition proposal for at least a majority of the voting power of the shares of Information Resources common stock then outstanding or all or substantially all of the assets of Information Resources and its subsidiaries which Information Resources' board of directors determines, in good faith and after consultation with its independent financial advisor and outside legal counsel, would be more favorable to and provide consideration to the holders of Information Resources common stock with greater financial value than the consideration payable in the offer and the merger, taking into account all the terms and conditions of the acquisition proposal, including (A) any fees payable by Information Resources to Gingko Corporation if the merger agreement is terminated under certain circumstances as described below under "—Termination", (B) expense reimbursement provisions and (C) conditions to completion and for which financing is then fully committed, provided that, for the sake of clarity, an acquisition proposal will only be deemed to have been solicited for purposes of this definition as a result of actions taken on or after September 7, 2003, and not as a result of any actions taken before that date.

        Information Resources will promptly (but in no event later than 24 hours) notify Gingko Corporation after receipt by it, any of its subsidiaries or any of their respective advisors of any acquisition proposal, any communication (whether written or oral) from any potential acquiror or its advisor that such potential acquiror is considering making an acquisition proposal or any request for information relating to Information Resources or any of its subsidiaries or for access to the business, properties, assets, books or records of Information Resources or any of its subsidiaries by any potential acquiror that may be considering making or has made an acquisition proposal. Such notice to Gingko Corporation must indicate in reasonable detail the identity of the potential acquiror and the material terms and conditions of such proposal, to the extent known. Information Resources will keep Gingko Corporation informed, on a reasonably current basis, on the status and terms of any such acquisition proposal and the status of any related discussion or negotiations with any potential acquiror.

        Employee Benefits Matters.    Until December 31, 2004, Gingko Corporation has agreed to provide to those employees of Information Resources and its subsidiaries who are employed as of the acceptance date cash compensation and employee benefits that are substantially comparable in the aggregate to those provided to such employees immediately prior to the acceptance date (other than severance or termination benefits, stock options or other stock-based plans). Employees will be given credit for past service with Information Resources and its affiliates for purposes of eligibility and vesting and level of benefits under all employee benefit plans of Gingko Corporation in which such eligible employees participate, to the same extent that credit was given under applicable Information Resources plans (except to the extent such credit would result in the duplication of benefits). In addition, employees will be immediately eligible to participate in Gingko Corporation employee benefit plans to the extent coverage under any such plan replaces coverage under a comparable Information Resources employee benefit plan in which such employees participated immediately prior to the acceptance date. With respect to those employees who become participants in certain Gingko Corporation benefit plans, pre-existing condition exclusions and actively-at-work requirements will be waived for such employees and their covered dependents to the same extent as such exclusions or requirements were not applicable under corresponding Information Resources plans and Gingko Corporation will give credit for eligible expenses incurred by such employees or their dependents under applicable Information Resources plans prior to participation in any corresponding Gingko Corporation plans for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements.

        Prior to the acceptance date, Information Resources has agreed to terminate each Information Resources plan under which stock options may be granted as well as each other stock-based plan, including Information Resources' employee stock purchase plan. Information Resources will freeze the employee stock purchase plan effective July 1, 2003 and will not set a new accumulation period under this plan unless the merger agreement has been terminated. In addition, Information Resources will cause all unallocated shares held under Information Resources' nonqualified defined contribution plan to be allocated to accounts under such plan and will distribute shares payable for services rendered by participants in Information Resources' 1996 directors' plan during second quarter 2003 and the portion of third quarter 2003 ending on the earlier of August 1, 2003 and the day that is immediately prior to the acceptance date.

        Conditions to the Merger.    The obligations of each of Gingko Corporation, Gingko Acquisition Corp. and Information Resources to consummate the merger are subject to the satisfaction at or before the effective time of the merger of the conditions that:

  •
  if required by Delaware law, the merger agreement has been approved and adopted by the requisite vote of the stockholders of Information Resources;

  •
  no law, rule or regulation or judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction is in effect which has the effect of making the merger illegal or otherwise restraining or prohibiting the consummation of the merger;

  •
  (A) any waiting period applicable to consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any foreign antitrust laws has expired or been terminated and (B) any approvals required under any foreign antitrust laws before consummation of the merger has been obtained;

  •
  Gingko Acquisition Corp. has purchased shares of Information Resources common stock pursuant to the offer, except that this condition will not be a condition to Gingko Corporation's and Gingko Acquisition Corp.'s obligation to effect the merger if Gingko Acquisition Corp. has failed to purchase shares of Information Resources common stock pursuant to the offer in breach of (or as a result of Gingko Corporation's breach of) the merger agreement;

  •
  the Registration Statement has been declared effective under the Securities Act and is not the subject of any stop order nor are proceedings seeking a stop order pending before or threatened by the Securities and Exchange Commission.

        Best Efforts.    Gingko Corporation and Information Resources have agreed, subject to applicable law and the terms and conditions of the merger agreement, to use their respective best efforts (but without the obligation on the part of any party to pay any money, to divest, sell or hold separate any assets or agree to any behavioral modifications with any governmental agency) to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the merger agreement, including to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve contractual relationships of Gingko Corporation and Information Resources and their respective subsidiaries, all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to consummation of the offer or the merger (and, in such case, to proceed with the consummation of the offer and the merger as expeditiously as possible), including through all possible appeals. The parties' best efforts obligations includes the responsibility to take all actions that may be necessary to enable the Securities and Exchange Commission to declare effective the trust's registration statement on Form S-4 with a level of disclosure that is substantially similar in all material respects with the registration statements that have been filed by certain trusts that have previously issued contingent value rights certificates that are tied to the outcome of the potential proceeds of ongoing litigation.

        Termination.    The merger agreement may be terminated and the offer and the merger may be abandoned at any time before the effective time of the merger, (notwithstanding any approval of the merger agreement by the stockholders of Information Resources):

  (i)
  by mutual written agreement of Information Resources and Gingko Corporation (including, from and after the acceptance date, the independent director approval);

  (ii)
  prior to the acceptance date by Gingko Corporation if Information Resources has breached in any material respect any of its obligations contained in the merger agreement or if its representations and warranties are not true and correct, except for such failures to be true and correct that, individually and in the aggregate, would not reasonably be expected to have a company material adverse effect, and which breach has not been or cannot be cured by Information Resources within 30 days after the giving of written notice of such breach by Gingko Corporation;

  (iii)
  prior to the acceptance date by Information Resources if Gingko Corporation or Gingko Acquisition Corp. have breached in any material respect any of its obligations to be performed by either of them under the merger agreement, or if the representations and warranties of Gingko Corporation and Gingko Acquisition Corp. contained in the merger agreement are not true and correct, except for such failures to be true and correct that, individually and collectively, are not reasonably likely to have a material adverse effect on Gingko Corporation, and which breach has not been or cannot be cured by Gingko Corporation or Gingko Acquisition Corp., as applicable, within 30 days after the giving of written notice of such breach by Information Resources;

  (iv)
  prior to the acceptance date by Information Resources if (A) the board of directors of Information Resources authorizes Information Resources, subject to complying with the terms of the merger agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and Information Resources gives Gingko Corporation notice (which may be revoked by Information Resources by a subsequent notice to that effect) in writing that it intends to enter into such an agreement, specifying the material terms and conditions of that superior proposal and the identity of the potential acquiror, provided that Information Resources' board of directors may only take those actions if it has determined, in good faith after consultation with its financial advisor and based on the advice of its outside counsel, that doing so is necessary in order for the directors to comply with their fiduciary duties under applicable law, (B) Gingko Corporation does not make, within three business days of receipt of Information Resources' written notification of its intention to enter into a binding agreement providing for the superior proposal, an offer that is at least as favorable from a financial point of view, to the stockholders of Information Resources as the superior proposal and (C) Information Resources prior to or concurrently with such termination pays to Gingko Corporation in immediately available funds the termination fee (as defined below);

  (v)
  prior to the acceptance date by Gingko Corporation, if (A) Information Resources' board of directors has failed to recommend, or has withdrawn, adversely modified or adversely amended in any material respect its approval or recommendation of the offer, the merger or the merger agreement to Information Resources' stockholders, it being understood that disclosure of the existence of and the material terms and conditions of any acquisition proposal that is not being recommended by Information Resources' board of directors, will not be considered to be a withdrawal, adverse modification or adverse amendment in any material respects of such approval or recommendation, or (B) there has been a material breach of the non-solicitation provisions of the merger agreement;

  (vi)
  by either Gingko Corporation or Information Resources if (A) the acceptance date has not occurred on or before February 29, 2004; provided that the right to terminate the merger agreement pursuant to the terms described in this paragraph will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the acceptance date to occur on or before such date or (B) if there is any law or regulation or any governmental entity has issued an order, injunction or other decree or ruling or taken any other action permanently enjoining, restraining, making illegal or otherwise prohibiting the payment for Information Resources common stock pursuant to the offer and/or merger and that order, injunction, decree or ruling or other action has become final and nonappealable; or

  (vii)
  by Information Resources if Gingko Corporation or Gingko Acquisition Corp. has failed to commence the offer in accordance with the merger agreement; provided, however, that Information Resources may not so terminate the merger agreement if such failure to have commenced the offer has been caused by (A) Information Resources' failure to perform any of its obligations under the merger agreement, (B) facts or circumstances that constitute a breach of any representation or warranty of Information Resources under the merger agreement or (C) the occurrence of any of the events specified in any of paragraphs (ii)(A) through (H) under "—Conditions of the Offer".

        Fees and Expenses.    Except as discussed below, the merger agreement provides that all costs and expenses incurred in connection with the transactions contemplated by the merger agreement and the contingent value rights agreement will be paid by the party incurring such costs and expenses, provided that those expenses incurred in connection with printing and filing the Schedule TO, the Schedule 14D-9 and any proxy or information statement to be sent to stockholders of Information Resources in connection with a meeting of Information Resources' stockholders to consider and vote on the merger, and the registration of the offer and sale of the rights certificates with the Securities and Exchange Commission, will be shared equally by Gingko Corporation and Information Resources.

        Effect of Termination.    The merger agreement provides that, in the event the merger agreement is terminated (i) pursuant to clause (v)(B) under the heading "—Termination" above, and prior to a meeting of Information Resources' stockholders to consider and vote on the merger, and within 12 months after any such termination Information Resources enters into a definitive agreement with respect to or consummates a transaction that constitutes an acquisition proposal (whether or not with the same potential acquiror with respect to which Information Resources committed a material breach of the non-solicitation provisions of the merger agreement, then Information Resources will within two days pay Gingko Corporation a termination fee of $4 million; (ii) by Information Resources pursuant to paragraph (iv) under the heading "—Termination" above or by Gingko Corporation pursuant to clause (v)(A) under the heading "—Termination" above, Information Resources will, in the case of termination by Information Resources, prior to or concurrently with such termination, and in the case of termination by Gingko Corporation, promptly but in no event later than two days after the date of such termination, pay Gingko Corporation the termination fee of $4 million.

        In addition, if the merger agreement is terminated pursuant to clause (vi)(A) under the heading "—Termination" above, and prior to any such termination:

          (i)  any potential acquiror has publicly announced an intention to make or actually makes (or has made) an acquisition proposal (whether or not conditional) on or after June 29, 2003 and, within 12 months after any such termination, Information Resources or any of its subsidiaries enters into a definitive agreement with respect to or completes a transaction constituting an acquisition proposal (whether or not with the same potential acquiror), then Information Resources will promptly, but in no event later than two days after the date of entering into (or, if earlier, completing) that agreement or transaction, as applicable, pay Gingko Corporation the termination fee of $4 million; or

         (ii)  any third party to the antitrust litigation has publicly announced an intention to make or actually makes any proposal or offer with respect to any settlement decision (as defined under "The Contingent Value Rights Agreement—Approval of Payment Amount Regarding Settlement Decision") (whether or not conditional) and, within 12 months after any such termination, Information Resources or any of its subsidiaries enters into a definitive agreement with respect to any settlement decision, then Information Resources will pay Gingko Corporation the termination fee of $4 million and also reimburse Gingko Corporation for all reasonable and documented out-of-pocket expenses incurred by or on behalf of Gingko Corporation in connection with the due diligence investigation of Information Resources and its subsidiaries and the negotiation and performance of the merger agreement and the contingent value rights agreement and the taking of all actions contemplated by or in connection with any such agreement up to a maximum possible amount of such expenses of $2 million. The merger agreement provides that Information Resources will pay that termination fee within two days after the date of entering into an agreement of the kind described in this paragraph, and it will reimburse Gingko Corporation within three business days after being invoiced by Gingko Corporation.

        In the event of termination of the merger agreement by either Gingko Corporation and/or Information Resources prior to the acceptance date pursuant to the termination provisions of the merger agreement, the merger agreement will become void, and there will be no liability or further obligation on the part of Information Resources, Gingko Corporation, Gingko Acquisition Corp., their respective affiliates or their respective officers or directors (except with respect to the provisions of the merger agreement that address fees and expenses and confidential information, which will survive the termination). None of the provisions of the merger agreement described under "—Effect of Termination" will relieve any party from liability for any (i) willful or material breach of any covenant or agreement of such party contained in the merger agreement or (ii) willful failure of that party to fulfill a condition to the performance of the obligations of the other party.

        Amendment of the Merger Agreement.    The merger agreement may be amended at any time; provided that,

  •
  after the acceptance date, (A) no amendment will be made which decreases the merger consideration and (B) any such amendment will require independent director approval and

  •
  after Information Resources stockholder approval of the merger agreement, the contingent value rights agreement and the transactions contemplated by those agreements has been obtained (if required by Delaware law), there will be made no amendment that by law requires further approval by stockholders of Information Resources without the further approval of such stockholders. The merger agreement may not be amended or waived except by an instrument in writing signed (in the case of an amendment) by each of Information Resources, Gingko Corporation and Gingko Acquisition Corp. or (in the case of a waiver) by the party(ies) against whom the waiver is to be effective.

        Extension or Waiver.    At any time prior to the effective time of the merger, by action taken or authorized by (i) the respective boards of directors of Information Resources, Gingko Corporation or Gingko Acquisition Corp., the parties to the merger agreement may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement and (ii) its board of directors, any party(ies) to the merger agreement may waive (A) any inaccuracies in the representations and warranties of any other party(ies) contained in the merger agreement or in any document delivered pursuant to the merger agreement or (B) compliance by any other party(ies) with any of the covenants or agreements of such other party(ies) or any conditions contained in the merger agreement to the performance of any of its or their obligations under the merger agreement; provided that after stockholder approval of the merger agreement and the merger has been obtained from Information Resources' stockholders (if required by Delaware law), there may be no waiver that by law requires further approval by stockholders of Information Resources without the further approval of such stockholders and provided further that any extension or waiver after the acceptance date will require, with respect to Information Resources, independent director approval. Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if such extension or waiver is included in a signed document on behalf of such party.

        Confidentiality Agreement.    Gingko Corporation and Information Resources are parties to a confidentiality agreement dated February 19, 2003. Pursuant to the confidentiality agreement, Information Resources and Gingko Corporation agreed to keep confidential certain information provided by Information Resources or its representatives. The merger agreement provides that certain information exchanged pursuant to the merger agreement will be subject to the confidentiality agreement.

Conditions to the Offer

        Notwithstanding any other provision of the offer or the merger agreement, Gingko Acquisition Corp. is not required to accept for payment or, subject to any applicable rules and regulations of the Securities and Exchange Commission, including Rule 14e-1(c) under the Securities Exchange Act of 1934 (relating to Gingko Acquisition Corp.'s obligation to pay for or return tendered shares promptly after the termination or withdrawal of the offer), pay for any shares tendered pursuant to the offer if:

(i)
prior to the expiration date of the offer:

          (A)  at least 16,000,000 shares of Information Resources common stock are not validly tendered and have not been withdrawn prior to the expiration date of the offer;

          (B)  all requisite waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 have not expired or been terminated; and

          (C)  all applicable waiting periods under any applicable foreign antitrust and competition laws have not expired or been terminated; or

(ii)
if, immediately prior to the expiration date of the offer, any of the following conditions exist:

          (A)  any judgment, order, injunction or decree has been entered, enforced or issued by any governmental agency of competent jurisdiction that (i) makes illegal, restrains or prohibits, or imposes any material limitation on, the making of the offer, the acceptance for payment of, or payment for, any shares by Gingko Corporation or Gingko Acquisition Corp., or the consummation of the merger, (ii) prohibits, or imposes any material limitation on, the ownership, control or operation by Gingko Corporation or any of its subsidiaries of Information Resources or any of its material subsidiaries or assets; or (iii) renders the contingent value rights agreement or the declaration of trust unenforceable in any material respect;

          (B)  any statute, rule, regulation, legislation or interpretation has been enacted, enforced, promulgated, amended or issued by any governmental agency or deemed by any governmental agency applicable to (i) Gingko Corporation, Information Resources or any subsidiary or affiliate of Gingko Corporation or Information Resources or (ii) any transaction contemplated by the merger agreement, the contingent value rights agreement or the declaration of trust, other than the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable foreign antitrust and competition laws which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in any of clauses (i), (ii) or (iii) of paragraph (ii)(A) immediately above;

          (C)  the representations and warranties of Information Resources contained in the merger agreement (excluding, for the purpose of this condition only, any qualifications contained in such representations and warranties with respect to materiality or company material adverse effect) are not true and correct as of such time (as if made at and as of such time), except for such failures to be true and correct that, whether individually or in the aggregate, would not reasonably be expected to have a company material adverse effect (company material adverse effect is defined under the "—The Merger Agreement—Representations and Warranties" appearing in this prospectus under "—Purpose of the Offer; Plans for Information Resources; Stockholder Approval; Appraisal Rights; The Merger Agreement");

          (D)  Information Resources has failed to perform in any material respect any material obligation required to be performed by it at or prior to such time under the merger agreement;

          (E)  no change or development has occurred in the business, financial condition or results of operations of Information Resources or any of its subsidiaries, and no fact or circumstance that occurred or arose after December 31, 2002 has become known to Gingko Corporation for the first time after September 7, 2003, that, whether individually or in the aggregate, would reasonably be expected to have a company material adverse effect;

          (F)  the registration statement in which this prospectus is included has not have been declared effective under the Securities Act of 1933 or is the subject of any stop order or proceedings seeking a stop order are pending before or threatened by the Securities and Exchange Commission;

          (G)  the rights certificates to be issued pursuant to the offer have not been approved for listing on the NASDAQ National Market (or any comparable national securities exchange), subject to official notice of issuance; or

          (H)  the merger agreement has been terminated in accordance with its terms.

        The merger agreement provides that the above-listed conditions are for the sole benefit of Gingko Acquisition Corp. and Gingko Corporation and may be asserted by Gingko Acquisition Corp. or Gingko Corporation in their reasonable discretion regardless of the circumstances giving rise to that condition or may be waived by Gingko Acquisition Corp. and Gingko Corporation in whole or in part at any time and from time to time before the expiration date of the offer. The failure by Gingko Corporation, Gingko Acquisition Corp. or any other affiliate of Gingko Corporation at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time before the expiration date of the offer.

        While the lapse or termination of all required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable foreign antitrust and competition laws are listed as and remain conditions to the offer, Information Resources, Gingko Corporation and Gingko Acquisition Corp. have concluded that no filing or waiting periods under those laws are applicable to the offer, the merger or the other transactions described in this prospectus.

Certain Legal Matters; Regulatory Approvals

        General.    Based on our examination of publicly available information filed by Information Resources with the SEC and other publicly available information concerning Information Resources, Gingko Acquisition Corp. and Gingko Corporation are not aware:

  •
  of any governmental license or regulatory permit that appears to be material to Information Resources' business that might be adversely affected by their acquisition of shares pursuant to the offer; or

  •
  except as described below, of any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for our acquisition or ownership of shares pursuant to the offer.

        Should any such approval or other action be required or desirable, Gingko Acquisition Corp. and Gingko Corporation currently contemplate that, except as described below under "—State Takeover Statutes", such approval or other action will be sought.

        Additionally, as noted above, while the lapse or termination of all required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable foreign antitrust and competition laws are listed as and remain conditions to the offer, the parties have concluded that no filing or waiting periods under those laws are applicable to the offer, the merger or the other transactions described in this prospectus.

        Delaware Law.    In general, Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (generally, a stockholder owning 15% or more of a corporation's outstanding voting stock or an affiliate of such a stockholder) from engaging in a "business combination" (defined to include a merger and certain other transactions as described below) with a Delaware corporation for a period of three years following the time on which that stockholder became an interested stockholder, unless, among other exceptions, before that time the corporation's board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder.

        Information Resources' board of directors has approved the merger agreement and the transactions contemplated thereby (including the offer and the merger) for purposes of Section 203 of the Delaware General Corporation Law.

        State Takeover Statutes.    A number of states have adopted laws which purport, to varying degrees, to apply to attempts to acquire corporations that are incorporated in, or which have substantial assets, stockholders, principal executive offices or principal places of business or whose business operations otherwise have substantial economic effects in, such states. Information Resources, directly or through subsidiaries, conducts business in a number of states throughout the United States, some of which have enacted those laws. Except as described in this document, Gingko Acquisition Corp. and Gingko Corporation do not know whether any of these laws will, by their terms, apply to the offer or the merger, and Gingko Acquisition Corp. and Gingko Corporation have not complied with any such laws. To the extent that certain provisions of these laws purport to apply to the offer or the merger, Gingko Acquisition Corp. and Gingko Corporation believe that there are reasonable bases for contesting those laws.

        In 1982, in Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987 in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana could, as a matter of corporate law, constitutionally disqualify a potential acquiror from voting shares of a target corporation without the prior approval of the remaining stockholders where, among other things, the corporation is incorporated, and has a substantial number of stockholders, in the state. Subsequently, in TLX Acquisition Corp. v. Telex Corp., a U.S. federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional as applied to corporations incorporated outside Oklahoma in that they would subject such corporations to inconsistent regulations. Similarly, in Tyson Foods, Inc. v. McReynolds, a U.S. federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In December 1988, a U.S. federal district court in Florida held in Grand Metropolitan PLC v. Butterworth, that the provisions of the Florida Affiliated Transactions Act and the Florida Control Share Acquisition Act were unconstitutional as applied to corporations incorporated outside of Florida.

        If any government official or third party seeks to apply any state takeover law to the offer or the merger, Gingko Acquisition Corp. will take such action as then appears desirable, which action may include challenging the applicability or validity of that statute in appropriate court proceedings. If it is asserted that one or more state takeover statutes is applicable to the offer or the merger and an appropriate court does not determine that it is inapplicable or invalid as applied to the offer or the merger, Gingko Acquisition Corp. may be required to file certain information with, or to receive approvals from, the relevant state authorities or holders of shares, and Gingko Acquisition Corp. may be unable to accept for payment or pay for shares tendered pursuant to the offer, or be delayed in continuing or completing the offer or the merger. In such case, Gingko Acquisition Corp. may not be obligated to accept for payment or pay for any tendered shares. See "—Conditions of the Offer".

        Antitrust.    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, certain acquisitions may not be completed unless certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. Gingko Acquisition Corp. believes, however, that no filings or waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 are applicable to the purchase of the shares pursuant to the offer and that such purchase will not violate the antitrust laws.

        While Information Resources and its subsidiaries own property and conduct business in a number of foreign countries, it appears that the antitrust laws of these foreign countries do not require any filing under, or lapse of a waiting period before, the purchase of the shares pursuant to the offer, and that such purchase will not violate those antitrust laws.

Fees and Expenses

        Gingko Acquisition Corp. has retained MacKenzie Partners, Inc. to act as the information agent and LaSalle Bank National Association to act as the depositary in connection with the offer. The information agent may contact holders of shares by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers, banks, trust companies and other nominees to forward materials relating to the offer to beneficial owners. The information agent and the depositary each will receive reasonable and customary compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the U.S. federal securities laws.

        Gingko Acquisition Corp. will not pay any fees or commissions to any broker or dealer or any other person (other than the information agent and the depositary) for soliciting tenders of shares pursuant to the offer. Brokers, dealers, banks, trust companies and other nominees will, upon request, be reimbursed by Gingko Acquisition Corp. for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

Miscellaneous

        The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the offer or acceptance of the offer would not be in compliance with the laws of that jurisdiction. However, Gingko Acquisition Corp. may, in its sole discretion, take any action that it deems necessary to make the offer in any such jurisdiction and extend the offer to holders of shares in such jurisdiction.

        No person has been authorized to give any information or make any representation on behalf of Gingko Acquisition Corp. or Gingko Corporation not contained in this prospectus or in the letter of transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The following summary of the material U.S. federal income tax consequences of the receipt, holding and sale of rights certificates applies to holders of Information Resources common stock who receive the rights certificates pursuant to the tender offer or the merger and hold them as capital assets. The discussion may not apply to certain classes of taxpayers, including foreign holders, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, traders in securities that elect to mark to market, persons who hold their shares of Information Resources common stock or the rights certificates in a hedging transaction or as part of a straddle or conversion transaction and persons who received their share of Information Resources common stock, or to whom the rights certificates are issued, on the exercise of employee options or otherwise in a transaction that is not a sale or exchange.

        THERE ARE NO AUTHORITIES CONSIDERING THE TAX TREATMENT OF INSTRUMENTS THAT ARE SUBSTANTIALLY THE SAME AS THE RIGHTS CERTIFICATES. AS A RESULT, THEIR TAX TREATMENT IS SOMEWHAT UNCERTAIN, AND COULD DIFFER FROM THE TREATMENT DESCRIBED HEREIN. RIGHTS CERTIFICATE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE RECEIPT, OWNERSHIP AND DISPOSITION OF THE RIGHTS CERTIFICATES.

        This summary represents the opinion of Davis Polk & Wardwell, special counsel to Gingko Corporation. The parties do not intend to request any ruling from the Internal Revenue Service as to the U.S. federal income tax treatment of the rights certificates or the trust.

Characterization of the Receipt of the Rights Certificates

        The sale of Information Resources common stock pursuant to the tender offer or the merger will be a taxable transaction for federal income tax purposes. In general, a holder who sells Information Resources common stock pursuant to the tender offer or the merger will recognize capital gain or loss equal to the difference between the "amount realized" on the sale and such holder's income tax basis in the common stock tendered. For this purpose, the "amount realized" will include the amount of cash the holder receives, plus the fair market value of the rights certificates the holder receives. The value of the rights certificates is uncertain and depends on the proceeds received by Information Resources, its subsidiaries or their affiliates as a result of the antitrust litigation. None of the trust, Gingko Corporation or Information Resources will be providing a valuation of the rights certificates. Rights certificate holders should consult with their own tax advisors as to the valuation of the rights certificates.

        Because the Information Resources common stock is traded on an established securities market, holders will not be eligible to use the installment method to defer the recognition of any taxable gain recognized by reason of the sale of the common stock pursuant to the tender offer or the merger.

        If a holder's holding period for the Information Resources common stock is more than one year as of the date of the sale of such common stock, such holder's capital gain or loss will be long-term capital gain or loss.

Characterization of the Rights Certificates and the Trust

        It is anticipated that the trust will be treated as a grantor trust for federal income tax purposes, rather than as a separate taxable entity. It is the opinion of Davis Polk & Wardwell that the trust will not itself be subject to any material U.S. federal income tax. Under the grantor trust rules, each holder of a rights certificate will be treated for federal income tax purposes as the owner of a pro rata share of the trust's assets and will be treated as receiving any amounts received by the trust when those amounts are received by the trust (and as making any payments to third parties when those amounts are paid by the trust). Accordingly, a holder may (depending upon such holder's basis in its interest in the assets of the trust) realize income attributable to its pro rata share of the payments received by the trust without regard to whether those payments have been distributed to the holder.

        Following the issuance of the rights certificates, the assets of the trust will consist of the commitment of Gingko Corporation to pay the rights certificate payment amount (which is referred to in this prospectus as the "commitment"). The trust intends to treat any amounts paid by the sponsor in satisfaction of its agreement to bear certain expenses incurred with respect to the trust as expenditures of the sponsor that do not affect the trust.

        Income of the trust which will be taxable to holders whether or not distributed will include income attributable to the commitment as well as income from the temporary investment of proceeds of the commitment by the trust.

Characterization of the Commitment; Section 483

        As described above, for federal income tax purposes, the rights certificates are equivalent to an ownership interest in the commitment. The trust intends to treat payments made with respect to rights certificates issued to Information Resources stockholders pursuant to the tender offer and the merger as payments under a contract for the sale or exchange of Information Resources common stock that are subject to Section 483 of the Internal Revenue Code. Given the wholly contingent nature of the commitment, it is not anticipated that the commitment will be treated as a debt instrument for federal income tax purposes.

        When a payment is received on the commitment or a rights certificate is sold, a portion of the amount received will be treated under Section 483 as interest income that is ordinary income to the holder. The balance of the amount will be treated as sales proceeds or amounts received in respect of the commitment, with the consequences described below. The interest amount will equal the amount received minus its present value as of the date the rights certificates were issued, calculated using as the discount rate the relevant applicable federal rate (which is determined under regulations under Section 1274 of the Internal Revenue Code). Where a payment is due more than six months after the payment has been fixed: (i) the payment will be discounted to the date when it became fixed, using a discount rate equal to the applicable federal rate that would apply as of the time the fixed payment is due, (ii) the discount on the deferred payment is treated as interest accruing over the period of deferral, and (iii) the discounted amount is divided between interest and principal under Section 483 as if it were paid in cash on the date it became fixed. The Section 483 interest must be included in income by a holder under its regular method of accounting (e.g., the accrual method or the cash method).

        The calculation of interest income realized by a holder under Section 483 does not depend on the period for which the holder has held its rights certificates. Accordingly, a holder who buys rights certificates after the issuance of the rights certificates may be treated as receiving interest under Section 483 that includes interest for the period from the issuance of the rights certificates to the date of the holder's purchase of the rights certificates. Although there are no specific rules addressing the issue under current law, a purchaser of rights certificates may be permitted to treat the portion of the purchase price that is treated as interest to the seller under Section 483 as a payment of accrued interest that may be offset against the portion of any amount received by the purchaser that is treated as interest under Section 483.

Sale of Rights Certificates

        Upon a sale of a rights certificate, a holder will recognize gain or loss equal to the difference between the amount realized on the sale, net of imputed interest under Section 483 as described above, and the holder's adjusted tax basis in the rights certificate. Any such gain or loss will be treated as capital gain or loss (which will be long-term if the holder has held the rights certificates for more than one year).

Receipt of Payments on the Commitment

        When a payment is received on the commitment by the trust, a holder of rights certificates will recognize gain equal to the difference between the amount of the payment allocated to the rights certificates, net of imputed interest under Section 483, and the portion of the holder's basis in the rights certificates that is allocable to such payment. If multiple payments are received on the commitment, the holder may be required to allocate its basis among those payments. The method for making such an allocation is unclear. If a holder receives a payment that is less than its basis in the commitment, the holder may not be allowed a loss until it is determined that no further payments will be made. Where the receipt of a payment terminates all rights of the trust under the commitment, any gain or loss attributable to the payment generally would be capital gain or loss under Section 1234A of the Internal Revenue Code. It is not clear whether the same treatment would apply to a partial payment.

Lack of a Cash Recovery

        If identifiable events occur which establish the worthlessness of the rights certificates, a certificate holder would be entitled to deduct as a capital loss, in the year of such identifiable event, such holder's adjusted tax basis in its rights certificates.

Other Characterizations

        It is possible that the Internal Revenue Service could take the position that amounts paid by the sponsor to cover expenses incurred with respect to the trust should be treated as current income to the trust, matched by deductions some or all of which may be treated as "miscellaneous itemized deductions." Individuals may only deduct certain miscellaneous itemized deductions to the extent they exceed 2% of adjusted gross income.

Funding of Additional Expenses

        The trust agreement permits the issuance of additional rights certificates that represent pro rata interests in the trust. Any such issuance will be treated as a sale by holders of existing rights certificates of a pro rata interest in the commitment corresponding to the interest in the commitment allocated to the newly issued rights certificates.

        The trust agreement also permits borrowings to pay expenses so long as the indebtedness represents debt of the trust (and not an ownership interest) for federal income tax purposes. Any borrowing by the trust would be repayable out of future payments on the commitment. Holders would be treated as receiving any rights certificate payment amounts received by the trust that are used to repay a loan or to pay interest on a loan, even though such amounts are not distributed to the holders. Deductions would be allowed for interest deemed paid only to the extent permitted under the general rules of the Internal Revenue Code. In addition, any holders of rights certificates that are pension plans or other tax-exempt organizations subject to the tax on unrelated business taxable income may be required to treat income attributable to the portion of the commitment that is considered debt financed as unrelated business taxable income.

Backup Withholding and Information Reporting

        A rights certificate holder may be subject to a backup withholding tax on the receipt of amounts pursuant to the tender offer or the merger and proceeds of a sale, exchange, redemption or satisfaction of the rights certificates. In general, backup withholding will only apply if a holder fails to comply with certain identification requirements. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a holder, provided that the required information is furnished to the Internal Revenue Service. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption. Payments of amounts treated as interest under Section 483 will also be subject to information reporting unless an exemption applies.

 INTERESTS OF CERTAIN PERSONS IN THE TENDER OFFER AND THE MERGER

        Prior to the completion of the tender offer, Information Resources and its affiliates will be the only affiliates of the trust. Following the completion of the tender offer, the individuals designated as litigation trustees of the trust and their affiliates will become affiliates of the trust. As those individuals have not yet been identified, it is not possible to disclose at this time any material interests that such individuals may have in the tender offer and the merger. The trust expects that the initial litigation trustees will be the same individuals as the initial rights agents appointed by Information Resources to represent the interests of the rights certificate holders. See "Risk Factors—The initial rights agents have not yet been identified and they may not be satisfactory to recipients of rights certificates". Any litigation trustee also serving as a rights agent would be entitled to the fees payable to the rights agents, as described under "The Contingent Value Rights Agreement—Compensation and Expenses of Rights Agents".

        The following is a description, prepared based on information available to the Trust, of the material interests of the affiliates of Information Resources in the tender offer and the merger. This information has been obtained from the Schedule 14D-9 filed by Information Resources with respect to the tender offer.

Certain Agreements with Information Resources Officers

        Information Resources has employment agreements with the five executive officers named in the Summary Compensation Table included in Information Resources' definitive proxy statement for its annual meeting of stockholders dated April 16, 2003 (referred to in this prospectus as the "named executive officers").

        The agreement of Joseph P. Durrett, Information Resources' Chairman, Chief Executive Officer and President, provides for: (i) a minimum base salary of $525,000 per year; (ii) bonus, other incentive compensation and general benefits available to other senior officers; (iii) three equal annual supplemental bonuses of $44,000 each payable in 2000, 2001 and 2002 as long as Mr. Durrett is employed by Information Resources on the date of payout; (iv) supplemental executive retirement plan (referred to as the "Durrett SERP") benefit in the amount of $1,614,000 payable on an annual basis over 18 years, provided Mr. Durrett meets the vesting and age requirements of the Durrett SERP; (v) stock option grants as follows, as long as Mr. Durrett is employed by Information Resources on the date of grant: 250,000 stock options at fair market value on April 30, 1999; 350,000 stock options on May 20, 1999 at an exercise price equal to $8.375; 225,000 stock options on or before May 20, 2000 at an exercise price equal to $12.00 per share; and 75,000 stock options at fair market value on January 30, 2001; and (vi) 310,000 shares of Information Resources common stock, subject to certain restrictions as to vesting. Mr. Durrett's agreement also contains restrictive covenants for the benefit of Information Resources for a period of three years following termination.

        While Mr. Durrett was originally entitled to receive a grant of 300,000 options on or before May 20, 2000, Information Resources determined that it did not have an adequate number of options available at that time to provide Mr. Durrett with this full grant. As a result, Mr. Durrett's agreement was amended to provide for the grant of 225,000 stock options in May 2000 with an exercise price of $12.00 and 75,000 stock options on January 30, 2001 at an exercise price of $4.2813, the then current fair market value.

        If Mr. Durrett's agreement is terminated by Information Resources without cause or by Mr. Durrett for good reason (each as defined in such agreement), Mr. Durrett is entitled to receive his base salary for a period of three years following the termination date, certain pro rated bonus payments, and the right to continue to participate in certain benefit plans for three years following termination. Similarly, if Mr. Durrett's employment is terminated within six months after a change in control, other than for cause, he is entitled to receive such severance benefits for three years.

        If a change of control occurs after the second anniversary of Mr. Durrett's employment and Mr. Durrett's employment terminates for any reason other than cause within six months after the change in control, all vested and unvested options held by Mr. Durrett will immediately vest and remain exercisable for a period of two years after termination of his employment. Mr. Durrett has been employed with Information Resources since 1999. If Mr. Durrett's employment is terminated due to his death or disability, all unvested options will immediately vest and be exercisable by Mr. Durrett or his estate for 24 months after his death or termination of employment. If Mr. Durrett terminates his employment for good reason, all stock options then held by him continue to vest and remain exercisable in accordance with their original vesting schedule. If Information Resources terminates Mr. Durrett's employment without cause, all vested options held by Mr. Durrett on the date of termination will remain exercisable for a period of 24 months after such termination. If Information Resources terminates Mr. Durrett's employment for cause, all vested options shall remain exercisable for 30 days after such termination.

        Mr. Durrett will be entitled to receive the full benefits specified in the Durrett SERP upon the termination of his employment provided (a) his employment has not been terminated for cause; (b) he has not breached the restrictive covenants in his employment agreement; and (c) he has met all of the vesting and age requirements specified in the Durrett SERP as of the date of his employment termination. Upon Mr. Durrett's termination of employment following a change in control (other than a termination for cause), Mr. Durrett will be entitled to receive a lump sum payment equal to the present value of the Durrett SERP benefit, regardless of whether he has met the vesting and age requirements specified in the Durrett SERP, as long as he has not breached the restrictive covenants specified in his employment agreement.

        The agreement of Andrew G. Balbirer, Information Resources' Chief Financial Officer, provides for: (i) a minimum base salary of $325,000 per year; (ii) participation in Information Resources' bonus plan; and (iii) the right to participate in all benefit plans applicable to similarly situated executives of Information Resources and to receive all other benefits or perquisites generally provided to other executives of Information Resources. Mr. Balbirer is also a participant in a supplemental executive retirement plan (referred to as the "key executive SERP"), pursuant to which he is entitled to receive a lump sum payment of $1,000,000 upon the termination of his employment provided (a) his employment has not been terminated for cause; (b) he has not breached the restrictive covenants in his employment agreement; and (c) as of the date of his employment termination, he has met all of the vesting and age requirements specified in the key executive SERP, including the requirement for five years of additional service from November 1, 2002. Upon Mr. Balbirer's termination of employment following a change in control (other than a termination for cause), Mr. Balbirer will be entitled to receive a lump sum payment equal to the present value of the key executive SERP benefit, regardless of whether he has met the vesting and age requirements specified in the key executive SERP, as long as he has not breached the restrictive covenants specified in his employment agreement.

        The agreement of Edward C. Kuehnle, Information Resources' Group President, North American Services, provides for: (i) a minimum base salary of $317,200 per year; (ii) participation in Information Resources' bonus plan; and (iii) the right to participate in all benefit plans applicable to similarly situated executives of Information Resources and to receive all other benefits or perquisites generally provided to other executives of Information Resources. Mr. Kuehnle is also a participant in the key executive SERP on the same terms as are applicable to Mr. Balbirer as set forth above.

        As part of Mr. Kuehnle's agreement to relocate to Information Resources' Chicago headquarters in 2000, the following terms apply: (a) Mr. Kuehnle is entitled to receive reimbursement of his mortgage differential for a period of three years; and (b) if Mr. Kuehnle's employment with Information Resources is terminated by Information Resources without cause, his responsibilities are significantly reduced without cause or he ceases to report directly to the Chief Executive Officer of Information Resources without cause (in any case other than in the event of a change in control),

Information Resources will reimburse Mr. Kuehnle, in an amount not to exceed $100,000, for his relocation to another location in the U.S. within 1 year after termination of his employment.

        The agreement of Monica M. Weed, Information Resources' Executive Vice President, General Counsel and Corporate Secretary, provides for: (i) a minimum base salary of $190,155 per year; (ii) participation in Information Resources' bonus plan; and (iii) the right to participate in all benefit plans applicable to similarly situated executives of Information Resources and to receive all other benefits or perquisites generally provided to other executives of Information Resources.

        The following severance terms are contained in the employment agreements for each of Mr. Balbirer, Mr. Kuehnle and Ms. Weed (each referred to for purposes of the following paragraph as "executive"):

        If Information Resources terminates the agreement for cause, Information Resources shall have no further liability to the executive except for accrued salary and other compensation owed to the executive at the time of termination. If Information Resources terminates the agreement other than for cause or disability and except in the case of a change in control, the executive is entitled to receive: (i) his/her base salary for a period of 12 months following the termination date; (ii) a prorated bonus for the year in which the termination occurs based upon the executive's targeted bonus amount for that year; (iii) continuation of the medical, dental, hospitalization, prescription drug and life insurance coverage and benefits provided to the executive immediately prior to the date of termination for a 12-month period after the termination date; (iv) continued vesting of all unvested stock options during this 12-month period; and (v) reimbursement of executive outplacement services for up to one year, not to exceed $20,000.

        Timothy S. Bowles' employment agreement was amended and restated as of May of 2000 to reflect that Mr. Bowles is employed by Information Resources' majority-owned subsidiary, IRI InfoScan Ltd. (referred to as "IRI InfoScan") rather than Information Resources and to amend the provisions related to change in control (as defined in the agreement) to mirror the provisions regarding change in control contained in the employment agreements of Information Resources' other executive officers (see below). Mr. Bowles' agreement provides for: (i) a minimum base salary of £154,650 (British Pounds) per year; (ii) participation in IRI InfoScan's bonus plan; (iii) an annual pension contribution equal to 10% of Mr. Bowles' base salary; and (iv) the right to participate in all benefit plans applicable to senior officers of IRI InfoScan. Mr. Bowles' status as an Executive Officer was terminated when he resigned from his position as Group President, International Operations, effective as of January 8, 2003, although he remains a full-time employee of IRI InfoScan.

        If Mr. Bowles' agreement is terminated without cause, other than following a change in control, all unvested options held by Mr. Bowles shall immediately vest as of the date of termination and shall be exercisable by Mr. Bowles or his estate for a period of 13 months following termination. If Mr. Bowles terminates his agreement for good reason other than following a change in control, Mr. Bowles is entitled to receive: (i) his base salary for a period of 12 months following the termination date; (ii) the right to continue to participate, during the 12-month period following termination, in those employee benefit plans in which Mr. Bowles was participating immediately prior to his termination; and (iii) all unvested options shall continue to vest during this 12-month period. If IRI InfoScan terminates Mr. Bowles' employment for cause, IRI InfoScan shall have no further liability to Mr. Bowles except for accrued salary and other compensation owed to Mr. Bowles at the time of termination. If Mr. Bowles' employment with IRI InfoScan is terminated within 24 months following a change in control either by IRI InfoScan without cause or by Mr. Bowles for good reason, the change in control terms set forth below shall apply.

        The following terms regarding termination of employment following a change in control are contained in the employment agreements for each of Mr. Balbirer, Mr. Bowles, Mr. Kuehnle and Ms. Weed (each referred to for purposes of the following paragraph as the "executive"):

        If the executive's employment with Information Resources (or IRI InfoScan, in the case of Mr. Bowles) is terminated within 24 months following a change in control either by Information Resources (or IRI InfoScan, in the case of Mr. Bowles) without cause or by the executive for good reason, the executive is entitled to receive: (i) an amount equal to two times the sum of (A) the executive's base salary (at the rate in effect on the date of termination or, if greater, at the rate in effect immediately prior to the change in control), and (B) the greater of the highest bonus amount paid or payable to the executive in any of the three full fiscal years of Information Resources (or IRI InfoScan, in the case of Mr. Bowles) immediately preceding the date of termination or the executive's targeted bonus amount for the year in which the date of termination occurs; (ii) continuation of the medical, dental, hospitalization, prescription drug and life insurance coverage and benefits provided to the executive immediately prior to the change in control for a 24-month period after the termination of Executive's employment; (iv) immediate vesting of all unvested stock options and continued exercisability for all stock options during this 24-month period unless the options sooner expire by their terms; (v) reimbursement of executive outplacement services for up to one year, not to exceed $20,000; and (vi) within 10 days after the date of termination, an amount in a single cash payment equal to two times the amount of Information Resources' matching contribution payable on the executive's behalf to Information Resources' 401(k) Plan or, in Mr. Bowles' case, a single cash payment equal to two times the amount of IRI InfoScan's annual contribution payable on Mr. Bowles' behalf to IRI InfoScan's Group Pension Scheme.

        The employment agreements for each of Mr. Balbirer, Mr. Bowles, Mr. Kuehnle and Ms. Weed contain restrictive covenants for the benefit of Information Resources (or IRI InfoScan, in the case of Mr. Bowles) for a period of two years following termination of employment with Information Resources (or IRI InfoScan, in the case of Mr. Bowles).

        In addition to the employment agreements with the named executive officers described above, Information Resources has entered into employment agreements (referred to in this prospectus as the "employment agreements") with nine of its other executive officers and severance protection agreements (referred to in this prospectus as the "severance protection agreements") with 19 of its key employees.

        The employment agreements provide that, if Information Resources terminates the employment of the executive for cause, Information Resources shall have no further liability to the executive, except for accrued salary and other compensation owed to the executive at the time of termination. If Information Resources terminates the employment of the executive other than for cause or disability and except in the case of a change in control (as defined below), the executive is entitled to receive: (i) his/her base salary for a period of 12 months following the termination date; (ii) a prorated bonus for the year in which the termination occurs based upon the executive's targeted bonus amount for that year; (iii) continuation of the medical, dental, hospitalization, prescription drug and life insurance coverage and benefits provided to the executive immediately prior to the date of termination for a 12-month period after the termination date; (iv) continued vesting of all unvested stock options during this 12-month period; and (v) reimbursement of executive outplacement services for up to one year, not to exceed $20,000.

        Under the employment agreements, if the executive's employment with Information Resources is terminated within 24 months following a change in control (as defined below) either by Information Resources without cause or by the executive for good reason (each, as defined in the agreement), the executive is entitled to receive: (i) all accrued compensation and a pro-rata bonus, (ii) as severance pay, and in lieu of any further compensation, an amount equal to two times the sum of (A) the executive's base salary (at the rate in effect on the date of termination or, if greater, at the rate in effect immediately prior to the change in control), and (B) the greater of the highest bonus amount paid or payable to the executive in any of the three full fiscal years of Information Resources immediately preceding the date of termination or the executive's targeted bonus amount for the year in which the date of termination occurs payable in 24 equal monthly installments commencing on the first day of the calendar month after the termination date; (iii) continuation of the medical, dental, hospitalization, prescription drug and life insurance coverage and benefits provided to the executive immediately prior to the change in control for a 24-month period after the termination of the executive's employment; (iv) immediate vesting of all unvested stock options and continued exercisability for all stock options during this 24-month period unless the options sooner expire by their terms; (v) reimbursement of executive outplacement services for up to one year, not to exceed $20,000; and (vi) within 10 days after the date of termination, an amount in a single cash payment equal to two times the amount of Information Resources matching contribution payable on the executive's behalf to Information Resources' 401(k) Retirement Savings Plan (or its U.K. equivalent for U.K. employees) in respect of the most recently completed plan year.

        The severance protection agreements provide that if the executive's employment with Information Resources is terminated within 12 months following a change in control either by Information Resources without cause or by the executive for good reason (each, as defined in the agreements), the executive is entitled to receive: (i) all accrued compensation and a pro-rata bonus; (ii) as severance pay, and in lieu of any further compensation, an amount equal to the sum of (a) the executive's base salary (at the rate in effect on the date of termination or, if greater, at the rate in effect immediately prior to the change in control) and (b) the greater of the highest annual bonus amount paid or payable to the executive in any of the three full fiscal years of Information Resources immediately preceding the date of termination or the executive's targeted bonus amount for the year in which the date of termination occurs, payable in 12 equal monthly installments commencing on the first day of the calendar month after the termination date; (iii) continuation of the medical, dental, hospitalization, prescription drug and life insurance coverage and benefits provided to the executive immediately prior to the change in control for a 12-month period after the termination of the executive's employment; (iv) immediate vesting of all unvested stock options and continued exercisability for all stock options during this 12-month period unless the options sooner expire by their terms; (v) reimbursement of executive outplacement services for up to six months, not to exceed $12,000; and (vi) within 10 days after the date of termination, an amount in a single cash payment equal to the amount of Information Resources matching contribution made on the executive's behalf to the 401(k) Retirement Savings Plan (or its U.K. equivalent for U.K. employees) in respect of the most recently completed plan year.

        Under the terms of the severance protection agreements and employment agreements, if (a) Information Resources terminates the employment of the executive without cause within six months prior to a change in control, or (b) at any time prior to a change in control, Information Resources terminates the employment of the executive and the executive demonstrates that such termination (1) was at the request of a third party who indicated an intention or has taken steps to effect a change in control or (2) otherwise arose in connection with or in anticipation of a threatened or proposed change in control, then such termination of the employment of the executive shall be deemed to have occurred after a change in control, provided the change in control actually occurred.

        The term "change in control" under the severance protection agreements and employment agreements includes, among other transactions, the occurrence of the following events, subject to certain exceptions: (1) an acquisition of any voting securities of Information Resources by any person immediately after which such person is or becomes the beneficial owner (directly or indirectly) of securities representing 30% or more of the total voting power of Information Resources' then outstanding voting securities; or (2) the individuals who are members of the Information Resources board of directors as of the date of the applicable agreement cease for any reason to constitute at least a majority of the board of directors, or following a merger that results in Information Resources being owned by a parent company, the board of directors of the ultimate parent company.

        In addition, under the severance protection agreements and the employment agreements, as well as those agreements with the named executive officers, if any of the payments provided for under the agreements are subject to excise tax under Section 4999 of the Internal Revenue Code, Information Resources will provide the executive with a tax gross-up to compensate for any excise tax due on such amounts (provided that if the payments can be reduced by $50,000 or less and eliminate the excise tax, the payments will be so reduced and no gross-up will be provided). At its May 19, 2000 meeting, in connection with its adoption of the severance protection agreements and employment agreements, the Information Resources board of directors also adopted a resolution approving any necessary changes to the employment agreement with Mr. Durrett, to conform the change in control protections contained in that contract with those set forth in the employment agreements. Thereafter it was discovered that Mr. Durrett's employment agreement did not in fact contain the tax gross up provision. However, Information Resources inadvertently failed to formalize its agreement to amend Mr. Durrett's employment agreement to reflect the tax gross up provision previously approved. Once this oversight was discovered, Information Resources and Mr. Durrett, with Information Resources' board of directors' approval, agreed to amend Mr. Durrett's employment agreement.

Treatment of Stock Options and Restricted Stock under the Merger Agreement

        The merger agreement provides that, at the effective time of the merger, the holder of each outstanding and unexercised option to purchase shares of Information Resources common stock granted under any of Information Resources' Amended and Restated 1992 Stock Option Plan, Amended and Restated 1992 Executive Stock Option Plan, 1984 Non-Qualified Stock Option Plan and Amended and Restated 1994 Employee Nonqualified Stock Option Plan, whether or not exercisable or vested, shall be entitled to receive, in full satisfaction of such option, (i) cash in an amount equal to the product of (A) the excess, if any, of the cash portion of the merger consideration over the exercise price per share of such option and (B) the number of shares of Information Resources common stock subject to such option and (ii) if cash is payable for such option in accordance with the foregoing formula, one rights certificate per share of Information Resources common stock subject to such option.

        The merger agreement also provides that, at the effective time of the merger, the holder of any restricted shares of Information Resources common stock awarded pursuant to Information Resources' Nonqualified Defined Contribution Plan or any individual employment agreement which are outstanding immediately prior to the effective time shall be entitled to the right to receive the merger consideration for each such restricted share.

Indemnification Obligations under the Merger Agreement

        The merger agreement provides for ongoing indemnification of individuals who serve or served as directors, officers, employees or agents of Information Resources or any of its subsidiaries at any time at or before the effective time of the merger, and for the maintenance of directors' and officers' liability insurance policies, in each case as described under "The Offer—Purpose of the Offer; Plans for Information Resources; Stockholder Approval; Appraisal Rights; The Merger Agreement—The Merger Agreement—Indemnification and Insurance".

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The rights certificates will be registered under the Securities Exchange Act of 1934. So long as the rights certificates remain so registered, the trust will be subject to the reporting obligations of Section 13(a) of the Securities Exchange Act, and will be obligated thereby to file with the Securities and Exchange Commission annual reports on Form 10-K and quarterly reports on Form 10-Q. Unless otherwise required by the SEC, those reports will only contain an overview of the status of the antitrust litigation. The trust will also file a report on Form 8-K if there is a material judicial decision in the antitrust litigation, any agreement to settle the antitrust litigation or any other material developments in the litigation warranting such a filing. Those reports will not include financial statements or any valuation of the antitrust litigation. The trust's ability to disclose details of the antitrust litigation in this prospectus or in future public filings may be limited, however, by the inherent nature and rules of judicial proceedings, including, among other things, proceedings and filings that are sealed by the court, matters involving attorney-client and work product privileges and proceedings that are conducted on a confidential basis by agreement of the parties, like settlement negotiations.

        You will be able to read and copy documents filed publicly by the trust with the SEC, as well as copies of reports, proxy statements and other information about the trust, at the public reference room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also retrieve copies of that material at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or free of charge at the Web site maintained by the SEC at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus. This prospectus incorporates by reference the documents set forth below that Information Resources has previously filed with the SEC. These documents contain important information about Information Resources and its financial condition.

Information Resources SEC Filings (SEC File No. 000-11428)	Period
Annual Report on Form 10-K	Fiscal Year ended December 31, 2002
Quarterly Reports on Form 10-Q	Fiscal Quarters ended March 31, 2003 and June 30, 2003.
Current Reports on Form 8-K	Filed on March 4, April 24, May 1, May 23, June 30, July 24, and September 10, 2003.

        All documents filed by Information Resources with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, from the date of this prospectus to the date that shares are accepted for payment pursuant to the tender offer (or the date that the tender offer is terminated) shall also be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus, or in a document incorporated by reference, shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain any documents incorporated by reference through Information Resources or from the SEC through the SEC's Internet worldwide web site at the address described above. Documents incorporated by reference are available from the Information Resources, on behalf of the trust, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Information Resources at the following address:

Information Resources, Inc.
Attention: Investor Relations
150 North Clinton Street
Chicago, Illinois 60661
Telephone: (312) 726-1221

        If you would like to request documents, please do so by October 22, 2003 to receive them before the expiration date of the tender offer. If you request any incorporated documents, Information Resources will mail them to you by first class mail, or another equally prompt means, within one business day after it receives your request.

        Neither the trust nor Information Resources on behalf of the trust has authorized anyone to give any information or make any representation about the trust, the rights certificates, the tender offer, the subsequent second-step merger or the antitrust litigation that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus speaks only as of the date of this prospectus, unless the information specifically indicates that another date applies.

VALIDITY OF THE RIGHTS CERTIFICATES

        The validity of the rights certificates being offered by this prospectus will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.

EXPERTS

        The consolidated financial statements and the related financial statement schedule of Information Resources appearing in Information Resources' Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ANNEX A

FORM OF
AMENDED AND RESTATED
DECLARATION OF TRUST

OF

INFORMATION RESOURCES, INC. LITIGATION

CONTINGENT PAYMENT RIGHTS TRUST

A-i

A-ii

AMENDED AND RESTATED DECLARATION OF TRUST

        This Amended and Restated Declaration of Trust (this "Declaration" or this "Agreement") dated as of [    ], 2003, and to be effective as of the Acceptance Date (as defined herein), by the Trustees (as defined herein), Information Resources, Inc. (along with its successors, the "Sponsor"), and by the holders, from time to time, of undivided beneficial interests in the assets of the Information Resources, Inc. Litigation Contingent Payment Rights Trust (the "Litigation Trust") to be issued pursuant to this Declaration;

        WHEREAS, Delaware Trustee (as defined herein) and the Sponsor, by Declaration of Trust, dated and effective as of [September [    ], 2003] (the "Original Declaration"), and by a Certificate of Trust filed with the Secretary of the State of Delaware on the same date, established a statutory trust under the Delaware Statutory Trust Act;

        WHEREAS, the Institutional Trustee, the Delaware Trustee and the Sponsor, by this declaration, hereby amend and restate the Original Declaration as set forth herein;

        WHEREAS, the Sponsor has entered into an Agreement and Plan of Merger, dated as of September [    ], 2003 (the "Merger Agreement"), with Gingko Corporation ("Parent") and Gingko Acquisition Corp. ("Merger Sub"), providing for the commencement by Parent and Merger Sub of a tender offer (the "Offer") to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Sponsor, together with the associated preferred share purchase rights (the "Common Stock"), at a purchase price per share of Common Stock of one CVR Certificate (as defined herein) and $3.30 per share, net to the seller in cash, without interest, on the terms and subject to the satisfaction of the conditions set forth in the Merger Agreement;

        WHEREAS, nothing in this Declaration shall be deemed to be or to effect an assignment (within the meaning of 31 U.S.C. 3727) of the Litigation; and

        WHEREAS, as of the date hereof, no interests in the Litigation Trust have been issued;

        NOW, THEREFORE, it being the intention of the parties hereto to continue the existence of the Litigation Trust as a statutory trust under the Statutory Trust Act and that this Declaration constitute the governing instrument of such statutory trust, the Trustees declare that all assets contributed to the Litigation Trust will be held in trust for the benefit of the holders of the beneficial interests in the assets of the Litigation Trust, subject to the provisions of this Declaration.

ARTICLE I.
INTERPRETATION AND DEFINITIONS

        Section 1.01    Definitions.    Unless the context otherwise requires:

          (a)   capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;

          (b)   a term defined anywhere in this Declaration has the same meaning throughout;

          (c)   all references to "the Declaration" or "this Declaration" are to this Declaration, in its entirety, as modified, supplemented or amended from time to time, and not to any particular Article, Section or subsection;

          (d)   all references to "herein" or "hereunder" refer to this Declaration in its entirety, as modified, supplemented or amended from time to time, and not to any particular Article, Section or subsection;

          (e)   all references in this Declaration to Articles and Sections and Exhibits are to Articles and Sections of and Exhibits to this Declaration unless otherwise specified;

          (f)    a reference to the singular includes the plural and vice versa; and

          (g)   a reference to the masculine includes the feminine and vice versa.

        "Acceptance Date" means the date of this Agreement.

        "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor Rule thereunder.

        "Agreement" has the meaning set forth in the preamble hereof.

        "Authenticating Agent" has the meaning set forth in Section 6.01(c)

        "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

        "Beneficial Ownership" has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act in effect on the date hereof.

        "Book Entry Interest" means a beneficial interest in one or more Global CVR Certificates, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 8.02.

        "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in Wilmington, Delaware are permitted or required by any applicable law to close.

        "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the CVR Certificates and in whose name (or in the name of a nominee of that organization) shall be registered a Global CVR Certificate and which shall undertake to effect book entry transfers and pledges of the CVR Certificates.

        "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

        "Commission" means the Securities and Exchange Commission.

        "Commitment" means the obligation of Parent to pay to the Trust from time to time the CVR Payment Amounts.

        "Corporate Trust Office" means the office of the Institutional Trustee at which the corporate trust business of the Institutional Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at One Rodney Square, Suite 102, 920 King Street, New Castle County, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, facsimile number (302) 888-7544.

        "CVR Agreement" means the Contingent Value Rights Agreement of even date herewith among the Litigation Trust, the Sponsor, Parent, Merger Sub and the other persons party thereto.

        "CVR Certificates" means the Contingent Value Right Certificates, including the Contingent Value Right Certificates issued upon the Acceptance Date and any other Contingent Value Rights Certificates issued by the Litigation Trust.

        "CVR Payment Amount" means any payment received by the Trust pursuant to Section 2.3(a) of the CVR Agreement.

        "CVR Payment Amount Account" has the meaning set forth in Section 3.11(d)(ii)(B).

        "CVR Rights Agents" has the meaning set forth in the CVR Agreement.

        "Damages" has the meaning set forth in Section 10.04(a).

        "Declaration" has the meaning set forth in the preamble hereto.

        "Default Rule" means a rule stated in the Statutory Trust Act that (i) structures, defines or regulates the finances, governance, operations or other aspects of a Delaware statutory trust organized under the Statutory Trust Act and (ii) applies except to the extent it is negated or modified through the provisions of a governing instrument.

        "Definitive CVR Certificate" has the meaning set forth in Section 6.03(b).

        "Delaware Trustee" has the meaning set forth in Section 3.03(a).

        "Depositary" means, with respect to the CVR Certificates, DTC or another Clearing Agency.

        "DTC" means The Depository Trust Company, New York, New York, the initial Clearing Agency.

        "Effective Time" has the meaning set forth in the Merger Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

        "Fiscal Year" has the meaning set forth in Section 11.01.

        "Gingko Group" means Parent, and any of its respective successors, subsidiaries and Affiliates and the subsidiaries and Affiliates of its respective successors, including without limitation the Sponsor and its Affiliates and subsidiaries after the Merger.

        "Global CVR Certificate" has the meaning set forth in Section 6.03(b).

        "Holder" means a Person in whose name a CVR Certificate is registered on the register maintained by the Registrar pursuant to Section 6.02, such Person being a beneficial owner within the meaning of the Statutory Trust Act.

        "Indemnified Person" means (a) the Institutional Trustee, the Delaware Trustee, any Affiliate of the Institutional Trustee or the Delaware Trustee, and any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee and the Delaware Trustee; (b) any Litigation Trustee; (c) any Affiliate of any Litigation Trustee; (d) any partners, employees, representatives, agents, counsel and other advisors of any Litigation Trustee; (e) the Rights Agents and (f) any officer, employee, representative, agent, counsel or other advisors of the Litigation Trust or its Affiliates.

        "Institutional Trustee" means the Trustee meeting the eligibility requirements set forth in Section 3.04 and duly appointed pursuant to this Declaration.

        "Investment Company" means an investment company as defined in the Investment Company Act.

        "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

        "Litigation" has the meaning set forth in the CVR Agreement.

        "Litigation Proceeds" has the meaning set forth in the CVR Agreement.

        "Litigation Trust" has the meaning set forth in the first paragraph of this Declaration.

        "Litigation Trustees" has the meaning set forth in Section 3.07(a).

        "Litigation Trust Property" means (a) the CVR Agreement and all proceeds and rights in respect of the CVR Agreement and (b) any other assets that may be held from time to time by the Litigation Trust.

        "Litigation Trust Purpose" shall have the meaning set forth in Section 2.03(a).

        "Merger" has the meaning set forth in the Merger Agreement.

        "Merger Agreement" has the meaning set forth in the recitals hereof.

        "Non-Cash Proceeds" has the meaning set forth in the CVR Agreement.

        "Officers' Certificates" means, (i) with respect to any Person other than Litigation Trustees, a certificate signed by an Authorized Officer of such Person, and (ii) with respect to the Litigation Trustees, a certificate signed by a majority of the Litigation Trustees then in office. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in the Declaration shall include:

          (i)    a brief statement of the nature and scope of the examination or investigation undertaken by each Authorized Officer or Litigation Trustee in rendering the Certificate; and

          (ii)   a statement as to whether, in the opinion of each such Authorized Officer or Litigation Trustee, such condition or covenant has been complied with.

        "Parent" has the meaning set forth in the recitals hereof.

        "Paying Agent" has the meaning specified in Section 6.02.

        "Payment Amount" shall mean an amount to be paid to a Holder of a CVR pursuant to this Declaration.

        "Permitted Investment" means Cash Equivalents as defined in the CVR Agreement.

        "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

        "Registrar" has the meaning set forth in Section 6.02.

        "Relevant Trustee" has the meaning set forth in Section 3.05(a).

        "Responsible Officer" means, with respect to the Institutional Trustee, any officer within the Corporate Trust Office of the Institutional Trustee, including any managing director, vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Institutional Trustee, in each case with direct responsibility for carrying out the responsibilities of the Institutional Trustee hereunder and also means, with respect to a particular Litigation Trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

        "Rights Agents" means those individuals acting as Rights Agents under the CVR Agreement.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

        "Securities Law Requirements" means the securities laws applicable to the Litigation Trust and the rules and regulations of Nasdaq National Market or such other securities exchange as may be applicable.

        "Sponsor" has the meaning set forth in the first paragraph of this Agreement.

        "Sponsor Group" means Sponsor, any Affiliate of Sponsor, their respective successors and assigns, and any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of any such Person.

        "Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code sec. 3801 et seq., as it may be amended from time to time, or any successor legislation.

        "Successor Certificates" has the meaning set forth in Section 2.05(b)(i)(B).

        "Successor Delaware Trustee" has the meaning set forth in Section 3.05(b).

        "Successor Entity" has the meaning set forth in Section 2.05(b)(i).

        "Successor Institutional Trustee" has the meaning set forth in Section 3.05(b).

        "Transfer Agent" has the meaning set forth in Section 6.02.

        "Trustee" or "Trustees" means each Person who has signed this Declaration as a Trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Institutional Trustee, Delaware Trustee or Litigation Trustee in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as Trustees hereunder.

ARTICLE II.
ORGANIZATION

        Section 2.01    Name.    The Litigation Trust shall continue to be named "Information Resources, Inc. Litigation Contingent Payment Rights Trust," as such name may be modified from time to time by the Litigation Trustees following written notice to the Holders. The Litigation Trust's activities may be conducted under the name of the Litigation Trust or any other name deemed advisable by the Litigation Trustees.

        Section 2.02    Office.    The address of the principal office of the Litigation Trust on the date of execution of this Declaration is:

  Information Resources, Inc. Litigation Contingent Payment Rights Trust c/o Information Resources, Inc., 150 North Clinton Street, Chicago, Illinois 60661

On ten Business Days written notice to the Holders, the Sponsor and the Institutional Trustee, the Litigation Trustees may designate another principal office.

        Section 2.03    Purposes and Powers of the Litigation Trust.

        (a)   The exclusive purposes and functions of the Litigation Trust (each, a "Litigation Trust Purpose") are, and the Litigation Trust shall have the power and authority (i) to hold and enforce the CVR Agreement, for the purpose of, and in a manner consistent with, achieving the realization and distribution of amounts payable pursuant to the CVR Agreement; (ii) to issue the CVR Certificates as provided herein; (iii) upon receipt of payments of the CVR Payment Amount pursuant to the CVR Agreement, to distribute the CVR Payment Amount as provided herein; and (iv) to incur indebtedness or issue additional CVR Certificates in accordance with Sections 2.03(c) and 2.03(d). Anything to the contrary herein or in the Statutory Trust Act notwithstanding, the Trustees shall not at any time, on behalf of the Litigation Trust or the Holders, enter into or engage in any profit-making trade or business, and the Trustees shall have no powers to take, and shall not take, any actions hereunder other than such as are reasonably necessary and incidental to the achievement of the foregoing exclusive Litigation Trust Purposes.

        (b)   Notwithstanding anything in this Declaration or in any Default Rule of the Statutory Trust Act to the contrary, no Trustee shall have any power to (i) modify the terms of the CVR Agreement, (ii) invest money held by the Litigation Trust except amounts held pursuant to Sections 3.11(d)(ii)(B)

hereof pending their use to pay expenses or make distributions, or (iii) after the Acceptance Date, issue any CVR Certificates except as provided herein.

        (c)   In order to raise funds for, or meet its obligation to pay, expenses reasonably necessary to preserve or protect assets of the Litigation Trust or to administer the Litigation Trust (including, without limitation, expenses related to the liability and indemnification obligations of the Litigation Trust), and solely in furtherance of Litigation Trust Purposes, the Litigation Trustees on behalf of the Litigation Trust may undertake the following:

          (i)    incur indebtedness that represents debt of the Litigation Trust (and not an ownership interest) for federal income tax purposes; and

          (ii)   issue additional CVR Certificates.

The Litigation Trustees shall provide any such amounts to the Institutional Trustee for deposit to a separate account to be drawn upon by the Litigation Trustees to pay expenses of the Litigation Trust.

        (d)   In order to raise funds for, or meet its obligation to pay, expenses related to the Litigation, the Litigation Trustees on behalf of the Litigation Trust shall, as and to the extent directed in writing by the CVR Rights Agents, undertake the following:

          (i)    incur indebtedness that represents debt of the Litigation Trust (and not an ownership interest) for federal income tax purposes; and

          (ii)   issue additional CVR Certificates.

The Litigation Trustees shall provide any such amounts to the Institutional Trustee for deposit to a separate account to be drawn upon by the Rights Agents to pay Claims Expenses (as such term is defined in the CVR Agreement).

        Section 2.04    Title to Property of the Litigation Trust.    Legal title to all assets of the Litigation Trust shall be vested in the Litigation Trust. The Holders shall not have legal title to any part of the assets of the Litigation Trust, but shall have an undivided beneficial interest in the assets of the Litigation Trust.

        Section 2.05    Mergers.

        (a)   The Litigation Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in paragraph (b) of this Section 2.05 or in a liquidation of the Litigation Trust in accordance with this Declaration.

        (b)   The Litigation Trust may, with the consent of Parent, the Institutional Trustee (which consent shall be given only upon receipt of the opinions delivered pursuant to this Section 2.05) and a majority of the Litigation Trustees and without the consent of the Delaware Trustee or the Holders of the CVR Certificates, consolidate, amalgamate, merge with or into, or be replaced by a statutory trust organized as such under the laws of any state of the United States; provided that:

          (i)    if the Litigation Trust is not the survivor, such successor entity (the "Successor Entity") either:

            (A)  expressly assumes all of the obligations of the Litigation Trust under the CVR Certificates; or

            (B)  substitutes for the CVR Certificates other securities having substantially the same terms as the CVR Certificates (the "Successor Certificates");

          (ii)   the Successor Certificates remain listed, or any Successor Certificates will be listed or quoted upon notification of issuance, on any national securities exchange or automated quotation system on which the CVR Certificates are then listed or quoted, if any;

          (iii)  such merger, consolidation, amalgamation or replacement does not result in any material alteration of the Litigation Trust Property or adversely affect the rights, preferences and privileges of the Holders (including any Successor Certificates) in any material respect (other than with respect to any dilution of such Holders' interests in the Successor Entity);

          (iv)  such Successor Entity has purposes that are substantially identical to the Litigation Trust Purposes;

          (v)   prior to such merger, consolidation, amalgamation or replacement, the Litigation Trust has received an opinion of nationally recognized outside counsel to the Litigation Trust experienced in such matters and selected by the Litigation Trustees to the effect that:

            (A)  such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders (including any Successor Certificates) in any material respect (other than with respect to any dilution of the Holders' interest in the Successor Entity);

            (B)  such merger, consolidation, amalgamation or replacement, will not cause the Litigation Trust (or the Successor Entity) to fail to be classified as a grantor trust for United States federal income tax purposes;

          (vi)  without the unanimous consent of the Litigation Trustees and Sponsor, such merger, consolidation, amalgamation or replacement shall not result in any material change to the rights of any Indemnified Person or any member of the Sponsor Group, including, without limitation, their rights to indemnification, exculpation and compensation set forth in this Declaration and under Delaware law; and

          (vii) prior to such merger, consolidation, amalgamation or replacement the Institutional Trustee shall have received an opinion of counsel to the effect that all conditions precedent of this paragraph (b) to such transaction have been satisfied.

        (c)   Pursuant to Section 3815(f) of the Statutory Trust Act, in the case of a consolidation, amalgamation, or merger of the Litigation Trust with or into, or the replacement by, a person organized as such under the laws of any state of the United States, subject to the requirements described in Section 2.05(b) above and approval in accordance with Section 3815(a) of the Statutory Trust Act, the agreement of merger or consolidation may effect any amendment to this Declaration, or effect the adoption of a new governing instrument of the Litigation Trust if it is the surviving or resulting statutory trust in the merger or consolidation. Such amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.

ARTICLE III.
TRUSTEES

        Section 3.01    Authority.    Except as specifically provided in this Declaration, the Institutional Trustee and the Litigation Trustees shall have exclusive and complete authority to carry out the Litigation Trust Purposes. An action taken by a Trustee in accordance with its powers shall constitute the act of and serve to bind the Litigation Trust, it being understood that except as provided expressly herein the Litigation Trustees may act only upon the vote or consent (such consent to be evidenced by a writing executed contemporaneously with or promptly following any oral consent) of a majority of the Litigation Trustees. In dealing with the Trustees acting on behalf of the Litigation Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Litigation Trust. Persons dealing with the Litigation Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

        Section 3.02    Number of Trustees.    There shall be one Delaware Trustee if required by Section 3.03; the Institutional Trustee may also serve as Delaware Trustee if it meets the applicable requirements, in which case Section 3.03 shall have no application to such entity in its capacity as Institutional Trustee. There shall be one Institutional Trustee as required by Section 3.04. There shall be two initial Litigation Trustees, subject to change as provided in Section 3.07.

        Section 3.03    Delaware Trustee.

        (a)   If required by the Statutory Trust Act, one Trustee (the "Delaware Trustee") shall be:

          (i)    a natural person who is a resident of the State of Delaware; or

          (ii)   if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, including Section 3807 of the Statutory Trust Act.

        (b)   The Delaware Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers. If at any time the Delaware Trustee shall cease to be eligible to so act under Section 3.03(a), the Delaware Trustee shall immediately resign in the manner and with the effect set forth in Section 3.05(a).

        (c)   The initial Delaware Trustee shall be Wachovia Bank of Delaware, National Association.

        (d)   Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of any of the Trustees described in this Declaration. Except as set forth in this Section 3.03, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Statutory Trust Act and, to the extent required under the Statutory Trust Act or other applicable law and pursuant to the written instructions of the Litigation Trustees, the execution and filing of any certificate with the Secretary of State of the State of Delaware.

        Section 3.04    Institutional Trustee; Eligibility.

        (a)   There shall at all times be one Trustee which shall act as Institutional Trustee, which Trustee shall:

          (i)    not be an Affiliate of the Sponsor;

          (ii)   not offer or provide credit or credit enhancement to the Litigation Trust; and

          (iii)  be a corporation or banking association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 3.04(a)(iii), the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

        (b)   If at any time the Institutional Trustee shall cease to be eligible to so act under Section 3.04(a), the Institutional Trustee shall immediately resign in the manner and with the effect set forth in Section 3.05(a).

  (c)
  The initial Institutional Trustee shall be Wachovia Bank of Delaware, National Association.

        (d)   The Institutional Trustee shall continue to serve as a Trustee until either:

          (i)    the Litigation Trust has been completely liquidated and all amounts received or receivable or potentially receivable pursuant to the CVR Agreement (including the final payment of the CVR Payment Amount) and not otherwise applied as provided herein and any other amounts shall have been distributed to the Holders pursuant to the terms hereof and of the CVR Certificates; or

          (ii)   a Successor Institutional Trustee has been appointed and has accepted that appointment in accordance with Section 3.05.

        Section 3.05    Appointment, Removal and Resignation of the Institutional and Delaware Trustees.

        (a)   No resignation or removal of the Institutional or Delaware Trustee (each, a "Relevant Trustee") and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of this Section 3.05.

        (b)   Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the other Trustees and the Holders. Upon the resignation of the Relevant Trustee, the Litigation Trustees shall appoint a successor (the "Successor Institutional Trustee" or the "Successor Delaware Trustee," as applicable) who shall execute an instrument of acceptance as described in Section 3.05(e) below. If the instrument of acceptance by the successor Relevant Trustee required by this Section 3.05 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Litigation Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Relevant Trustee. The resigning Relevant Trustee shall have no liability for the selection of such successor pursuant to this Section 3.05.

        (c)   The Institutional Trustee or the Delaware Trustee, or both of them, may be removed by (i) the Litigation Trustees or (ii) Holders of a majority of the CVR Certificates outstanding, in each case by delivery of notification of removal to the Relevant Trustee (in its individual capacity and on behalf of the Litigation Trust) and the other Trustees, with such removal by Holders being permitted (x) if no default by the Litigation Trust with respect to its payment obligations under Article IV shall have occurred and be continuing, only for cause and (y) if a default by the Litigation Trust with respect to its payment obligations under Article IV shall have occurred and be continuing, either with or without cause. A Delaware Trustee who is a natural person may also be removed by the Litigation Trustees if such Delaware Trustee becomes incompetent or incapacitated, and shall be deemed removed if such Delaware Trustee dies. If a Relevant Trustee shall be so removed, the Litigation Trustees shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Relevant Trustee or Trustees shall comply with the applicable requirements of Section 3.03 or Section 3.04, as the case may be. If no successor Relevant Trustee shall have been so appointed by the Litigation Trustees and accepted appointment in the manner required by this Section 3.05 within 30 days after delivery of notification of removal or after the Litigation Trust receives notice of the Delaware Trustee's death, incompetence or incapacity, any Holder who has been a Holder of CVR Certificates for at least six months may, on behalf of himself and all others similarly situated, or the Relevant Trustee being removed may, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a successor Relevant Trustee or Trustees. All accrued fees and expenses of a Relevant Trustee that has resigned or been removed as a Trustee pursuant to this Section 3.05 shall be paid to the Relevant Trustee within ten Business Days of resignation or removal.

        (d)   The Institutional Trustee shall give notice of each appointment of a successor Relevant Trustee to all Holders. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Institutional Trustee.

        (e)   In the case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (except in the case of the death, incompetence or incapacity of a Delaware Trustee who is a natural person) and each successor Relevant Trustee shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers and duties of the retiring Relevant Trustee with respect to the CVR Certificates and the Litigation Trust; it being understood that nothing herein or in such amendment shall designate such Relevant Trustees as co-Trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Relevant Trustee; but, on request of the Litigation Trust or any successor Relevant Trustee, such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Litigation Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the CVR Certificates and the Litigation Trust.

        (f)    No Relevant Trustee shall be liable for the acts or omissions to act of any successor Relevant Trustee.

        (g)   Any Person into which the Relevant Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Relevant Trustee shall be the successor of the Relevant Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article.

        Section 3.06    Vacancies Among Relevant Trustees; Effect of Vacancies.

        The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Litigation Trust. Whenever a vacancy in the Institutional Trustee or the Delaware Trustee shall occur, until such vacancy is filled by the appointment of a Trustee in accordance with Section 3.05, the Institutional Trustee or the Delaware Trustee (as the case may be) remaining in office shall have all the powers granted to both the Institutional Trustee and the Delaware Trustee (as the case may be) and shall discharge all the duties imposed upon both the Institutional Trustee and the Delaware Trustee (as the case may be) by this Declaration; provided, however, that the Institutional Trustee shall have the powers of the Delaware Trustee and shall discharge the duties imposed upon the Delaware Trustee only if the Institutional Trustee is then able to fulfill the requirements of Section 3807 of the Statutory Trust Act.

        Section 3.07    The Litigation Trustees.

        (a)   There shall be at all times no fewer than two Trustees (the "Litigation Trustees") who shall be natural persons over the age of 21 years and who shall have the powers, duties and responsibilities of the Litigation Trustees hereunder. The initial Litigation Trustees shall be [CVR Rights Agent 1] and [CVR Rights Agent 2].

        Section 3.08    Resignation of a Litigation Trustee.    Any Litigation Trustee may resign as such by executing an instrument in writing and delivering that instrument to the remaining Litigation Trustee or Trustees, if any, and to the Institutional Trustee. In the event of the resignation of a Litigation Trustee, such Litigation Trustee shall promptly: (a) execute and deliver such documents, instruments and other writings as may be reasonably requested by the remaining Litigation Trustees or Litigation Trustee, or if there is no Litigation Trustee, the Institutional Trustee, to effect the termination of such Litigation Trustee's capacity under this Declaration; (b) deliver to the remaining Litigation Trustees or Litigation Trustee all assets, documents, instruments, records and other writings related to the Litigation Trust as may be in the possession of such Trustee; and (c) otherwise assist and cooperate in effecting the assumption of such Litigation Trustee's obligations and functions by his successor Litigation Trustee.

        Section 3.09    Appointment of Successor Litigation Trustees.

        (a)   Upon the death, resignation or incompetency (determined by a court of competent jurisdiction) of a Litigation Trustee, the remaining Litigation Trustee, and no other Person, shall have the power to appoint a successor Litigation Trustee. In the event of the death, resignation or incompetency (as determined by a court of competent jurisdiction) of all of the Litigation Trustees so that there are no remaining Litigation Trustees, two Litigation Trustees shall be appointed by the CVR Rights Agents (as defined in the CVR Agreement), or if there are no CVR Rights Agents under the CVR Agreement, by a majority of the Persons still living who constituted the Board of Directors of the Sponsor upon the Acceptance Date.

        (b)   Any such appointment shall specify the date on which such appointment shall be effective. Every successor Litigation Trustee appointed hereunder shall execute, acknowledge and deliver to the Litigation Trust an instrument accepting such appointment, and thereupon such successor Litigation Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of a Litigation Trustee. No successor Litigation Trustee shall have any duty to investigate the administration of the Litigation Trust for any period prior to the effective date of such successor Litigation Trustee's appointment, and no resigning Litigation Trustee shall be required or permitted, prior to final termination of the Litigation (including any proceedings to collect any recovery due the Litigation Trustees), to file any accounting proceeding.

        (c)   The Holders will have no right to vote to appoint, remove or replace the Litigation Trustees.

        Section 3.10    Meetings of the Trustees.

        (a)   Meetings of the Litigation Trustees may be held from time to time upon the call of any Litigation Trustee. Notice of any in-person meetings of the Litigation Trustees shall be hand delivered or otherwise delivered by the Litigation Trustee that has called such meeting to the other Litigation Trustees in writing (including by facsimile, with a hard copy by overnight mail) not less than five Business Days before such meeting. Notice of any telephonic meetings of such Litigation Trustees shall be hand delivered or otherwise delivered by the Litigation Trustee that has called such meeting to the other Litigation Trustees in writing (including by facsimile, with a hard copy by overnight mail) not less than two Business Days before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Litigation Trustee at a meeting shall constitute a waiver of notice of such meeting except where such Litigation Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Any Litigation Trustee may also waive such notice of in-person or telephonic meetings in writing by hand delivering or otherwise delivering (including by facsimile, with a hard copy by overnight mail) such written waiver to all other Trustees. Unless provided otherwise in this Declaration, any action to be taken by the Litigation Trustees shall be taken with the approval of each Litigation Trustee.

        (b)   The Litigation Trustees may adopt their own rules and procedures but, unless otherwise provided by this Declaration, may act only with the unanimous agreement of the two Litigation Trustees or the agreement of the sole remaining Litigation Trustee prior to the appointment of a successor Litigation Trustee pursuant to Section 3.09. The Litigation Trustees may, in their discretion, delegate to one or more of the Litigation Trustees the authority to act on behalf of the Litigation Trustees as the Litigation Trustees may determine appropriate.

        Section 3.11    Powers and Duties of Sponsor, Litigation Trustees and Institutional Trustee.

        (a)   The Sponsor shall have the power and authority as an agent of the Litigation Trust prior to the Acceptance Date and is hereby authorized and instructed to act on behalf of the Litigation Trust prior to the Acceptance Date with respect to the following matters:

          (i)    the issuance of the CVR Certificates issued with respect to the Acceptance Date;

          (ii)   the execution of the CVR Certificates issued with respect to the Acceptance Date in accordance with this Declaration;

          (iii)  compliance with (or obtaining or qualifying for exceptions from) the Securities Act, the Exchange Act or applicable state securities or blue sky laws;

          (iv)  the execution and filing of the registration statement under the Securities Act to register the CVR Certificates to be issued in connection with the transactions contemplated by the Merger Agreement (including any amendments or supplements thereto) and the preparation and filing of all documents filed therewith;

          (v)   the use of its reasonable best efforts to permit trading of the CVR Certificates pursuant to the NASDAQ National Market System (or if, despite such reasonable best efforts, trading on the NASDAQ National Market System is not possible, on such other NASDAQ market or other market as shall, in the good faith judgment of the Sponsor, provide maximum available liquidity), commencing on the Acceptance Date;

          (vi)  the notification of the Institutional Trustee and the Litigation Trustees in writing when the CVR Certificates are listed on any stock exchange or quoted on any automated quotation system, if prior to the Acceptance Date;

          (vii)   the application for a taxpayer identification number; and

          (viii)   the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

        (b)   The actions taken by the Sponsor on behalf of the Litigation Trust or for its benefit pursuant to Section 3.11(a) and all transactions and agreements entered into in connection therewith shall be the actions of the Litigation Trust and shall be binding upon the Litigation Trust.

        (c)   The members of the Sponsor Group may consult with counsel (which counsel may be counsel to the Litigation Trust or counsel to any member of the Sponsor Group) outside consultants, advisors and other Persons as to matters the members of the Sponsor Group reasonably believe are within such other Person's professional or expert competence, and the advice of such Persons shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith reliance on such advice.

        (d)   in accordance with subparagraphs (i) and (ii) of this Section 3.11(d), the Litigation Trustees shall have the authority to enter into all transactions and agreements determined by the Litigation Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Litigation Trustees under this Declaration and to perform all acts in furtherance thereof (and all such transactions or agreements entered into or acts performed prior to the date hereof are hereby ratified and approved), including, without limitation, the following:

          (i)    The Litigation Trustees shall have the power and authority and are hereby authorized and instructed to act on behalf of the Litigation Trust with respect to the following matters and such other powers and authority:

            (A)  the issuance and determination of the quantity and price of any CVR Certificates issued after the Acceptance Date in accordance with this Declaration;

            (B)  the execution of any CVR Certificates issued after the Acceptance Date in accordance with this Declaration;

            (C)  after the Acceptance Date, the execution and delivery on behalf of the Litigation Trust, subject to Section 2.03(b), of any agreement with the Sponsor, and such other agreements as may, in the opinion of a majority of the Litigation Trustees, be necessary or desirable in connection with the Litigation Trust Purposes, including agreements with the Depositary and the Paying Agent;

            (D)  after the Acceptance Date, subject to Section 3.16 hereof and Section 5.4 of the CVR Agreement, compliance with (or obtaining or qualifying for exceptions from) the Securities Act, the Exchange Act or applicable state securities or blue sky laws or other applicable laws;

            (E)  after the Acceptance Date, subject to Section 3.16 hereof and Section 5.4 of the CVR Agreement, the execution and filing of one or more registration statements and prospectuses (including any amendments or supplements thereto) relating to the CVR Certificates and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

            (F)  after the Acceptance Date, subject to Section 3.16 hereof and Section 5.4 of the CVR Agreement, the continuation of the designation of the CVR Certificates for trading on any national stock exchange or quotation on the NASDAQ Stock Market's National Market System or other automated quotation system until such time as the CVR Certificates are no longer eligible for such designation on any such exchange or quotation system;

            (G)  the carrying out of any of the powers or obligations of the Litigation Trust or of the Litigation Trustees under the CVR Agreement;

            (H)  the Litigation Trustees shall direct the Sponsor to make the payments required pursuant to Section 5.4 of the CVR Agreement;

            (I)   the sending of notices (other than notice of default), and other information regarding the CVR Certificates to the Holders in accordance with this Declaration;

            (J)   the taking of any action to cause the Litigation Trust not to be deemed to be an Investment Company under the Investment Company Act;

            (K)  the bringing, defense, payment, collection, compromise, taking of legal action, or other adjustment of claims or demands which arise out of or in connection with a breach by Parent or the Sponsor of any of its obligations under the CVR Agreement or, subject to the limitations set forth in Section 3.11, of any of its obligations hereunder;

            (L)  the due preparation and filing of all applicable tax returns and tax information reports that are required to be filed with respect to the Litigation Trust;

            (M) the compliance by the Litigation Trust with the indemnification obligations of the Litigation Trust; and

            (N)  the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

          (ii)   The Institutional Trustee shall have the power, duty and authority and is hereby authorized and instructed to act on behalf of the Litigation Trust with respect to the following matters:

            (A)  the authentication of the CVR Certificates in accordance with Section 6.01(b);

            (B)  prior to the receipt of the CVR Payment Amount, the establishment at the direction of the Litigation Trustees of one non-interest bearing demand deposit account or trust account at a commercial bank reasonably acceptable to the Litigation Trustees for the purpose of holding the CVR Payment Amount (the "CVR Payment Amount Account"), and upon receipt of the CVR Payment Amount and at the written direction of the Litigation Trustees, the investment of the CVR Payment Amount, until disbursed pursuant to the terms of this Declaration, in a Permitted Investment which is held until its maturity;

            (C)  the distribution through the Paying Agent of the Payment Amount and other amounts owed to the Holders in respect of the CVR Certificates in accordance with the terms of this Declaration;

            (D)  at the written direction of the Litigation Trustees, the sending of notices of a breach by Parent or the Sponsor of its obligations under the CVR Agreement or a breach by the Sponsor of its obligations under this Declaration or default by the Litigation Trust of its payment obligations pursuant to Article IV hereof;

            (E)  at the written direction of the Litigation Trustees, the execution and delivery of letters or documents to, or instruments with, the Depositary relating to the CVR Certificates;

            (F)  to the extent provided in this Declaration, the winding up of the affairs of and liquidation of the Litigation Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

            (G)  the taking of all actions that may be necessary or appropriate for the preservation and the continuation of the Litigation Trust's valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and, to the extent specifically directed in written notice(s) provided to it by the Litigation Trustees, of each other jurisdiction in which such existence is necessary, to protect the limited liability of the Holders or to enable the Litigation Trust to effect the Litigation Trust Purposes;

            (H)  at the written direction of the Litigation Trustees, the bringing, defense, payment, collection, compromise, arbitration, taking of legal action, or other adjustment of claims or demands which arise out of or in connection with a breach by Parent or the Sponsor of any of its obligations under the CVR Agreement, or, subject to the limitations set forth in Section 10.02, by the Sponsor of any of its obligations hereunder;

            (I)   the taking of all actions and performance of such duties as may be specifically required of the Institutional Trustee pursuant to the terms of the CVR Certificates; and

            (J)   the taking of any action incidental to the foregoing as the Institutional Trustee may from time to time determine to be necessary or advisable to give effect to the terms of this Declaration for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

          (e)   The Trustees are authorized and directed to conduct the affairs of the Litigation Trust and to operate the Litigation Trust so that the Litigation Trust will not fail to be classified as a grantor trust for United States federal income tax purposes (or in any other manner that would result in the Litigation Trust not being subject to tax for United States federal income tax purposes). In this connection, the Trustees are authorized to take any action, not inconsistent with applicable laws, the certificate of trust or this Declaration, as amended from time to time, that the Litigation Trustees determine in their discretion to be necessary or desirable for such purpose, even if such action adversely affects the interests of the Holders. The Trustees may retain counsel and outside advisors that they reasonably believe to be experts with respect to the foregoing tax matters, and the Trustees shall be deemed to have satisfied the provisions of this Section 3.11(d) by employing such expert(s) for such purpose and by following the advice of such experts in connection with the foregoing, and the Trustees shall not be liable for any actions taken or not taken at the direction of such expert(s).

          (f)    The Litigation Trustees may consult with counsel (which counsel may be counsel to the Litigation Trust or counsel to any member of the Gingko Group), outside consultants, advisors and other Persons as to matters the Litigation Trustees reasonably believe are within such other Person's professional or expert competence, and the advice of such Persons shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith reliance on such advise.

          (g)   Any Trustee may also be a Holder or an officer, director, employee or Affiliate of a Holder, and will have all the rights of such a Holder to the same extent as if such Trustee were not a Trustee.

        Section 3.12    Certain Duties and Responsibilities of the Trustees.

        (a)   The Institutional Trustee, before the occurrence of any breach by Parent or the Sponsor of any of its obligations under the CVR Agreement or a breach by the Sponsor after the Acceptance Date of any of its obligations under this Declaration, and after the curing of any such breach by the Sponsor, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Institutional Trustee. In case of a breach by Parent or the Sponsor of any of its obligations under the CVR Agreement or a breach by the Sponsor of its obligations hereunder after the Acceptance Date, the Institutional Trustee shall exercise such of the rights and powers vested in it by this Declaration as set forth in written instructions of the Litigation Trustees (or, if authorized elsewhere in this Agreement, by the required number of Holders of the CVR Certificates).

        (b)   The duties and responsibilities of the Trustees shall be as provided by this Declaration and the Statutory Trust Act. Notwithstanding the foregoing, no provision of this Declaration shall require any Trustee to expend or risk such Trustee's own funds or otherwise incur any financial liability in the performance of any of such Trustee's duties hereunder, or in the exercise of any of such Trustee's rights or powers. Whether or not therein expressly so provided, every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Article.

        (c)   All payments made by the Institutional Trustee or a Paying Agent in respect of the CVR Certificates shall be made only after all fees and expenses of the Delaware Trustee and the Institutional Trustee have been paid and only from (i) payments received by the Litigation Trust from Parent pursuant to the CVR Agreement and (ii) proceeds from the liquidation of other assets of the Litigation Trust upon the winding up of the Litigation Trust. Each Holder, by its acceptance of a CVR Certificate, agrees that it will look solely to the CVR Payment Amounts received by the Trust and that neither any Trustee nor the Sponsor, Parent or Merger Sub shall be personally liable to such Holder for any amount distributable in respect of any CVR Certificate or for any other liability in respect of any CVR Certificate.

          (d)   In performing its duties hereunder:

            (i)    the Institutional Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Institutional Trustee, unless it shall be proved that the Institutional Trustee was grossly negligent in ascertaining the pertinent facts;

            (ii)   the Institutional Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Litigation Trustees or the Holders of not less than a majority of the CVR Certificates then outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any power conferred upon the Institutional Trustee under this Declaration;

            (iii)  the Institutional Trustee's sole duty with respect to the custody, safe-keeping and physical preservation of the Payment Amount shall be to deal with such property in a similar manner as the Institutional Trustee deals with similar property for its own account, subject to the provisions regarding protections and limitations on liability afforded to the Institutional Trustee under this Declaration;

            (iv)  the Institutional Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Litigation Trustees; and money held by the Institutional Trustee need not be segregated from other funds held by it except in relation to the CVR Payment Amount maintained by the Institutional Trustee pursuant to Section 3.11(d)(ii)(B) except to the extent otherwise required by law; provided that the Institutional Trustee may conclusively rely upon the Payment Notice in determining which amounts are to be so segregated and shall fully be protected in so relying, and shall be entitled to assume that any other amounts received are to be deposited to an Expenses Account.

        Section 3.13    Certain Rights of the Institutional Trustee.    Subject to the provisions of Section 3.12:

          (a)   the Institutional Trustee may conclusively rely and shall fully be protected in acting or refraining from acting in good faith upon any resolution, opinion of counsel, certificate, written representation of a Holder, transferee or Litigation Trustee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, CVR Certificate, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

          (b)   if (i) in performing its duties under this Declaration, the Institutional Trustee is required to decide between alternative courses of action, or (ii) in construing any of the provisions of this Declaration, the Institutional Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Institutional Trustee is unsure of the application of any provision of this Declaration, then, except as to any matter as to which the Litigation Trustees or the Holders have directed the Institutional Trustee, the Institutional Trustee shall take such action, or refrain from taking such action, as the Institutional Trustee in its sole discretion shall deem advisable and in the best interests of the Holders, in which event the Institutional Trustee shall have no liability except for its own bad faith, gross negligence or willful misconduct;

          (c)   any direction or act of the Litigation Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

          (d)   the Institutional Trustee may consult with counsel (which counsel may be counsel to the Litigation Trustees or appointed by the Sponsor or Parent (or any successor to such Persons) at the direction of the Litigation Trustees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Institutional Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction

          (e)   the Institutional Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any of the Litigation Trustees or the Holders pursuant to this Declaration, unless the Institutional Trustee has been provided with security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f)    the Institutional Trustee shall not be required to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, CVR Certificate, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by a majority of the Holders of CVR Certificates then outstanding, but the Institutional Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

          (g)   except as otherwise expressly provided in this Declaration, the Institutional Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

          (h)   any action taken by the Institutional Trustee or its agents authorized by this Declaration to be taken by the Institutional Trustee shall bind the Litigation Trust and the Holders, and the signature of the Institutional Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Institutional Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Institutional Trustee's or its agent's taking such action;

          (i)    no provision of this Declaration shall be deemed to impose any duty or obligation on the Institutional Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Institutional Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Institutional Trustee shall be construed to be a duty;

          (j)    whenever in the administration of the provisions of this Declaration the Institutional Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct or bad faith on the part of the Institutional Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Institutional Trustee and such certificate, in the absence of gross negligence or bad faith on the part of the Institutional Trustee, shall be full warrant to the Institutional Trustee for any action taken, suffered or omitted by it under the provisions of this Declaration upon the faith thereof;

          (k)   in no event shall the Institutional Trustee be liable for the selection of investments for funds permitted to be invested hereunder or for investment losses thereon, and the Institutional Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Litigation Trustees to provide timely written investment direction with respect to funds permitted to be invested hereunder;

          (l)    the Institutional Trustee may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for the actions of, or for the supervision of, any agent, attorney, custodian or nominee so appointed; and

          (m)  the Institutional Trustee shall not be deemed to have notice of the occurrence of the events described in Section 3.17 unless a Responsible Officer of the Institutional Trustee shall have received written notice of such event or a Responsible Officer of the Institutional Trustee shall have obtained actual knowledge thereof.

        Section 3.14    Execution of Documents.    The Sponsor and any Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her or its power for the purpose of executing any documents contemplated in Section 3.11.

        Section 3.15    Not Responsible for Recitals or Issuance of CVR Certificates.    The recitals contained in this Declaration and the CVR Certificates shall be taken as the statements of the Litigation Trust, and neither the Trustees nor the Sponsor assume any responsibility for their correctness. The Sponsor and the Trustees make no representations as to the value or condition of the Litigation Trust Property or any part thereof. Except as otherwise specifically provided in Article XIII, the Sponsor and the Trustees make no representations as to the validity or sufficiency of this Declaration or the CVR Certificates.

        Section 3.16    Filings With the Commission.    So long as the Litigation Trust is subject to the reporting obligations of the Exchange Act, the Litigation Trustees shall, on behalf of the Litigation Trust, cause to be prepared, executed and filed with the Commission quarterly reports on Form 10-Q and an annual report on Form 10-K. Unless otherwise required by the Commission, such reports will contain only an overview of the status of the Litigation and disclosure of the amounts that have been expended for the relevant period and any contingent or incurred but unpaid expenses (including compensation deferred by the Litigation Trustees) that the Litigation Trust will be obligated to pay in the future. The Litigation Trustees shall also, on behalf of the Litigation Trust, cause to be prepared, executed and filed with the Commission, reports on Form 8-K upon the occurrence of a material judicial decision in the Litigation or in the event of any agreement to settle the Litigation. It is hereby agreed and understood that such reports on Form 10-Q, 10-K or 8-K will not include financial statements or any valuation of the Litigation except as otherwise required by applicable law or rules of the Commission. Notwithstanding any other provision of this Agreement, Parent shall be entitled, and shall be given a reasonable opportunity, to review and comment on any filing made by the Litigation Trust with the Securities and Exchange Commission, or otherwise made to satisfy Securities Law Requirements, and no such filing shall be made without the prior written consent of Parent (such consent not to be unreasonably withheld); provided that Parent and the Litigation Trustees agree to take such actions as are necessary to permit the Litigation Trust to comply with its obligations under Securities Law Requirements in a timely manner. Parent shall cooperate with the Litigation Trustees to permit the Litigation Trustees to obtain such information as may be necessary to comply with Securities Law Requirements.

        Section 3.17    Default; Notice.    The Institutional Trustee shall, within 90 days after actual notice of the occurrence of (i) a breach by Parent or the Sponsor of any of its payment obligations under the CVR Agreement, (ii) a breach by the Sponsor after the Acceptance Date of its obligations hereunder, or (iii) a default by the Litigation Trust in payment of the Payment Amount to the Holders pursuant to Article IV hereof, transmit by mail, first class postage prepaid, to the Holders, notice of such default actually known to a Responsible Officer of the Institutional Trustee, unless such default has been cured before the giving of such notice; provided, however, the Institutional Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Institutional Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders.

ARTICLE IV.

PAYMENTS TO HOLDERS

        Section 4.01    Payment to Holders.    The Litigation Trust will make payments from time to time to the Holders of the CVR Certificates upon the receipt of the applicable payments of any CVR Payment

Amounts. On each applicable payment date specified by the Litigation Trustees pursuant to Section 4.02, provided that the Institutional Trustee has received notice no later than five (5) Business Days prior to such date of (i) such date and the amount of the CVR Payment Amount from the Litigation Trustees and (ii) the applicable account name, number and other applicable information from the Paying Agent (if the Institutional Trustee is not also the Paying Agent), the Institutional Trustee shall transfer such CVR Payment Amount to such account of the Paying Agent, and the Paying Agent shall promptly make the applicable payments to the Holders. Each CVR Certificate will entitle the Holder thereof to receive a fraction (equal to 1 divided by the total number of CVR Certificates outstanding) of any CVR Payment Amount within 60 days after the Litigation Trust receives such CVR Payment Amount.

        Section 4.02    Timing of Payments.    The Litigation Trust will make payments of amounts as contemplated by Section 4.01 to the Holders as of record dates determined by the Litigation Trustees. Payment will be made on payment dates, which will also be set by the Litigation Trustees. The Litigation Trustees shall promptly notify the Institutional Trustee and the Paying Agent in writing of any such dates.

ARTICLE V.

[RESERVED]

ARTICLE VI.

ISSUANCE AND DISTRIBUTION OF CVR CERTIFICATES

        Section 6.01    General Provisions Regarding CVR Certificates.

          (a)   The Litigation Trust shall be authorized to issue one class of undivided beneficial interests in the assets of the Litigation Trust, which may be issued in an unlimited number and shall be represented by CVR Certificates substantially in the form of Exhibit A.

          (b)   Notwithstanding any other provision of this Declaration, the Litigation Trust shall, and the Litigation Trustees shall use their reasonable best efforts to cause the Litigation Trust to, (i) issue CVR Certificates in accordance with this Article VI at such times and in such amounts as shall be necessary to satisfy the obligations of Merger Sub and Parent pursuant to the Offer and the Merger Agreement and (ii) maintain the effectiveness of such registration statements and prospectuses as are required under the terms of the Merger Agreement. Neither the Litigation Trust, nor any Trustee acting on behalf of the Litigation Trust, shall take any action that would result in a breach of the Merger Agreement or the CVR Agreement by Parent or any Affiliate of Parent.

          (c)   CVR Certificates shall be executed by the Sponsor or by at least one Litigation Trustee after the Acceptance Date. Upon written order of the Litigation Trust signed by one Litigation Trustee, or upon the written order of an Authorized Officer of the Sponsor with respect to CVR Certificates to be issued upon the Acceptance Date, the Institutional Trustee shall authenticate the CVR Certificates for original issue. The Institutional Trustee may appoint an authenticating agent (an "Authenticating Agent") acceptable to the Litigation Trustees or the Sponsor, if such appointment occurs prior to the Acceptance Date, to authenticate the CVR Certificates.

          (d)   Upon issuance of the CVR Certificates as provided in this Declaration, the CVR Certificates so issued shall be deemed to be validly issued, fully paid and non-assessable.

          (e)   Every Person, by virtue of having become a Holder in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

        Section 6.02    Paying Agent, Transfer Agent and Registrar.    The Litigation Trust shall maintain in Charlotte, North Carolina, an office or agency where the CVR Certificates may be presented for payment (the "Paying Agent"), and an office or agency where CVR Certificates may be presented for registration of transfer (the "Transfer Agent"). The Litigation Trust shall keep or cause to be kept at such office or agency a register for the purpose of registering CVR Certificates and transfers and exchanges of CVR Certificates, such register to be held by a registrar (the "Registrar"). The Litigation Trustees may appoint the Paying Agent, the Registrar, and the Transfer Agent and may appoint one or more additional Paying Agents or one or more co-Registrars, or one or more co-Transfer Agents in such other locations as they shall determine. The term "Paying Agent" includes any additional paying agent, the term "Registrar" includes any additional registrar or co-Registrar and the term "Transfer Agent" includes any additional or co-Transfer Agent. The Litigation Trustees may change any Paying Agent without prior notice to any Holder. The Litigation Trustees shall notify the Institutional Trustee of the name and address of any Paying Agent, Transfer Agent and Registrar not a party to this Declaration. The Litigation Trust hereby confirms the appointment of Wachovia Bank, National Association to act as Paying Agent, Transfer Agent and Registrar for the CVR Certificates, pursuant to an agreement, dated as of [    ], between the Litigation Trust and Wachovia Bank, National Association.

        Section 6.03    Form and Dating.

          (a)   The CVR Certificates and the Institutional Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Declaration. CVR Certificates may be typed, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Sponsor prior to the Acceptance Date, and the Litigation Trustees after the Acceptance Date, as conclusively evidenced by such party's execution thereof. The CVR Certificates may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Litigation Trust is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Sponsor upon the Acceptance Date, and the Litigation Trustees after the Acceptance Date). The Litigation Trustees shall furnish any such legend not contained in Exhibit A to the Institutional Trustee in writing. Each CVR Certificate shall be dated the date of its authentication. The form of CVR Certificate set forth in Exhibit A is part of the terms of this Declaration and to the extent applicable, the Institutional Trustee, the Delaware Trustee, the Litigation Trustees and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby. The Litigation Trust, in issuing the CVR Certificates may use "CUSIP" numbers (if then generally in use), and, if so, the Institutional Trustee shall indicate the "CUSIP" numbers of the CVR Certificates in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the CVR Certificates or as contained in any notice of redemption and related materials.

          (b)   CVR Certificates shall be issued in the form of individual certificates in definitive, fully registered form without distribution coupons (each, a "Definitive CVR Certificate"), and/or in the form of one or more permanent global CVR Certificates in definitive, fully registered form without distribution coupons with the appropriate global legends (each, a "Global CVR Certificate"). The number of CVR Certificates represented by the Global CVR Certificate may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. CVR Certificates issued pursuant to Section 6.06 shall be issued in the form specified by the Sponsor in writing and CVR Certificates issued pursuant to Section 2.03(c)(ii) or 2.03(d)(ii) shall be issued in the form determined by the Litigation Trustee. Notwithstanding anything to the contrary, a Global CVR Certificate can only represent a single class of CVR Certificates.

          (c)   This Section 6.03(c) shall apply only to the Global CVR Certificates. If Global CVR Certificates are issued as provided in Section 6.03(b), the Litigation Trust shall execute and the Institutional Trustee shall, in accordance with this Section 6.03, authenticate and deliver initially one or more Global CVR Certificates that (a) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (b) shall be delivered by the Institutional Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Institutional Trustee as custodian for the Depositary. Clearing Agency Participants shall have no rights under this Declaration with respect to any Global CVR Certificates held on their behalf by the Depositary or by the Institutional Trustee as the custodian of the Depositary or under such Global CVR Certificates, and the Depositary may be treated by the Litigation Trust, the Institutional Trustee and any officer, director, employee, or agent of the Litigation Trust or the Institutional Trustee as the absolute owner of such Global CVR Certificates for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Litigation Trust, the Institutional Trustee or any agent of the Litigation Trust or the Institutional Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Clearing Agency Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global CVR Certificates.

          (d)   Any Person with a beneficial interest in a Global CVR Certificate may exchange such interest for Definitive CVR Certificates of the same class represented by the Global CVR Certificate.

        Section 6.04    Mutilated, Destroyed, Lost or Stolen Certificates.    If: (a) any mutilated CVR Certificates should be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any CVR Certificate; and (b) there shall be delivered to the Institutional Trustee, the Registrar and the Litigation Trustees such security or indemnity as may be required by them to keep each of them harmless; then, in the absence of notice that such CVR Certificate shall have been acquired by a protected purchaser, a Litigation Trustee on behalf of the Litigation Trust shall execute and the Institutional Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen CVR Certificate, a new CVR Certificate of like denomination. In connection with the issuance of any new CVR Certificate under this Section 6.04, the Registrar or the Institutional Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate CVR Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant CVR Certificates, as if originally issued, whether or not the lost, stolen or destroyed CVR Certificate shall be found at any time.

        Section 6.05    Temporary CVR Certificates.    Until definitive CVR Certificates are ready for delivery, the Litigation Trustees may prepare and the Institutional Trustee shall authenticate temporary CVR Certificates. Temporary CVR Certificates shall be substantially in the form of definitive CVR Certificates but may have variations that the Litigation Trustees consider appropriate for temporary CVR Certificates. Without unreasonable delay, a Litigation Trustee shall prepare and the Institutional Trustee shall authenticate definitive CVR Certificates in exchange for temporary CVR Certificates, whereafter such temporary CVR Certificates shall be cancelled and be of no further force or effect.

        Section 6.06    Issuance of CVR Certificates.    The Litigation Trust shall issue to such party or parties as Sponsor shall instruct (consistent with the terms of the Merger Agreement) CVR Certificates at such times and in such amounts as are required to permit Parent and Merger Sub to comply with their obligations under the Merger Agreement.

        Section 6.07    Cancellation.    The Sponsor and the Litigation Trustees at any time may deliver CVR Certificates to the Institutional Trustee for cancellation. The Registrar shall forward to the Institutional Trustee any CVR Certificates surrendered to it for registration of transfer. The Institutional Trustee shall promptly cancel all CVR Certificates surrendered for registration of transfer, payment, replacement or cancellation and shall destroy such canceled CVR Certificates in accordance with its customary practices and procedures. The Institutional Trustee may not issue new CVR Certificates that have been delivered to the Institutional Trustee for cancellation.

ARTICLE VII.

DISSOLUTION AND TERMINATION OF LITIGATION TRUST

        Section 7.01    Dissolution and Termination of Litigation Trust.

          (a)   The Litigation Trust shall dissolve at such time as the Litigation Trustees have received written notice from the Rights Agents, in accordance with the terms of the CVR Agreement, that the Last CVR Payment Date (as defined in the CVR Agreement) has occurred and that the CVR Agreement will terminate in accordance with its terms.

          (b)   As soon as is practicable after the occurrence of an event referred to in Section 7.01(a), and after completion of winding up of the Litigation Trust, satisfaction of liabilities of the Litigation Trust in accordance with the Statutory Trust Act by the Litigation Trustees and distribution of all amounts due and owing to the Holders, the Litigation Trustees shall terminate the Litigation Trust by filing a certificate of cancellation executed by the Litigation Trustees and the Institutional Trustee with the Secretary of State of the State of Delaware.

          (c)   The provisions of Sections 3.03(d), 3.13, 10.01, 10.02, 10.04, 10.06, 14.01, 14.02 and 14.09 shall survive the termination of the Litigation Trust.

ARTICLE VIII.

TRANSFER OF INTERESTS

        Section 8.01    General.

          (a)   Where CVR Certificates are presented by or on behalf of a Holder to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal number of CVR Certificates represented by different certificates, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, a Litigation Trustee shall execute and the Institutional Trustee shall authenticate CVR Certificates at the Registrar's request.

          (b)   CVR Certificates may only be transferred by a Holder, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the CVR Certificates. Any transfer or purported transfer of any CVR Certificate not made in accordance with this Declaration shall be null and void and will be deemed to be of no legal effect whatsoever and any such transferee shall be deemed not to be the holder of such CVR Certificates for any purpose, including but not limited to the receipt of the Payment Amount, and such transferee shall be deemed to have no interest whatsoever in such CVR Certificates.

          (c)   The Registrar shall provide for the registration of CVR Certificates and of transfers of CVR Certificates, which will be effected without charge but only upon payment (with such indemnity as the Registrar may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any CVR Certificates, the Registrar shall cause one or more new CVR Certificates to be issued in the name of the designated transferee or transferees. Every CVR Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each CVR Certificate surrendered for registration of transfer shall be canceled by the Institutional Trustee pursuant to Section 6.07. A transferee of a CVR Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a CVR Certificate issued in the name of such transferee and otherwise executed and authenticated as provided herein. By acceptance of a CVR Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

        Section 8.02    Transfer Procedures.

          (a)   Transfer and Exchange of Definitive CVR Certificates. When Definitive CVR Certificates are presented to the Registrar (x) to register the transfer of such Definitive CVR Certificates, or (y) to exchange such Definitive CVR Certificates for an equal number of Definitive CVR Certificates of another number, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive CVR Certificates surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Litigation Trust and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          (b)   Restrictions on Transfer of a Definitive CVR Certificate for a Beneficial Interest in a Global CVR Certificate. A Definitive CVR Certificate may not be exchanged for a beneficial interest in a Global CVR Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Institutional Trustee of a Definitive CVR Certificate, duly endorsed or accompanied by appropriate instruments of transfer, together with written instructions directing the Institutional Trustee to make, or to direct the Depositary to make, an adjustment on its books and records with respect to a Global CVR Certificate to reflect an increase in the number of the CVR Certificates represented by the Global CVR Certificate, then the Institutional Trustee shall cancel such Definitive CVR Certificate and cause, or direct the Depositary to cause, the aggregate number of CVR Certificates represented by the Global CVR Certificate to be increased accordingly. If no Global CVR Certificates are then outstanding, a majority of Litigation Trustees shall execute and the Institutional Trustee or the Authenticating Agent shall authenticate, an appropriate number of Global CVR Certificates.

          (c)   Transfer and Exchange of Global CVR Certificates. The transfer and exchange of Global CVR Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Declaration and the procedures of the Depositary therefore. Notwithstanding any other provisions of this Declaration, a Global CVR Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (d)   Transfer of a Beneficial Interest in a Global CVR Certificate for a Definitive CVR Certificate.

            (i)    Any Person having a beneficial interest in a Global CVR Certificate may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive CVR Certificate, representing the same number of CVR Certificates. Upon receipt by the Institutional Trustee from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global CVR Certificate of written instructions or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in such Global CVR Certificate, then the Institutional Trustee shall cause, in accordance with the standing instructions and procedures of the Depositary, the aggregate liquidation amount of the Global CVR Certificate to be reduced on its books and records and, following such reduction, a Litigation Trustee shall execute and the Institutional Trustee or the Authenticating Agent shall authenticate, an appropriate number of Definitive CVR Certificates.

          (ii)   Definitive CVR Certificates issued in exchange for a beneficial interest in a Global CVR Certificate pursuant to this Section 8.02(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from Clearing Agency Participants or indirect participants or otherwise, shall instruct the Institutional Trustee. The Institutional Trustee shall deliver such CVR Certificates to the Persons in whose names such CVR Certificates are so registered in accordance with the instructions of the Depositary.

        (e)   Definitive CVR Certificates If No Depositary.

        If at any time:

          (i)    the Depositary notifies the Institutional Trustee and the Litigation Trustees that the Depositary is unwilling or unable to continue as Depositary for the Global CVR Certificates and a successor Depositary for the Global CVR Certificates is not appointed by the Litigation Trust at the direction of the Litigation Trustees within 90 days after delivery of such notice; or

          (ii)   the Litigation Trustees notify the Institutional Trustee in writing to issue Definitive CVR Certificates under this Declaration, then a Litigation Trustee shall execute, and the Institutional Trustee or Authenticating Agent, upon receipt of a written order of the Litigation Trust signed by a Litigation Trustee requesting the authentication and delivery of Definitive CVR Certificates to the Persons designated by the Litigation Trustees, shall authenticate and deliver Definitive CVR Certificates, in an aggregate amount equal to the amount of Global CVR Certificates, in exchange for such Global CVR Certificates.

        (f)    Cancellation or Adjustment of a Global CVR Certificate. At such time as all beneficial interests in a Global CVR Certificate have either been exchanged for Definitive CVR Certificates to the extent permitted by this Declaration or redeemed, repurchased or canceled in accordance with the terms of this Declaration, such Global CVR Certificate shall be returned to the Depositary for cancellation or retained and canceled by the Institutional Trustee. At any time prior to such cancellation, if any beneficial interest in a Global CVR Certificate is exchanged for Definitive CVR Certificates, CVR Certificates represented by such Global CVR Certificate shall be reduced and an adjustment shall be made on the books and records of the Institutional Trustee (if it is then the custodian for such Global CVR Certificate) with respect to such Global CVR Certificate, by the Institutional Trustee to reflect such reduction.

        (g)   Obligations with Respect to Transfers and Exchanges of CVR Certificate.

          (i)    To permit registrations of transfers and exchanges, a Litigation Trustee shall execute and the Institutional Trustee or Authenticating Agent shall authenticate Definitive CVR Certificates and Global CVR Certificates at the Registrar's or Depository's request, as applicable.

          (ii)   Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Institutional Trustee or the Registrar may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

          (iii)  All CVR Certificates issued upon any registration of transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the CVR Certificates surrendered upon such registration of transfer or exchange.

        Section 8.03    Deemed CVR Certificate Holders.    The Litigation Trust, the Litigation Trustees, the Trustees, the Paying Agent, the Transfer Agent or the Registrar may treat the Person in whose name any CVR Certificate shall be registered on the books and records of the Litigation Trust as of the applicable record date as the sole holder of such CVR Certificate (and of the undivided beneficial interest in the assets of the Litigation Trust represented by such CVR Certificate) for purposes of receiving payment of the Payment Amount and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such CVR Certificate or in the rights represented by such Certificate on the part of any other Person, whether or not the Litigation Trust, the Litigation Trustees, the Trustees, the Paying Agent, the Transfer Agent or the Registrar shall have actual or other notice thereof.

        With respect to Global CVR Certificates issued by the Litigation Trust (i) the Trustees may deal with the Depositary as the authorized representative of the Holders; (ii) the rights of the holders of beneficial interests in the Litigation Trust shall be exercised only through the Depositary and shall be limited to those established by law and agreement between such holders of beneficial interests and the Depositary and/or direct participants of the Depositary; (iii) the Depositary will make book-entry transfers among the direct participants of the Depositary and will receive and transmit distributions on the CVR Certificates to such direct participants; and (iv) the direct participants of the Depositary shall have no rights under this Declaration under or with respect to any of the CVR Certificates held on their behalf by the Depositary, and the Depositary may be treated by the Trustees and their respective agents, employees, officers and directors as the absolute owner of the CVR Certificates for all purposes whatsoever.

        Section 8.04    Restrictions on Transfer.

        (a)   Except as otherwise expressly provided herein and subject to applicable law, a Holder may, voluntarily or involuntarily, directly or indirectly, sell, transfer, assign, donate, pledge or otherwise encumber or dispose of any interest in all or any portion of CVR Certificates held by such Holder (a "Transfer") without restriction.

        (b)   Notwithstanding any other provision of this Agreement, no member of the Gingko Group shall, individually or taken together with all other members of the Gingko Group, as a result of such Transfer obtain Beneficial Ownership of CVR Certificates equal to or greater than 15% of the CVR Certificates then outstanding.

        (c)   Notwithstanding any other provision of this Agreement, no Transfer of a CVR Certificate may be made to any defendant in the Litigation or to any affiliate, associate or agent of any such defendant (other than Information Resources, Inc. or its affiliates, successors or assigns).

        (d)   The Registrar shall not record on the books and records of the Litigation Trust any transfer of CVR Certificates made in violation of this Section 8.04, and any such transfer shall, to the fullest extent permitted by law, be null and void ab initio.

        Section 8.05    Appointment of Successor Clearing Agency.    If any Clearing Agency elects to discontinue its services as securities depositary with respect to the CVR Certificates, the Litigation Trustees, in their sole discretion, shall appoint a successor Clearing Agency with respect to such CVR Certificates.

ARTICLE IX.
HOLDERS OF CVR CERTIFICATES

        Section 9.01    Limitations on Rights of Holders.    The Holders of the CVR Certificates acknowledge that:

        (a)   the Holders, in their capacities as Holders, are not stockholders of the Sponsor or any successor of the Sponsor, will have no rights to dividends, liquidation preferences or other distributions with respect to the CVR Certificates other than the payments described in Article IV, and will have no voting rights except as expressly described herein. The CVR Agreement is solely a contractual obligation among Parent, Merger Sub, the Sponsor, the Litigation Trust, and the Rights Agents. The Holders have no rights under the CVR Agreement by reason of their ownership of CVR Certificates and the Sponsor has no liability under the CVR Agreement to the Holders;

        (b)   the Holders have no rights with respect to, or interest in, (i) the Litigation, (ii) the Sponsor (or any successor thereto), or (iii) any amount received by Parent or any other member of the Gingko Group with respect to the Litigation, including any judgment or settlement proceeds;

        (c)   nothing in this Declaration shall be construed to create any partnership or joint venture between the Sponsor, any member of the Gingko Group, and the Holders;

        (d)   (i) the Litigation is solely an asset of the Sponsor and its subsidiaries and their successors, and (ii) the Litigation shall be conducted by and on behalf of the Sponsor and its subsidiaries and their successors in accordance with the terms of the CVR Agreement;

        (e)   the liability of the Trustees and members of the Sponsor Group is limited to the extent set forth in this Declaration.

        Section 9.02    Limitations on Suits by Holders.

        (a)   To the fullest extent permitted by law, no Holder of CVR Certificates shall have any right by virtue or by availing itself of any provision of this Declaration to institute any action or proceeding other than a suit by such Holder for nonpayment of amounts due and owing with respect to such Holder's CVR Certificates following a payment of the CVR Payment Amount to the Litigation Trust and payment of the CVR Payment Amount by the Litigation Trust to other Holders, at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Declaration, or for the appointment of a Trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Institutional Trustee written notice of default and of the continuance thereof as herein before provided, and unless also the Holders of not less than 50% of the CVR Certificates outstanding shall have made written request upon the Institutional Trustee to institute such action or proceeding in its own name as Trustee hereunder and shall have offered to the Institutional Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Institutional Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; it being understood and intended, and being expressly covenanted by the Holder of every CVR Certificate with every other Holder of CVR Certificates and the Institutional Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provision of this Declaration to effect, disturb or prejudice the rights of any other such Holder, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Declaration, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Holder and the Institutional Trustee shall be entitled to such relief as can be given either at law or in equity.

        (b)   Any proceeding by Holders shall be instituted only in accordance with the following procedures:

          (i)    The prospective plaintiff(s) shall deliver to the Institutional Trustee (which shall promptly deliver a copy thereof to the Litigation Trustees and the Sponsor) a printed or typewritten statement not more than 10 pages in length containing (i) the name(s) and address(es) of the prospective plaintiff(s), (ii) a statement of the nature and amount of each plaintiff's interest in the CVR Certificates, and (iii) a description of the nature and grounds of the claims to be asserted and the relief or remedy sought.

          (ii)   The Institutional Trustee shall promptly notify the prospective plaintiff(s) of the number of copies needed for distribution to Holders and the postage, printing and administrative costs for preparing and mailing the statement of the prospective plaintiff(s), a response by the Litigation Trustees, as applicable, which shall not exceed 10 pages in length, a consent form described below and a return envelope. Upon receipt of a certified check or wire transfer of immediately available funds for such postage, printing and administrative costs, the Institutional Trustee shall promptly mail these materials to the Holders. Sixty days after mailing, the responses received shall be open to inspection by the prospective plaintiff(s) or any Holder at reasonable times during business hours at the office of the Litigation Trust designated for such purposes.

          (iii)  The mailing to Holders shall include a consent form reading substantially as follows:

        "In response to the Information Resources, Inc. Litigation Contingent Payment Rights Trust mailing dated,

                     I HEREBY CONSENT TO SUCH SUIT.

                     I DO NOT CONSENT TO SUCH SUIT.

        Signature

        Printed or Typed Name of Holder

        Date:

        "If this response is not returned by                        , you will be considered as not consenting to such suit."

ARTICLE X.
LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES,
TRUSTEES OR OTHERS

        Section 10.01    Liability.

        (a)   Except as expressly set forth in this Declaration, the Trustees shall not be:

          (i)    personally liable for the payment of any amounts, including, without limitation, the amounts to be received with respect to their CVR Certificates, which payment shall be made solely from the CVR Payment Amount, if any, and other assets of the Litigation Trust, if any; or

          (ii)   required to pay to the Litigation Trust or to any Holder any deficit upon dissolution of the Litigation Trust or otherwise.

        (b)   Pursuant to Section 3803(a) of the Statutory Trust Act, the Holders of the CVR Certificates shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

        Section 10.02    Exculpation.

        (a)   To the fullest extent permitted by law, no Indemnified Person and no member of the Sponsor Group shall be liable, responsible or accountable in damages or otherwise to the Litigation Trust, the Holders or any Indemnified Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person or member of the Sponsor Group, except that the Sponsor or any Trustee shall be liable for any such loss, damage or claim incurred by reason of such party's gross negligence or willful misconduct with respect to such acts or omissions and, in any event, any liability will be limited to actual, proximate, quantifiable damages; provided, that nothing in this Section 10.02(a) is intended to limit the any Trustees' right to insurance obtained by the Litigation Trust and the proceeds of such insurance. In connection with purchasing insurance policies of the Litigation Trust, the Litigation Trustees or the Sponsor, as applicable, shall use reasonable best efforts to have the insurer expressly waive any right of subrogation on the part of the insurer against the

Trustees. Notwithstanding the preceding, the Litigation Trust, acting through the Litigation Trustees, may enforce, institute or maintain a suit, action or proceeding against Parent or Merger Sub for breach of any of its obligations under the CVR Agreement. Fees and expenses incurred by the Gingko Group in such a suit, action or proceeding described in the preceding sentence shall not be set off against the Litigation Proceeds (in order to calculate the CVR Payment Amounts).

        (b)   An Indemnified Person and any member of the Sponsor Group shall be fully protected in relying in good faith upon the records of the Litigation Trust and upon such information, opinions, reports or statements presented to the Litigation Trust by any Person as to matters the Indemnified Person or member of the Sponsor Group reasonably believes are within such other Person's professional or expert competence, and, if selected by such Indemnified Person or member of the Sponsor Group, has been selected by such Indemnified Person or member of the Sponsor Group with reasonable care by or on behalf of the Litigation Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which payment to Holders might properly be paid.

        Section 10.03    Fiduciary Duty.

        (a)   To the extent that, at law or in equity, an Indemnified Person or member of the Sponsor Group has duties (including fiduciary duties) and liabilities relating thereto to the Litigation Trust, the Holders or to any other Person, an Indemnified Person or member of the Sponsor Group acting under this Declaration shall not be liable to the Litigation Trust, the Holders or to any other Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person or member of the Sponsor Group otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Indemnified Person or member of the Sponsor Group. The Sponsor and the Trustees shall have only those duties set forth in this Declaration and, to the greatest extent permitted by applicable law, the Sponsor and the Trustees shall have no implied duties.

        (b)   Unless otherwise provided herein:

          (i)    Whenever a conflict of interest exists or arises between any Indemnified Person or member of the Sponsor Group, on the one hand, and the Litigation Trust or any Holder or any other Person on the other hand; or

          (ii)   Whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person or member of the Sponsor Group shall act in a manner that is, or provides terms that are, fair and reasonable to the Litigation Trust, any Holder or any other Person, such Indemnified Person or member of the Sponsor Group shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by such Indemnified Person or member of the Sponsor Group, the resolution, action or terms so made, taken or provided by such Indemnified Person or member of the Sponsor Group shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of such Indemnified Person or member of the Sponsor Group at law or in equity or otherwise.

        (c)   Whenever in this Declaration an Indemnified Person or member of the Sponsor Group is permitted or required to make a decision:

          (i)    in its "discretion" or under a grant of similar authority, the Indemnified Person or member of the Sponsor Group shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Litigation Trust, the Holders or any other Person; or

          (ii)   in its "good faith" or under another express standard, the Indemnified Person or member of the Sponsor Group shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

        Section 10.04    Indemnification.

        (a)   The Litigation Trust shall indemnify, to the fullest extent permitted by law, any Indemnified Person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or relating to the Litigation Trust, the CVR Certificates, the distribution of the CVR Certificates, the Litigation or any acts or omissions of the Sponsor or the Trustees in their capacity or purportedly in their capacity as Sponsor or Trustees, as applicable, against any and all losses, liabilities, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties and other costs and expenses, including attorneys' fees and expenses and other fees and expenses associated with the defense of a claim or incurred by such Indemnified Person in obtaining indemnification under this Declaration, whether or not in a formal proceeding (collectively, "Damages").

        (b)   Notwithstanding Section 10.04(a), no indemnification shall apply if plaintiffs establish in a final and nonappealable judicial determination by clear and convincing evidence that such damages arose because such Indemnified Person was grossly negligent or engaged in willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Indemnified Person was grossly negligent or engaged in willful misconduct.

        (c)   To the fullest extent permitted by law, expenses (including attorneys' fees and expenses) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in Sections 10.04(a) shall be paid by the Litigation Trust in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (without bond or security) by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Litigation Trust as authorized in this Section 10.04.

        (d)   All rights to indemnification under this Section 10.04 shall be deemed to be provided by a contract between the Litigation Trust and each Indemnified Person who serves in such capacity at any time while this Section 10.04 is in effect. Any repeal or modification of this Section 11.04 shall not affect any rights or obligations then existing.

        (e)   The Litigation Trust shall purchase and maintain, or shall cause to be purchased and maintained, insurance to cover its indemnification obligations set forth herein. The Litigation Trustees, on behalf of the Litigation Trust, shall provided notice to the other Trustees and the Sponsor, 30 days prior to the expiration or termination of such insurance.

        (f)    For purposes of this Section 10.04, references to "the Litigation Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger involving the Litigation Trust, so that any Person who is or was a director, Trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, Trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.04 with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

        (g)   The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.04 shall continue as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

        Section 10.05    Outside Businesses.    Any Indemnified Person or member of the Sponsor Group may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Litigation Trust, and the Litigation Trust and the Holders shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Litigation Trust, shall not be deemed wrongful or improper. No Indemnified Person or member of the Sponsor Group shall be obligated to present any particular investment or other opportunity to the Litigation Trust even if such opportunity is of a character that, if presented to the Litigation Trust, could be taken by the Litigation Trust, and any Indemnified Person or member of the Sponsor Group shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Indemnified Person or member of the Sponsor Group may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, Trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates; provided that, as set forth in Section 3.04(a), the Institutional Trustee shall not offer or provide credit or credit enhancement to the Litigation Trust.

        Section 10.06    Compensation; Fee.    The Litigation Trust shall:

        (a)   pay to the Institutional Trustee and the Delaware Trustee from time to time, upon the approval of the Litigation Trustees, reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee); and

        (b)   except as otherwise expressly provided herein, reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration (including the compensation and the expenses and disbursements of their respective agents and counsel).

        The provisions of Section 10.04 and this Section 10.06 shall survive the dissolution of the Litigation Trust and the termination of this Declaration and the removal or resignation of any Trustee.

ARTICLE XI.
ACCOUNTING

        Section 11.01    Fiscal Year.    The fiscal year ("Fiscal Year") of the Litigation Trust shall be the calendar year, or such other year as is required by the Code.

        Section 11.02    Certain Accounting Matters.

        (a)   At all times during the existence of the Litigation Trust, the Litigation Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Litigation Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Litigation Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Litigation Trust by a firm of independent certified public accountants selected by the Litigation Trustees.

        (b)   The Litigation Trustees, with the cooperation of the Institutional Trustees, shall cause to be duly prepared and delivered to each of the Holders any annual United States federal income tax information statement required by the Code, containing such information with regard to the CVR

Certificates held by each Holder as is required by the Code and the regulations promulgated thereunder. Notwithstanding any right under the Code to deliver any such statement at a later date, the Litigation Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Litigation Trust.

        (c)   The Litigation Trustees shall cause to be duly prepared and filed an annual United States federal income tax return on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Litigation Trustees on behalf of the Litigation Trust with any state or local taxing authority.

        Section 11.03    Banking.    The Litigation Trust may maintain one or more bank accounts in the name and for the sole benefit of the Litigation Trust; provided, however, that all payments received by the Litigation Trust pursuant to the CVR Agreement shall be maintained separately from other funds.

        Section 11.04    Withholding.    The Litigation Trustees or any Paying Agent shall comply with all withholding requirements under United States federal, state and local law. The Litigation Trustees or any Paying Agent shall request, and the Holders shall provide to the Litigation Trustees or any Paying Agent, as applicable, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Litigation Trustees or any Paying Agent to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Litigation Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Litigation Trustees or any Paying Agent is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual distributions made, the Litigation Trustees or any Paying Agent may reduce subsequent distributions by the amount of such withholding. The Litigation Trustees and any Paying Agent may retain counsel (which may be counsel to the Litigation Trust or counsel to any member of the Gingko Group) and/or outside advisors that it reasonably believes to be experts with respect to tax matters, and the Institutional Trustee and any Paying Agent shall be deemed to have satisfied the requirements of the first sentence by retaining such expert(s) for such purpose and acting in accordance with the instructions of such expert(s), and they shall not be liable for any actions taken or not taken at the direction of such expert(s).

ARTICLE XII.
AMENDMENTS AND MEETINGS

        Section 12.01    Amendments.

        (a)   Except as otherwise provided in this Declaration, this Declaration may only be amended by a written instrument approved and executed by:

          (i)    the Sponsor;

          (ii)   the Institutional Trustee;

          (iii)  the Litigation Trustees in accordance with the last sentence of Section 3.10(a); and

          (iv)  if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee.

        (b)   Notwithstanding any other provision of this Article XII, no amendment shall be made, and any such purported amendment shall be void and ineffective unless the Institutional Trustee shall have first received:

            (A)  an Officers' Certificate from the Litigation Trustees that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the CVR Certificates); and

            (B)  an opinion of counsel (who may be counsel to the Litigation Trust or the Litigation Trustees) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the CVR Certificates).

            (C)  an opinion of a nationally recognized outside counsel to the Litigation Trust experienced in such matters and selected by Litigation Trustees to the effect that such amendment will not cause the Litigation Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

            (D)  Except as provided in this Section 12.01, no amendment shall be made, and any such purported amendment shall be void and ineffective unless the Holders of a majority of the CVR Certificates then outstanding shall have consented to such amendment.

            (E)  In addition to and notwithstanding any other provision in this Declaration, without the consent of each affected Holder, this Declaration may not, except as permitted by this Section 12.01, be amended to (i) discriminate among Holders, (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such occurrence, or (iii) modify the definition of Payment Amount.

            (F)  Section 2.03(a) and this Section 12.01 shall not be amended without the consent of the Holders of 66 2/3 percent of the CVR Certificates then outstanding.

            (G)  No amendment that materially adversely affects the rights, powers, immunities or indemnities of the Delaware Trustee, Institutional Trustee, the Litigation Trustees or the Sponsor under this Declaration may be made without the consent of such affected person.

            (H)  Subject to Section 12.01(b), this Declaration may be amended by the Sponsor, the Institutional Trustee and the Litigation Trustees without the consent of the Holders of the CVR Certificates:

              (i)    to cure any ambiguity;

              (ii)   to correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

              (iii)  to add to the covenants, restrictions or obligations of the Litigation Trustees or to alter the allocation of duties between the Litigation Trustees and the Institutional Trustee;

              (iv)  to modify, eliminate or add to any provision of this Declaration to such extent as may be necessary to ensure that the Litigation Trust (a) will be classified for United States federal income tax purposes at all times as a grantor trust, (b) will not be required to register as an Investment Company under the Investment Company Act (including without limitation to conform to any change in any applicable Rule under the Investment Company Act or written change in interpretation or application thereof by any legislative body, court, government agency or regulatory authority) or (c) is able to issue additional CVR Certificates;

    provided, however, that no such modification, elimination or addition referred to in clauses (i), (ii), (iii) or (iv) shall adversely affect the powers, preferences or special rights of Holders or cause the Litigation Trust to fail to continue to be classified as a grantor trust for purposes of United States federal income taxation.

            (I)   The Sponsor, Institutional Trustee and Delaware Trustee may, but shall have no obligation to, execute any amendment which materially adversely affects its rights, powers, immunities or indemnities.

        (c)   Any amendment permitted under this Section 12.02 shall be presented by a Litigation Trustee to the other Trustees and the Sponsor for approval and execution in accordance with this Section 13.02. Any such amendment shall be delivered to the Institutional Trustee upon its effectiveness and shall be filed by the Litigation Trustees with the Commission if and as appropriate under applicable law in the opinion of the Litigation Trustees.

        Section 12.02    Meetings of Holders of CVR Certificates; Action by Written Consent.

        (a)   Meetings of the Holders may be called at any time by the Litigation Trustees to consider and act on any matter on which Holders are entitled to act under the terms of this Declaration, the terms of the CVR Certificates or the rules of any stock exchange or automated quotation system on which the CVR Certificates are listed or admitted for trading, if any. The Litigation Trustees shall call a meeting of the Holders if directed to do so by the Holders of at least 25% of CVR Certificates. Such direction shall be given by delivering to the Litigation Trustees one or more calls in a writing stating that the signing Holders wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called.

        (b)   Except to the extent otherwise provided in the terms of the CVR Certificates, the following provisions shall apply to meetings of Holders:

          (i)    notice of any such meeting (with a copy to the Institutional Trustee) shall be given by the Litigation Trustees to all the Holders having a right to vote thereat at least 20 days and not more than 60 days before the date of such meeting.

        Whenever a vote, consent or approval of the Holders is permitted or required under this Declaration or the rules of any stock exchange or automated quotation system on which the CVR Certificates are listed or admitted for trading, if any, such vote, consent or approval may be given at a meeting of the Holders. Any action that may be taken at a meeting of the Holders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders owning not less than the minimum amount of CVR Certificates that would be necessary to authorize or take such action at a meeting at which all Holders having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders entitled to vote who have not consented in writing. The Litigation Trustees may specify that any written ballot submitted to the Holders for the purpose of taking any action without a meeting shall be returned to the Litigation Trust within the time specified by the Litigation Trustees;

          (ii)   each Holder may authorize any Person to act for it by proxy on all matters in which a Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the Statutory Trust Act or the Delaware General Corporation Law relating to proxies; each meeting of the Holders shall be conducted by the Litigation Trustees or by such other Person that the Litigation Trustees may designate; and

          (iii)  unless the Statutory Trust Act, this Declaration or the terms of the CVR Certificates or the listing rules of any stock exchange on which the CVR Certificates are then listed for trading, if any, otherwise provide, the Litigation Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

ARTICLE XIII.
REPRESENTATIONS OF INSTITUTIONAL TRUSTEE AND DELAWARE TRUSTEE

        Section 13.01    Representations and Warranties of the Institutional Trustee.    The entity that acts as initial Institutional Trustee represents and warrants to the Litigation Trust and to the Sponsor at the date of this Declaration, and each entity that acts as a Successor Institutional Trustee represents and warrants to the Litigation Trust at the time of such entity's acceptance of its appointment as Successor Institutional Trustee, that:

        (a)   the entity is a corporation or banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States or a State thereof with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

        (b)   the execution, delivery and performance by the entity of this Declaration has been duly authorized by all necessary corporate action on the part of the Institutional Trustee. This Declaration has been duly executed and delivered by the entity, and it constitutes a legal, valid and binding obligation of the entity, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

        (c)   the execution, delivery and performance of this Declaration by the entity does not conflict with or constitute a breach of the charter or by-laws of the entity.

        Section 13.02    Representations and Warranties of the Delaware Trustee.    The Trustee that acts as initial Delaware Trustee represents and warrants to the Litigation Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Litigation Trust at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee, that:

          (a)   the Delaware Trustee, if other than an individual, is duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

          (b)   the Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and this Declaration. This Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

          (c)   the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and, in either case, a Person that satisfies for the Litigation Trust the requirements of Section 3807 of the Statutory Trust Act.

ARTICLE XIV.

MISCELLANEOUS

        Section 14.01    Notices.    All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

          (a)   if given to the Litigation Trust, in care of the Litigation Trustees and the Institutional Trustee at the addresses set forth below (or such other address as the Litigation Trust may give notice of to the Holders of the CVR Certificates):

    [Name of First CVR Rights Agent], Litigation Trustee
    Information Resources, Inc. Litigation Contingent Payment Rights Trust
     [Address]
    Facsimile: [            ]

  with a copy to:

    [Name of Second CVR Rights Agent], Litigation Trustee
    Information Resources, Inc. Litigation Contingent Payment Rights Trust
     [Address]
    Facsimile: [            ]

  and to:

    Wachovia Bank of Delaware, National Association
    One Rodney Square
    Suite 102
    920 King Street
    New Castle County
    Wilmington, DE 19801
    Attention: Corporate Trust Administration
    Facsimile: (302) 888-7544

          (b)   if given to the Sponsor, at the mailing address set forth below (or such other address as the Sponsor may give notice of to the Litigation Trustees):

    Information Resources, Inc.
    150 North Clinton Street
    Chicago, IL 60661
    Attention: General Counsel
    Facsimile: (312) 726-0541

          (c)   if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Holders of the CVR Certificates):

    Wachovia Bank of Delaware, National Association
    One Rodney Square
    Suite 102
    920 King Street
    New Castle County
    Wilmington, DE 19801
    Attention: Corporate Trust Administration
    Facsimile: (302) 888-7544

          (d)   if given to the Institutional Trustee, at the mailing address set forth below (or such other address as the Institutional Trustee may give notice of to the Holders of the CVR Certificates).

    One Rodney Square
    Suite 102
    920 King Street
    New Castle County
    Wilmington, DE 19801
    Attention: Corporate Trust Administration
    Facsimile: (302) 888-7544

          (e)   if given to the Litigation Trustees, at each mailing address set forth below (or such other address as the Litigation Trust may give notice of to the Holders of the CVR Certificates):

    [Name], Litigation Trustee
    Information Resources, Inc.Litigation Contingent Payment Rights Trust
     [Address]
    Facsimile: [    ]

    [Name], Litigation Trustee
    Information Resources, Inc. Litigation Contingent Payment Rights Trust
     [Address]
    Facsimile: [    ]

          (f)    if given to any Holder, at the address set forth on the books and records of the Litigation Trust.

        All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver the same.

        Section 14.02    Governing Law.    This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Delaware; provided, however, that, to the fullest extent permitted by law, there shall not be applicable to the Litigation Trust, the Trustees or this Declaration any provision of the laws (statutory or common) of the State of Delaware pertaining to trusts, other than the Delaware Statutory Trust Act, that relate to or regulate, in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agency of Trustee accounts or schedules of Trustee fees and charges, (b) affirmative requirements to post bonds for Trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets or (g) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the trustees as set forth or referenced in this Declaration. Section 3540 and, to the fullest extent permitted by applicable law, Section 3561, of Title 12 of the Delaware Code shall not apply to the Litigation Trust.

        Section 14.03    Intention of Parties.    It is the intention of the parties hereto that the Litigation Trust be classified for United States federal income tax purposes as a grantor trust that is formed to hold the Commitment and receive payments pursuant to the CVR Agreement for distribution to holders of CVR Certificates, as provided for herein. The provisions of this Declaration shall be interpreted to further this intention of the parties.

        Section 14.04    Headings.    Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

        Section 14.05    Successors and Assigns.    Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

        Section 14.06    Partial Enforceability.    If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

        Section 14.07    Specific Performance.    The Sponsor and the Litigation Trustees hereby agree that the obligations imposed on each such party in this Declaration are special, unique and of an extraordinary character, and that, in the event of breach by such party, damages would not be an adequate remedy and the injured party shall be entitled to specific performance and injunctive and other equitable relief, including declaratory relief, in addition to any other remedy to which it may be entitled, at law or in equity; and each such party hereby further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

        Section 14.08    Counterparts.    This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees and the Sponsor to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

        Section 14.09    Consent to Jurisdiction.    The Trustees, the Sponsor and any Person becoming a Holder hereunder hereby consent to (i) the non-exclusive jurisdiction of the Courts of the State of Delaware and any Federal Court sitting in Wilmington, Delaware, and (ii) service of process by mail at their last known address.

        Section 14.10    Default Rules.    Regardless of whether this Declaration specifically refers to particular Default Rules:

          (a)   if any provision of this Declaration conflicts with a Default Rule, the provision of this Declaration controls and the Default Rule is modified or negated accordingly to the fullest extent permitted under the Statutory Trust Act,

          (b)   if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Declaration, the Default Rule is modified or negated accordingly to the fullest extent permitted under the Statutory Trust Act, and

          (c)   the fact that some Default Rules are referred to herein shall not limit the application of Section 14.10(a) or (b) in those instances where no Default Rule has been referred to herein.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

INFORMATION RESOURCES, INC.
By:	Name: Title:
WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, as Delaware Trustee
By:	Name: Title:
WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, as Institutional Trustee
By:	Name: Title:
By:	as Litigation Trustee
By:	as Litigation Trustee

EXHIBIT A TO DECLARATION OF TRUST
FORM OF CONTINGENT VALUE RIGHTS CERTIFICATE

[FORM OF FACE OF CERTIFICATE]

[The following two paragraphs apply only to Certificates in global form.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE LITIGATION TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [CEDE & CO.], OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DECLARATION REFERRED TO BELOW.]

CERTIFICATE NUMBER	NUMBER OF CONTINGENT VALUE RIGHTS CERTIFICATES
CUSIP NO: [ ]

CERTIFICATE EVIDENCING UNDIVIDED BENEFICIAL INTERESTS
IN THE ASSETS OF
INFORMATION RESOURCES, INC.
LITIGATION CONTINGENT PAYMENT RIGHTS TRUST
CONTINGENT VALUE RIGHTS CERTIFICATES

        INFORMATION RESOURCES, INC. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST, a statutory trust created under the laws of the State of Delaware (the "Litigation Trust"), hereby certifies that (the "Holder") is the registered owner of                         (                        ) certificates of the Litigation Trust representing undivided beneficial interests in the assets of the Litigation Trust, designated the Contingent Value Rights Certificates (the "CVR Certificates"). Subject to the Declaration (as defined below), the CVR Certificates are transferable on the books and records of the Litigation Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The CVR Certificates represented hereby are issued pursuant to the designation, rights, privileges, restrictions, preferences and other terms and provisions of, and shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Litigation Trust, dated as of [                        ], as amended (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Institutional Trustee will provide a copy of the Declaration to the Holder without charge upon written request to the Litigation Trust at its principal place of business.

        Upon receipt of this CVR Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

        This CVR Certificate is governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

        IN WITNESS WHEREOF, the Litigation Trust has duly executed this Contingent Value Rights Certificate.

INFORMATION RESOURCES, INC. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST
By:	INFORMATION RESOURCES, INC., as Sponsor
By:	Name Title:
[OR]
By:	Name Title: Litigation Trustee

CERTIFICATE OF AUTHENTICATION

This is one of the CVR Certificates referred to in the within-mentioned Declaration.

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, as Institutional Trustee
By:	Name: Title:

ANNEX B

         FORM OF
CONTINGENT VALUE RIGHTS AGREEMENT

by and among

INFORMATION RESOURCES, INC.,

GINGKO CORPORATION,

GINGKO ACQUISITION CORP.,

THE RIGHTS AGENTS NAMED HEREIN

AND

INFORMATION RESOURCES, INC.
LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

B-i

FORM OF
CONTINGENT VALUE RIGHTS AGREEMENT

        This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of            , 2003 (this "Agreement"), is entered into by and among Information Resources, Inc. a Delaware corporation (the "Company"), Gingko Corporation, a Delaware corporation, ("Parent") and Gingko Acquisition Corp., a Delaware corporation ("Merger Sub"), and                        ,                         ,                         ,                         (individually, a "Rights Agent" and collectively, the "Rights Agents"), and Information Resources,  Inc. Litigation Contingent Payment Rights Trust, a Delaware statutory trust (the "CVR Trust").

RECITALS:

        WHEREAS, the Company, Parent, and Merger Sub have entered into an Agreement and Plan of Merger dated as of September 7, 2003 (the "Merger Agreement"), pursuant to which at the Effective Time the Company and Merger Sub will be merged with the Company continuing as the Surviving Corporation;

        WHEREAS, upon consummation of the Merger, the Company will become a wholly-owned subsidiary of Parent;

        WHEREAS, the consideration that shall be paid by Parent pursuant to the Merger Agreement includes contingent value rights certificates of the CVR Trust as hereinafter described; and

        WHEREAS, all things necessary have been done to make the contingent value rights certificates of the CVR Trust, when issued pursuant to the Merger Agreement and the CVR Trust Agreement (as defined below), the valid obligations of the CVR Trust and to make this Agreement a valid agreement of Parent and the CVR Trust, in accordance with its terms.

        NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        Section 1.1 Definitions.

          (a)   For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

  (i)
  the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

  (ii)
  all accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the United States at the time of any computation;

  (iii)
  the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

  (iv)
  unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa.

          (b)   Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. The following additional terms shall have the meanings ascribed to them as follows:

        "Affiliate" of a Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

        "After-Tax Litigation Proceeds" with respect to any Litigation Proceeds means (i) the amount of such Litigation Proceeds less (ii) the Assumed Tax Liability with respect to such Litigation Proceeds.

        "Assumed Tax Liability" with respect to any Litigation Proceeds means an amount equal to the product of (i) Assumed Tax Rate times (ii) the amount of such Litigation Proceeds.

        "Assumed Tax Rate" shall mean 34%.

        "Base Amount" means $200,000,000.

        "Base CVR Percentage" means 60%; provided that if the Merger Agreement is terminated after the Acceptance Date but prior to the Effective Time, the Base CVR Percentage shall be 60% times the quotient of (i) the number of shares of Company Common Stock that were accepted for payment pursuant to the Offer divided by (ii) the sum of (A) number of shares of Company Common Stock outstanding immediately prior to commencement of the Offer (including any shares of Restricted Stock) plus (B) the number of shares of Company Common Stock that would be acquired upon exercise of all of the Company Options which would have been paid amounts under Section 2.10 of the Merger Agreement if the Merger had been completed; provided, further that in the event of any exercise of appraisal rights by holders of Company Common Stock with respect to the Merger, the Base CVR Percentage shall be (x) 60% times (y) one minus the quotient of (i) the number of Appraisal Shares divided by (ii) the sum of (A) the number of shares of Company Common Stock outstanding immediately prior to commencement of the Offer (including any shares of Restricted Stock) plus (B) the number of shares of Company Common Stock that would be acquired upon exercise of all of the Company Options which would have been paid amounts under Section 2.10 of the Merger Agreement if the Merger had been completed.

        "Base Preliminary CVR Payment Amount" for any CVR Payment Date equals (before any adjustments required under Section 5.1(f)(ii)) (x) Base CVR Percentage times the lesser of the (i) amount of Gross Litigation Proceeds actually received by the Company and the Company Subsidiaries or their Affiliates through the date of the Litigation Proceeds Certificate applicable to such CVR Payment Date and (ii) the Base Amount, minus(y) the Base CVR Percentage times the Assumed Tax Liability with respect to the lesser of (i) all of the Gross Litigation Proceeds actually received by the Company through the date of the Litigation Proceeds Certificate applicable to such CVR Payment Date and (ii) the Base Amount, minus(z) (1) Base CVR Percentage times (2) one minus the Assumed Tax Rate, times (3) the amount of any fees paid for services provided by outside counsel in connection with prosecuting the Litigation that are contingent on the success of the Litigation and which are calculated on the basis of the portion of the Gross Litigation Proceeds that are less than or equal to the Base Amount; provided, however, the Base Preliminary CVR Payment Amount for the Last CVR Payment Date shall be increased by the amount by which the Claims Expenses are less than $10,000,000.

        "Board of Directors" means the board of directors of Parent.

        "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agents.

        "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Chicago, Illinois are authorized or obligated by law or executive order to remain closed.

        "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized and in existence under the laws of the United States and having capital and surplus in excess of $500 million, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within 180 days after the date of acquisition, (e) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investor Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Services, and (f) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (e) above.

        "Cash Proceeds" means all compensation, damages, penalties, interest and other payments in the form of cash or Cash Equivalents, if any, recovered or received by the Company and the Company Subsidiaries or any of their Affiliates as a result of the Litigation, whether such compensation, damages, penalties, interest or other payments are recovered or received pursuant to court order at trial or upon appeal or pursuant to the terms of any settlement agreement.

        "Claims Expenses" means the sum of all direct expenses paid after the date of the Merger Agreement by Parent, the Company, Company Subsidiaries and their Affiliates to prosecute the litigation (i) including any amounts paid to or on behalf of the Rights Agents pursuant to Section 3.4 of this Agreement but (ii) excluding (A) fees paid in exchange for services provided by outside counsel in connection with prosecuting the Litigation that are contingent on the success of the Litigation; (B) any payment of Firm Expenses; (C) any fees, expenses or costs associated with the CVR Trust; and (D) any fees, expenses or costs associated with registering the CVRs under the Securities Act or any fees or costs associated with complying with the Securities Act, the Exchange Act, and other securities laws.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission of the United States of America.

        "Compliance Commitments" shall mean any Non-Cash Proceeds that provide the Company, the Company Subsidiaries, and their Affiliates with no substantial benefits or protections other than the benefits and protections to which they are entitled under applicable law.

        "Control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, including the power to dispose of or vote such stock, as trustee or executor, by contract or otherwise.

        "CVR Payment Amount" for any CVR Payment Date means the sum of the (i) Base Preliminary CVR Payment Amount for such date plus(ii) the Excess Preliminary CVR Payment Amount for such date; provided, however, the CVR Payment Amount for any date shall be reduced by (A) one minus the Assumed Tax Rate multiplied by(B) the sum of (i) the aggregate amount of expenses as of the CVR Payment Date (and not previously included in the computation of the CVR Payment Amount) that the Company has incurred (whether directly or reimbursed) under Section 5.4 to comply with Securities Law Requirements or in connection with the registration of the CVRs under the Securities Act plus

(ii) the amount of Excess Insurance Expenses incurred (whether directly or reimbursed) as of the CVR Payment Date (and not previously included in the computation of the CVR Payment Amount). To the extent the adjustment amount referred to in the proviso to the prior sentence exceeds the CVR Payment Amount otherwise payable on the CVR Payment Date, the CVR Payment Amount for such CVR Payment Date shall be reduced to zero and the amount of the excess adjustment shall be carried over and reduce (but not below zero) any future CVR Payment Amounts until the aggregate amount of such adjustment amounts has been utilized to reduce CVR Payment Amounts.

        "CVR Payment Date" means any date that any CVR Payment Amount is paid by Parent to the CVR Trust.

        "CVR Rights Agents" means                        and                         and their respective successors pursuant to the applicable provisions of this Agreement.

        "CVR Trust" has the meaning set forth in the Recitals.

        "CVR Trust Agreement" means the Amended and Restated Declaration of Trust of Information Resources, Inc. Litigation Contingent Payment Rights Trust, of even date herewith, as from time to time amended, modified, supplemented or restated.

        "CVRs" means those Contingent Value Rights Certificates issued under the CVR Trust Agreement.

        "Escrow Agreement" means any agreement entered into with an escrow agent pursuant to Section 5.1(e) on terms that are acceptable to a majority of the Rights Agents.

        "Excess CVR Percentage" means 75%; provided that if the Merger Agreement is terminated after the Acceptance Date but prior to the Effective Time, the Excess CVR Percentage shall be 75% times the quotient of (i) the number of shares of Company Common Stock that were accepted for payment pursuant to the Offer divided by (ii) the sum of (A) number of shares of Company Common Stock outstanding immediately prior to commencement of the Offer (including any shares of Restricted Stock) plus (B) the number of shares of Company Common Stock that would be acquired upon exercise of all of the Company Options which would have been paid amounts under Section 2.10 of the Merger Agreement if the Merger had been completed; provided, further that in the event of any exercise of appraisal rights by holders of Company Common Stock with respect to the Merger, the Excess CVR Percentage shall be (x) 75% times (y) one minus the quotient of (i) the number of Appraisal Shares divided by (ii) the sum of (A) the number of shares of Company Common Stock outstanding immediately prior to commencement of the Offer (including any shares of Restricted Stock) plus (B) the number of shares of Company Common Stock that would be acquired upon exercise of all of the Company Options which would have been paid amounts under Section 2.10 of the Merger Agreement if the Merger had been completed.

        "Excess Insurance Expenses" means with respect to any CVR Payment Date, the aggregate amount of expenses as of the CVR Payment Date (and not previously included in the computation of the CVR Payment Amount) incurred either pursuant to Section 5.5(a) (including, for purposes of the Last CVR Payment Date, the amount of premiums paid to acquire liability insurance coverage for six years following the Last CVR Payment Date) or in order to obtain and maintain directors' and officers' insurance for Parent, the Company and their Subsidiaries (including to obtain or maintain such insurance between the Acceptance Date and the Effective Time), but in each case only the aggregate amount in excess of the aggregate amount that would have been paid pursuant to Section 5.5(a), or in respect of such insurance for Parent, the Company and their Subsidiaries, if the CVRs were non-transferable contractual rights rather than publicly traded, registered securities. Such amounts shall be determined in accordance with Section 5.5(b).

        "Excess Preliminary CVR Payment Amount" for any CVR Payment Date equals (x) the Excess CVR Percentage times the amount by which the Gross Litigation Proceeds actually received by the Company and the Company Subsidiaries or their Affiliates through the date of the Litigation Proceeds Certificate applicable to such CVR Payment Date exceeds the Base Amount, minus (y) (1) the Excess CVR Percentage times (2) the Assumed Tax Liability with respect to the Gross Litigation Proceeds in excess of the Base Amount actually received by the Company and the Company Subsidiaries through the date of the Litigation Proceeds Certificate, minus (z) (1) the Excess CVR Percentage times (2) one minus the Assumed Tax Rate times (3) the amount of any fees paid for services provided by outside counsel in connection with prosecuting the Litigation that are contingent on the success of the Litigation and which are calculated on the basis of the Gross Litigation Proceeds that are in excess of the Base Amount.

        "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, or any successor legislation, and any regulations or rules promulgated thereunder.

        "Firm Expenses" has the meaning specified in Section 2.2(e) of this Agreement.

        "Gross Litigation Proceeds" means the sum of (i) any and all Cash Proceeds plus (ii) the fair market value of any and all Non-Cash Proceeds (as determined pursuant to Section 2.2 or 3.1(d), as applicable).

        "Holder" means a Person in whose name a CVR is registered on the register maintained by the Registrar.

        "Independent Rights Agent" means such person who is selected within 15 days following the first issuance of the CVR by a majority of the Rights Agents (other than the Independent Rights Agent). Once selected, the Independent Rights Agent shall be joined to this Agreement pursuant to an agreement reasonably acceptable to the majority of the Rights Agents (other than the Independent Rights Agent), Company, Parent, and the Independent Rights Agent.

        "Last CVR Payment Date" shall mean the date determined by a majority of the Rights Agents as the date on which the last CVR Payment Amount is to made under this Agreement (or the date on which it is determined by a majority of the Rights Agents that no payment of CVR Payment Amount shall be made pursuant to this Agreement).

        "Litigation" means the litigation and claims that the Company and the Company Subsidiaries have filed or asserted as described on Exhibit A to this Agreement and any amendments thereto and any similar future lawsuits, claims or appeals brought by Parent, Company, the Company Subsidiaries or their Affiliates related to such matters or arising out of the conduct involved in such litigation and claims.

        "Litigation Proceeds" means the (A) sum of (i) any and all Cash Proceeds plus (ii) the fair market value of any and all Non-Cash Proceeds (as determined pursuant to Section 2.2 or 3.1(d), as applicable) less (B) any fees paid for services provided by outside counsel in connection with prosecuting the Litigation that are contingent on the success of the Litigation.

        "Litigation Proceeds Certificate" has the meaning specified in Section 2.2(a) of this Agreement.

        "Litigation Trustees" means the Litigation Trustees under the CVR Trust Agreement.

        "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

        "Non-Cash Proceeds" means all compensation, damages, penalties, interest, agreements, commitments, undertakings and other benefits and protections (whether provided by contract, court order or applicable law and including, without limitation, Compliance Commitments (having a fair market value of zero in accordance with Section 2.2(a))) not in the form of cash or Cash Equivalents, if any, recovered or received by the Company or the Company Subsidiaries or any of their Affiliates as a result of the Litigation, whether such compensation, damages, penalties, interest, agreements, commitments, undertakings or other benefits or protections are recovered or received pursuant to court order at trial or upon appeal or pursuant to the terms of any settlement agreement.

        "Officer's Certificate" means a certificate signed by the chairman of the Board of Directors or the president, any vice president, the controller, the treasurer, the secretary or any assistant secretary, in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agents.

        "Opinion of Counsel" means a written opinion of counsel, who shall be selected by a majority of the Rights Agents.

        "Parent" has the meaning set forth in the first paragraph of this Agreement.

        "Parent Rights Agents" means                        and                         and their respective successors pursuant to the applicable provisions of this Agreement.

        "Person" means any individual, corporation, partnership, joint venture, limited liability Parent, business trust, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Registrar" has the respective meaning specified in the CVR Trust Agreement.

        "Resolution" has the meaning specified in Section 2.2(e) of this Agreement.

        "Rights Agent" means one of the Persons named as the "Rights Agents" in the first paragraph of this Agreement or the Independent Rights Agent, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Rights Agent" shall mean such successor Rights Agent.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation, and any regulations or rules promulgated thereunder.

        "Securities Law Requirements" has the meaning set forth in Section 5.4.

        "Settlement Decision" means any decision to grant consent to the settlement of any aspect or portion of the Litigation or otherwise to dismiss with prejudice any claim of the Company or a Company Subsidiary against any party in the Litigation (and any other determination specified in Section 3.1(d) relating to such a decision).

        "Strategic Decision" means, with respect to the Litigation, any decision that involves the appeal of any aspect of the case (whether after a verdict or on a interlocutory basis), the addition of any claim or party, changing legal counsel or the basis for payment of attorney's fees, any admission of liability with respect to any claim against the Company in the Litigation, or any other proposed decision or determination that in the opinion of outside counsel representing the Company and Company Subsidiaries in the Litigation would represent a material change or development in strategy with respect to the Litigation and result in a substantial likelihood that the recovery or receipt by the Company and Company Subsidiaries of any amount of Litigation Proceeds (whether pursuant to a court order at trial or upon appeal or pursuant to the terms of any settlement agreement) will be delayed; provided, however, a Strategic Decision shall not include any action that constitutes (in whole or in part) a Settlement Decision.

        "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Person is a general partner.

        "Surviving Person" has the meaning set forth in Section 7.1(a)(1).

        Section 1.2    Notices.    Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

          (a)   the Parent Rights Agents shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Parent Rights Agents addressed to them at                        , Fax:                           or at any other address previously furnished in writing to the other parties hereto;

          (b)   Parent or Merger Sub shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to Parent or Merger Sub addressed to it in care of Symphony Technology Group, 4015 Miranda Avenue, 2nd Floor, Palo Alto, California 94304, Attention: Managing Partner, Fax:                           or at any other address previously furnished in writing to the other parties hereto;

          (c)   the CVR Trust shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the CVR Trust addressed to it at            , Fax:                           or at any other address previously furnished in writing to the other parties hereto;

          (d)   the CVR Rights Agents shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the CVR Rights Agents addressed to them at                        , Fax:                           or at any other address previously furnished in writing to the other parties hereto;

          (e)   the Independent Rights Agent shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Independent Rights Agent addressed to him or her at                          , Fax:                          or at any other address previously furnished in writing to the other parties hereto; or

          (f)    the Company shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Company addressed to it at 150 North Clinton Street, Chicago, Illinois 60601, Attention: General Counsel, Fax:                           or at any other address previously furnished in writing to the other parties hereto.

        Section 1.3    Effect of Headings.    The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        Section 1.4    Successors and Assigns.    All covenants and agreements in this Agreement by Parent shall bind its successors and assigns, whether so expressed or not.

        Section 1.5    Benefits of Agreement.    Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto.

        Section 1.6    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed wholly within such state without giving effect to the choice of law principles of such state.

        Section 1.7    Legal Holidays.    In the event that a CVR Payment Date shall not be a Business Day, then (notwithstanding any provision of this Agreement to the contrary) any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable CVR Payment Date.

        Section 1.8    Severability Clause.    In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.

        Section 1.9    Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute but one and the same instrument.

        Section 1.10    Effectiveness.    This Agreement shall be effective from and after the first issuance of CVRs in payment for shares of Company Common Stock pursuant to the Offer. This Agreement shall be deemed terminated and of no force or effect, and the parties hereto shall have no liability hereunder, if the Merger Agreement is terminated in accordance therewith prior to the Acceptance Date.

        Section 1.11    Entire Agreement.    This Agreement, the Merger Agreement and the CVR Trust Agreement represent the entire understanding of the parties hereto with reference to the transactions and matters contemplated hereby and thereby and this Agreement, the Merger Agreement and the CVR Trust Agreement supersede any and all prior oral or written agreements regarding the transactions and matters contemplated hereby and thereby. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement or the CVR Trust Agreement, this Agreement shall govern and be controlling.

ARTICLE II

CONTINGENT VALUE RIGHTS

        Section 2.1    [Reserved.]

        Section 2.2    Payment Procedures.

          (a)   As promptly as practicable but in no event later than 30 days after each receipt by the Company or the Company Subsidiaries or any of their Affiliates of any Litigation Proceeds (other than Litigation Proceeds received as a result of a Settlement Decision) or after a determination that no Litigation Proceeds shall be received, Parent shall deliver to the Rights Agents a certificate (the "Litigation Proceeds Certificate") setting forth, in each case, in reasonable detail (i) the amount of any Cash Proceeds received by the Company or the Company Subsidiaries or their Affiliates, if any, (ii) a detailed description of Non-Cash Proceeds received by the Company or the Company Subsidiaries or their Affiliates, if any, (iii) the fair market value of any Non-Cash Proceeds and the methodology used, and calculations made, to determine such fair market value (it being understood that fair market value shall be determined on an arm's-length basis and without regard to any liens or other encumbrances on the Non-Cash Proceeds granted or created by Parent, the Company, the Company Subsidiaries, or their Affiliates and that Compliance Commitments shall have a fair market value of zero), (iv) an itemized list of the Claims Expenses incurred to date and any Claim Expenses reasonably expected to be incurred before the Last CVR

  Payment Date, (v) an itemized list of the expenses as of the CVR Payment Date (and not previously included in the computation of the CVR Payment Amount) that the Company has incurred (whether directly or reimbursed) under Section 5.4 to comply with Securities Law Requirements or in connection with the registration of the CVRs under the Securities Act, (vi) the calculation of the CVR Payment Amount, if any, through the date of the Litigation Proceeds Certificate, (vii) any assumptions underlying the determination of any item used in making the necessary calculations for such calculations, and (viii) any financial or other documentation reasonably necessary to sufficiently support such calculations.

          (b)   Within 30 days of delivery of the Litigation Proceeds Certificate, each CVR Rights Agent shall give written notice to Parent and each of the other Rights Agents specifying whether such CVR Rights Agent agrees or objects (a "Notice of Agreement" and a "Notice of Objection", respectively) to the Litigation Proceeds Certificate and the computation of the CVR Payment Amount.

          (c)   If each CVR Rights Agent delivers a Notice of Agreement and any CVR Payment Amount is payable, Parent shall pay such amounts to the CVR Trust in accordance with Section 2.3(a).

          (d)   If either CVR Rights Agent delivers a Notice of Objection within such 30 day period, Parent shall continue to hold the Cash Proceeds in the bank account established under Section 5.1(d) (as invested as set forth in Section 5.1(d)); provided, however, that if the Cash Proceeds held in such account exceeds the aggregate CVR Payment Amount as set forth in the Objection Certificate (as defined below), the amount of cash held in such bank account may be reduced to the CVR Payment Amount as set forth in the Objection Certificate. Any interest generated by such investments or accretions in value resulting from such investments shall increase the CVR Payment Amount.

          (e)   As promptly as practicable following delivery of such Notice of Objection, the applicable CVR Rights Agent shall deliver to Parent and each other Rights Agent a certificate (an "Objection Certificate") setting forth in reasonable detail each of the objections to the calculations, valuations, methodologies, lists, computations, assumptions and other information, including, without limitation, the fair market value of any Non-Cash Proceeds (collectively, the "Determinations") that the CVR Rights Agent has to the applicable Litigation Proceeds Certificate. If the other CVR Rights Agent does not agree with the Objection Certificate (or any objections within such Objection Certificate), then the CVR Payment Amount shall be as set forth in the Litigation Proceeds Certificate and Parent shall pay such amounts in accordance with Section 2.3(a). If within ten days of the delivery of the Objection Certificate, the other CVR Rights Agent agrees, in whole or in part, with the Objection Certificate, Parent and the Rights Agents shall subject the Determinations set forth in the Litigation Proceeds Certificate that are in dispute to            or any other mutually agreed upon independent public accounting firm of national standing that shall have expertise in the valuation of assets and properties (the "Firm"). The Firm shall be instructed to determine whether the Determinations set forth in the Litigation Proceeds Certificate that are in dispute are correct in all material respects. If the Firm determines that such Determinations are correct, the CVR Payment Amount shall be as set forth in the Litigation Proceeds Certificate, and each CVR Rights Agent shall be deemed to have delivered a Notice of Agreement with respect to such Litigation Proceeds Certificate and Parent shall pay such amounts in accordance with Section 2.3(a). If the Firm determines that any of the Determinations set forth in the Litigation Proceeds Certificate are incorrect in any respect (whether or not material), the Firm's resulting calculation of the CVR Payment Amount shall be binding on all parties hereto (the "Resolution") and Parent, upon notice of such Resolution, shall pay such amounts in accordance with Section 2.3(a). If the Resolution results in the CVR Payment Amount determined by Parent to be less than the CVR Payment Amount determined by the Firm, the

  CVR Payment Amount payable to the CVR Trust shall be increased by the interest on such differential calculated from the date 45 days after delivery of the Litigation Proceeds Certificate at an interest rate equal to the average rate actually earned on Cash Equivalents pursuant to Section 2.2(d). All costs and expenses billed by the Firm in connection with the performance of its duties described herein ("Firm Expenses") shall be paid by Parent; provided, however, that if Parent's determination of the CVR Payment Amount is:

  (i)
  greater than or equal to 95% of the CVR Payment Amount determined by the Firm, then 100% of the Firm Expenses shall be deducted from the CVR Payment Amount;

  (ii)
  greater than or equal to 85% of the CVR Payment Amount determined by the Firm, but less than 95% of the CVR Payment Amount determined by the Firm, then 50% of the Firm Expenses shall be deducted from the CVR Payment Amount; or

  (iii)
  less than 85% of the CVR Payment Amount determined by the Firm, then Parent shall not be reimbursed for any portion of the Firm Expenses.

          (f)    If a CVR Rights Agent does not deliver a Notice of Agreement or a Notice of Objection to a Litigation Proceeds Certificate within the 30-day period described above, the CVR Rights Agent shall be deemed to have delivered a Notice of Agreement with respect to such Litigation Proceeds Certificate.

          (g)   Any Litigation Proceeds received after the Acceptance Date but prior to the Effective Time shall, for all purposes under the Agreement, be deemed to have been received on the Closing Date. If the Merger Agreement is terminated after the Acceptance Date but prior to the Effective Time, any Litigation Proceeds received after the Acceptance Date but prior to such termination shall, for all purposes under the Agreement, be deemed to have been received on the date of such termination.

          (h)   Notwithstanding the foregoing, the provisions of this Section 2.2 (other than Section 2.2(g) and the definition of Litigation Proceeds Certificate) shall not apply to any Litigation Proceeds Certificate received as a result of a Settlement Decision.

        Section 2.3    Payments to CVR Trust.

          (a)   If any CVR Payment Amount is determined to be payable in accordance with Section 2.2 or Section 3.1(e), Parent shall pay such amount to the CVR Trust within two (2) Business Days after such determination is final accompanied by an Officer's Certificate stating that the amount paid is the CVR Payment Amount as determined in accordance with Section 2.2 or Section 3.1(e), as the case may be.

          (b)   In the event that the Company and the Company Subsidiaries or their Affiliates receive payments of Litigation Proceeds on more than one date, then the CVR Payment Amount with respect to any such Litigation Proceeds shall be paid with respect to each such receipt of Litigation Proceeds and the procedures described in Section 2.2 and Section 2.3(a) shall apply to each such receipt of Litigation Proceeds. Subject to the required adjustment for the Last CVR Payment Date as required under the definition of CVR Payment Amount, the calculation of the CVR Payment Amount following the calculation of the initial CVR Payment Amount shall be made on a cumulative basis to reflect the receipt of all Gross Litigation Proceeds, the prior payment of any CVR Payment Amounts, and the calculation of all Assumed Tax Liabilities from the date of this Agreement to the date of determination of each such subsequent CVR Payment Amount, and any payments of fees for services provided by outside counsel in connection with prosecuting the Litigation that are contingent on the success of the Litigation from the date of this Agreement to the date of determination of each subsequent CVR Payment Amount (it being understood, however, that in no event shall the CVR Trust or the Holders be obligated or required to refund to Parent or any of its Affiliates any portion of any CVR Payment Amount previously paid to the CVR Trust).

          (c)   The determination by Parent and the Rights Agents of any CVR Payment Amount pursuant to the procedures set forth in Section 2.2, absent a mathematical error, shall be final and binding on Parent, Parent's Affiliates, the Company, the Company's Subsidiaries, and the CVR Trust.

          (d)   Except in the specific cases specified in this Agreement, no interest shall accrue on any amounts payable to the CVR Trust.

ARTICLE III

THE RIGHTS AGENTS

        Section 3.1    Certain Duties and Responsibilities.

          (a)   The Rights Agents undertake to perform such duties and only such duties as are specifically set forth in this Agreement. The Rights Agents shall exercise such of the rights and powers vested in them by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Rights Agents shall not be liable for any acts or omissions except to the extent that the Rights Agents have engaged in willful misconduct or bad faith.

          (b)   No provision of this Agreement shall be construed to relieve the Rights Agents from liability for their own willful misconduct or bad faith, except that no provision of this Agreement shall require the Rights Agents to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or in the exercise of any of their rights or powers.

          (c)   The Rights Agents shall have the sole power and duty to direct and supervise all matters involving the Litigation (including trial strategy and planning and settlement strategy) on behalf of Parent, the Company, the Company Subsidiaries and their Affiliates; provided that all decisions and determinations with respect to the Litigation (including, without limitation, any Settlement Decision or Strategic Decision) shall be made in accordance with Section 3.1(d) hereof. Either one or both of the CVR Rights Agents (as they may mutually decide in their discretion) shall have primary responsibility for the day-to-day direction and supervision of the Litigation and may, without the approval of any of Parent, the Company, the Company Subsidiaries or any of the other Rights Agents, make decisions and determinations in accordance with Section 3.1(d) hereof with respect to the day-to-day conduct of the Litigation and such decisions shall be deemed to made on behalf of all of the Rights Agents. Notwithstanding the foregoing, (i) the approval of a majority of the Rights Agents (including the Independent Rights Agent) shall be required for any Strategic Decision and (ii) the approval of a majority of the Rights Agents (other than the Independent Rights Agent) shall be required for any Settlement Decision; provided, however, if there is a vacancy with respect to any Rights Agent (other than the Independent Rights Agent), the approval of all Rights Agents (other than the Independent Rights Agent) shall be required for any Settlement Decision.

          (d)   In making any decision or determination with respect to the Litigation (including, without limitation, any Settlement Decision or Strategic Decision) the Rights Agents shall act in good faith with a view to maximizing the present value of the Litigation Proceeds to the Company, the

  Company Subsidiaries and the CVR Trust. Without limiting the generality of the foregoing, in connection with any Settlement Decision, the Rights Agents shall consider:

  (A)
  the aggregate amount of After-Tax Litigation Proceeds to be received in connection with the proposed settlement;

  (B)
  the benefit to the Company and the Company Subsidiaries of any agreements, commitments or undertakings to be made in connection with such settlement that restrict future anti-competitive or allegedly anti-competitive conduct by one or more parties to the Litigation;

  (C)
  if consent to such settlement is withheld, the probability of the Company and the Company Subsidiaries receiving greater After-Tax Litigation Proceeds in connection with a subsequent settlement or other resolution of the Litigation;

  (D)
  the probable timing of such subsequent settlement or other resolution of the Litigation and the probable amount of any additional After-Tax Litigation Proceeds to be received in connection therewith; and

  (E)
  the discounted present value of such prospective additional After-Tax Litigation Proceeds.

        The discount rate applicable to the value of such prospective additional After-Tax Litigation Proceeds shall be determined by the applicable majority of the Rights Agents as determined in accordance with the last sentence of Section 3.1(c) and shall give due regard to the financial and other costs to the Company, the Company Subsidiaries and the CVR Trust of postponing settlement or other resolution of the Litigation.

          (e)   In connection with the approval of any Settlement Decision, the applicable majority of the Rights Agents for Settlement Decisions as determined in accordance with the last sentence of Section 3.1(c) shall determine the amount, or a methodology for determining the amount, of any Litigation Proceeds resulting from the settlement and the fair market value (determined on an arm's-length basis and without regard to any liens or encumbrances granted or created by Parent, the Company, the Company Subsidiaries, or their Affiliates and with Compliance Commitments having a fair market value of zero) of any Non-Cash Proceeds. As promptly as practicable (but in no event later than 30 days after the settlement), the Rights Agents shall deliver to Parent a Litigation Proceeds Certificate setting forth the matters described in Section 2.2(a) and, absent mathematical error, the amounts set forth in such Litigation Proceeds Certificate shall be binding on Parent and the CVR Trust. Upon receipt of any Litigation Proceeds resulting from the settlement, Parent shall compute the CVR Payment Amount in a manner consistent with the Litigation Proceeds Certificate and shall pay the CVR Payment Amount to the CVR Trust in accordance with Section 2.3(a) (accompanied by the Officer Certificate's setting forth the CVR Payment Amount).

          (f)    The Rights Agents shall confer in person or by telephone at least once per month, but in any event as frequently as necessary to keep all Rights Agents and the Independent Rights Agent informed about material developments in the Litigation, on at least three days' prior notice. At least one such conference per month shall include a briefing by the CVR Rights Agents that describes the progress of the Litigation and summarizes any material decisions or determinations that were made without seeking the approval of the Independent Rights Agent or either of Parent Rights Agents.

          (g)                           1 shall preside at all meetings or conferences of Rights Agents, unless he is removed from this capacity by majority vote of the other Rights Agents then in office. In the event he or she is removed or is unwilling or unable to preside at all meetings or conferences, his or her successor shall be elected by majority vote of the Rights Agents then in office.

1
Insert name of a CVR Rights Agent.

          (h)   The Rights Agents shall establish procedures for making decisions in an expedited manner in the case of exigent or emergency circumstances arising in connection with the Litigation.

          (i)    The Rights Agents shall be deemed to be agents of Parent and the Company for all purposes relating to evidentiary privileges, including attorney-client privileges.

          (j)    Any Rights Agent that receives a notice provided pursuant to this Agreement shall provide such notice to all other Rights Agents.

        Section 3.2    Certain Rights of Rights Agents; Actions of the Rights Agents.    The Rights Agents undertake to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agents. In addition:

          (a)   the Rights Agents may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties;

          (b)   whenever the Rights Agents shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agents may, in the absence of bad faith or willful misconduct on their part, rely upon an Officer's Certificate;

          (c)   the Rights Agents may engage and consult with counsel of their selection and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith and in reliance thereon;

          (d)   the Rights Agents may engage and consult with accounting firms, tax experts, valuation firms and other experts and third parties that they, in their sole and absolute discretion, deem appropriate or necessary to enable them to discharge their duties hereunder;

          (e)   the Rights Agents may direct employees of Parent, the Company, and Company Subsidiaries, and their Affiliates to respond to discovery requests, attend and prepare for depositions, prepare for and testify at trial, or take any other action that the Rights Agents believe is necessary or prudent in prosecuting the Litigation. If an employee of Parent, the Company, the Company Subsidiaries, or their Affiliates takes any action in accordance with this Section 3.2(e), Parent shall be entitled to be paid an amount equal to (I) (i) the hours that the employees are required to work in connection with such engagement times (ii) the hourly rate of such employee (determined by dividing (A) the sum (without duplication) of (1) the employee's annual salary payable in cash at the time of the engagement plus (2) the employee's annual bonus for the prior fiscal year plus (3) the employment taxes that the employer is required to pay with respect to such amounts plus (4) the out-of-pocket costs of Parent, the Company, the Company Subsidiaries, or their Affiliates, as the case may be, of all other employee benefits, including employer-paid health care, employer-paid life insurance premiums, and employer contributions to savings and pension plans, in respect of the employee, by (B) the product of (x) 52 weeks less the number of weeks of vacation to which the employee is entitled to during the current calendar year times (y) if such employee is a full-time employee, 40, or if such employee is not a full time employee, the number of hours that such employee is expected to work each week) plus (II) the out-of-pocket expenses incurred by Parent, the Company, the Company Subsidiaries, or their Affiliates, as the case may be, in connection with such engagement. Prior to commencing any engagement, Parent shall provide to the engaging Rights Agents an estimate of the number of hours that Parent expects that its or its Affiliates employees will expend in connection with the engagement, the position of the employees that it expects to work on the engagement, an estimate of the hourly rate of such employees, and an estimate of any material out-of-pocket expenses Parent expects to be incurred in connection with such engagement. During the course of the engagement, Parent shall submit to the engaging Rights Agents an update of the estimate (including a statement of actual hours worked by each employee and the hourly rate of such employee and actual out-of-pocket expenses incurred) not less than monthly (or any shorter period as reasonably requested by the engaging Rights Agents at the time of the engagement) or at anytime that Parent knows that the actual amount of work will materially exceed the initial estimate. Parent shall submit separate bills for each engagement at the end of each fiscal quarter setting forth the name of the employee that worked on the engagement, the hours such employee spent for such fiscal quarter on such engagement (accompanied by appropriate billing sheets prepared by such employee), the hourly rate for such employee (accompanied by any reasonable evidence of such rate that the engaging Rights Agent requests), and the out-of-pocket expenses incurred (accompanied by receipts for any material item). The Rights Agents shall direct that the bill be paid out of the Escrowed Funds. Notwithstanding the foregoing, the Rights Agents shall not be required to pay for (and shall not treat as Claims Expenses any amounts allocable to) the following: (A) the first $100,000 billed and approved by the Rights Agents pursuant to this Section 3.2(e), (B) any employee time spent personally preparing for or testifying at a trial, (C) any employee time spent attending or preparing for his or her depositions; (D) any employee time spent exercising the rights and duties of a Rights Agent; (E) any employee time spent defending a claim against the Company, the Company Subsidiaries, Parent, or its Affiliates in the Litigation; or (F) other than matters specified in Section 3.2(e), any employee time spent or out-of-pocket expenses incurred in the performance of the Company's or Parent's obligations pursuant to this Agreement.

          (f)    the Rights Agents shall not be required to give any note or surety in respect of the execution of the such powers or otherwise in respect of the premises; and

          (g)   the initial Rights Agents may be Holders of CVRs.

Except as otherwise expressly provided in this Agreement, all decisions of the Rights Agents shall be taken by majority vote of the Rights Agents; provided, however, that the right to engage parties (including employees of the Company, the Company Subsidiaries, Parent, or their Affiliates) to perform services (i) with respect to the day-to-day conduct of the Litigation shall be made by the CVR Rights Agents with the primary responsibility for day-to-day conduct as set forth in Section 3.1(c), (ii) with respect to Strategic Decisions shall be made by the applicable majority of Rights Agents required for Strategic Decisions as set forth in Section 3.1(c), and (iii) with respect to Settlement Decisions shall be made by the applicable majority of Rights Agents required for Settlement Decisions as set forth in Section 3.1(c).

        Section 3.3    Not Responsible for Recitals or Issuance of CVRs.    The recitals contained herein shall be taken as the statements of Parent, and the Rights Agents assume no responsibility for their correctness. The Rights Agents make no representations as to the validity or sufficiency of this Agreement, the CVR Trust Agreement, or the CVRs. The Rights Agents shall not be accountable or liable for the use or application by Parent of the Litigation Proceeds or Non-Cash Proceeds.

        Section 3.4    Compensation, Reimbursement and Indemnification of the Rights Agents.  Parent agrees that the following shall be payable as Claims Expenses:

          (a)   to pay to each of the CVR Rights Agents at least $5,000 on the first day of each month following the Acceptance Date until the Last CVR Payment Date and to pay the Independent Rights Agent a fair and reasonable amount of compensation until the Last CVR Payment Date that is agreed to by a majority of the Rights Agents (other than the Independent Rights Agent);

          (b)   except as otherwise expressly provided herein, to pay to or on behalf of the Rights Agents, upon the request of the Rights Agents, all reasonable expenses and disbursements incurred or to be incurred by the Rights Agents in connection with the discharge of their duties under this Agreement (including, without limitation, the reasonable compensation and the expenses and disbursements of their counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2); and

          (c)   to indemnify the Rights Agents and hold them harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever (including, without limitation, the reasonable compensation and the expenses and disbursements of their counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2) that may be imposed on, asserted against or incurred by them under this Agreement, and the Rights Agents shall be so indemnified under this Agreement for their own ordinary or gross negligence, but the Rights Agents do not have the right to be indemnified under this Agreement for their own willful misconduct or bad faith.

        Section 3.5    Resignation and Removal; Appointment of Successor.

          (a)   The Rights Agents may resign at any time by giving written notice thereof to Parent and the CVR Trust and other Rights Agents.

          (b)   Parent may remove a Parent Rights Agent at any time by giving written notice to the CVR Trust and other Rights Agents. All of the Rights Agents (other than the Independent Rights Agent) may remove the Independent Rights Agent at any time by giving written notice thereof to Parent and CVR Trust. A CVR Rights Agent may not be removed by Parent, the Company, the Company Subsidiaries, their Affiliates, any of the other Rights Agents, or the CVR Trust.

          (c)   In the event that any of the Rights Agents resigns, is removed or becomes incapable of acting, then such Rights Agent shall not be entitled to any compensation payable pursuant to Section 3.4 from and after the date of his resignation or removal.

          (d)   If a Parent Rights Agent shall resign, be removed or become incapable of acting, Parent, by a Board Resolution, shall promptly appoint a qualified successor Parent Rights Agent that may be an officer of Parent. If a CVR Rights Agent shall resign or become incapable of acting, the remaining CVR Rights Agent shall promptly appoint a qualified successor CVR Rights Agent who is a Holder of a CVR. If the Independent Rights Agent shall resign, be removed, or become incapable of acting, his or her successor shall be appointed by the unanimous agreement of the remaining Rights Agents. If, within 90 days after a resignation of a CVR Rights Agent or incapability of a CVR Rights Agent, or the occurrence of such vacancy of a CVR Rights Agent, a successor CVR Rights Agent shall not have been appointed, the Litigation Trustees may appoint any Person who is willing to serve as successor CVR Rights Agent. The successor CVR Rights Agent so appointed shall under the provisions of this Section 3.5(d), forthwith upon his acceptance of such appointment in accordance with this Section 3.5(d), become a successor CVR Rights Agent. If no successor CVR Rights Agent shall have been so appointed by the remaining CVR Rights Agent or the Litigation Trustees, any surviving person who is on the board of directors of the Company as of the initial issuance of the CVRs may petition any court of competent jurisdiction for the appointment of a successor CVR Rights Agent.

          (e)   Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent to the other Rights Agents and to the CVR Trust. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.

        Section 3.6    Acceptance of Appointment by Successor.    Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of Parent or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and CVR Trusts of the retiring Rights Agent.

        Section 3.7    Final Resolution.    On the Last CVR Payment Date, this Agreement shall terminate; provided, however, that the provisions of Sections 1.2, 1.6 and 3.4(c) shall survive the termination of the Agreement.

ARTICLE IV

[Reserved.]

ARTICLE V

COVENANTS

        Section 5.1    Prosecution of Litigation by Parent; Settlement; Periodic Reports; Claims Expenses.

          (a)   In each case as directed by the Rights Agents pursuant to Section 3.1(c) hereof, Parent and the Company shall, and shall cause the Company Subsidiaries and Affiliates to, prosecute the Litigation and/or seek a settlement of the Litigation.

          (b)   None of Parent, Company, any Company Subsidiary, or their Affiliates shall make any Settlement Decision without obtaining prior approval from the applicable majority of the Rights Agents as determined in accordance with the last sentence of Section 3.1(c).

          (c)   Until the Litigation has been settled or is final and not subject to further judicial review (by appeal or otherwise), each of Parent, the Company, the Company Subsidiaries, their Affiliates and the Rights Agents shall cooperate in order to ensure that (i) all of the Rights Agents receive, by the last Business Day of each fiscal quarter of Parent, a report describing the status of the Litigation, which report shall describe, in summary fashion, the total Claims Expenses incurred through the date of such report, the status of all pending court proceedings related to the Litigation, whether any new claims or proceedings have been brought by Parent, the Company, the Company Subsidiaries or their Affiliates related to the Litigation, the status of any counterclaims brought by the defendants related to the Litigation, and the status of any settlement negotiations among Parent, the Company, the Company Subsidiaries and their Affiliates and the defendants with respect to the Litigation and (ii) except as otherwise required by applicable law or court order, all of the Rights Agents are granted access to any and all records, documents, personnel and any other sources of information that are in the possession, custody or control of Parent and its Affiliates as the Rights Agents shall determine are reasonably necessary or desirable in order to review Settlement Decisions and Strategic Decisions, if any. Parent, the Company, the Company Subsidiaries, and their Affiliates shall cooperate with the Rights Agents in providing the assistance of any of their officers and employees (subject to the requirements of Section 3.2(e)) and, to the extent that Parent or the Company believes in its reasonable determination that it is required to have its employees expend efforts in prosecuting the Litigation, but does not have sufficient time to obtain prior approval from the applicable Rights Agents for such efforts, Parent and the Company shall be entitled to be reimbursed for any reasonable amount of hours expended in such effort in accordance with the principles of Section 3.2(e).

          (d)   All Cash Proceeds shall be held in a separate bank account invested in Cash Equivalents, free of any liens or encumbrances of any kind, until the CVR Payment Amount has been determined with respect to such Cash Proceeds. Once determined, the CVR Payment Amount shall be paid to the CVR Trust within two (2) Business Days in accordance with Section 2.3(a). To the extent that Parent does not pay the CVR Trust the entire CVR Payment Amount, the CVR Payment Amount shall be increased by the ratable share of the interest earned in such separate bank account from the date it was owed to the CVR Trust until payment is actually made to the CVR Trust. To the extent that a Rights Agent or the CVR Trust incurs any out-of-pocket expenses (including legal expenses) in successfully pursuing payment of amounts due hereunder, Parent shall pay such expenses and such expenses shall not constitute Claims Expenses.

          (e)   Parent agrees to provide funds in the amount of $10,000,000 to support the prosecution of the Litigation and the payment of Claims Expenses. Upon the first issuance of CVRs in payment for shares of Company Common Stock pursuant to the Offer, $10,000,000 (the "Escrowed Funds") shall be placed in an escrow account with a bank organized and in existence under the laws of the United States (which bank shall be reasonably acceptable to a majority of the Rights Agents and have capital and surplus in excess of $500 million (an "Acceptable Bank")), free of any liens or encumbrances of any kind (except for any liens allowed under Section 5.1(h)), and the Escrowed Funds shall be drawn down in accordance with the instructions of the Rights Agents, as provided in the applicable Escrow Agreement; provided, however, that (A) Parent may withhold or permit to be withheld up to $5,000,000 of the Escrowed Funds from the initial escrow deposit, or subsequently withdraw or permit to be withdrawn such funds from the escrow, after giving proper notice to each Rights Agent and the CVR Trust, if such funds are replaced with one or more letters of credit issued by an Acceptable Bank on terms reasonably acceptable to a majority of the Rights Agents for the benefit of the Rights Agents and (B) Parent may, at any time and from time to time, withdraw or permit to be withdrawn Escrowed Funds, after giving proper notice to each Rights Agent, if an equivalent amount is deposited as Escrowed Funds in another escrow account with an Acceptable Bank free of any liens or encumbrances of any kind (except for liens allowed under Section 5.1(h)) pursuant to terms of the applicable Escrow Agreement; provided, further, that at any time the sum of (i) all Escrowed Funds plus (ii) the total face amount of all letters of credit issued for the benefit of the Rights Agents shall be at least equal to (iii) $10,000,000 minus (iv) the cumulative amount of Claims Expenses paid as of the time.    To the extent that letters of credit have replaced Escrowed Funds pursuant to clause (A) of the preceding sentence or another escrow account has been funded pursuant to clause (B) of the preceding sentence, the Rights Agents shall, to the extent they are required to pay certain Claims Expenses, first use Escrowed Funds, to the extent available, not in the additional escrow account and then shall draw on the letters of credit or the additional escrow account (in an amount equal to the amounts not paid plus $250,000), as the case may be, if after first requesting that Parent pay such Claims Expenses directly, such expenses are not paid within five (5) business days of the request. The parties hereto agree that nothing in this Agreement shall obligate Parent or its Affiliates or prevent Parent or its Affiliates from providing in their sole and absolute discretion (upon terms to be agreed at that time), aggregate funds in excess of $10,000,000 to support the prosecution of the Litigation and the Claims Expenses.

          (f)

                 (i) The costs of Parent in connection with the Escrowed Funds as set forth on Exhibit B (the "Credit Support Costs") shall be paid by Parent; provided, however, that until the earlier of (1) the date on which the cumulative Claim Expenses paid equal $5,000,000 and (2) the date on which the principal trial proceeding with respect to the Litigation commences, the Credit Support Costs shall be Claims Expenses and Parent shall be reimbursed for such amounts out of the Escrowed Funds. To the extent that Parent incurs Credit Support Costs that are not Claims Expenses, such amounts shall be referred to as "Parent Credit Support Costs" and to the extent that Parent incurs Credit Support Costs that are Claims Expenses, such amounts shall be referred to as "CVR Credit Support Costs."

                 (ii) If any Parent Credit Support Costs or CVR Credit Support Costs are incurred, the Base Preliminary CVR Payment Amount for the first CVR Payment Date after the incurrence of such costs shall be adjusted as follows: the Base Preliminary CVR Payment Amount otherwise computed in accordance with this Agreement shall be (1) increased by an amount equal to the product of (A) 100% less the Base CVR Percentage times (B) such CVR Credit Support Costs and (2) decreased by an amount equal to the product of (A) the Base CVR Percentage times (B) such Parent Credit Support Costs. To the extent the adjustment required under this Section 5.1(f)(ii) would result in a Base Preliminary CVR Payment Amount that is less than zero, the Base Preliminary CVR Payment Amount shall be reduced to zero and the amount of the excess adjustment shall be carried over and reduce (but not below zero) any future Base Preliminary CVR Payment Amounts until the aggregate amount of such excess adjustment has been utilized to reduce Base Preliminary CVR Payment Amounts.

          (g)   The CVR Rights Agents may cause the CVR Trust to issue additional CVRs in accordance with the CVR Trust Agreement or to incur indebtedness that is debt for United States federal income tax purposes in accordance with the CVR Trust Agreement, to obtain funds to pay any Claims Expenses not funded pursuant to Section 5.1(e).

          (h)

                  (i) Neither Parent, nor the Company, nor Company Subsidiaries shall enter into any agreement that would restrict Parent's right to be able to make the payments to the CVR Trust under this Agreement or restrict the ability or the Company or Company Subsidiaries to distribute funds to Parent to fund such payments. As security for prompt and complete payment and performance when due of all CVR Payment Amounts and all covenants and obligations to be performed by Parent, the Company, and Company Subsidiaries pursuant to this Agreement (the "Obligations"), Parent, the Company and Merger Sub shall hereby as of the first issuance of the CVRs pledge, hypothecate, and assign and grant to the CVR Trust a continuing security interest in any account established pursuant to Section 5.1(e), the Litigation and all Gross Litigation Proceeds (whether such Gross Litigation Proceeds arise before or after the commencement of a case under the United States Bankruptcy Code or any other domestic or foreign bankruptcy law by or against Parent, the Company, or Company Subsidiaries) and Parent, the Company, and Company Subsidiaries shall prepare, execute, and file any and all forms reasonably requested by any Rights Agent to perfect and maintain such security interest.

                  (ii) Parent, the Company, and the Company Subsidiaries shall be entitled to grant a security interest and lien in the Litigation and the Gross Litigation Proceeds to (A) Tennenbaum Capital Partners, LLC (or any affiliate, fund or account managed by Tennenbaum Capital Partners, LLC (together with their successors and assigns, the "TCP Collateral Agent") as collateral security for indebtedness incurred by Parent and its subsidiaries in connection with the contemplated recapitalization of Parent and its subsidiaries following the Merger (including any liens or security interests granted in connection with any refinancing, replacement, restatement, or refunding in whole or in part of such indebtedness); or (B) for the benefit of lenders or lending syndicates that provide senior working capital facilities to Parent or its subsidiaries from time to time ("Working Capital Lenders") as collateral security for the indebtedness incurred by Parent and its subsidiaries under such facilities. No assignments or grants under this Section 5.1(h)(ii) shall relieve Parent, the Company or the Company Subsidiaries of their obligations under this Agreement.

                  (iii) As a condition to granting a lien or security interests under Section 5.1(h)(ii), the Rights Agents, the CVR Trust, Parent, the TCP Collateral Agent, any Working Capital Lenders and the Company shall enter into an intercreditor agreement the principal terms of which will provide (A) the liens upon and security interests in the Litigation and Gross Litigation Proceeds granted to the CVR Trust, the TCP Collateral Agent, and the Working Capital Lenders, respectively, shall be ranked equally and ratably, (B) that if Gross Litigation Proceeds are received, (1) the Cash Proceeds shall be held in a separate bank account as established under Section 5.1(d) and (2) once the CVR Payment Amount is determined with respect to the Gross Litigation Proceeds, the Cash Proceeds in excess of the CVR Payment Amount shall be deposited solely in one or more restricted blocked accounts subject solely to the security interests therein granted to TCP Collateral Agent and any Working Capital Lenders pending distribution in accordance with the agreements between Parent, certain Affiliates of Parent, the Company, the TCP Collateral Agent, and the Working Capital Lenders.

                  (iv) Neither the Company nor Parent shall assign (or allow any Company Subsidiaries to assign) any interest in the Gross Litigation Proceeds, the Litigation, or any account established under Section 5.1(e) to any Person, except (I) to the CVR Trust as provided in Section 5.1(h)(i) or (II) to TCP Collateral Agent or the Working Capital Lenders as provided in Section 5.1(h)(ii); provided, however, at any time after a trial verdict in the Litigation disposing of all material claims, Parent, the Company and the Company Subsidiaries shall be entitled to sell or assign any or all of their interests in the Litigation in excess of the amounts that are committed to be paid to the CVR Trust, to any person (other than another party in the Litigation or such other party's Affiliates, employees or directors) if such assignment would not result in any encumbrances or other liens on the CVRs, the Litigation, or the Litigation Proceeds that would affect the CVR Trust or Holders' rights to be paid amounts under this Agreement or the CVR Trust Agreement.

          (i)    None of Parent, the Company, or the Company Subsidiaries shall initiate settlement negotiations or expand settlement negotiations with respect to any aspect or portion of the Litigation without the prior permission of the applicable majority of Rights Agents for Settlement Decisions as set forth in the last sentence of Section 3.1(c) and Parent and the Company agree that such powers shall vest with the Rights Agents as provided in Section 3.1(c). No Rights Agent shall initiate settlement negotiations without first informing each other Rights Agent of such settlement negotiations and obtaining consent to pursue such negotiations from the applicable majority of Rights Agents as determined in the last sentence of Section 3.1(c) for Settlement Decisions. If one or more Rights Agents are allowed to entertain or initiate settlement negotiations, such Rights Agents shall keep each other Rights Agent reasonably informed regarding the status of such negotiations (including any expansion of such negotiations) and any Rights Agents shall, if such Rights Agents request, be allowed to participate in the settlement negotiations.

          (j)    If Parent, the Company, the Company Subsidiaries, their Affiliates, or any Rights Agent receives any communication from any other party to the Litigation regarding possible settlement negotiations, the party receiving the communication shall be entitled to review such other party's proposals, provided that such receiving party (i) shall inform each of the Rights Agents regarding the fact (and content) of such communication and proposals as promptly as possible (and under no circumstances more than three days) thereafter and (ii) shall not engage in settlement negotiations or expand settlement negotiations without the required permission of the Rights Agents as set forth in Section 5.1(i).

        Section 5.2    Payment of CVR Payment Amount.    Parent shall duly and promptly pay all amounts due to the CVR Trust in accordance with the terms of this Agreement.

        Section 5.3    Federal Income Tax Treatment.    Parent and the Company shall not (and shall cause each of their Affiliates not to) treat any CVR Payment Amount as payments of interest or other ordinary income items (except as required under Code section 483) and neither Parent nor the Company shall (nor shall they allow any of their Affiliates to) take any position inconsistent with such treatment (unless required by a determination that is final after Parent or its Affiliates has defended such matter in good faith).

        Section 5.4    Expenses of the CVR Trust.    Subject to the following sentences of this Section 5.4, Merger Sub the Company agrees to pay all expenses of the CVR Trust; provided that the Company's obligation to pay for such expenses shall be limited to those expenses for which the Company has provided prior written approval (not to be unreasonably withheld), in such form as the Company and the Litigation Trustees shall agree. Notwithstanding the foregoing, the Company agrees to pay all expenses of the CVR Trust that are reasonably necessary to enable the CVR Trust to comply with applicable securities laws or with the rules and regulations of the NASDAQ National Market or such other national securities exchange as may be applicable (collectively, "Securities Law Requirements") and all decisions with respect to the incurrence of such expenses shall be subject to the approval of a majority of the Rights Agents; provided, that if the Rights Agents fail to authorize expenses as are reasonably necessary for the CVR Trust to satisfy its Securities Law Requirements, the Litigation Trustees shall be entitled to incur such expenses and the Company shall pay all such incurred expenses that are reasonably necessary and documented. The Company further agrees to pay all expenses of the CVR Trust incurred with respect to the indemnification obligations of the CVR Trust under Section 10.04 of the CVR Trust Agreement; provided, that the Company's obligations with respect to the purchase and maintenance of liability insurance to cover such indemnification obligations shall be limited to those obligations provided in Section 5.5(a)(ii). The Company shall have no obligation with respect to indebtedness for borrowed money incurred at any time by the CVR Trust. Any expenses of the CVR Trust not imposed on the Company pursuant to this Section 5.4, and all expenses with respect to indebtedness for borrowed money incurred at any time by the CVR Trust, shall be general obligations of the CVR Trust, payable out of the assets of the CVR Trust (including out of amounts paid to the CVR Trust pursuant to this Agreement).

        Section 5.5    Liability Insurance.

          (a)   The Company shall acquire and maintain liability insurance policies (and shall maintain such policies or replacements therefore continuously in effect until the sixth anniversary of the Last CVR Payment Date) affording coverage (i) to the Rights Agents for their actions under this Agreement and (ii) to cover indemnification obligations of the CVR Trust pursuant to Section 10.04 of the CVR Trust Agreement. Such policies shall provide at least the same coverage amounts and shall contain terms and conditions that are no less advantageous to the beneficiaries thereof as provided in policies provided by Parent or its Subsidiaries or any ultimate parent of the foregoing to directors and officers of such parties. The insurance carriers, coverage terms and limits and the annual premiums for such policies shall be reasonably acceptable to a majority of the Rights Agents (or all Rights Agents, if there is a vacancy). The premiums of all such policies shall be paid by the Company.

          (b)   Within 30 days of the end of each year occurring before the Last CVR Payment Date (and on the Last CVR Payment Date), or, if earlier than the end of the first such year, as promptly as practicable but in no event later than 30 days after the first receipt by the Company or its Subsidiaries of Litigation Proceeds or the reaching of a Settlement Decision, a majority of the Rights Agents (or, if there is any vacancy with the Rights Agents, all Rights Agents) shall determine the amount of Excess Insurance Expenses incurred for such prior period. Such determination shall be binding on the Company and the Rights Agents for purposes of the CVR Payment Amount and shall not be subject to adjustment pursuant to Section 2.2.

        Section 5.6    Third Party Beneficiaries.    The Indemnified Persons (as defined in the CVR Trust Agreement) are specifically acknowledged as third party beneficiaries of the obligations of the Company pursuant to Section 5.4 to fund the indemnification obligations of the CVR Trust under Section 10.04 of the CVR Trust Agreement and pursuant to Section 5.5(a)(ii) to acquire and maintain insurance policies with respect to such indemnification obligations. The Delaware Trustees and Institutional Trustees (as such terms are defined in the CVR Trust Agreement) of the CVR Trust are specifically acknowledged as third party beneficiaries of the Company's obligations pursuant to Section 5.4 as such obligations relate to the payment of fees and expenses payable to such parties. Each such party shall have the right to bring actions to enforce the provisions of such sections for which such party has been acknowledged as a third party beneficiary in the event of any default by the Company in the performance of its obligations thereunder.

ARTICLE VI

AMENDMENTS

        Section 6.1    Amendments.

          (a)   This Agreement may not be amended except by an instrument in writing signed by Parent, each of Parent Rights Agents, and each of the CVR Rights Agents. The CVR Rights Agents shall not approve any amendment to this Agreement that would cause the CVR Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

          (b)   Promptly after the execution by Parent and the Rights Agents of any amendment pursuant to the provisions of this Section 6.1, Parent shall mail a notice thereof by first class mail to the CVR Trust setting forth in general terms the substance of such amendment.

        Section 6.2    Execution of Amendments.    In executing any amendment permitted by this Article, the Rights Agents shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agents may, but are not obligated to, enter into any such amendment that affects the Rights Agents' own rights, privileges, covenants or duties under this Agreement or otherwise.

        Section 6.3    Effect of Amendments.    Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Person hereto shall be bound thereby.

ARTICLE VII

CONSOLIDATION, MERGER, SALE OR CONVEYANCE
JOINT AND SEVERAL RESPONSIBILITY

        Section 7.1    Parent and the Company May Consolidate, Etc.

          (a)   Parent and the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

    (1)
    Parent or the Company shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Parent or the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of Parent or the Company substantially as an entirety (the "Surviving Person") shall expressly assume payment of amounts as required under this Agreement and the performance of every duty and covenant of this Agreement on the part of Parent or the Company to be performed or observed;

    (2)
    Parent or the Company has delivered to the Rights Agents an Officer's Certificate, stating that such consolidation, merger, conveyance, transfer or lease complies with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with; and

    (3)
    after giving effect to any such transaction, the Surviving Person shall not be, or be affiliated in any manner with, the parties adverse to the Company in the Litigation.

          (b)   For purposes of this Section 7.1, "convey, transfer or lease its properties and assets substantially as an entirety" shall mean properties and assets contributing in the aggregate at least 80% of Parent's or the Company's total consolidated revenues as reported in Parent's or the Company's last available periodic financial report (quarterly or annual, as the case may be).

        Section 7.2    Successor Substituted.    Upon any consolidation of or merger by Parent or the Company with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 7.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, Parent or Company, as the case may be, under this Agreement with the same effect as if the Surviving Person had been named as Parent or the Company, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement.

        Section 7.3    Joint and Several Responsibility.    Parent, the Company and Merger Sub are jointly and severally responsible for the performance of all actions, and the payment of all sums, required under this Agreement of either such party.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INFORMATION RESOURCES, INC.
By:
Name:
Title:
GINGKO ACQUISITION CORP.
By:
Name:
Title:
GINGKO CORPORATION
By:
Name:
Title:
INFORMATION RESOURCES, INC. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST
By:	Information Resources, Inc., solely in the capacity as sponsor
By:
Name:
Title:
as CVR Rights Agent
as CVR Rights Agent
as Parent Rights Agent
as Parent Rights Agent

EXHIBIT A

         INFORMATION RESOURCES, INC., VS. THE DUN & BRADSTREET
CORPORATION, A.C. NIELSEN CO. AND IMS INTERNATIONAL, INC., NO. 96
CIV. 5716

EXHIBIT B

LIBOR plus 7.5% on the portion of the Escrowed Funds (or the face amount of letter of credits established in lieu of the Escrowed Funds) equal to $5,000,000.

ANNEX C

DIRECTORS AND EXECUTIVE OFFICERS

        1.    Directors and Executive Officers of Gingko Corporation and Gingko Acquisition Corp.    The name, current principal occupation or employment and material occupations, positions, offices or employment for the past five years, of each director and executive officer of Gingko Corporation and Gingko Acquisition Corp. are set forth below. Unless otherwise indicated below, the business address of each director and officer is 4015 Miranda Avenue, 2nd Floor, Palo Alto, CA 94304. Where no date is shown, the individual has occupied the position indicated for the past five years. None of the directors and officers of Gingko Corporation and Gingko Acquisition Corp. listed below has, during the past five years, (i) been convicted in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws. All directors and officers listed below are citizens of the United States.

Name	Age	Current Principal Occupation or Employment and Five-Year Employment History
Bryan Taylor	33	Director of Gingko Corporation and Gingko Acquisition Corp. Managing Director of Symphony Technology Group. Member of The Valent Group, LLC (January 2000-January 2002). Manager of Bain & Company Inc. (August 1992-January 2000).
William Chisholm	34
		Director and Executive Vice President of Gingko Corporation and Gingko Acquisition Corp. Member of Symphony Technology Group. Partner of The Valent Group, LLC (January 2000-January 2002). Manager of Bain & Company Inc. (August 1996-January 2000). Director of FAFCO, Inc (1999-Present).
Steven Chang	30
		Director of Gingko Corporation. Principal of Tennenbaum Capital Partners, LLC. Principal of Barnard & Co., LLC (November 1997-December 2002). Mr. Chang's business address is 11100 Santa Monica Boulevard, Suite 210, Los Angeles, CA 90025.
Howard Levkowitz	36
		Director of Gingko Corporation. Managing Partner and Portfolio Manager of Tennenbaum Capital Partners, LLC. Mr. Levkowitz's business address is 11100 Santa Monica Boulevard, Suite 210, Los Angeles, CA 90025. Director of Party City Corporation (1999-Present).

        2.    Persons Who May Be Designated by Gingko Corporation to Serve as Directors on Information Resources' Board of Directors.    Gingko Corporation may designate any or all of Bryan Taylor, William Chisholm, Steven Chang and Howard Levkowitz to serve on Information Resources' Board after the consummation of the Offer but prior to the Merger. The five-year employment history of each such person is set forth above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Trustees

        Section 3817 of the Delaware Statutory Trust Act and the declaration of trust will provide for indemnification of the trustees of the trust. Section 3817 of the Delaware Statutory Trust Act generally provides that subject to any standards or restrictions set forth in the governing instrument of a statutory trust, a statutory trust shall have the power to indemnify and hold harmless any trustee from and against any and all claims whatsoever. The declaration of trust, which will be entered into before the completion of the tender offer, will provide that the trust will indemnify various entities and individuals, including the institutional trustee, the Delaware trustee and the litigation trustees. The declaration of trust will also provide that the trust will obtain liability insurance to cover its indemnification obligations and other liabilities of the litigation trustees. We have described these provisions of the declaration of trust in Part I of this document under "Description of the Rights Certificates—Indemnification and Related Obligations; Liability."

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Document
3.1	Declaration of Trust of the Registrant*
3.2	Certificate of Trust of the Registrant*
4.1	Form of Amended and Restated Declaration of Trust of the Registrant to be entered into among Information Resources, Inc., as sponsor, and the institutional trustee, Delaware trustee, and litigation trustees to be named therein (included as Annex A to the prospectus contained herein)
10.1	Form of Contingent Value Rights Agreement by and among Information Resources, Inc., Gingko Corporation, Gingko Acquisition Corp., the rights agents to be named therein and the Registrant (attached as Annex B to the prospectus contained herein)
23.1	Consent of Ernst & Young LLP
99.1	Commitment letter dated as of September 7, 2003 among Tennenbaum Capital Partners, LLC, as agent for one or more entities managed by Tennenbaum Capital Partners, LLC, Gingko Corporation and Symphony Technology II-A, L.P. (incorporated by reference to Exhibit (b)(1) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.2	Commitment letter dated as of September 7, 2003 among Symphony Technology II-A, L.P., Gingko Corporation and Information Resources, Inc. (incorporated by reference to Exhibit (b)(2) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.3	Agreement and Plan of Merger dated as of September 7, 2003 by and among Gingko Corporation, Gingko Acquisition Corp. and Information Resources, Inc. (incorporated by reference to Exhibit (d)(1) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.4	Letter of Transmittal (incorporated by reference to Exhibit (a)(1)(B) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)

*
Previously filed.

Item 22. Undertakings

        (a)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of Information Resources, Inc. (the "Company") pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) or 11 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Information Resources, Inc. Litigation Contingent Payment Rights Trust has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 10, 2003.

INFORMATION RESOURCES, INC. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST
By	Information Resources, Inc., as Sponsor
By:	/s/ JOSEPH P. DURRETT Name: Joseph P. Durrett
	Title:	Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Document
3.1	Declaration of Trust of the Registrant*
3.2	Certificate of Trust of the Registrant*
4.1	Form of Amended and Restated Declaration of Trust of the Registrant to be entered into among Information Resources, Inc., as sponsor, and the institutional trustee, Delaware trustee, and litigation trustees to be named therein (included as Annex A to the prospectus contained herein)
10.1	Form of Contingent Value Rights Agreement by and among Information Resources, Inc., Gingko Corporation, Gingko Acquisition Corp., the rights agents to be named therein and the Registrant (included as Annex B to the prospectus contained herein)
23.1	Consent of Ernst & Young LLP
99.1	Commitment letter dated as of September 7, 2003 among Tennenbaum Capital Partners, LLC, as agent for one or more entities managed by Tennenbaum Capital Partners, LLC, Gingko Corporation and Symphony Technology II-A, L.P. (incorporated by reference to Exhibit (b)(1) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.2	Commitment letter dated as of September 7, 2003 among Symphony Technology II-A, L.P., Gingko Corporation and Information Resources, Inc. (incorporated by reference to Exhibit (b)(2) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.3	Agreement and Plan of Merger dated as of September 7, 2003 by and among Gingko Corporation, Gingko Acquisition Corp. and Information Resources, Inc. (incorporated by reference to Exhibit (d)(1) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.4	Letter of Transmittal (incorporated by reference to Exhibit (a)(1)(B) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)

*
Previously filed.

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EXPLANATORY NOTE
REFERENCES TO ADDITIONAL INFORMATION

SUMMARY
RISK FACTORS
THE TRUST
THE ANTITRUST LITIGATION
THE CONTINGENT VALUE RIGHTS AGREEMENT
DESCRIPTION OF THE RIGHTS CERTIFICATES
THE OFFER
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
INTERESTS OF CERTAIN PERSONS IN THE TENDER OFFER AND THE MERGER
WHERE YOU CAN FIND ADDITIONAL INFORMATION
VALIDITY OF THE RIGHTS CERTIFICATES
EXPERTS
FORM OF AMENDED AND RESTATED DECLARATION OF TRUST OF INFORMATION RESOURCES, INC. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

AMENDED AND RESTATED DECLARATION OF TRUST
ARTICLE I. INTERPRETATION AND DEFINITIONS
ARTICLE II. ORGANIZATION
ARTICLE III. TRUSTEES
ARTICLE IV. PAYMENTS TO HOLDERS
ARTICLE V. [RESERVED]
ARTICLE VI. ISSUANCE AND DISTRIBUTION OF CVR CERTIFICATES
ARTICLE VII. DISSOLUTION AND TERMINATION OF LITIGATION TRUST
ARTICLE VIII. TRANSFER OF INTERESTS
ARTICLE IX. HOLDERS OF CVR CERTIFICATES
ARTICLE X. LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS
ARTICLE XI. ACCOUNTING
ARTICLE XII. AMENDMENTS AND MEETINGS
ARTICLE XIII. REPRESENTATIONS OF INSTITUTIONAL TRUSTEE AND DELAWARE TRUSTEE
ARTICLE XIV. MISCELLANEOUS
EXHIBIT A TO DECLARATION OF TRUST FORM OF CONTINGENT VALUE RIGHTS CERTIFICATE
[FORM OF FACE OF CERTIFICATE]
CERTIFICATE EVIDENCING UNDIVIDED BENEFICIAL INTERESTS IN THE ASSETS OF INFORMATION RESOURCES, INC. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST CONTINGENT VALUE RIGHTS CERTIFICATES
CERTIFICATE OF AUTHENTICATION

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE II CONTINGENT VALUE RIGHTS
ARTICLE III THE RIGHTS AGENTS
ARTICLE IV
ARTICLE V COVENANTS
ARTICLE VI AMENDMENTS
ARTICLE VII CONSOLIDATION, MERGER, SALE OR CONVEYANCE JOINT AND SEVERAL RESPONSIBILITY
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX